Exhibit 10.1

SUBSCRIPTION AGREEMENT

LeddarTech Inc.
4535 Wilfrid-Hamel Blvd #240
Québec, Québec G1P 2J74

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is being entered into as of June 12, 2023 by and among LeddarTech Inc., a corporation organized under the Act (as defined below) (the “Company”), and each undersigned investor, and any other investor signing a joinder agreement substantially in the form attached hereto as Schedule N (each such joinder agreement, a “Joinder Agreement”), severally and not jointly (each such investor, an “Investor” and collectively, the “Investors”).

A.	WHEREAS it is currently contemplated that, following the execution and delivery of this Subscription Agreement by the Company, a business combination agreement (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), will be entered into by and among the Company, LeddarTech Holdings Inc. (“Newco”) and Prospector Capital Corp., a Cayman Islands exempted company to be continued under the Act (the “SPAC”), pursuant to which, among other things, under a plan of arrangement, (i) Newco will amalgamate with the SPAC (such amalgamated entity, “Amalco”), (ii) Amalco will acquire all of the issued and outstanding equity of the Company in exchange for equity of Amalco (including options, warrants or other securities that have the right to acquire or convert into equity securities of the Company), and (iii) the Company will become a wholly-owned subsidiary of Amalco and be amalgamated with Amalco (such amalgamated entity, the “Combined Company”), subject to the plan of arrangement and other terms and conditions set forth in the Transaction Agreement (collectively, the “Transaction”).

B.	WHEREAS, in connection with the Transaction, each of the Investors wishes to commit to an investment in the Company in the aggregate principal amount set forth opposite its respective name on the applicable signature page of this Subscription Agreement or a Joinder Agreement, subject to the terms and conditions set forth in this Subscription Agreement.

C.	WHEREAS, upon payment of the amount, if any, set forth opposite its respective name on the signature page of this Subscription Agreement or any Joinder Agreement under the heading “Tranche A Amount” (the “Tranche A Amount”), which is contingent upon, inter alia, the execution of the Transaction Agreement, each Investor shall receive: (A) a secured convertible note, substantially in the form attached hereto as Schedule A, in a principal amount equal to such Investor’s Tranche A Amount and convertible into Note Shares (as defined herein) (a “Tranche A Note” and, collectively with all the Tranche A Notes issued to the other Investors, the “Tranche A Notes”), and (B) a warrant certificate, substantially in the form attached hereto as Schedule B, entitling such Investor to purchase that number of Class D-1 Preferred Shares in the capital of the Company set forth opposite its respective name on the applicable signature page hereto or to any Joinder Agreement under the heading “Class D-1 Preferred Share Warrants” at an exercise price of $0.01 per share at any time prior to the date that is 14 calendar days after the applicable Tranche A Closing (as defined herein), representing 2.75 Class D-1 Preferred Shares for each $100.00 of Tranche A Amount paid by such Investor under this Subscription Agreement (a “Warrant” and, collectively with all the Warrants issued to the other Investors, the “Warrants”).

D.	WHEREAS, upon payment of the principal amount, if any, set forth opposite its respective name on the signature page hereto under the heading “Tranche B Amount” (the “Tranche B Amount”), which is contingent upon, inter alia, the closing of the Transaction, each Investor shall receive a secured convertible note, substantially in the form attached hereto as Schedule C, in a principal amount equal to such Investor’s Tranche B Amount and convertible into Common Shares at an initial conversion price of $10.00 per share (a “Tranche B Note” and, collectively with all the Tranche B Notes issued to the other Investors, the “Tranche B Notes”).

E.	WHEREAS, the aggregate of the Tranche A Amount and Tranche B Amount of each Investor represents the entire investment amount of such Investor under this Subscription Agreement.

F.	WHEREAS, within thirty (30) days of the initial Tranche A Closing, the Company may offer and sell additional Tranche A Notes, Tranche B Notes and Warrants to current shareholders of the Company up to their respective pro rata entitlement on substantially the same terms set forth herein pursuant to a Joinder Agreement.

G.	WHEREAS, in connection with the Transaction, the Company may also enter into Joinder Agreements or separate subscription agreements, which shall make reference to this Subscription Agreement, with certain other investors (the “Additional Investors” and, collectively with the Investors, the “Note Investors”) (the “Other Subscription Agreements”), pursuant to which such Additional Investors will purchase, contingent upon, inter alia, the closing of the Transaction, additional secured convertible notes substantially in the form attached hereto as Schedule A and/or Schedule C (each, an “Additional Note”, and, collectively, the “Additional Notes”).

H.	WHEREAS, the Tranche A Notes, the Tranche B Notes and the Additional Notes shall rank (i) senior in preference and priority to all other debt securities of the Company, other than the Desjardins Loan (as defined herein), (ii) equally to one another, without preference or priority of any kind, and (iii) junior in preference and priority to the Desjardins Loan.

I.	WHEREAS, the Company’s obligations under each Tranche A Note, each Tranche B Note and each Additional Note shall be secured by: (a) a hypothec and a security interest on all of the Company’s movable (personal) property, present and future, corporeal (tangible) and incorporeal (intangible), of whatever nature and wherever situated, pursuant to a deed of hypothec attached as Schedule D.1 between the Company and the Hypothecary Representative, acting as hypothecary representative for the benefit of the Note Investors, which has been registered at the RPMRR under registration number 23-0683388-0001 (the “Company Deed of Hypothec”), (b) a hypothec and a security interest on all of Newco’s movable (personal) property, present and future, corporeal (tangible) and incorporeal (intangible), of whatever nature and wherever situated, pursuant to a deed of hypothec attached as Schedule D.2 between Newco and the Hypothecary Representative, acting as hypothecary representative for the benefit of the Note Investors, which has been registered at the RPMRR under registration number 23-0683385-0001 (the “Newco Deed of Hypothec”), (c) an Israeli floating charge over all of the present and future assets of Vayavision, pursuant to a pledge agreement substantially in the form attached as Schedule E to be entered into on or about the date hereof between the Company and the Hypothecary Representative, acting as nominee and agent for the benefit of the Note Investors (the “Israeli Floating Charge Pledge”), (d) an Israeli share pledge agreement over the equity interests held by the Company in Vayavision in the form attached as Schedule F to be entered into on or about the date hereof between the Company and the Hypothecary Representative, acting as nominee and agent for the benefit of the Note Investors (the “Israeli Share Pledge”), (e) a guarantee from each of the Guarantors guaranteeing the performance of all of the obligations of the Company under the Tranche A Notes, Tranche B Notes and the Additional Notes, pursuant to a guarantee substantially in the form attached as Schedule G to be entered into on or about the date hereof between the Company and the Hypothecary Representative, acting as agent for the benefit of the Note Investors (the “Guarantee”), (f) a software escrow agreement with respect to source codes of the Company among the Company, Desjardins, the Hypothecary Representative and a third party (the “Canadian Escrow Agreement”), and (g) a software escrow agreement with respect to source codes of Vayavision entered into among Vayavision and ESOP Management Trust Services Ltd. and in respect of which each of Desjardins and the Hypothecary Representative will enroll as beneficiaries thereunder (the “Israeli Escrow Agreement” and, collectively with the Company Deed of Hypothec, the Newco Deed of Hypothec, the Israeli Floating Charge Pledge, the Israeli Share Pledge, the Guarantee and any other security documents to be entered into by the Company in favour of the Hypothecary Representative for the benefit of the Note Investors, the “Note Security”).

J.	WHEREAS, the Note Security will rank (a) junior to the Desjardins Security (as defined herein), and (b) senior to any other debt security other than the Desjardins Security.

K.	WHEREAS, the Hypothecary Representative will, acting as hypothecary representative and as agent for the benefit of the Note Investors, concurrently with the entering into of this Subscription Agreement, enter into an intercreditor agreement substantially in the form attached as Schedule H.1, which intercreditor agreement will provide for, inter alia, ranking and seniority of Tranche A Notes, Tranche B Notes, the Additional Notes, the Desjardins Loan, the Note Security and the Desjardins Security among each other (the “Desjardins Intercreditor Agreement”).

L.	WHEREAS, the Hypothecary Representative will, acting as hypothecary representative and as agent for the benefit of the Note Investors, concurrently with the entering into of this Subscription Agreement, enter into an intercreditor agreement substantially in the form attached as Schedule H.2, which intercreditor agreement will provide for, inter alia, ranking and seniority of Tranche A Notes, Tranche B Notes, the Additional Notes, the IQ Loan, the Note and the IQ Security among each other (the “IQ Intercreditor Agreement” and, together with the Desjardins Intercreditor Agreement, the “Intercreditor Agreements”).

NOW, THEREFORE, in connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investors and the Company acknowledges and agrees as follows:

1.	Definitions.

1.1.	“Act” means the Canada Business Corporations Act, as the same may be amended from time to time and any successor legislation thereto, except where otherwise expressly provided;

1.2.	“Additional Notes” has the meaning attributed to such term in the Recitals;

1.3.	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person, and, for the avoidance of doubt, to the extent the Person is managed by an investment management company, shall include the investment management company, its affiliates and any investment fund managed directly or indirectly by such investment management company;

1.4.	“AI Technologies” means deep learning, machine learning, and other artificial intelligence technologies, including any and all proprietary algorithms, software, hardware, equipment or systems that make use of or employ neural networks, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering), or reinforcement learning;

1.5.	“Amalco” has the meaning attributed to such term in the Recitals;

1.6.	“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the Corruption of Foreign Public Officials Act (Canada); (c) the anti-corruption provisions of the Criminal Code (Canada); and (d) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

1.7.	“Anti-Money Laundering Laws” means any applicable anti-money laundering and counter-terrorism Laws in all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including without limitation, the Criminal Code (Canada); the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), 18 U.S.C. §§ 1956-1957, and regulations and guidance thereunder;

1.8.	“Anti-Spam Laws” means An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commissions Act, the Competition Act, and the Telecommunications Act (Canada) (S.C. 2010, c. 23);

1.9.	“Articles” means the articles of incorporation and articles of amendment of the Company, as amended from time to time;

1.10.	“Beneficiaries” has the meaning attributed to such term in Section 14.9;

1.11.	“Breach of Security Safeguards” means the theft, loss of, unauthorized access to, unauthorized alteration of or compromise of, unavailability (arising out of or resulting from ransomware or similar attacks) of or unauthorized use, disclosure, communication or other unauthorized Processing of Personal Information, or any other breach of the Protection of Personal Information;

1.12.	“BSA” has the meaning attributed to such term in Section 9.1.12;

1.13.	“BSA/PATRIOT Act” has the meaning attributed to such term in Section 9.1.12;

1.14.	“Business” or “the Company’s Business” means the business presently conducted by the Group Companies and includes the development, licensing, and delivery of breakthrough components, software, data and services to original equipment manufacturers (OEMs), system integrators and service providers across smart vehicles, transportation, infrastructure, machines and robotics industries globally;

1.15.	“Business Day” means any day other than a Saturday, Sunday or other day on which the principal commercial banks in Montréal, Québec, and New York, New York are not open for business during normal business hours;

1.16.	“Canadian Economic Sanctions” has the meaning attributed to such term in Section 9.1.15;

1.17.	“Canadian Investor” means an Investor located in or subject to the securities laws of a province or territory of Canada;

1.18.	“Canadian Securities Laws” has the meaning attributed to such term in Section 9.3.1;

1.19.	“Charge” means any hypothec, mortgage, charge, pledge, prior claim, security interest, assignment, lien (statutory or otherwise), Bank Act security, servitude, easement, title defect, restriction on transfer (such as a right of first refusal), conditional sale, resolutory condition, title retention agreement or other encumbrance, arrangement or condition of any nature which, in substance, secures payment or performance of an obligation;

1.20.	“Class D-1 Preferred Shares” means the Class D-1 preferred shares in the capital of the Company;

1.21.	“Closing” has the meaning attributed to such term in Section 4.2;

1.22.	“Closing Date” means the Tranche A Closing Date and/or the Tranche B Closing Date, as applicable;

1.23.	“Code” has the meaning attributed to such term in Section 9.1.7;

1.24.	“Collateral Agency Agreement” means that certain collateral agency agreement dated June 12, 2023 entered into among the Hypothecary Representative, the Company, Vayavision, Newco and the Investors that may be party thereto from time to time, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time;

1.25.	“Combined Company” has the meaning attributed to such term in the Recitals;

1.26.	“Common Shares” means, before the consummation of the Transaction or if there is a failure to consummate the Transaction, the common shares in the capital of the Company and, after the consummation of the Transaction, the common shares in the capital of the Combined Company;

1.27.	“Company” has the meaning attributed to such term in the Recitals prior to the consummation of the Transaction and means the Combined Company following the consummation of the Transaction;

1.28.	“Company Equity Plan” means, collectively, (a) the Fourth Amended and Restated Stock Option Plan of the Company, dated April 15, 2020 (as amended form time to time), (b) the MSOP, and (c) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor, consultant or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company;

1.29.	“Company IT Assets” shall mean any and all IT Assets that are owned, leased, or licensed by or for the Company or otherwise used or held for use in the conduct of the Business;

1.30.	“Company Option” means, as of any determination time, each option to purchase Company Common Shares that is outstanding and unexercised (whether vested or unvested), whether granted under a Company Equity Plan or otherwise;

1.31.	“Company Shareholders Agreement” means the amended and restated unanimous shareholders agreement entered into as of November 1, 2021 among all the shareholders of the Company and the Company, as amended, supplemented, restated or replaced from time to time;

1.32.	“Confidential Information” means confidential or proprietary information or data of or possessed by the Company, of any nature or kind and regardless of its format, relating to the Company or the Company’s Business, including such information (i) pertaining to research, development, engineering, production, sales, marketing, technical information, the technology, financial information, operating information, cost, performance, business, process or customers, or (ii) in a context in which the source of such information or data reasonably communicates, or the recipient of such information or data should reasonably have understood, that it should be treated as confidential or proprietary, whether or not the specific word “confidential” or “proprietary” is used;

1.33.	“Consent” means any notice, authorization, qualification, registration, license, certificate, designation, declaration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person;

1.34.	“Contracts” means all agreements, contracts, undertakings and commitments to which the Company is bound or to which it is a party, whether written or oral, including unfilled purchase orders received by the Company;

1.35.	“Control” means (and any derivatives thereof including “Controlled” and “Controlling”) (i) in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors, and (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, (a) the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of the Person or (b) the ownership of other interests or the holding of a position (such as general partner or trustee) entitling the holder thereof to exercise control and direction over the activities of such Person;

1.36.	“Conversion Shares” means the Note Shares issued or issuable upon conversion of the Tranche A Notes, Tranche B Notes and/or Additional Notes, as applicable;

1.37.	“Convertible Instruments” means securities convertible into or exchangeable for shares of the Company or any Subsidiary, including debentures, warrants, options or any other convertible securities or instruments;

1.38.	“Copyleft Terms” means any terms of a copyleft or other open source license (such as, by way of example only, the GNU’s General Public License (GPL), Lesser/Library GPL (LGPL), the Mozilla Public License, the Sun Industry Standards License (SISL) and the Affero General Public License (AGPL)) that require, as a condition of use, modification, distribution or other exploitation of the licensed Software Materials, that any proprietary Software Materials that are integrated or bundled with, linked with, distributed with, used or modified in the development or compilation of, or otherwise used in or with such licensed Software Materials, be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or distribution, or (iii) made available in connection with any license, sublicense or distribution of such Software Materials at no or minimal charge;

1.39.	“Corporate Records” means the corporate records of the Company including (i) all constating documents and by-laws; (ii) all minutes of meetings and resolutions of shareholders and directors (and any committees thereof); (iii) the share certificate books, securities register, register of transfers and register of directors and (iv) the corporate seal, if any;

1.40.	“COVID-19 Programs” means any distribution, subsidy or cash benefit programs undertaken by any Governmental Entity in response to the COVID-19 pandemic, including the Canada 10% Wage Subsidy program, the Canada Emergency Wage Subsidy, the Canada Emergency Commercial Rent Assistance program, pursuant to the Coronavirus Aid, Relief, and Economic Security Act, as amended, and any other such programs undertaken by any Governmental Entity to the extent applied for prior to the date hereof;

1.41.	“DCM” has the meaning attributed to such term in Section 14.1.

1.42.	“Deferred Funding Investor” has the meaning attributed to such term in Section 4.1;

1.43.	“Desjardins Capital Investors” means collectively Capital Regional et Coopératif Desjardins and Desjardins-Innovatech S.E.C.;

1.44.	“Desjardins entities” has the meaning attributed to such term in Section 14.1

1.45.	“Desjardins Loan” means the term loan and the bridge term loan in the aggregate principal amount of C$32,500,000 granted by Fédération des caisses Desjardins du Québec to the Company pursuant to that certain amended and restated financing offer letter, dated April 5, 2023, by and among Fédération des caisses Desjardins du Québec, the Company and Vayavision, as guarantor, as amended by a first amending agreement letter dated as of May 1, 2023 and a second amending agreement letter dated as of May 31, 2023;

1.46.	“Desjardins Security” means, collectively, all Charges granted in favour of Desjardins securing the Desjardins Loan, including (i) the conventional hypothecs granted by the Company to Fédération des caisses Desjardins du Québec on (a) January 24, 2020 for an amount of C$2,400,000 under registration number 20-0074942-0001, (b) January 24, 2020 for an amount of C$36,000,000 under registration number 20-0074942-0002 and (c) February 5, 2021 for an amount of C$60,000,000 under registration number 21-0097682-0001, (ii) the conventional hypothecs granted by Newco to Fédération des caisses Desjardins du Québec on June 9, 2023 for an amount of C$60,000,000 under registration number 23-0682104-0001, (iii) the Israeli floating charges granted by Vayavision to Fédération des caisses Desjardins du Québec on January 30, 2022 and April 20, 2023, (iv) the Israeli share pledge agreements granted by the Company to Fédération des caisses Desjardins du Québec on January 30, 2022 and April 5, 2023, (v) the Canadian Escrow Agreement and (vi) the Israeli Escrow Agreement;

1.47.	“Employee Plans” means any and all employee benefit, fringe benefit, supplemental unemployment benefit, compensation, bonus, incentive, profit sharing, pension, retirement, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to current or former employees, officers or directors of the Company currently maintained, sponsored or funded by the Company, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government-sponsored employment insurance, workers’ compensation, health insurance, pension plans or other plans;

1.48.	“Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of any Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances;

1.49.	“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person, including any voting interest (and including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor, including any Convertible Instrument;

1.50.	“ERISA” has the meaning attributed to such term in Section 9.1.8;

1.51.	“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer and import controls, including the Export and Import Permits Act and the regulations thereunder and the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection;

1.52.	“Exchange Act” means the Securities Exchange Act of 1934;

1.53.	“Existing Warrants” means, collectively, the warrants issued on January 21, 2021, March 31, 2021 and September 21, 2021 in favour of IQ-FDE and evidenced by warrant certificates W-1, W-2 and W-3;

1.54.	“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise;

1.55.	“Financial Statements” means the audited financial statements of the Company as of September 30, 2022 and 2021, including the balance sheets of the Company dated September 30, 2022 (the “Latest Balance Sheet”) and September 30, 2021, and the accompanying statements of earnings, retained earnings and changes in financial position for each of the 12 month periods then ended;

1.56.	“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. or Canadian corporation are its certificate or articles of incorporation and, as the case may be, its articles of amendments, articles of amalgamations and its by-laws, the “Governing Documents” of a U.S. or Canadian limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association;

1.57.	“Governmental Entity” means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, court, arbitral body with legal jurisdiction, commission, board, bureau, agency, ministry, domestic or foreign, (ii) any subdivision or authority of any of the foregoing or (iii) any quasi-governmental body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

1.58.	“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries;

1.59.	“Group Company Owned Intellectual Property” means any and all Intellectual Property and Intellectual Property rights owned (or purported to be owned), in whole or in part, by any Group Company and includes all items required to be set forth on Schedule M-8.21 and all Proprietary Software Materials;

1.60.	“Guarantors” means collectively each present and future subsidiary of the Company, except that LeddarTech (Shenzhen) Sensing Technology Co., Ltd., Leddartech USA Inc. and Leddartech Germany GmbH will be excluded as Guarantor, but, with respect to Leddartech USA Inc., only so long that the aggregate book value of its assets is less than $250,000 or the aggregate amount of its revenues is less than $500,000 for its most recent four-quarter fiscal period. As of the date hereof, the only subsidiaries of the Company are Newco, LeddarTech (Shenzhen) Sensing Technology Co., Ltd., Leddartech USA Inc., Vayavision and Leddartech Germany GmbH, and the only Guarantors are Newco and Vayavision;

1.61.	“Hazardous Substance” has the meaning attributed to such term in Section 8.18.1;

1.62.	“Hypothecary Representative” means TSX Trust Company in its capacity as hypothecary representative and as agent for the benefit of the Note Investors, and includes any of its successors and permitted assigns pursuant to the terms of the Collateral Agency Agreement;

1.63.	“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in CPA Canada Handbook;

1.64.	“IIA” means the Israeli Innovation Authority (formerly known as the Office of the Chief Scientist of the Israeli Ministry of the Economy), or any successor Governmental Entity;

1.65.	“IIA-Funded Know-How” means the intellectual property that was developed with the support of the IIA, including any rights derived therefrom;

1.66.	“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the Ordinary Course), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under IFRS, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transaction in respect of any of the items in the foregoing clauses (a) through (g) and (h) any of the obligations of any other Person of the type referred to in clauses (a) through (g) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

1.67.	“Initial Tranche A Closing” has the meaning attributed to such term in Section 4.1;

1.68.	“Intellectual Property” means intellectual property and related intellectual property rights, in any jurisdiction, including any and all (i) patents, applications for patents and reissues, divisionals, divisions, continuations, renewals, re-examinations, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, Trade Secrets, Confidential Information, know-how, methods, processes, designs, technology, technical data, technical expertise, research data, specifications, plans, architectures, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights (including Software Materials), copyright registrations and applications for copyright registration; (iv) designs, design registrations, design registration applications, industrial designs, industrial design registrations, industrial design registration applications, integrated circuit topographies, mask works, mask work registrations and applications for mask work registrations; (v) rights in Marks; (vi) computer software and programs (in both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; (vii) rights of publicity and social media usernames and accounts any other intellectual property and industrial property; (viii) registrations of, and applications to register any of the foregoing, and any renewal, extension, reissue, division, confirmation, continuation in part, patent of addition, re-examination, derivation or modification thereof, future developments or improvements of the foregoing; and (ix) any and all rights arising therefrom and relating thereto, including all rights relative to the enforcement of the foregoing;

1.69.	“Intercreditor Agreements” has the meaning attributed to such term in the Recitals;

1.70.	“Interim Financial Statements” means the unaudited, condensed consolidated financial statements of the Company at and for the six month period ending March 31, 2023;

1.71.	“Investor” and “Investors” have the meanings attributed to such terms in the Recitals;

1.72.	“Investor Material Adverse Effect” has the meaning attributed to such term in Section 9.1.2;

1.73.	“IQ Bridge Loan Offer” means the loan offer dated May 1, 2023 entered into between the Company, as borrower, and Investissement Québec, as lender, pursuant to which Investissement Québec, inter alia, proposed a C$5,000,000 temporary term loan facility in favour of the Company, which shall be repaid on or prior to the Tranche A Closing;

1.74.	“IQ Investor Rights Agreement” means the investor rights agreement to be entered into between the Company and Investissement Québec as of the closing of the Transaction;

1.75.	“IQ-FDE” means Investissement Québec, a legal person established under the Act Respecting Investissement Québec, acting as agent for the government of Québec as part of the Fonds de développement économique;

1.76.	“IQ Loan” means the loan offer dated January 23, 2020 entered into between the Company, as borrower, and Investissement Québec, as lender, pursuant to which Investissement Québec, inter alia, proposed a C$19,800,000 term loan facility (subsequently reduced to C$19,262,439) in favour of the Company, as amended on March 29, 2021 and as further pursuant to the IQ Loan Amendment;

1.77.	“IQ Loan Amendment” means an amendment to IQ Loan, entered into on or about the date hereof.

1.78.	“IQ Security” means (i) the movable hypothec in the aggregate principal amount of C$23,760,000 granted by the Company in favour of IQ-FDE in connection with the IQ Loan, which was registered at the RPMRR on January 24, 2020 under registration number 20-0076489-0001, (ii) the movable hypothec in the aggregate principal amount of C$6,000,000 granted by the Company in favour of IQ-FDE in connection with the IQ Bridge Loan, which was registered at the RPMRR on May 3, 2023 under registration number 23- 0511388-0001 and (iii) the conventional hypothec granted by Newco to IQ-FDE in connection with the IQ Loan Amendment on June 9, 2023 for an amount of C$23,760,000 registered at the RPMRR under registration number 23-0683504-0001;

1.79.	“IQ Side Letter” means letter agreement entered into on or about June 12, 2023 between IQ-FDE and the Company;

1.80.	“IT Assets” means any and all computers, Software Materials, databases, hardware, servers, workstations, routers, hubs, switches, data communications lines, websites (including the content thereon) and all other information technology equipment and assets, including any of the foregoing that are used (or held for use) pursuant to outsourced or cloud computing arrangements;

1.81.	“knowledge” or similar references such as the expression, “to the knowledge of the Company” or similar expressions mean the actual knowledge of any of Charles Boulanger, Frantz Saintellemy, Claude Savard and/or David Torralbo, so long as they can demonstrate that they have made due inquiry in the circumstances regarding the relevant matter, without the need to make any inquiries to third parties other than the Company’s auditors and legal counsel;

1.82.	“Laws” means (i) all constitutions, treaties, laws, statutes, codes, ordinances, principles of common law, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, (ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees, directions, instructions, penalties, sanctions and awards of any Governmental Entity, and (iii) all policies, practices and guidelines of any Governmental Entity which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, in each case binding on or affecting the party or Person referred to in the context in which such word is used;

1.83.	“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking;

1.84.	“Majority Investors” means the holders of at least 52% of the aggregate outstanding principal amount of the issued and outstanding Tranche A Notes, Tranche B Notes (if any) and Additional Notes (if any);

1.85.	“Management Employee” means the employees of the Company having a management position, including Charles Boulanger (Chief Executive Officer), Frantz Saintellemy (President and Chief Operating Officer), Pierre Olivier (Chief Technology Officer), Antonio Polo (Vice-President, Engineering), Daniel C. Aitken (Vice-President, Global Marketing, Communications, and Product Management), Michael Poulin (Vice-President, Strategic Partnerships and Corporate Development), David Torralbo (Chief Legal Officer), and Marie-Pier Fortier (Vice-President, Human Resources);

1.86.	“Marks” means trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, certification marks, business names, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing.

1.87.	“Material Adverse Change” means an event, development, circumstance, fact, act, change or omission (each, an “Event”) which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, the Business, or the Group Companies, taken as a whole; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates, (b) general changes or developments in the industries in which any of the Group Companies operate, (c) the negotiation, execution and delivery of this Subscription Agreement or the transactions contemplated by this Subscription Agreement or the public announcement or pendency of the transactions contemplated by this Subscription Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Group Companies with employees, customers, suppliers, distributors, regulators or partners, or any litigation relating to this Subscription Agreement, (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof; provided, in respect of the Events described in subsections (a), (b), (d), (e) and (f), that effects related thereto do not affect the Group Companies in a disproportionate manner relative to other participants in the same industry as them;

1.88.	“Material Contract” has the meaning attributed to such term in Section 8.15.4;

1.89.	“MSOP” means, collectively, the three Management Stock Option Plans of the Company, dated June 18, 2015, December 19, 2017 and September 30, 2020 (as amended form time to time);

1.90.	“Newco” has the meaning attributed to such term in the Recitals;

1.91.	“Note Security” has the meaning attributed to such term in the Recitals;

1.92.	“Note Shares” means, before the consummation of the Transaction or if there is a failure to consummate the Transaction, Class D-1 Preferred Shares and, after the consummation of the Transaction, Common Shares;

1.93.	“Notes” means the Tranche A Notes and Tranche B Notes;

1.94.	“OFAC” has the meaning attributed to such term in Section 9.1.12;

1.95.	“OFAC List” has the meaning attributed to such term in Section 9.1.12;

1.96.	“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity having jurisdiction over such matter.

1.97.	“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961.

1.98.	“Ordinary Course” means, with respect to any action of any Person, that such action is consistent with the past custom and practices of such Person and is taken in the ordinary course of normal, day-to-day operations of such Person;

1.99.	“Permitted Charges” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Charges arising or incurred in the Ordinary Course for amounts that are not yet delinquent or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with IFRS, (b) Charges for Taxes, assessments or other governmental charges or otherwise arising by operation of law in respect of obligations not yet due and payable as of the Closing or which have been postponed or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with IFRS, (c) pledges or deposits made in the Ordinary Course in connection with bids, tenders, leases or contracts or to comply with the requirements of any legislation or regulation applicable to the Company and the Guarantors or their business or assets, (d) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (f) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the Ordinary Course and which are not yet due and payable, (g) non-exclusive licenses of Group Company Owned Intellectual Property granted to customers and vendors in the Ordinary Course, on standard terms and conditions, (h) the IQ Security so long as subject to the IQ Intercreditor Agreement, (i) the Desjardins Security so long as subject to the Desjardins Intercreditor Agreement, (j) the Note Security, (k) fixed pledges over deposits in the bank accounts of Vayavision in favour of Bank Hapoalim Inc. and Bank Leumi le-Israel B.M. securing credit cards and bank guarantees, provided that the aggregate amount of the obligations of Vayavision secured under such fixed pledges will not at any time exceed the sum of 800,000 NIS; and(l) other Charges consented to in writing and in advance by the Majority Investors;

1.100.	“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation or company with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Entity however designated or constituted;

1.101.	“Personal Information” means information about an identifiable individual in the possession or under the control of the Company or any of its Subsidiaries;

1.102.	“Privacy Laws” means all Laws regarding Processing, and includes An Act Respecting the Protection of Personal Information in the Private Sector (Quebec) (chapter P-39.1), the Personal Information Protection and Electronic Documents Act (Canada) (SC 2000, c 5), and Anti-Spam Laws;

1.103.	“Proceedings” has the meaning attributed to such term in Section 8.24;

1.104.	“Process” or “Processing” means to collect, use, modify, retrieve, disclose, store, delete and/or manage Personal Information;

1.105.	“Prohibited Investor” has the meaning attributed to such term in Section 9.1.12;

1.106.	“Proprietary Software Materials” means any and all proprietary Software Materials owned (or purported to be owned), in whole or in part, by the Company;

1.107.	“Registration Rights Agreement” means the registration rights agreement in the form attached hereto as Schedule P to be entered into between the Combined Company, the Investors and the other parties thereto as of the closing of the Transaction;

1.108.	“Registration Statement / Proxy Statement” means a registration statement on Form F-4 relating to the transactions contemplated by the Transaction Agreement and the Ancillary Documents (as defined in the Transaction Agreement) and containing a prospectus of Newco and proxy statement of Prospector;

1.109.	“Regulation M-A Filing” has the meaning attributed to such term in Section 8.34;

1.110.	“Research Law” means the Israeli Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984 and the regulations, rules, circulars and guidelines promulgated or published thereunder;

1.111.	“RPMRR” means the Register of personal movable and real rights (Québec);

1.112.	“Sanctioned Person” means any person, organization or vessel (a) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, and person listed by Canada under the regulations to the Special Economic Measures Act, the Freezing Assets of Corrupt Foreign Officials Act, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), the United Nations Act, the Criminal Code, or any other similar Canadian law, or on any list of targeted persons issued under applicable Sanctions Law of any other country, (b) that is, or is part of, a government of a Sanctioned Territory, (c) that is, or is part of, a government of a Sanctioned Territory, (d) owned or controlled by, or acting on behalf of, any of the foregoing, (e) located within or operating from a Sanctioned Territory, or (f) otherwise targeted under any Sanctions Law;

1.113.	“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under Sanctions Law, which countries and territories, as of the date of this Subscription Agreement, are the Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia territories, Cuba, Iran, North Korea, and Syria;

1.114.	“Sanctions Laws” means any applicable economic or financial sanctions Laws, including those administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, and any other agency of the U.S. government, the United Nations Security Council, or the government of Canada or applicable anti-boycott measures;

1.115.	“SEC” means the U.S. Securities and Exchange Commission;

1.116.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

1.117.	“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws, including any other applicable Canadian provincial and territorial securities laws;

1.118.	“Software Materials” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, including AI Technologies; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts, specifications, schematics, and other work product used to design, plan, organize and develop any of the foregoing, (d) all documentation, including user manuals and training software, relating to any of the foregoing and (e) any device, programming, documentation, media and other objects, including compilers, workbenches, tools, and higher-level or proprietary languages, used by the Company for the development, maintenance and implementation of any Software Materials described in clauses (a) to (d) above;

1.119.	“SPAC Stockholder Meeting” has the meaning attributed to such term in Section 8.34;

1.120.	“SPAC” has the meaning attributed to such term in the Recitals;

1.121.	“Subscription Agreement” has the meaning attributed to such term in the Recitals;

1.122.	“Subsequent Tranche A Closing” has the meaning attributed to such term in Section 4.1;

1.123.	“Subsidiary” has the meaning attributed to such term in the Act;

1.124.	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

1.125.	“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns;

1.126.	“Tax Contest” means any audit, hearing, proposed adjustment, arbitration, deficiency, assessment, reassessment, proposed assessment or reassessment, suit, dispute, claim, or other Proceeding commenced, filed or otherwise initiated or convened to investigate or resolve the existence and extent of a Liability for Taxes;

1.127.	“Tax Return” means returns, information returns, notices, designations, statements, declarations, elections, filings, forms, applications, claims for refund, reports, and other documents relating to Taxes filed or required to be filed with any Governmental Entity, including any schedules, supplements, exhibits, appendices and attachments thereto and any amendments thereof;

1.128.	“Taxes” means (A) any and all federal, provincial, territorial, state, municipal, local and foreign taxes, fees, premiums, levies, assessments and other governmental charges, credits, duties, impositions and liabilities including Canada Pension Plan and Provincial pension plan contributions, unemployment insurance contributions and employment insurance contributions, worker’s compensation and deductions at source, deemed overpayment on account of income tax pursuant to Section 125.7 of the Tax Act, including taxes based or levied on, or measured by, or referred to as, gross receipts, income, profits, sales, harmonized sales, capital, use, occupation, goods and services, retail, value added, ad valorem, transfer, land transfer, franchise, withholding, business, payroll, recapture, employment, excise, stamp, property, development, occupancy, employer health, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees, together with all interest, penalties, fines and additions imposed with respect to such amounts and (B) any liability for the payment of any amounts of the type described in paragraph (A) above as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity;

1.129.	“Trade Secrets” means trade secrets, including the following to the extent not generally made available by any of the Group Companies and subject to reasonable efforts to maintain its secrecy, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, technologies, protocols, methodologies, formulations, layouts, specifications, discoveries, compositions, industrial models, architectures, drawings, plans, ideas, research and development, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals;

1.130.	“Tranche A Amount” has the meaning attributed to such term in the Recitals;

1.131.	“Tranche A Closing” has the meaning attributed to such term in Section 4.1;

1.132.	“Tranche A Closing Date” has the meaning attributed to such term in Section 4.1;

1.133.	“Tranche A Closing Notice” has the meaning attributed to such term in Section 4.1;

1.134.	“Tranche A Note” has the meaning attributed to such term in the Recitals;

1.135.	“Tranche B Amount” has the meaning attributed to such term in the Recitals;

1.136.	“Tranche B Automatic Termination Event” means the termination of the rights and obligations of the parties under the Subscription Agreement in respect of the purchase and sale of the Tranche B Notes pursuant to Section 13.3;

1.137.	“Tranche B Closing” has the meaning attributed to such term in Section 4.2;

1.138.	“Tranche B Closing Date” has the meaning attributed to such term in Section 4.2;

1.139.	“Tranche B Closing Notice” has the meaning attributed to such term in Section 4.2;

1.140.	“Tranche B Note” has the meaning attributed to such term in the Recitals;

1.141.	“Transaction” has the meaning attributed to such term in the Recitals;

1.142.	“Transaction Agreement” has the meaning attributed to such term in the Recitals;

1.143.	“Transaction Documents” has the meaning attributed to such term in Section 8.1;

1.144.	“U.S. Person” has the meaning attributed to such term in Section 9.2.1

1.145.	“U.S. Investor” means an Investor who is a U.S. Person;

1.146.	“Vayavision” means Vayavision Sensing Ltd., an Israeli company;

1.147.	“Voting Trust Agreement” means the power of attorney and voting trust agreement dated the July 18, 2017 entered into between certain shareholders of the Company, the Company and the chairman of the board of directors of the Company as amended from time to time;

1.148.	“Warrant” and “Warrants” have the meaning attributed to such terms in the Recitals; and

1.149.	“Warrant Shares” means the Class D-1 Preferred Shares underlying the Warrant.

2.	Schedules

2.1.	The following are the schedules attached to this Subscription Agreement and they form an integral part thereof:

2.1.1.	Schedule A – Form of Tranche A Note;

2.1.2.	Schedule B – Form of Warrant;

2.1.3.	Schedule C – Form of Tranche B Note;

2.1.4.	Schedule D.1 – Form of Company Deed of Hypothec;

2.1.5.	Schedule D.2 – Form of Newco Deed of Hypothec;

2.1.6.	Schedule E – Form of Israeli Floating Charge Pledge;

2.1.7.	Schedule F – Form of Israeli Share Pledge;

2.1.8.	Schedule G – Form of Guarantee;

2.1.9.	Schedule H.1 – Desjardins Intercreditor Agreement;

2.1.10.	Schedule H.2 – IQ Intercreditor Agreement;

2.1.11.	Schedule I – Eligibility Representations of the Investor;

2.1.12.	Schedule J – Eligibility Representations of Canadian Investor Accredited Investor Certificate;

2.1.13.	Schedule K – Eligibility Representations of Canadian Investor Permitted Client Certificate;

2.1.14.	Schedule L – Contact Information – Canadian Provincial and Territorial Securities Regulatory Authorities;

2.1.15.	Schedule M – Disclosure Schedules;

2.1.16.	Schedule N – Joinder Agreement;

2.1.17.	Schedule O – Transferor Acknowledgment and Transferee Acknowledgment;

2.1.18.	Schedule P – Registration Rights Agreement; and

2.1.19.	Schedule Q – Form of Opinion of Stikeman Elliott LLP.

3.	Subscription of Notes and Issuance of Warrants.

3.1.	Subscription and Issuance. Subject to the terms and conditions of this Subscription Agreement, (i) the Company agrees to sell to each Investor, and each Investor agrees, severally and not jointly, to purchase from the Company, the Notes in the principal amounts set forth opposite such Investor’s name under the headings “Tranche A Amount” and “Tranche B Amount” on the signature pages hereto or to any Joinder Agreement, and (ii) the Company agrees to issue to each Investor purchasing Tranche A Notes a Warrant entitling such Investor to purchase up to the number of Warrant Shares set forth opposite such Investor’s name on the signature pages hereto.

3.2.	Reservation and Valid Issuance.

3.2.1.	The Company shall keep the Conversion Shares reserved for issuance upon conversion of the Notes. Upon issuance in accordance with the terms of the Notes, the Conversion Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

3.2.2.	The Company shall keep the Warrant Shares reserved for issuance upon exercise of the Warrants. Upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

3.2.3.	The Company shall keep the Common Shares issuable upon the conversion of the Conversion Shares reserved for issuance upon conversion of the Conversion Shares. Upon issuance in accordance with the terms of the Conversion Shares, the Common Shares issuable upon the conversion of the Conversion Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

3.2.4.	The Company shall keep the Common Shares issuable upon the conversion of the Warrant Shares reserved for issuance upon conversion of the Warrant Shares. Upon issuance in accordance with the terms of the Warrant Shares, the Common Shares issuable upon the conversion of the Warrant Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

4.	Closing; Deliveries.

4.1.	The closing of the initial sale of the Tranche A Notes and the Warrants (the “Initial Tranche A Closing”) or any subsequent sale of Tranche A Notes and Warrants to shareholders of the Company up to their respective pro rata entitlement occurring not later than 30 calendar days after the Initial Tranche A Closing (each, a “Subsequent Tranche A Closing,” and each of the Initial Tranche A Closing and any Subsequent Tranche A Closing, a “Tranche A Closing”) shall occur on the date on which the conditions set out in Section 5.1 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Tranche A Closing, but subject to the satisfaction or waiver of such conditions at such time). Each Investor who is a party to this Agreement on the date of this Agreement shall fund and close on its respective Tranche A Amount at the Initial Tranche A Closing, except to the extent such Investor has informed the Company in writing on or prior to the date hereof that the Investor is a mutual fund or a fund managed by a registered investment fund manager that requires alternative settlement procedures pursuant to applicable regulations and its and its custodian’s compliance policies and procedures (a “Deferred Funding Investor”), in which case such Deferred Funding Investor shall fund its Tranche A Amount not later than two (2) Business Days following the Initial Tranche A Closing, in each case subject to the satisfaction of the closing conditions set forth in Section 5 hereof as of the Initial Tranche A Closing. The Company shall have delivered prior to the date of this Agreement, or shall deliver on or after the date of this Agreement, a written notice from (or on behalf of) the Company to the Investors (the “Tranche A Closing Notice”) that the Company reasonably expects all conditions set out in Section 5.1 to be satisfied or waived on a date that is not less than two (2) Business Days from the date on which the related Tranche A Closing Notice is delivered to the Investors. At least one (1) Business Day prior to the closing date specified in the Tranche A Closing Notice (the “Tranche A Closing Date”), each Investor shall (i) provide such information that is reasonably requested in the Tranche A Closing Notice in order for the Company to issue such Investor’s Tranche A Note, including, without limitation, the legal name of the person in whose name such Tranche A Note is to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable and (ii) deliver to the Company the Tranche A Amount set forth opposite such Investor’s name on the applicable signature page hereto by wire transfer in immediately available funds in escrow to a segregated account of the Company as specified by the Company in the Tranche A Closing Notice. If the applicable Tranche A Closing does not occur within five (5) Business Days following the Tranche A Closing Date specified in the applicable Tranche A Closing Notice, the Company shall promptly (but not later than one (1) Business Day thereafter) return to each Investor participating in such Tranche A Closing such Tranche A Amount in full to such Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 13 hereof, such return of funds shall not terminate this Subscription Agreement or relieve any Investor of its obligations to purchase the Tranche A Note at the Tranche A Closing in the event the Company delivers a subsequent Tranche A Closing Notice in connection with this Section 4.1. At each Tranche A Closing, the Company will deliver to each Investor having delivered the relevant Tranche A Amount in full in accordance with this Section 4.1 a duly executed Tranche A Note in a principal amount equal to the Tranche A Amount set forth opposite such Investor’s name on the applicable signature page hereto or to any Joinder Agreement, together with a duly executed Warrant entitling such Investor to purchase that number of Warrant Shares set forth opposite such Investor’s name on such signature page hereto or to any Joinder Agreement. Upon request of any Investor as a condition precedent prior to funding on the Tranche A Closing Date, the Company shall deliver to the Investor a copy (electronically in PDF format) of the duly executed Tranche A Note in a principal amount equal to the Tranche A Amount set forth opposite such Investor’s name on the applicable signature page hereto, and a copy (electronically in PDF format) of the duly executed Warrant entitling such Investor to purchase that number of Warrant Shares set forth on such signature page hereto, each of the Tranche A Note and Warrant to be registered in the name of the Investor (or its nominee in accordance with its delivery instructions). If requested by an Investor, the Company shall deliver the originally signed Tranche A Note and Warrant to the Investor within one (1) Business Day of the Tranche A Closing.

4.2.	The closing of the sale of the Tranche B Note (the “Tranche B Closing”, and, together with each Tranche A Closing, each a “Closing”) shall occur on the date on which the conditions set out in Section 5.2 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Tranche B Closing, but subject to the satisfaction or waiver of such conditions at such time). The Company shall deliver, or cause the delivery of, a written notice from (or on behalf of) the Company to the Investors (the “Tranche B Closing Notice”) that the Company reasonably expects all conditions set out in Section 5.2 to be satisfied or waived on a date that is not less than five (5) Business Days from the date on which the Tranche B Closing Notice is delivered to the Investors. At least two (2) Business Days prior to the closing date specified in the Tranche B Closing Notice (the “Tranche B Closing Date”), each Investor shall (i) provide such information that is reasonably requested in the Tranche B Closing Notice in order for the Company to issue such Investor’s Tranche B Note, including, without limitation, the legal name of the person in whose name such Tranche B Note is to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable and (ii) deliver to the Company the Tranche B Amount set forth opposite such Investor’s name on the applicable signature page hereto by wire transfer in immediately available funds in escrow to a segregated account of the Company as specified by the Company in the Tranche B Closing Notice. If the Tranche B Closing does not occur within five (5) Business Days following the Tranche B Closing Date specified in the Tranche B Closing Notice, the Company shall promptly (but not later than one (1) Business Day thereafter) return each Investor’s Tranche B Amount in full to such Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 13 hereof, such return of funds shall not terminate this Subscription Agreement or relieve any Investor of its obligations to purchase the Tranche B Note at the Tranche B Closing in the event the Company delivers a subsequent Tranche B Closing Notice in connection with this Section 4.2. At the Tranche B Closing, the Company will deliver to each Investor having delivered the relevant Tranche B Amount in full in accordance with this Section 4.2 a duly executed Tranche B Note in a principal amount equal to the Tranche B Amount set forth opposite such Investor’s name on the applicable signature page hereto. Upon request of any Investor as a condition precedent prior to funding on the Tranche B Closing Date, the Company shall deliver to the Investor a copy (electronically in PDF format) of the duly executed Tranche B Note in a principal amount equal to the Tranche B Amount set forth opposite such Investor’s name on the applicable signature page hereto, the Tranche B Note to be registered in the name of the Investor (or its nominee in accordance with its delivery instructions). If requested by an Investor, the Company shall deliver the originally signed Tranche B Note to the Investor within one (1) Business Day of the Tranche A Closing.

5.	Conditions to Closing.

5.1.	Tranche A Closing.

5.1.1.	The obligations of the Company to consummate a Tranche A Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver of the following conditions (each of which is for the Company’s exclusive benefit and may be waived by the Company, in whole or in part at its option):

5.1.1.1	each of the parties to the Transaction Agreement shall have executed and delivered the Transaction Agreement;

5.1.1.2	all representations and warranties of the Investors contained in this Subscription Agreement shall be true and correct at and as of the Tranche A Closing (unless they specifically speak as of an earlier date in which case they shall be true and correct as of such date);

5.1.1.3	all obligations, covenants and agreements of the Investors required to be performed by them at or prior to the Tranche A Closing shall have been performed in all material respects; and

5.1.1.4	no applicable Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition.

5.1.2.	The obligation of each Investor to consummate the Tranche A Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver of the following conditions (each of which is for each Investor’s exclusive benefit and may be waived by each Investor, for itself, in whole or in part at its option); provided that, for the avoidance of doubt, the obligation of a Deferred Funding Investor to consummate the Initial Tranche A Closing shall be subject to the satisfaction or waiver of the following conditions only as of the Closing Date in respect of the Initial Tranche A Closing:

5.1.2.1	each of the parties to the Transaction Agreement shall have executed and delivered the Transaction Agreement;

5.1.2.2	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct on the date made at and as of the Tranche A Closing (unless they specifically speak as of an earlier date in which case they shall be true and correct as of such date). The Investors shall have received a certificate of the Company addressed to the Investors and dated as of the Tranche A Closing confirming same;

5.1.2.3	all obligations, covenants and agreements of the Company required to be performed by it at or prior to the Tranche A Closing shall have been performed in all material respects. The Investors shall have received a certificate of the Company addressed to the Investors and dated as of the Tranche A Closing confirming same;

5.1.2.4	since the date of this Subscription Agreement, no Material Adverse Change shall have occurred;

5.1.2.5	the Company shall have received commitments (not revoked, canceled or terminated) from Investors in respect of Tranche A Notes and Tranche B Notes in an aggregate amount of at least $43,000,000, and the Company shall have received the funds from Investors in respect of Tranche A Notes in an aggregate amount of at least $19,000,000;

5.1.2.6	the simultaneous sale by the Company and purchase by the Investors of Tranche A Notes in the aggregate amount of not less than $21,500,000 with respect to the Initial Tranche A Closing, subject in respect of the Deferred Funding Investor only, to the disbursement by such Deferred Funding Investor of its funds for its Tranche A Note ($2,500,000) within two (2) Business Days following the Initial Tranche A Closing;

5.1.2.7	all Consents, approvals, exemptions, permits or authorizations that are required to be obtained by the Company in connection with the issuance and sale of the Tranche A Notes and Tranche B Notes pursuant to this Subscription Agreement and in connection with the Transaction shall have been obtained and shall be effective as of the Tranche A Closing;

5.1.2.8	the Investors will have received from Stikeman Elliott LLP, counsel for the Company, an opinion, dated as of the Tranche A Closing, in substantially the form attached hereto as Schedule Q;

5.1.2.9	the Company will have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any pre-emptive or similar rights directly or indirectly affecting any of its securities;

5.1.2.10	the Company will have provided to the Investors a copy of Financial Statements and the Interim Financial Statements;

5.1.2.11	the Company shall have executed and delivered the IQ Loan Amendment;

5.1.2.12	the Company shall have provided a confirmation from IQ evidencing that (a) the loan under the IQ Bridge Loan Offer has been repaid in full or that such loan will be repaid in full concurrently with the Tranche A Closing, and (b) that the hypothec referred to in paragraph 1.71(ii) and any other Charge granted in favour of IQ in connection with the IQ Bridge Loan Offer are released and will be discharged promptly following the Tranche A Closing;

5.1.2.13	the Company will have provided to the Desjardins Capital Investors a certificate of eligibility confirming (a) that the majority of the employees of the Company reside in the province of Quebec, and (b) the value of the assets of the Company at September 30, 2022;

5.1.2.14	each Investor shall have concurrently proceeded with its Tranche A Amount investment in the Company (as set forth opposite each Investor’s name on the applicable signature page hereto);

5.1.2.15	each of the Company, the applicable Guarantors and the Hypothecary Representative shall have executed and delivered the Note Security and all other Transaction Documents to which it is a party and which relate to the Tranche A Closing;

5.1.2.16	the Hypothecary Representative and the Company shall have executed and delivered the Intercreditor Agreements;

5.1.2.17	Vayavision shall have provided all notices required to be provided to, and obtained all consents required to be obtained from any Governmental Entity in connection with any grants, incentives and/or subsidies received by Vayavision therefrom, including, without limitation, the IIA grants, with respect to execution of the Israeli Floating Charge Pledge and the Israeli Share Pledge and the Escrow Agreement, as applicable; and

5.1.2.18	no applicable Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated hereby, and no Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition.

5.2.	Tranche B Closing.

5.2.1.	The obligations of the Company to consummate the Tranche B Closing pursuant to this Subscription Agreement shall be subject to the following conditions (each of which is for the Company’s exclusive benefit and may be waived by the Company, in whole or in part at its option):

5.2.1.1	(A) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied or waived at the closing of the Transaction pursuant to the Transaction Agreement) and (B) the closing of the Transaction shall be scheduled to occur substantially concurrently with the Tranche B Closing;

5.2.1.2	all representations and warranties of the Investors contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Tranche B Closing (unless they specifically speak as of an earlier date in which case they shall be true and correct in all material respects as of such date);

5.2.1.3	all obligations, covenants and agreements of the Investors required to be performed by them at or prior to the Tranche B Closing shall have been performed in all material respects; and

5.2.1.4	no applicable Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition.

5.2.2.	The obligation of each Investor to consummate the Tranche B Closing pursuant to this Subscription Agreement shall be subject to the following conditions (each of which is for each Investor’s exclusive benefit and may be waived by each Investor, for itself, in whole or in part at its option):

5.2.2.1	(A) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied or waived at the closing of the Transaction pursuant to the Transaction Agreement) and (B) the closing of the Transaction shall be scheduled to occur substantially concurrently with the Tranche B Closing;

5.2.2.2	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Change, which representations and warranties shall be true and correct in all respects) at and as of the Tranche B Closing (unless they specifically speak as of an earlier date in which case they shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Material Adverse Change, which representations and warranties shall be true in all respects)). The Investors shall have received a certificate of the Company addressed to the Investors and dated as of the Tranche B Closing confirming same;

5.2.2.3	all obligations, covenants and agreements of the Company required to be performed by it at or prior to the Tranche B Closing shall have been performed in all material respects. The Investors shall have received a certificate of the Company addressed to the Investors and dated as of the Tranche B Closing confirming same;

5.2.2.4	the Company will have provided to the Investors a copy of the Interim Financial Statements;

5.2.2.5	the Company will have provided to the Desjardins Capital Investors a certificate of eligibility confirming (a) that the majority of the employees of the Company reside in the province of Quebec and (b) the value of the assets of the Company;

5.2.2.6	each Investor shall have concurrently proceeded with its Tranche B Amount investment in the Company (as set forth opposite each Investor’s name on the applicable signature page hereto);

5.2.2.7	the Company shall have executed and delivered all Transaction Documents to which it is a party and which relate to the Tranche B Closing;

5.2.2.8	the simultaneous sale by the Company and purchase by the Investors of Tranche B Notes in the aggregate amount of not less than $21,500,000;

5.2.2.9	no event of default (as defined in the Tranche A Notes) shall have occurred;

5.2.2.10	the Company and the Investors shall have executed and delivered the Registration Rights Agreement;

5.2.2.11	the Company shall have executed and delivered the IQ Investor Rights Agreement;

5.2.2.12	the Investors will have received from Stikeman Elliott LLP, counsel for the Company, an opinion, dated as of the Tranche B Closing, in substantially the form attached hereto as Schedule Q;

5.2.2.13	all Consents, approvals, exemptions, permits or authorizations that are required to be obtained by the Company in connection with the issuance and sale of the Tranche B Notes pursuant to this Subscription Agreement and in connection with the Transaction shall have been obtained and shall be effective as of the Tranche B Closing;

5.2.2.14	the Company will have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities;

5.2.2.15	since the date of this Subscription Agreement, no Material Adverse Change shall have occurred;

5.2.2.16	the Chief Executive Officer of the Company shall have delivered to the Investors the Tranche B Closing Date a certificate, in form and substance reasonably acceptable to the Investors, certifying that the conditions specified in Sections 5.2.2.1 through 5.2.2.3 and Sections 5.2.2.9 through 5.2.2.11 of this Subscription Agreement have been fulfilled;

5.2.2.17	the Company shall not have amended, modified, or waived any provision under the Transaction Agreement in a manner that would reasonably be expected to materially and adversely affect the rights of Investors under this Subscription Agreement without having received each affected Investor’s prior written consent;

5.2.2.18	Amalco shall satisfy any and all applicable initial and continued listing requirements of The Nasdaq Stock Market, LLC, and Amalco shall have received approval from The Nasdaq Stock Market, LLC that the Common Shares issuable upon conversion of the Conversion Shares and the Warrant Shares shall have been approved for listing;

5.2.2.19	the Aggregate Closing Financing Proceeds (as defined in the Transaction Agreement), together with any funds in the Trust Account (as defined below), shall be equal to or greater than $43,000,000; and

5.2.2.20	no applicable Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated hereby, and no Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition.

6.	Legends. Each Investor understands that the Notes, the Warrants, the Conversion Shares, the Warrant Shares, the Common Shares issuable upon conversion of the Conversion Shares and the Common Shares issuable upon conversion of the Warrant Shares, shall bear certain customary restrictive legends required in accordance with applicable securities laws. Each Investor understands that the legend shall contain a notation in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE PROVINCES, TERRITORIES OR STATE. UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS NOTE AND (II) THE DATE THE COMPANY (AS DEFINED BELOW) BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. NEITHER NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF LEDDARTECH INC. (THE “COMPANY”) AND ANY SUCCESSOR THERETO THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT, SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS AND LIMITATIONS IN THE SHAREHOLDERS AGREEMENT REFERRED TO BELOW:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRANSFER AGENT (1) SHALL RECEIVE THE TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT SUBSTANTIALLY IN THE FORM ATTACHED AS Schedule O TO THE SUBSCRIPTION AGREEMENT DATED JUNE 12, 2023 BETWEEN THE COMPANY AND THE INVESTORS (FOR THE PURPOSES OF THIS CLAUSE (1) ONLY, AS DEFINED THEREIN) (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME) AND (2) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE SECURITIES LAWS.

[For the Tranche A Notes only: THIS SECURITY AND ANY BENEFICIAL INTEREST HEREIN ARE SUBJECT TO (A) THE AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS AGREEMENT ENTERED INTO AS OF NOVEMBER 1, 2021 BETWEEN THE COMPANY AND ITS SHAREHOLDERS, AS AMENDED OR RESTATED FROM TIME TO TIME (THE “SHAREHOLDERS AGREEMENT”), TO THE EXTENT IN EFFECT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS SECURITY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT. A COPY OF THE SHAREHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.]

[For the Tranche A Notes only: THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY AND THE AMOUNT OF OID, PLEASE CONTACT THE COMPANY AT 4535 WILFRID-HAMEL BLVD #240, QUÉBEC, QUÉBEC G1P 2J74, ATTN: CHIEF FINANCIAL OFFICER].

7.	Further Assurances. At or prior to each Closing, each of the Company and each Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions as contemplated by this Subscription Agreement.

8.	Company Representations and Warranties. For purposes of this Section 8, other than Sections 8.1, 8.4, 8.6 and 8.8, the term “Company” shall refer to the Company and include any Subsidiaries of the Company, and to the extent such representations and warranties are made as of the date of the closing of the Transaction, the Combined Company after giving effect to the Transaction (notwithstanding whether the term “Company”, “Group Company” or “Combined Company” is used in the representation and warranty). The Company represents and warrants to the Investor that:

8.1.	Enforceability. Each of this Subscription Agreement, the Collateral Agency Agreement, the Notes, the Warrants and the Note Security, in each case, as applicable to the Investor and any other documents supplementary or ancillary thereto executed by the Company (the “Transaction Documents”) have been duly authorized, and when executed and delivered in accordance with the terms of this Subscription Agreement by the Company will be duly executed and delivered, and each Transaction Document is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. All corporate action required to be taken by the Company’s board of directors and shareholders in order to authorize the Company to enter into the Transaction Documents, and to issue the Notes, the Warrants, the Conversion Shares, the Warrant Shares, the Common Shares issuable upon conversion of the Conversion Shares, the Common Shares issuable upon conversion of the Warrant Shares, and to grant the Note Security, has been taken or will be taken when executed and delivered in accordance with the terms of this Subscription Agreement. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the date hereof, and the issuance and delivery of the Notes and the Warrants has been taken or will be taken prior to their execution and delivery.

8.2.	Incorporation and Status of the Company. Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation, incorporation or organization (as applicable). Schedule M-8.2 sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. Schedule M-8.2 contains complete and correct copies of the Governing Documents of each of the Group Companies, as amended to the date hereof, and there are no undertakings to amend such Articles or bylaws. No Group Company is (i) is a government organization or body, or wholly owned by a government organization or body, (ii) an entity that is a non-profit organization, registered charity, union, or a fraternal benefit society or order, or (iii) an entity owned by such an organization. The Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Change or prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated by the Transaction Documents to which it is a party.

8.3.	Corporate Power of the Company. Each Group Company has the corporate power and capacity and is duly qualified to carry on the Business as the same is presently conducted and proposed to be conducted and to enter into and carry out its obligations with respect to the transactions contemplated by the Transaction Documents. No Group Company is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy or insolvency Laws under any relevant jurisdiction and has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. No Group Company has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of the Company or any of its assets and no execution or distress has been levied on any of its assets, nor have proceedings been commenced in connection with any of the foregoing.

8.4.	Capital of the Company and Cap Table.

8.4.1.	Schedule M-8.4 sets forth a true, complete and correct statement as of the date of this Subscription Agreement of the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding. All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule M-8.4, as of the date of this Subscription Agreement, there are (i) no outstanding Equity Securities in, the Company or any of its Subsidiaries, (ii) no outstanding securities of the Company convertible into or exchangeable for Equity Securities in, the Company or any of its Subsidiaries, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue or register, or that restrict the transfer or voting of, any Equity Securities, or any securities convertible into or exchangeable for Equity Securities in, the Company or any of its Subsidiaries, (iv) no obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Equity Securities in, the Company or any of its Subsidiaries, (v) no calls, subscriptions, pre-emptive rights, Contracts, agreements, arrangements, understandings or other commitments of any kind for the purchase or issuance of Equity Securities, (vi) no “phantom stock” or similar obligations of the Company or any of its Subsidiaries, (vii) no Contracts requiring the Company or any of its Subsidiaries to acquire any equity interest of any other Person, and (viii) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company.

8.4.2.	The outstanding Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or the Company Shareholders Agreement, (2) were not issued in violation of any pre-emptive rights, call option, right of first refusal or first offer, subscription rights or similar rights of any Person granted by the Company, (3) have been offered, sold and issued in compliance with applicable Law, including applicable Securities Laws and (4) are free and clear of any Charges except Permitted Charges. Except for the Company Shareholders Agreement and the Voting Trust Agreement, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

8.4.3.	Schedule M-8.4 sets forth a true, complete and correct statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and the names of the holders of such Equity Securities. There are no outstanding (A) equity appreciation, phantom equity, or profit participation rights or (B) options, restricted share, restricted share units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts to which any Subsidiary of the Company is a party that require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. The outstanding shares of capital stock or equity interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, and all requirements set forth in (1) the Governing Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are free and clear of any Charges except Permitted Charges.

8.4.4.	The Company does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and the Company is not a partner or member of any partnership, limited liability company or joint venture.

8.4.5.	The Conversion Shares issuable upon conversion of the Notes have been duly reserved for issuance, and upon issuance in accordance with the terms of the Articles, (i) will be duly and validly issued as fully paid and non-assessable shares, free and clear of any Charge, and the Investor will have good and marketable title thereto, and (ii) will be issued in accordance with all applicable Laws, including, without limitation, securities Laws.

8.4.6.	The Common Shares issuable upon conversion of the Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Articles, (i) will be duly and validly issued as fully paid and non-assessable shares, free and clear of any Charge, and the Investor will have good and marketable title thereto, and (ii) will be issued in accordance with all applicable Laws, including, without limitation, securities Laws.

8.4.7.	The Warrant Shares issuable upon exercise of the Warrants have been duly reserved for issuance, and upon issuance in accordance with the terms of the Articles, (i) will be duly and validly issued as fully paid and non-assessable shares, free and clear of any Charge, and the Investor will have good and marketable title thereto, and (ii) will be issued in accordance with all applicable Laws, including, without limitation, securities Laws.

8.4.8.	The Common Shares issuable upon conversion of the Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Articles, (i) will be duly and validly issued as fully paid and non-assessable shares, free and clear of any Charge, and the Investor will have good and marketable title thereto, and (ii) will be issued in accordance with all applicable Laws, including, without limitation, securities Laws.

8.5.	Convertible Instruments. Except as disclosed in Schedule M-8.5, there are (i) no outstanding shares, other securities or Convertible Instruments owned or held by any Person and (ii) no other shares, securities or Convertible Instruments reserved for issuance, in each case in respect of the Company or the Subsidiaries. None of the Group Company’s Convertible Instruments, share purchase agreements or share option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company Equity Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Articles (or in case of the Company’s Subsidiaries, except as set forth in the Governing Documents of such Subsidiary), the Company has no obligation (contingent or otherwise) to purchase or redeem any of its shares.

8.6.	Subsidiaries. Except as set forth in Schedule M-8.6, neither the Company nor any of its Subsidiaries owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security or Convertible Instrument, and neither the Company nor any of its Subsidiaries is a partner or member of any partnership, limited liability company or joint venture. Except for Vayavision, of which the Company holds equity interests of 60% and an option to purchase the remaining 40% equity interests, all of the Company’s Subsidiaries are wholly owned by the Company. As of immediately prior to the Tranche B Closing, Vayavision will be a wholly-owned Subsidiary of the Company.

8.7.	No Obligations to Issue Securities. Except for shares issuable (i) upon the exercise of options granted under the Company Equity Plan, (ii) upon the exercise of the Existing Warrants and (iii) pursuant to the anti-dilution and conversion rights provided under the Articles, there are no agreements, options, warrants, rights of conversion or exchange, pre-emptive rights, first refusal rights or other rights (contractual or statutory) pursuant to which the Company or the Subsidiaries are, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Company or of the Subsidiaries.

8.8.	No Contravention. Subject to the receipt of the Consents set forth in Schedule M-8.9 and except as set forth on Schedule M-8.9, the execution and delivery by the Group Companies of this Subscription Agreement, each Transaction Document and any other documents to which any of the Group Companies is a party contemplated hereby, as applicable, and the consummation of the transactions contemplated hereby and thereby as well as the consummation of the Transaction, do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Group Companies or the Company Shareholders Agreement, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law, Order or Permit applicable to any Group Company, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, Consent, amendment, modification, suspension, revocation, cancellation or acceleration) under any Contract of the type described in Section 8.15.4 to which any Group Company is a party or by which any Group Company may be bound, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Indebtedness or Charge upon any of the properties or assets of any Group Company, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have, individually or in the aggregate, a material adverse effect on the ability of any Group Company to enter into and perform its obligations under this Subscription Agreement or (ii) be materially adverse to the business of one or more Group Companies.

8.9.	Approvals and Consents. Except for the notices, Consents and approvals disclosed in Schedule M-8.9 and which, in the case of the Consents and approvals, have been obtained prior to this date, no authorization, Consent or approval of, or filing with or notice to, any Governmental Entity or any other Person is required of the Company under any applicable Laws including Laws of any jurisdiction in which the Company or its Subsidiaries operate, in connection with the execution, delivery or performance of the Transaction Documents by the Company or the issuance of the Conversion Shares, the Warrant Shares, the Common Shares issuable upon conversion of the Conversion Shares or the Common Shares issuable upon conversion of the Warrant Shares.

8.10.	Financial Statements. Except as set forth on Schedule M-8.10, the Financial Statements and Interim Financial Statements (i) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in stockholders’ equity and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its Subsidiaries and (iv) will comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

8.11.	No Undisclosed Liabilities. Except as disclosed in Schedule M-8.11, no Group Company has any liabilities, Indebtedness, or obligation of any nature (whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking) except for (i) liabilities disclosed or provided in the liabilities column of the Latest Balance Sheet (including the notes thereto), (ii) current liabilities incurred in the Ordinary Course since the date of the most recent Financial Statements, (iii) executory obligations incurred in the Ordinary Course under any Contract to which the Company is a party (for the avoidance of doubt other than as a result of breach thereof), and (iv) liabilities incurred pursuant to any Transaction Document.

8.12.	Absence of Unusual Transactions and Events. Except as disclosed in Schedule M-8.12, since October 1st, 2022, the Company has carried on its business in the Ordinary Course and, without limiting the generality of the foregoing, the Company has not:

8.12.1.	split, combined, reclassified, recapitalized or otherwise amended any terms of any shares or series of the Company’s or any of its Subsidiaries’ capital stock or equity interests, except for any such transaction by a wholly-owned Subsidiary of the Company that remains a wholly-owned Subsidiary of the Company after consummation of such transaction;

8.12.2.	made any loans or advances to any Person, other than advances for travel expenses made in the Ordinary Course;

8.12.3.	sold, assigned, conveyed exchanged, or otherwise disposed of any of the tangible assets or rights of the Company or its Subsidiaries, other than in the Ordinary Course;

8.12.4.	engaged in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Company’s or Subsidiaries’ assets, or (ii) any amalgamation, consolidation or other business combination transaction of the Company or any of the Subsidiaries with or into another Person other than as contemplated by this Subscription Agreement;

8.12.5.	declared, set aside or paid any dividend or made any distribution, whether in cash, stock or in any other kind, in respect of any of its shares or repurchased, redeemed or otherwise acquired any of the Company’s or its Subsidiaries’ s capital stock or equity interests;

8.12.6.	except as otherwise required by existing Company Equity Plans or the Contracts listed on Schedule M-8.15, (i) granted any severance, retention, change in control or termination or similar pay, except in connection with the promotion, hiring or termination of employment of any non-officer employee or non-management employee in the Ordinary Course, (ii) made any change in the key management structure of the Company or any of the Company’s Subsidiaries, or hired or terminated the employment of employees with an annual base salary of $200,000 or more, other than terminations for cause or due to death or disability, (iii) terminated, adopted, entered into or materially amended any Company Equity Plan, (iv) increased the cash compensation or bonus opportunity of any employee, officer, director or other individual service provider, except in the Ordinary Course, (v) established any trust or take any other action to secure the payment of any compensation payable by the Company or any of the Company’s Subsidiaries or (vi) taken any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable by the Company or any of the Company’s Subsidiaries, except in the Ordinary Course;

8.12.7.	(i) sold, conveyed, transferred, or granted any license or sub-license to any Person, encumbered, covenanted not to assert, abandoned, allowed to lapse, or otherwise disposed of any of the Company’s Intellectual Property, held or used by it, except for Permitted Charges; (ii) disclosed any material Trade Secrets, except pursuant to sufficiently protective non-disclosure agreements; or (iii) subjected any source code for proprietary Software Materials to Copyleft Terms;

8.12.8.	terminated, entered into, amended or otherwise modified, except in the Ordinary Course, (i) any Material Contract, leases or, without limiting the generality of the foregoing, any agreements pursuant to which any Person is granted marketing, distribution or similar rights of any type or scope or any third party royalty rights with respect to any products or services of the Company, or entered into or amended any strategic alliance, license or sub-license agreement, or joint development agreement, except in the Ordinary Course; or (ii) any Contract between the Company or a Subsidiary of the Company, on the one hand, and any shareholders of the Company or their respective Affiliates, on the other hand,;

8.12.9.	settled any litigations or claims, or suffered any judgments, requiring payment by the Company in excess of $50,000 in the aggregate or granting injunctive relief or specific performance;

8.12.10.	compromised or settled any litigation or claims, or suffered any judgment, in relation to the Company’s Intellectual Property;

8.12.11.	acquired any ownership interest in any real property;

8.12.12.	(i) incurred or assumed any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary of the Company or guaranty any debt securities of another Person, other than any Indebtedness or guarantee incurred in the Ordinary Course; or (ii) discharged any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceed $100,000, except as otherwise contemplated by this Subscription Agreement or as such obligations become due in the Ordinary Course;

8.12.13.	adopted a plan of, or otherwise entered into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries;

8.12.14.	waived the restrictive covenant obligations of any current or former employee of the Company or any of the Company’s Subsidiaries;

8.12.15.	(i) limited the right of the Company or any of the Company’s Subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person, in each case other than as prescribed by applicable Law or (ii) granted any exclusive or similar rights to any Person;

8.12.16.	amended in a manner materially detrimental to the Company or any of the Company’s Subsidiaries, terminate, permit to lapse or fail to use commercially reasonable efforts to maintain any material approval or Permit required for the conduct of the Business of the Company or any of the Company’s Subsidiaries;

8.12.17.	terminated or amend in a manner materially detrimental to the Company or any of the Company’s Subsidiaries any material insurance policy insuring the Business of the Company or any of the Company’s Subsidiaries;

8.12.18.	changed any accounting methods, principles or practices or changed any pricing or promotional principles or practices; or

8.12.19.	authorized or agreed or otherwise become committed to do any of the foregoing.

8.13.	Non-Arm’s Length Transactions.

8.13.1.	Except as disclosed in Schedule M-8.13, the Company has not, within the last three (3) years, made any payment or loan in an amount in excess of $10,000 to, guaranteed the obligations of, or borrowed any money from nor is otherwise indebted to, any officer, director, employee or shareholder of the Company or any Person not dealing at arm’s length (within the meaning of the Tax Act) with the Company or any Affiliate of any of the foregoing, except for usual compensation paid in the Ordinary Course.

8.13.2.	Except as disclosed in Schedule M-8.13 and except for the Company Shareholders Agreement, the stock option agreements executed in accordance with the Company Equity Plan, the Existing Warrants, the Voting Trust Agreement, past share subscription agreements with shareholders and the contracts of employment, the Company is not party to any contract or agreement with any officer, director, employee or shareholder of the Company or any Person not dealing at arm’s length (within the meaning of the Tax Act) with the Company or any Affiliate of any of the foregoing.

8.14.	Employment Matters.

8.14.1.	As of the date of this Subscription Agreement, the Company employs approximately 107 full-time employees and approximately two part-time employee and engages approximately five consultants or independent contractors.

8.14.2.	Schedule M-8.14 lists with respect to each Management Employee of the Company (whether actively at work or not), their positions, location, number of years of service as well as the full and complete terms and conditions of their employment, including without limitation, salary, commissions, any stock options, bonus, deferred compensation (pursuant to the Company Equity Plan or otherwise), in all cases, granted in the last two (2) years. Each such Management Employee is party to a written employment agreement with the Company, a copy of which has been delivered to the Investor. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the other transactions contemplated by this Agreement, will give any Management Employee of the Group Company the right to terminate such Management Employee’s employment agreement, result in any bonus, golden parachute, severance or other payment, obligation or Liability to any current or former Management Employee of the Group Company (whether or not under any Benefit Plan), result in any acceleration of the time of payment or vesting of any such benefit, or materially increase or accelerate employer contributions thereunder.

8.14.3.	To the knowledge of the Company, each independent contractor has been properly classified by the Company as an independent contractor. Neither the Company nor any of its Subsidiaries has received, nor are there any pending or, to the knowledge of the Company, threatened notices from any Person disputing such classification. Except as disclosed in Schedule M-8.14, the Company is not engaged with any personnel agency in respect of the Business, and there are no outstanding, pending or to the knowledge of the Company, threatened claims, complaints, investigations or orders relating to the employment of any personnel agency employees.

8.14.4.	To the knowledge of the Company, all employees or former employees of the Group Companies are or were at all times, during his or her employment with the respective Group Company, legally eligible to work for such Group Company. To the knowledge of the Company, all current and former employees have and had all work permits, visas, authorizations or status, as the case may be, required to perform work or provide services for the Group Companies.

8.14.5.	To the knowledge of the Company, no employee of any Group Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or Order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Group Companies or that would conflict with the Business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Business by the employees of the Group Companies, nor the conduct of the Business as now conducted and as presently proposed to be conducted, will, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

8.14.6.	Except as disclosed in Schedule M-8.14, to the knowledge of the Company, no Group Company is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to this date or amounts required to be reimbursed to such employees, consultants or independent contractors. Each Group Company has complied in all material respects with all applicable provincial and federal human rights and employment and pay equity laws and with other Laws related to employment, including those related to wages, hours, employment standards, occupational health and safety, workers’ compensation, worker classification and labour relations or collective bargaining. Each Group Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of any Group Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. With respect to any employee of any Group Company who resides or works in Israel or whose employment is otherwise subject to the Law of the State of Israel (each, an “Israeli Employee”), such withholding includes the withholding of all amounts that the applicable Group Company is legally or contractually required to either (i) deduct from each Israeli Employee’s salary and/or to transfer to such Israeli Employee’s pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (ii) withhold from each Israeli Employee’s salary and benefits and to pay to such applicable Governmental Entity as required by the Ordinance and/or Israeli National Insurance Law, or otherwise cause to be, in each case, duly deducted, transferred, withheld and paid, and no Group Company has any outstanding obligation to make any such deduction, transfer, withholding or payment.

8.14.7.	To the knowledge of the Company, no Management Employee intends to terminate employment with any Group Company or is otherwise likely to become unavailable to continue as a Management Employee. No Group Company has a present intention to terminate the employment of any of the foregoing. The employment of each Management Employee of any Group Company is terminable by such Group Company in accordance with applicable laws. Except as required by the Act respecting labour standards or the Civil Code of Québec and other similar Laws applicable where the Group Companies conduct business (including the Israeli Severance Pay Law, 5723-1963), and except as disclosed in Schedule M-8.14, upon termination of the employment of any such Management Employees, no severance or other payments will become due. No Group Company has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

8.14.8.	Except as disclosed in Schedule M-8.14, to the knowledge of the Company, the Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s board of directors, or inconsistent with the terms of the Company Equity Plan.

8.14.9.	Each former Management Employee whose employment was terminated by any Group Company has entered into an agreement with such Group Company providing for the full release of any claims against such Group Company or any related party arising out of such employment.

8.14.10.	To the knowledge of the Company, none of the Management Employees or directors of any Group Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any provincial insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any Order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public corporation; or (d) found by a court of competent jurisdiction in a civil action or by any Governmental Entity to have violated any Securities Laws, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

8.14.11.	No Group Company is a party to or is bound by any:

8.14.11.1	oral Contract for the employment of any Management Employee;

8.14.11.2	collective agreement or Contract to any association of employees and no Group Company has conducted negotiations with respect to any such future collective agreements, or Contracts; no association of employees has been certified to act as the representative of all or some of the employees of any Group Company; to the knowledge of the Company, no association of employees has applied to have any Group Company bound by any certification granted under the Labour Code (Québec) or other similar Laws, any collective agreement or any proceeding for the securing of any certification or for the making or carrying out of any collective agreement according to the Labour Code (Québec) or other similar Laws. No transfer of rights or obligations contemplated in the Labour Code (Québec) or other similar Laws has occurred; and to the knowledge of the Company, there are no current or threatened attempts to organize or establish any association of employees with respect to any Group Company, nor has there been any such event in the past three (3) years. No Group Company is and never was a member of any Israeli employers’ association or organization, and no such employers’ association or organization has ever made any demand for payment of any kind from any Group Company. Except as disclosed in Schedule M-8.14.11.2, no Group Company was or is subject to, and no Israeli Employee of any Group Company benefits from, any extension order (tzavei harchava) except for extension orders generally applicable to all employers in Israel.

8.14.12.	There is no work stoppage or other concerted action, grievance or dispute existing or, to the knowledge of the Company, threatened against any Group Company.

8.15.	Employee Plans.

8.15.1.	Schedule M-8.15 contains a list of all Employee Plans along with correct and complete copies of all the contracts, commitments and plans that have been disclosed and related documents or, where oral, correct and complete written summaries of the terms thereof. Except as disclosed in Schedule M-8.15, no Employee Plan is a pension plan or a registered pension plan. For the purpose of the foregoing, related documents means, in the case of profit sharing, deferred compensation, retirement, hospitalisation, disability or insurance or similar plans, all documentation establishing or creating such plans, all amendments thereto and all documentation related thereto including without limitation, trust agreements, funding agreements and other similar agreements, the most recent actuarial report, if any, related thereto and all reports, returns and filings in respect of such plans made with any regulatory agency since the past three (3) years.

8.15.2.	There are no material outstanding defaults or violations by the Company and, to the knowledge of the Company, by any other Person, to any Employee Plan and no Taxes, penalties or fees are owing or due and payable under or in respect of any of the Employee Plans.

8.15.3.	To the Company’s knowledge, no Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity or by any other Person (other than routine claims for benefits).

8.15.4.	The obligations of any Group Company to provide statutory severance pay to its Israeli Employees pursuant to the Israeli Severance Pay Law, 5723 1963 are fully funded in accordance with Section 14 under the Severance Pay Law 5723-1963 (“Section 14 Arrangement”). Except as would not be material to any Group Company or to its Business, such Section 14 Arrangement was properly applied to all Israeli Employees, former and current, from their commencement date of employment and based on their full determining salaries per Law and the employment agreements, and no Group Company has any liability or obligation to make payment of statutory or contractual severance pay in the event of termination of employment of any Israeli Employees, for any reason, except for the release of the funds accumulated in accordance with such Section 14 Arrangement. The liability for any obligations of any Group Company to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable Law or Contract, or any other payment of substantially the same nature, to any Israeli Employee is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded, adequate provisions have been made in the Financial Statements). There are no unwritten policies, practices or customs of any Group Company that entitles or could reasonably be expected to entitle any Israeli Employee to benefits materially in addition to what such Israeli Employee is entitled under applicable Laws or under the terms of such Israeli Employee’s employment agreement (including unwritten customs or practices concerning bonuses or the payment of statutory severance pay when it is not required under applicable Laws).

8.16.	Material Contracts.

8.16.1.	Schedule M-8.15.4 contains a true, complete and correct list of each of the following Contracts to which a Group Company is, as of the date of this Subscription Agreement, a party or is bound (the Contracts required to be set forth on Schedule M-8.15.4, collectively, the “Material Contracts”):

8.16.1.1	any Contract relating to Indebtedness in excess of $100,000 of any Group Company or to the placing of a Charge on any material assets or properties of any Group Company;

8.16.1.2	any licence or royalty agreement or other Contract: (a) relating to Intellectual Property that is material to the Business; (b) providing for the license of or release, coexistence, or immunity under, or the grant of a covenant not to sue with respect to, material Group Company Owned Intellectual Property (other than non-exclusive licenses of Group Company Owned Intellectual Property granted to customers and vendors in the Ordinary Course, on standard terms and conditions); or (c) the development of any Intellectual Property, independently or jointly, by or for any Group Company (excluding invention assignments or similar Contracts between any Group Company and any employee or contractor on any Group Company’s standard form agreement made available to the Investor and without any material deviations or exclusions);

8.16.1.3	any Contract whereby a Group Company has undertaken to refrain from engaging in any line of business or from competing with a particular Person or group of Persons, or that contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions, or that otherwise restrains its ability to engage in or operate any business;

8.16.1.4	any Contract involving any continuing representation, warranty or indemnification obligation of a Group Company to any other Person, other than in the Ordinary Course;

8.16.1.5	Except as for Contracts entered between a Group Company with another Group Company, any Contract whereby a Group Company is a guarantor or indemnitor of any indebtedness of any Person;

8.16.1.6	any partnership, joint venture, profit-sharing, collaboration, co-promotion, commercialization, research or development or alliance Contracts;

8.16.1.7	any Contract with any Person with whom a Group Company, does not deal at arm’s length within the meaning of the Tax Act;

8.16.1.8	any lease, agreement in the nature of a lease or agreement to lease whether as lessor or lessee, in respect of immovable property;

8.16.1.9	any retention, change of Control or severance Contract, agreement or commitment for the benefit of a Management Employee, an officer or a director of a Group Company; and

8.16.1.10	any Contract to which a Group Company is a party or by which it may be bound and which requires or may require the payment or provision by a Group Company to any Person, or the payment or provision by any Person to a Group Company of any payments or of goods or services having a fair market value, in each case, in excess of $100,000;

8.16.2.	All Material Contracts represent valid and binding obligations of the relevant Group Company. Except as disclosed in Schedule M-8.15.4, no Group Company is in default or breach of any such Material Contract and, to the knowledge of the Company, there exists no state of facts which after notice or the passage of time, or both, would constitute such a default or breach. All Material Contracts are now in good standing and each Group Company is entitled to all benefits, rights and privileges thereunder. No Group Company has received or served notice of termination of any Material Contract, and there are no grounds for termination, rescission, cancellation or repudiation of any such Material Contract. True, correct and complete copies of all Material Contracts, including all amendments thereto, have been previously delivered to or made available to the Investor.

8.17.	Real and Personal Property.

8.17.1.	Except as disclosed in Schedule M- 8.17, each Group Company is the beneficial owner of, and has good and marketable title to or a valid leasehold interest in or other valid contractual right to use, free of all Charges, all assets that are not Intellectual Property or real or immovable property and that are used in connection with its business (other than Permitted Charges). No Group Company is, nor has ever been the owner of, or subject to any Contract, including any option to own, any immovable or real property or any interest in any immovable or real property. All properties and assets owned or leased by any Group Company (other than Intellectual Property) are in its possession, subject to its control and are located on the properties leased pursuant to the Real Property Leases, except for the computer servers that are currently hosting the Company’s Internet web sites. All the physical assets of the Company are in good operating condition and in a state of good maintenance and repair free from defects, normal wear and tear excepted, and fit for the purpose for which they are intended.

8.17.2.	No Group Company owns any real property. No Group Company is obligated or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any real property.

8.17.3.	Schedule M-8.17 sets forth a true, complete and correct list of all premises at which any Group Company leases, licenses, occupies or subleases real property (collectively, the “Leased Real Propertiesˮ). True, complete and correct copies of all leases, licenses, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Properties by or to any Group Company, including all amendments and modifications thereof (collectively, the “Real Property Leases”), have been made available to the Investor. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and no Event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to Real Property Lease. No party, other than the Company or its Subsidiaries, as applicable, has any right to use or occupy the Leased Real Properties or any portion thereof. None of the Company or any of its Subsidiaries has received written notice of any current condemnation proceeding or proposed similar Proceedings or agreements for taking in lieu of condemnation with respect to any portion of the Leased Real Properties. None of the Company or any of its Subsidiaries has assigned, transferred or pledged any interest in any of the Real Property Leases.

8.18.	Environmental and Safety Matters.

8.18.1.	Each Group Company and the Company’s Business is in material compliance with, all Environmental Laws, applicable Laws, approvals, licences, certificates, or other authorizations by any Governmental Entity with respect to environmental, health or safety matters.

8.18.2.	To the knowledge of the Company, (a) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Group Companies; (b) there have been no Hazardous Substances generated by the Group Companies that have been disposed of or come to rest at any site not in conformity with Environmental Laws; and (c) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBsˮ) or PCB-containing equipment used or stored on, and no Hazardous Substance stored on, any site owned or operated by the Group Companies, except for the storage of hazardous waste in compliance with Environmental Laws.

8.18.3.	The Company has made available to the Investor true, correct and complete copies of all material environmental records, reports, notifications, certificates of authorization, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments, if any.

8.18.4.	No Proceeding is pending or, to the knowledge of the Company, threatened in writing with respect to the Group Companies’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of a material Proceeding under applicable Environmental Laws.

8.19.	Tax Matters.

Except as disclosed in Schedule M-8.19:

8.19.1.	Each Group Company has prepared and filed (taking into account valid extensions) all material Tax Returns required to have been filed by it; all such Tax Returns are true, complete and correct in all material respects and were prepared in compliance with all applicable Laws and Orders; and each Group Company has timely paid to the appropriate Governmental Entity all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

8.19.2.	Each Group Company has timely withheld from payments made or deemed made to any of its employees, independent contractors, customers, shareholders, and other Persons from whom it is required to withhold Taxes in compliance with all applicable Law and collected and paid to the appropriate Tax Authority all material amounts required to have been collected and paid. Each Group Company is in compliance with, and its records contain all information and documents necessary to comply with all material applicable information reporting and withholding requirements under all applicable Laws.

8.19.3.	No Group Company has elected, through action or inaction, to benefit from any payroll tax relief, including tax credits and tax deferrals, under the Families First Coronavirus Response Act (H.R. 6201) or the CARES Act (including pursuant to sections 2301 and 2302 of the CARES Act) or any similar legislation that addresses the financial impact of COVID-19 on employers.

8.19.4.	No Group Company is currently the subject of a Tax Contest. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

8.19.5.	No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the Ordinary Course.

8.19.6.	No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local, or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect any Group Company which agreement, memoranda or ruling would be effective after the Closing Date.

8.19.7.	No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period ending after the Closing Date by reason of (i) a change in method of accounting for any period (or portion thereof) ending on or before the Closing Date, (ii) a use of an improper method of accounting for any period (or portion thereof) ending on or before the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) an election made pursuant to section 965(h) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).

8.19.8.	The unpaid Taxes of the Group Companies (i) for all periods ending on or before the date of the Financial Statements do not, in the aggregate, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not, in the aggregate, materially exceed that reserve as adjusted for operations and transactions through the Closing Date that occur in the Ordinary Course.

8.19.9.	No Group Company is or has been a party to any “listed transaction” as defined in section 6707A of the Code and Treasury Regulations section 3.6011-4 (or any corresponding or similar provision of U.S. state or local or non-U.S. income Tax Law, including any similar concept under section 131(g) of the Ordinance). The Israeli Subsidiary is not subject to any reporting obligations under sections 131D and 131E of the Ordinance or any similar provision under any local Israeli Tax Law, including with respect to value added Taxes.

8.19.10.	There are no Charges for Taxes on any assets of any Group Company or any Equity Securities of any Group Company, other than Permitted Charges.

8.19.11.	No Group Company was a “distributing corporation” or a “controlled corporation,” each within the meaning of section 355(a)(1)(A) of the Code, in a distribution intended to qualify under section 355 of the Code (i) within the two (2) year period ending on the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) in connection with the Transactions.

8.19.12.	Each Group Company is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

8.19.13.	No written claims have ever been made by any Tax Authority in a jurisdiction where any Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

8.19.14.	No Group Companies has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise an office or fixed place of business in a country other than the country in which it is organized.

8.19.15.	No Group Company (i) has been a member of an affiliated group filing a consolidated, combined or unitary United States federal, state, local or non-U.S. income Tax Return or (ii) has any Liability for the Taxes of any Person under section 160 of the Tax Act or section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), or as a transferee or successor.

8.19.16.	The Company has not, and has not ever been deemed to have, for purposes of the Tax Act or any relevant provincial legislation, acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services or had the use of property for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market value rate to or from, any Person with whom it does not deal at arm’s length within the meaning of the Tax Act. The Company has complied in all material respects with the transfer pricing provisions of applicable Tax Laws, including any contemporaneous documentation requirements thereunder.

8.19.17.	No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than a Contract entered into in the Ordinary Course the principal purpose of which does not relate to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

8.19.18.	There are no circumstances or situations existing, or that have existed, which have resulted, or which could result in the application of sections 17, 78 or 80 to 80.04 of the Tax Act or any equivalent provincial provision to any Group Company.

8.19.19.	The Company has not received any refund of Taxes, including Québec deemed payments on account of Tax (scientific research and experimental development tax credit), federal investment tax credit and payments under Section 125.7 of the Tax Act, to which it is not entitled.

8.19.20.	None of the Conversion Shares, the Warrant Shares or the Common Shares constitute, as of the date hereof, “taxable Canadian property” for the purposes of Section 116 of the Tax Act.

8.19.21.	The Company has made available to the Investor true, complete and correct copies of any Tax ruling obtained from the Israeli Tax Authorities with respect to Company Options. The Company currently complies, in all material respects, and in the past has always complied, in all material respects, with the relevant written requirements of Section 102 of the Ordinance and the regulations promulgated thereunder, with respect to any Section 102 Company Option issued pursuant to the provisions of such section, and the Company currently complies, and in the past has always complied with the written requirements of Section 3(i) of the Ordinance with respect to the grant of options to independent contractors. Section 102 Company Options have been granted and/or issued, as applicable, in compliance in all material respects with the applicable written requirements of Section 102 of the Ordinance and the written requirements and guidance of the Israeli Tax Authority, including, without limitation, the filing of the necessary documents with the Israeli Tax Authority, the appointment of an authorized trustee to hold the Section 102 Company Options (the “Section 102 Trustee”), the receipt of all mandatory Consents and tax rulings and the due deposit of such Section 102 Company Options with the Section 102 Trustee pursuant to the terms of Section 102 of the Ordinance and any regulation or written publication issued by the Israeli Tax Authority including the guidance published by the Israeli Tax Authority on July 24, 2012 (and its clarification published on November 7, 2012).

8.19.22.	Vayavision complies, and has always been compliant with, the requirements of Section 85A of the Ordinance and the regulations promulgated thereunder.

8.20.	Insurance. Schedule M-8.20 discloses particulars of all the insurance policies held by the Company, including the name of the insurer, the nature of the risks insured against and the amount of coverage. To its knowledge, the Company is not in default with respect to any of the provisions contained in any such policies of insurance nor has it failed give any notice or to pay any premium or to make any claim under any such insurance policy. The Company has no reason to believe that any of the insurance policies disclosed in Schedule M-8.20 will not be renewed by the insurer upon the scheduled expiry of the policy, or that premiums will significantly increase. There are no claims pending or currently being processed under the insurance policies held by the Company and, to the knowledge of the Company, there are no incidents, circumstances or occurrences that could give rise to a loss, damage or claim even if such incident, circumstance or occurrence has not yet resulted in a claim filed with the Company’s insurers. Correct and complete copies of all of the insurance policies disclosed in Schedule M-8.20 have been provided to the Investor by the Company. To the Company’s knowledge, the insurance policies disclosed in Schedule M-8.20 are sufficient in amount (subject to reasonable deductions) to allow the Company to replace any of its properties that might be damaged or destroyed.

8.21.	Intellectual Property. Schedule M-8.21 sets out a complete and correct description of: (a) all registered copyrights, registered trademarks, trademark applications, domain names, patents and patent applications, owned or purported to be owned by the Group Companies, and in each case the applicable jurisdictions, the legal and beneficial owner, as well as the current status of same and any applicable annotation such as any patent or patent application which has been marked for abandonment; (b) all material unregistered Marks owned or purported to be owned by the Group Companies; (c) all material unregistered Proprietary Software Materials (d) all agreements wherein any Intellectual Property has been licensed or granted to a Group Company, provided that the relevant Group Company is not required to disclose the generally available commercial software which is used under standard end-user object code license agreements that has an annual value of less than $25,000; and (e) all material agreements wherein any rights in any Intellectual Property have been licensed by a Group Company to any third party. Except as disclosed in Schedule M-8.21:

8.21.1.	A Group Company has not licensed, assigned or otherwise conveyed any Intellectual Property beneficially or legally owned by, purported to be owned by, or licensed to, a Group Company (the “Group Company’s Intellectual Property”);

8.21.2.	Each Group Company possesses and is the sole and exclusive beneficial and legal owner of all right, title and interest in and to all Group Company Owned Intellectual Property, free and clear of all Charges (other than Permitted Charges) and options to purchase and has the exclusive right, to use, license or otherwise exploit all of the rights in such Intellectual Property in its Business and none of the foregoing will be adversely affected by (nor will require the payment or grant of additional amounts or consideration as a result of) the execution, delivery, or performance of this Subscription Agreement nor the consummation of the transactions contemplated hereby;

8.21.3.	Each Group Company has the exclusive (where the right is granted on an exclusive basis) right to use, license or otherwise exploit all of the rights which is licensed to the relevant Group Company by a third party, subject to the terms of any relevant license or collaboration agreement pursuant to which the relevant Group Company is granted rights to use or otherwise deal with or exploit the Intellectual Property of a third party;

8.21.4.	All items required to be set forth on Schedule M-8.21 are valid, enforceable, subsisting and in good standing, have been filed and maintained in a timely manner within the appropriate offices to preserve the rights thereto and all assignments have been recorded in favour of the relevant Group Company to the extent recordation within a timely manner is required to preserve the rights thereto;

8.21.5.	No royalty or other fee is required to be paid by a Group Company to any Person in respect of the use of any of the Group Company’s Intellectual Property, subject to the terms of any relevant license agreement;

8.21.6.	There has been no notice of abandonment, cancellation or unenforceability received by a Group Company as regards the Group Company’s Intellectual Property and, to the Group Company’s knowledge, the Group Company’s Intellectual Property has not been used or enforced or failed to be used or enforced by a Group Company in a manner that would result in the abandonment, cancellation or unenforceability of any such Group Company’s Intellectual Property;

8.21.7.	There has been no actual written claim of adverse ownership, invalidity or other opposition to or conflict with the Group Company’s Intellectual Property nor is there any impending or to the knowledge of a Group Company, threatened suit, proceeding, claim, demand or action (and no Group Company has received any written claim) concerning the ownership, use, validity, registrability or enforceability of any of the Company’s Intellectual Property (other than the review of pending patent and trademark applications by applicable Governmental Entities);

8.21.8.	The Group Company’s Intellectual Property constitutes all material Intellectual Property necessary for the carrying of the Company’s Business as currently conducted. All licenses to which a Group Company is a party relating to the Group Company’s Intellectual Property or IT Assets are binding and enforceable against a Group Company in accordance with their respective terms and no material default exists thereunder on the part of a Group Company;

8.21.9.	The consummation of the transactions contemplated by this Subscription Agreement will not violate or breach the terms of any Intellectual Property license, or entitle any other party to any such Intellectual Property license to terminate or modify it, or otherwise adversely affect a Group Company’s rights under it;

8.21.10.	To the knowledge of the Company, neither any Group Company nor the operation of the Business (including the Group Company’s use of the Group Company’s Intellectual Property in connection with the operation of the Business and any products or services of the Company or the Business or the development, use, sale, offer for sale, marketing, training, teaching, improving, or commercialization thereof) did or does infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any Person. There is no pending (or to the knowledge of the Company, threatened) suit, proceeding, claim, demand or action (and the Company has not received any written claim) alleging any of the foregoing;

8.21.11.	Each Group Company has taken commercially reasonable precautions and made commercially reasonable efforts (including measures to protect secrecy and confidentiality, where appropriate) to protect the Group Company’s Intellectual Property and Confidential Information and to the knowledge of the Company, there are no unauthorized uses or disclosures of any Trade Secrets held by Group Companies. All current and former employees, directors, shareholders, contractors, consultants, agents and representatives of a Group Company who have had access to the Group Company’s Intellectual Property and Confidential Information have a legal obligation of confidentiality to the Group Company with respect to such Intellectual Property and Confidential Information. All Persons (including all current and former employees, directors, shareholders, contractors and consultants) who have participated in or contributed to the creation, authorship, modification, or development of any Intellectual Property for or on behalf of the Company have executed and delivered to the Company a written agreement validly assigning to the Company all right, title, and interest (including the right to seek past and future damages with respect thereto) in and to all such Intellectual Property (or all such right, title, and interest vested in the Company by operation of law), and such employees, directors, shareholders, agents, consultants and contractors have waived in favour of the Company, its licensees, successors and assigns all their non-assignable rights (including moral rights, where applicable) therein. To the knowledge of the Company, no Person is in breach of any such agreement;

8.21.12.	No current or former director or shareholder, contractor or consultant, or any other Person owns, whether directly or indirectly, any right whatsoever in any Intellectual Property owned by a Group Company;

8.21.13.	All current and former employees, directors, shareholders, agents, consultants and third party contractors of a Group Company who develop or have developed Intellectual Property for a Group Company have duly executed and delivered agreements to the relevant Group Company pertaining to the assignment to the Group Company of all Intellectual Property invented or conceived during the course of their employment or engagement by the relevant Group Company, and such agreements are valid and sufficient to vest with the relevant Group Company all rights, titles and interests (including the right to seek past and future damages with respect thereto) in the Intellectual Property (or all such right, title, and interests vest or have vested in such relevant Group Company by operation of law) and, when required, the relevant Group Company has recorded each such assignment with the relevant Governmental Entity as required by applicable Laws, and such employees, directors, shareholders, agents, consultants and third party contractors have waived in favour of the relevant Group Company, its licensees, successors and assigns all their non-assignable rights (including moral rights, where applicable) therein. To the knowledge of the Company, no Person is in breach of any such agreements;

8.21.14.	No third party has claimed and notified a Group Company in writing or, to the knowledge of a Group Company, has threatened, that any current or former employee, director, shareholder, agent, consultant or third party contractor of a Group Company that contributed to the development of the Group Company’s Intellectual Property has, as a result of such contribution, violated the terms and conditions of his or her employment, non-competition, non-disclosure or inventions agreement with such third party or disclosed or used any trade secret of such third party;

8.21.15.	To the knowledge of each Group Company, there has been no public disclosure, sale or offer for sale of any invention owned by a Group Company and forming a part of the Group Company’s Intellectual Property, by a Group Company (such as a non-confidential publication or presentation by an employee, officer, or director) that may materially affect a Group Company obtaining or sustaining valid patent rights to such invention;

8.21.16.	To the knowledge of each Group Company, there has been no public disclosure, sale or offer for sale of any invention described in a patent application (in preparation or filed and in good standing) and forming a part of the Intellectual Property owned by a Group Company by a third party that would materially prevent a Group Company from obtaining or sustaining valid patent rights to such invention;

8.21.17.	To the knowledge of each Group Company, there is no publication, such as a patent, published or laid-open patent application, journal article, catalogue, promotion, or specification, of a third party which, to the knowledge of each Group Company, would prevent a Group Company from obtaining or sustaining valid patent rights to any material invention described in a patent or a patent application (in preparation or filed and in good standing) and forming part of the Intellectual Property owned by a Group Company;

8.21.18.	To the knowledge of each Group Company, no Person has infringed or misappropriated, or is infringing or misappropriating, the Group Company’s Intellectual Property or Confidential Information;

8.21.19.	Each Group Company is in compliance with all open source or similar licenses governing any Software Material used by the Group Companies. Each Group Company has used commercially reasonable efforts to maintain the confidentiality of the source code and confidential system documentation relating to all Proprietary Software Materials. No Person other than the Group Companies (or its hosting providers who are not granted rights to use or access such code other than to host the Proprietary Software Materials at the direction of the relevant Group Company) possesses, or has an actual or contingent right to access or possess (including pursuant to escrow), a copy in any form of source code of any Proprietary Software Materials or system documentation therefor.

8.21.20.	Each Group Company has maintained or caused to be maintained the rights to the Group Company’s Intellectual Property, including the patents and patent applications listed in Schedule M-8.21, in full force and effect through the date hereof and is maintaining patents, patent applications and registrations diligently and has renewed or has made within an applicable renewal period ending on or prior to the date hereof application for renewal of all of the registered Group Company’s Intellectual Property owned by a Group Company, including the patents and patents application listed in Schedule M-8.21, and subject to expiration on or prior to the date hereof all maintenance fees and similar annuity payments have been made in each jurisdictions requiring such payments;

8.21.21.	Each Group Company has not made available to any third party any Software Materials forming part of the Group Company’s Intellectual Property except in the Ordinary Course, including but not limited to providing Software Materials (i) to buyers, suppliers, strategic partners, customers, distributors and manufacturers of a Group Company’s products and (ii) for the purposes of developing or evaluating Intellectual Property;

8.21.22.	None of the Group Company’s Intellectual Property has been developed with the assistance or use of any funding from third parties or third-party agencies, including without limitation funding from any Governmental Entity;

8.21.23.	The Software Materials do not contain any undisclosed program routine, device or other feature, including viruses, worms, bugs, time locks, Trojan horses or back doors, in each case that is designed to delete, disable, deactivate, interfere with or otherwise harm such Software Materials, and do not contain any virus or other intentionally created, undocumented contaminant that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data, except the foregoing representation and warranty is not made for any Software Material that is not Group Company Owned Intellectual Property;

8.21.24.	None of the Software Materials (other than shrink-wrap Software Materials) owned by, licensed to or used by a Group Company contains any open source, copy left or community source code, including any libraries, software or code licensed under the General Public License, Lesser General Public License or any other license agreement or arrangement: (i) obliging the Company to make source code developed by a Group Company publicly available; (ii) imposing any restriction on the consideration to be charged for the distribution of the Group Company’s products or services or Group Company Owned Intellectual Property; (iii) imposing any restriction on a Group Company from asserting its rights, including patent and other Intellectual Property rights; or (iv) imposing any other material limitation, restriction, or condition on the right of a Group Company with respect to its use or distribution of the Group Company Owned Intellectual Property in each case, whether or not approved by the Open Source Initiative;

8.21.25.	Neither a Group Company nor any Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person or permitted the disclosure or delivery to any escrow agent or other Person of any source code for the Group Company Owned Intellectual Property;

8.21.26.	The Company IT Assets (i) are sufficient for the needs of the Business as currently conducted, including as to capacity, scalability, and ability to process current volumes in a timely manner, and (ii) operate and perform in all material respects as required for the conduct of the Business as presently conducted. Each Group Company has implemented commercially reasonable security to ensure the confidentiality, integrity and availability of data contained on the Company IT Assets, including backup, anti-virus, security and disaster recovery technology policies and procedures in compliance with applicable Law and customary industry practices; and

8.21.27.	With respect to the exclusive license granted to the Institut National D’Optique (“INO”) dated December 21, 2009 wherein a Group Company granted an exclusive license to INO to the patents listed as items #2, #3 and #5 of Annex B and the know how listed in Annex C of such agreement (the “Patents and Know How”), none of the inventions or technology disclosed in the Patents and Know How are currently commercialized, no Group Company currently has the intent to use such inventions or technology in the future, and not using such inventions or technology does not have nor will it have any impact on any Group Company’s present or currently planned operations.

8.22.	AI and Training Data

Except as disclosed in Schedule M-8.22:

8.22.1.	Schedule M-8.22 lists and describes all datasets that: (1) the Company considers proprietary and material to the Business; (2) have been used within or to make available the Company’s products and related services; or (3) otherwise have been used in connection with any of the training, validation, testing, development and deployment of any AI Technologies comprising any Group Company Owned Intellectual Property (the “Company Datasets”)

8.22.2.	Except as disclosed in Schedule M-8.22 (the “Licensed Company Datasets”), the Company is the sole beneficial and legal owner of all right, title and interest in and to the Company Datasets (the datasets forming part of the Company Datasets other than the Licensed Company Datasets, the “Owned Company Datasets”).

8.22.3.	The Company has: (i) been in compliance with all Contracts with respect to Licensed Company Datasets; and (ii) provided all notices and disclosures, obtained all Consents and permissions, and otherwise has all rights and authority, in each case as required under applicable Laws, to use and otherwise Process Licensed Company Datasets to conduct the Business as conducted in the 12 months preceding the date of this Subscription Agreement, including to: (1) improve the Company’s products and related services, including to enhance, train and develop its AI Technologies; (2) develop new products and related services; and (3) to generate Owned Company Datasets.

8.22.4.	The Company’s processes ensure that training procedures for the AI Technology components of Group Company Owned Intellectual Property are reproducible in a manner consistent with industry standard procedures that allows for similar or equivalent models to be retrained, and the Company maintains a technical description of any neural networks used in or with any products (including a description of the learning rates selected for each such neural network) that is a sufficiently detailed, in each case so that, provided equivalent training data, source code, and metadata being available by somebody are available, the neural network can be retrained, debugged and improved from time to time by data scientists, engineers and programmers skilled in the development of AI Technologies.

8.22.5.	The Company maintains or adheres to industry standard practices relating to responsible use of AI Technology, including policies, protocols and procedures for identifying and mitigating bias in any training data comprising the Company Datasets, and complies to them. There has been no complaint, claim, proceeding or, litigation or governmental inquiry or investigation alleging that, or questioning whether, Company Datasets used in the development, training, improvement or testing of any Company’s products or services was biased, untrustworthy or manipulated in an unethical or unscientific way and no report, finding or impact assessment of any internal or external auditor or other third party that makes any such allegation.

8.22.6.	All Group Company Owned Intellectual Property was created and was and is enhanced exclusively using data and other information that the Company had and has a right to keep and to use for that purpose. The Company has obtained all necessary permissions and consents from customers to use data from the equipment and premises of such customers that are collected by, and provided to, the Company, including through its products and services.

8.23.	Permits, Registrations and Elections. Each Group Company holds all permits, Consents, product authorizations and franchises (collectively, “Permits”) which it requires, or is required to have, to own its properties and assets and to carry on the Business, other than Permits which individually or in the aggregate are not material to the operation of the Business (each, a “Material Permit”). Each Material Permit is in full force and effect, each Group Company is in compliance with all the terms and conditions relating to the Material Permits and there are no proceedings in progress, pending or, to the knowledge of the Company, threatened which may result in revocation, cancellation, suspension or any adverse modification of any of the Material Permits. Neither the terms and conditions relating to the Material Permits nor the legislation or regulations pursuant to which the same were issued require that any Consent of, with or to, any Governmental Entity or other Person be made to assure the continued holding by the Company of the Material Permits after completion of the Transactions.

8.23.1.	Schedule M-8.23 provides a true, complete and correct list of all Group Companies’ received, pending and outstanding grants, incentives and subsidies from any Governmental Entity or any agency or affiliate thereof (collectively, “Grants”), including, without limitation, the IIA, the Executive Agency for Small and Medium-sized Enterprises (EASME) of European Commission, Israel-United States Binational Industrial Research and Development (BIRD), or any international or bilateral fund, institute or organization, and with respect to each such grant, the following details: (a) the aggregate amount of any such grant; (b) the aggregate outstanding obligations, if any, of each Group Company with respect to royalties or other payments; (c) any amounts of royalties or other payment paid on account of such grants and the balance or unused grant amounts available to the Company, if any; (d) any royalty or other payment schedule applicable to each grant; and (e) any action, suit, claim, inquiry, proceeding or investigation in any case by or before any Governmental Entity relating to any such governmental grant.

8.23.2.	Each Group Company is, and has at all times been, in compliance in all material respects, with the terms, conditions, requirements, undertakings and criteria of the Grants to which it is bound (including, with respect to the Israeli Subsidiary, the IIA Grants, and all requirements imposed or applicable under the Research Law), and has duly fulfilled, in all material respects, all conditions, undertakings, obligations and requirements relating thereto.

8.23.3.	In connection with any grants received by the Israeli Subsidiary (including the IIA Grants), no event has occurred, and no circumstance or condition exists, that would or that would reasonably be expected to give rise to or serve as the basis for: (i) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any such governmental grant; (ii) the imposition of any limitation on any such grant or any benefit available in connection with any such grant; (iii) a requirement that the Israeli Subsidiary return or refund any benefits provided under any such grant; or (iv) an increased or out of the Ordinary Course payment by the Israeli Subsidiary under any such grant for any reason (including for this purpose any aggregate repayment obligation above the grant amount).

8.24.	Compliance with Laws. Except as disclosed in Schedule M-8.24, each Group Company (a) conducts, and has for the last three (3) years conducted, its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order, including any Law or Order related to COVID-19, and (b) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order, except in the case of each of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Group Company.

8.25.	Litigation and Other Proceedings. Except as disclosed in Schedule M-8.25, there is no court claim, action, suit or other similar proceeding (whether civil, administrative, regulatory, quasi criminal, criminal or other), no arbitration or other dispute settlement procedure, no investigation or inquiry by any Governmental Entity and no similar matter or proceeding (collectively “Proceedings”) against or involving any Group Company or its Subsidiaries (whether in progress or threatened). No Event has occurred which might give rise to any Proceedings and there is no judgment, decree, injunction, rule, award or Order of any Governmental Entity outstanding against any of the Group Companies. No Group Company is, nor has at any time in the last three (3) years been, subject to any judgment, order or decree, entered in any lawsuit or proceeding, nor has any Group Company settled any claim. Except as disclosed in Schedule M-8.25, the Company is not, and has not at any time in the last three (3) years been, the plaintiff or complainant in any action, claim, suit or proceeding, arbitration or alternative dispute resolution process. To the knowledge of the Company, none of its officers, directors or Management Employees is a party to or is named as subject to the provisions of any Order, writ, injunction, judgment or decree of any court or Governmental Entity or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. No complaint, grievance, claim, work order or investigation has been filed, made or commenced against the Company pursuant to any applicable Laws including the Labour Code (Québec), the Act Respecting Labour Standards (Québec), the Act Respecting industrial accidents and occupational diseases (Québec), the Act Respecting occupational health and safety (Québec) or other any similar applicable legislation of Canada, the Province of Québec or of any other applicable jurisdiction.

8.26.	Corporate Records. The Corporate Records are true, complete and accurate, and contain copies of all of the articles, by-laws and resolutions adopted by the shareholders and directors (and any committees) of the Company since the date of its incorporation, all of which have been duly adopted, and registers of all past or present securities, shareholders and securities issuances, redemptions and transfers.

8.27.	Books of Account. All books of account, Tax records, and sales and purchase records of the Company have been properly and accurately kept and completed in all material respects.

8.28.	Rights of Registration. Other than as is contemplated by the Transaction Agreement, the Company is not under the obligation to file one or more prospectuses under securities Laws in order to permit the distribution of any of its securities or any securities issuable upon exercise or conversion of its securities.

8.29.	Compliance with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

8.29.1.	For the past five (5) years, neither the Group Companies nor any of their directors, officers or employees, nor, to the Company’s knowledge, any of their agents or other third-party representatives acting for or on behalf of any of the foregoing is or has been a Sanctioned Person or otherwise is engaging or has engaged in dealings with a Sanctioned Person.

8.29.2.	For the past five (5) years, the Group Companies have not violated in any material respect any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws, or Anti-Money Laundering Laws.

8.29.3.	For the past five (5) years, none of the Group Companies nor any of their directors, officers or employees nor, to the Company’s knowledge, any of their agents or third-party representatives acting for or on behalf of any of the foregoing has, in contravention of any Anti-Corruption Laws, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate which was not in compliance with domestic Law or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

8.29.4.	For the past five (5) years, none of the Group Companies has, to the Company’s knowledge, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws, or Anti-Money Laundering Laws.

8.29.5.	Notwithstanding anything in this Subscription Agreement, nothing in this Subscription Agreement shall require the Company or its Affiliates, or any director, officer, employee or agent of the foregoing, to commit an act or omissions that contravenes the Foreign Extraterritorial Measures Act (Canada), or any Order promulgated thereunder.

8.29.6.	Notwithstanding anything in this Subscription Agreement, including but not limited to the representations made under this Section 8.29, neither the Company nor any of the Company’s directors, officers, employees, agents or attorneys have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign public official” (as such term is defined in the Corruption of Foreign Public Officials Act, as amended (the “CFPO”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees, agents or attorneys have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company, nor, to the knowledge of the Company, any of its officers, directors, employees, agents or attorneys are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the CFPO or any other anti-corruption law.

8.29.7.	The Business as conducted as of the date of this Agreement does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization, import or export is restricted under applicable Law, and the conduct of the Business as currently conducted as of the date of this Agreement does not require obtaining a license under applicable Law from any Governmental Entity, including, to the extent applicable, permits pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 5734-1974, as amended, the Ex-Im Laws, or pursuant to any other applicable Law regulating the development, commercialization, import or export of such technology.

8.30.	Data Privacy.

8.30.1.	Except as disclosed in Schedule M-8.30.1, the Company is, and has in the past three (3) years been, in compliance in all material respects with Privacy Laws, as well as all Contracts, notices and Consents and other obligations and commitments applicable to the Processing of Personal Information, sending of commercial electronic messages, or installation of computer programs by the Company in connection with the Business.

8.30.2.	Except as disclosed in Schedule M-8.30.2, the Company has the right to use, in compliance in all material respects with Privacy Laws and the Contract relating, in whole or in part, to the Processing of Personal Information, (i) the Software Materials, including publicly available data therein, (ii) Personal Information and (iii) any information derived from Personal Information, in the manner that such information is used.

8.30.3.	The Company has a publicly posted privacy policy, and such policy accurately describes the Processing of Personal Information in connection with the Business in compliance in all material respects with Privacy Laws.

8.30.4.	The Company has established, implemented and adhered to technical, administrative, physical, operational, and organizational measures that are commercially reasonable to comply with applicable Privacy Laws, and Contracts relating, in whole or in part, to the Processing of Personal Information, and such measures are appropriately designed to protect and maintain the confidential nature of any Personal Information processed by the Company against any Breach of Security Safeguards with respect to such Personal Information.

8.30.5.	The Company has not, in the past three (3) years, (i) had any Breaches of Security Safeguards; (ii) been required to notify any Person or Governmental Entity of any Breach of Security Safeguards; or (iii) been adversely affected by a denial of service which would be material to the Business or other attack designed to interrupt operations or interrupt access to the Company’s information technology systems, including ransomware attacks.

8.30.6.	Since the date that is three (3) years prior to the date hereof, there have been no written claims, orders, undertakings, compliance agreements entered into, or investigations (formal or informal) by any Governmental Entity (including investigations and orders issued by any privacy regulator) in connection with any breach of any Privacy Laws by the Company, the Processing of Personal Information by or on behalf of the Company, a Breach of Security Safeguards, or the privacy policies or practices of the Company.

8.30.7.	The Company has provided, in Schedule M-8.30, a description of its automated collection of street-level data. Except as described in Schedule M-8.30, the Company does not Process Personal Information (other than employee information and website visitor information) in the course of conducting its Business.

8.30.8.	Each Group Company (i) has lawful authority for sending commercial electronic messages, in compliance with Privacy Laws, and has retained accurate and complete information and records upon which to ground such lawful authority; (ii) has not entered into any undertakings pursuant to any Anti-Spam Laws; and (iii) has not received any correspondence relating to, or notice of proceeding, relating to, an alleged contravention of Anti-Spam Laws.

8.31.	Financial Assistance. Except as set forth on Schedule M-8.31, none of the Group Companies have applied for a loan, loan guarantee, direct loan or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility (collectively “Financial Assistance”) (i) that is established under Law, including, without limitation, the COVID-19 Programs; and (ii) (a) that requires under Law (or any regulation, guidance, interpretation or other pronouncement of a Governmental Entity with jurisdiction for such program or facility) as a condition of such Financial Assistance, that any of the Group Companies agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase during a specified period, any equity security of any of the Group Companies or of any Affiliate of the Group Companies, and/or that it has not, as of the date specified in such condition, made a dividend or other capital distribution or will not make a dividend or other capital distribution during a specified period, or (b) to the knowledge of the Company, where the terms of this Subscription Agreement would cause the Group Companies under any circumstances to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance.

8.32.	Non-discrimination. The Company does not promote violence, incite hate or discriminate on the basis of sex, gender identity or expression, sexual orientation, colour, race, ethnic or national origin, religion, age or mental or physical disability, contrary to applicable laws.

8.33.	Private Issuer Status. The Company is a “private issuer”, as such term is defined in Section 2.5 of National Instrument 45-106 – Prospectus Exemptions.

8.34.	Information Provided. The information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement / Proxy Statement or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the 1934 Act (each a “Regulation M-A Filing”), shall not, at the time the Registration Statement / Proxy Statement or any such Regulation M-A Filing is filed with the SEC, at any time it is amended or supplemented or at the time the Registration Statement / Proxy Statement is declared effective by the SEC, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of the Company for inclusion in the Registration Statement / Proxy Statement to be sent to the stockholders of SPAC in connection with the meeting of SPAC’s stockholders (the “SPAC Stockholder Meeting”), shall not, on the date the proxy statement/prospectus included in the Registration Statement / Proxy Statement is first mailed to stockholders of SPAC, at the time of the SPAC Stockholder Meeting, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Registration Statement / Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SPAC Stockholder Meeting that has become false or misleading.

8.35.	TID U.S. Business. No Group Company is a TID U.S. business as defined at 31 C.F.R. §800.248.

8.36.	No Brokers, Etc. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Subscription Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable by the Company in connection herewith.

8.37.	Other Agreements. Other than the Transaction Agreement and the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Note Investor in connection with such Note Investor’s direct or indirect investment in the Company, except as set forth on Schedule M-8.37.

9.	Investor Representations and Warranties.

9.1.	Each Investor, solely with respect to itself, represents and warrants to, and covenants with, the Company that:

9.1.1.	If the Investor is a legal entity, the Investor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If the Investor is an individual, the Investor has the legal competence and capacity to enter into, deliver and perform its obligations under this Subscription Agreement.

9.1.2.	If the Investor is a legal entity, this Subscription Agreement has been duly authorized, executed and delivered by the Investor. If the Investor is an individual, the Investor’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

9.1.3.	The execution, delivery and performance by the Investor of this Subscription Agreement and the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the Transaction contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (i) if the Investor is a legal entity, the organizational documents of the Investor; or (ii) any statute or any judgment, order, rule or regulation of any court or Governmental Entity or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that, in the case of clause (ii), would reasonably be expected to have an Investor Material Adverse Effect. For purposes of this Subscription Agreement, an “Investor Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Investor that would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby.

9.1.4.	The Investor acknowledges that the Company may complete additional financings in the future to develop its business and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Investor, but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development.

9.1.5.	The Investor acknowledges and agrees that the Notes and the Warrant are being offered to it in a transaction not involving any public offering within the meaning of the Securities Act and that the offering of the Notes, the Conversion Shares issuable on conversion of the Notes, the Warrant, the Warrant Shares issuable on exercise of the Warrant, the Common Shares issuable upon conversion of the Conversion Shares and the Common Shares issuable upon conversion of the Warrant Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Notes, the Conversion Shares issuable on conversion of the Notes, the Warrant, the Warrant Shares issuable on exercise of the Warrant, the Common Shares issuable upon conversion of the Conversion Shares and the Common Shares issuable upon conversion of the Warrant Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof or (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (ii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Notes, the Conversion Shares issuable on conversion of the Notes, the Warrant, the Warrant Shares issuable on exercise of the Warrant, the Common Shares issuable upon conversion of the Conversion Shares and the Common Shares issuable upon conversion of the Warrant Shares shall contain the restrictive legend to such effect outlined in Section 6 hereof. The Investor acknowledges and agrees that the Notes and the Warrant will be subject to these transfer restrictions and the restrictions set forth in the Notes and the Warrant, and as a result the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Notes, the Conversion Shares issuable on conversion of the Notes, the Warrant, the Warrant Shares issuable on exercise of the Warrant, the Common Shares issuable upon conversion of the Conversion Shares and the Common Shares issuable upon conversion of the Warrant Shares and may be required to bear the financial risk of an investment in the Notes, the Conversion Shares issuable on conversion of the Notes, the Warrant, the Warrant Shares issuable on exercise of the Warrant, the Common Shares issuable upon conversion of the Conversion Shares and the Common Shares issuable upon conversion of the Warrant Shares for an indefinite period of time. The Investor acknowledges that the Notes and the Warrant will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the applicable Closing Date. The Investor acknowledges that it, he or she has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Notes, the Conversion Shares issuable on conversion of the Notes, the Warrant, the Warrant Shares issuable on exercise of the Warrant, the Common Shares issuable upon conversion of the Conversion Shares and the Common Shares issuable upon conversion of the Warrant Shares.

9.1.6.	The Investor acknowledges and agrees that the Investor is purchasing the Notes and the Warrant directly from the Company. The Investor acknowledges that certain information provided by the Company was based on forward-looking information, and such forward-looking information was prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking information. The Investor further acknowledges that the forward-looking information provided to the Investor was preliminary and subject to change.

9.1.7.	The Investor acknowledges that no person has made any written or oral representations (i) that any person will resell or repurchase the Notes or the Warrant; (ii) that any person will refund the purchase price of the Notes or the Warrant; or (iii) as to the future price or value of the Notes or the Warrant.

9.1.8.	The Investor’s acquisition and holding of the Notes and the Warrant will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) or any applicable similar Law.

9.1.9.	The Investor is not, and is not acting on behalf of, (i) an “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account or annuity or other “plan” that is subject to Section 4975 of the Code, (iii) any entity or account that is deemed under the Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975, or (iv) any other plan subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code.

9.1.10.	The Investor has consulted its own professional advisors with respect to investment, tax and other matters, in particular with respect to the tax consequences to such investor of acquiring, holding, converting, exercising or selling any of the securities of the Company as it relates to the Transaction or otherwise. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Notes and the Warrant, including with respect to the Company, the Transaction and the business of the Company and its subsidiaries. The Investor acknowledges that it, he or she is not relying upon, and has not relied upon, any statement (written or oral), representation or warranty made by any person, firm or corporation (including, without limitation, the Company any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 8 of this Subscription Agreement, with respect to investment, tax or other matters or as a recommendation to purchase the Notes. In making its, his or her decision to purchase the Notes and the Warrant, the Investor has relied solely upon the Company’s representations and warranties contained in Section 8 of this Subscription Agreement and its own independent investigation.

9.1.11.	The Investor acknowledges that it, he or she is aware that there are substantial risks incident to the purchase and ownership of the Notes and the Warrant. The Investor is a sophisticated investor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and the Warrant, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and determined that the Notes and the Warrant are a suitable investment for the Investor. The Investor (or the investment manager, fiduciary, or agent that has been delegated decision-making authority on behalf of Investor) has made its, his or her own assessment and has satisfied the Investor concerning relevant Tax and other economic considerations relative to its, his or her purchase of the Notes and the Warrant and acknowledges that the Investor shall be responsible for any of the Investor’s Tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement. The Investor is able to sustain a complete loss on its, his or her investment in the Notes and the Warrant, has no need for liquidity with respect to its, his or her investment in the Notes and the Warrant and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Notes or the Warrant.

9.1.12.	The Investor acknowledges and agrees that no federal, provincial or state agency, securities commission or Governmental Entity has reviewed, has passed upon or endorsed the merits of the offering of the Notes and the Warrant or made any findings or determination as to the fairness of this investment, and that any representation to the contrary is an offence.

9.1.13.	The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that the Investor is permitted to do so under applicable Law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable Law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Notes and the Warrant were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

9.1.14.	The Investor has or has commitments to have and, when required to deliver payment to the Company pursuant to Section 4 above, will have, sufficient funds to pay the Tranche A Amount and the Tranche B Amount and consummate the purchase and sale of the Notes and the Warrant pursuant to this Subscription Agreement.

9.1.15.	The Investor acknowledges its, his or her obligations under applicable securities laws with respect to the treatment of non-public information relating to the Transaction.

9.1.16.	The funds used to purchase the Notes and the Warrant which will be advanced by the Investor to the Company hereunder will not represent proceeds of crime for the purposes of any Anti-Money Laundering Law and the Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Subscription Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the Anti-Money Laundering Laws and the legislation, regulations or instruments enacting Canadian Economic Sanctions (as defined below). The Investor is not a person or entity identified on a list established under any Anti-Money Laundering Law (including, without limitation, Section 83.05 of the Criminal Code (Canada)) and the Investor is not a person or entity identified in the legislation or regulations enacting any economic or financial sanctions, laws, regulations, embargoes, or restrictive measures imposed, administered or enforced by Canada, including but not limited to, the provisions of the United Nations Act (Canada), the Special Economic Measures Act (Canada) or any other economic sanctions laws administered by applicable Canadian regulatory authorities (collectively, “Canadian Economic Sanctions”). To the best of its, his or her knowledge, none of the subscription funds to be provided by the Investor: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor, and the Investor will promptly notify the Company if the Investor discovers that any of such representations cease to be true and provide the Company with appropriate information in connection therewith; none of the funds the Investor is using to purchase the Notes and the Warrant are, to the knowledge of the Investor, proceeds obtained or delivered, directly or indirectly, as a result of illegal activities.

9.1.17.	The Investor acknowledges that this Subscription Agreement requires the Investor to provide certain personal information relating to the Investor to the Company. Such information is being collected and will be used by the Company for the purposes of completing the offering, which includes, without limitation, determining the Investor’s eligibility to purchase the Notes and the Warrant under applicable securities laws, preparing and registering certificates representing securities or arranging for non-certificated, electronic delivery of same, and completing filings required by any securities regulatory authority or stock exchange. Such personal information may be disclosed by the Company to (a) securities regulatory authorities and stock exchanges, (b) the Company’s registrar and transfer agent, (c) any government agency, board or other entity and (d) any of the other parties involved in the offering, including the legal counsel of the Company, and may be included in record books in connection with the offering. By executing this Subscription Agreement, the Investor expressly consents to the foregoing collection, use and disclosure of such personal information.

9.2.	In addition to the representations and warranties set forth in Section 9.1, each U.S. Investor, solely with respect to itself, represents and warrants to, and covenants with, the Company that:

9.2.1.	If the Investor is, or is subscribing for the account or benefit of, a person in the United States or a “U.S. Person” (as defined in Rule 902(k) of Regulation S), the Investor and each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Notes and the Warrant only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Notes as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Notes or the Warrant with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule I). The Investor is not an entity formed for the specific purpose of acquiring the Notes or the Warrant and (i) is an “institutional account” as defined by FINRA Rule 4512(c) or (ii) the investment manager, fiduciary, or agent that has been delegated investment decision making authority for the Investor is an “institutional account” as defined by FINRA Rule 4512(c).

9.2.2.	The Investor became aware of this offering of the Notes and the Warrant solely by means of direct contact between the Investor and the Company or a representative of the Company, and the Notes and the Warrant were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Notes and the Warrant, nor were the Notes and the Warrant offered to the Investor, by any other means. The Investor acknowledges that the Notes and the Warrant (i) were not offered to it by any form of general solicitation or general advertising and (ii) based on the representations made by the Company in Section 8, are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

9.3.	In addition to the representations and warranties set forth in Section 9.1, each Canadian Investor, solely with respect to itself, represents and warrants to, and covenants with, the Company that:

9.3.1.	The Investor acknowledges and agrees that the sale and delivery of the Notes and the Warrant is conditional upon such sale being exempt from the requirements under the securities laws and regulations of each of the provinces and territories of Canada (“Canadian Securities Laws”) as to the filing and delivery of a prospectus and that the Notes and the Warrant have not been qualified under a prospectus under Canadian Securities Laws. The Investor acknowledges that the Company, as of the date hereof, is not a “reporting issuer” in any jurisdiction in Canada, that the Notes and the Warrant are subject to statutory resale restrictions under applicable Canadian Securities Laws of the province of which the Investor resides (as applicable) and under other applicable Canadian Securities Laws which resale restrictions may apply outside of Canada, and the Investor covenants that it, he or she will not resell the Notes and the Warrant except in compliance with such laws.

9.3.2.	The Investor (i) is an “accredited investor” (as defined in National Instrument 45-106 – Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable) in each case, satisfying the applicable requirements set forth on Schedule J, (ii) is acquiring the Notes and the Warrant as principal for its own account and not as agent or for the benefit of any other person or is deemed under National Instrument 45-106 – Prospectus Exemptions or the Securities Act (Ontario), as applicable, to be purchasing the Notes and the Warrant as principal, (iii) was not created, and is not being used, solely to purchase or hold securities as an “accredited investor”, (iv) is not acquiring the Notes and the Warrant with a view to, or for offer or sale in connection with, any distribution thereof in violation of Canadian Securities Laws, (v) is a “permitted client” (as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations) satisfying the applicable requirements set forth on Schedule K, and (vi) has completed Schedule J and Schedule K hereto and the information contained therein is accurate and complete.

9.3.3.	The Investor acknowledges being notified that if the Investor is resident or otherwise subject to the applicable securities legislation of a jurisdiction in Canada: (i) the Company will deliver to the applicable securities regulatory authority or regulator certain personal information pertaining to the Investor, including its full name, residential address and telephone number, email address, the aggregate purchase price paid for such Notes, the number of warrants represented by the Warrant, the prospectus exemption relied on and the date of distribution of the Notes and the Warrant, (ii) such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it in securities legislation, (iii) such information is being collected for the purposes of the administration and enforcement of the securities legislation of the local Canadian jurisdiction, and (iv) the Investor may contact the public officials listed on Schedule L hereto with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information.

9.3.4.	Notwithstanding any provision to the contrary in this Subscription Agreement, the parties to this Subscription Agreement hereby agree that the French version of this Subscription Agreement shall be signed by the Company and Investissement Québec and, in the event of any conflict or inconsistency between the French and English language versions of this Subscription Agreement, the French and English language versions shall have the same legal value.

10.	Covenants.

10.1.	From the date of this Subscription Agreement until the earlier of the Tranche B Closing or a Tranche B Automatic Termination Event, the Company shall, and shall cause its Subsidiaries to, except: (x) as expressly contemplated by this Subscription Agreement, (y) as required by applicable Law or any Governmental Entity, or (z) as consented to in writing, in advance, by the Majority Investors:

10.1.1.	not incur any indebtedness other than (i) the Desjardins Loan; (ii) the IQ Loan; (iii) the transactions contemplated by this Subscription Agreement or any Other Subscription Agreement; and (iv) indebtedness arising from credit card agreements entered into between any of the Company or its subsidiaries and Fédération des caisses Desjardins du Québec up to a maximum amount of C$100,000;

10.1.2.	within five days of the Tranche A Closing, file or cause to be filed a RV form to the RPMRR registration hypothec granted by the Company in connection with the IQ Bridge Loan Offer referred to in paragraph 1.71(ii), as well as any other document to terminate and discharge any other Charge in favour of IQ in connection with the IQ Bridge Loan Offer;

10.1.3.	not grant a loan, a surety or any other form of financial assistance to a third party, including any form of investment;

10.1.4.	not provide security on, or otherwise encumber, any of its property (other than Permitted Charges);

10.1.5.	not sell, transfer or otherwise dispose of any property, in one transaction or a series of related transactions, to any Person (in each case, a “Disposition”), except any Disposition of inventory in the Ordinary Course or of assets which are obsolete, redundant or of no material economic value, and except for the sale of the Company’s modules business unit and/or the assets related to its components business unit;

10.1.6.	not make (i) any payment, declaration of dividend or other distribution, whether in cash or property, to any holder of shares of any class of the Company; (ii) any repurchase, redemption, retraction or other retirement or purchase for cancellation of shares of the Company, or of any options, warrants or other rights to acquire any of such shares; (iii) the payment of commission fees, guarantee fees and other fees or amounts to any holder of capital stock of the Company, or any bonus, fee or like payment to any shareholder, partner, director or officer of the Company or Affiliate of the Company (excluding, however, performance and retention bonuses and like payments to employees and payments made by the Company for goods purchased or services rendered in the Ordinary Course) (the transactions contemplated by (i), (ii) and (iii) hereinafter collectively referred to as a “Distribution”), other than (A) any dividend in kind in respect Class D 1 and Class D 2 preferred shares of the Company or (B) a Distribution from a Subsidiary to the Company;

10.1.7.	not substantially modify the nature of its operations or business;

10.1.8.	not proceed with any financial restructuring or any reorganization or merger or begin a dissolution procedure, other than in connection with the Transaction;

10.1.9.	operate its Business in the Ordinary Course;

10.1.10.	use best efforts to maintain and preserve intact, in all material respects, its business organization, Business, assets, properties and material business relations, taken as a whole;

10.1.11.	except with respect to a new Chief Financial Officer, not modify, amend or enter into new employment contracts with any Management Employee;

10.1.12.	not make any changes in executive and management compensation arrangements, policies or practices with respect to the Management Employees and not to allow any bonus payments to the Management Employees for the Company’s most recent fiscal year (except, for greater certainty, for the bonus payments for the financial year ending in September 2023 which have been agreed to and are binding obligations of the Company, provided however that no bonus payments or success fees shall be made in connection with the Transaction, the transactions contemplated hereby and any transactions associated thereto);

10.1.13.	not make any changes in the MSOP and not allow any payments under or pursuant to the MSOP;

10.1.14.	maintain minimum available cash on the Company’s balance sheet of C$2,500,000;

10.1.15.	provide the Note Investors with an advance written notice of at least five (5) Business Days in the event that it intends to file any proceedings under the Companies’ Creditors Arrangement Act, the Bankruptcy and Insolvency Act or any other laws with a view to effect a reorganization, restructuring or liquidation.

10.2.	The Company shall use commercially reasonable efforts to cause the Registration Statement / Proxy Statement to register the issuance of the Common Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Warrant Shares in accordance with the terms of the Transaction Agreement.

10.3.	From the date hereof until the earlier of the closing of the Transaction or the termination of the Transaction Agreement in accordance with its terms, upon the request of an Investor, the Company hereby undertakes to present such Investor with the following documents and information:

10.3.1.	Within thirty (30) days after the end of each calendar month, except that for the last month of any financial quarter, such documents and information must be given to such Investor within forty-five (45) days after the end of such calendar month: (i) its house interim financial statements on a consolidated basis, together with management's discussion and analysis report, which report should include, among other things, the progress in the development of the softwares of the Company and its Subsidiaries and the progress in the negotiations of the contracts that will generate revenues; and (ii) a certificate by an officer of the Company confirming the compliance of its commitments and obligations, including, without being limited to, its financial commitments, and supporting calculations.

10.3.2.	Within five (5) days after the end of each month, a certificate by an officer of the Company confirming the compliance of its commitment to maintain the minimum available cash on the Company’s balance sheet pursuant to Section 10.1.14 hereof.

Provided that, as a condition to receiving the information rights set forth in this Section 10.3, such Investor agrees to maintain confidential and not to disclose, divulge or use for any purpose any of the information so disclosed to them in accordance with this Section 10.3 other than as may be permitted in accordance with Section 16 hereof.

11.	Hypothecary Representative.

11.1.	The Hypothecary Representative shall be appointed pursuant to the terms of the Collateral Agency Agreement for the purposes of holding the Note Security for the benefit of the Note Investors in order to secure the Company’s obligation under the Transaction Documents. The Company shall cause each Additional Investor, upon its execution of a Joinder Agreement to this Agreement, to deliver a joinder agreement to the Collateral Agency Agreement to the Hypothecary Representative.

11.2.	Each Additional Investor agrees that it is and shall be bound by, and hereby assumes, all covenants, terms, conditions, obligations, duties and waivers applicable to a Note Investor under the Collateral Agency Agreement, and promptly following the entering into of the applicable Joinder Agreement, shall enter into a joinder to the Collateral Agency Agreement providing for the foregoing.

12.	No Priority. As between the Investors, the other Note Investors, each Tranche A Note, Tranche B Note, Additional Note, their respective subscription agreements, the Note Security and the respective rights and remedies thereunder will rank pari passu with the other in all respects.

13.	Termination.

13.1.	At any time prior to the Tranche A Closing, this Subscription Agreement may be terminated and become void and of no further force and effect, and all rights and obligations of the parties hereunder may be terminated without any further liability on the part of any party in respect thereof, as follows:

13.1.1.	by the mutual written agreement of the Company and the Majority Investors;

13.1.2.	by either the Company or the Majority Investors, if the Transaction Agreement shall not have been executed and delivered on or prior to June 30, 2023;

13.1.3.	by the Company, if any of the representations or warranties of the Investors contained in this Subscription Agreement shall not be true and correct or if the Investors have failed to perform any covenant or agreement set forth in this Subscription Agreement (including an obligation to consummate the Tranche A Closing) such that the condition to the Tranche A Closing set forth in either Section 5.1.1.2 or Section 5.1.1.3 could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within thirty (30) days after written notice thereof is delivered to the Company by the Investors; provided, however, that the Company is not then in breach of this Subscription Agreement so as to prevent the condition to the Tranche A Closing set forth in Section 5.1.1.2 or Section 5.1.1.3 from being satisfied;

13.1.4.	by the Majority Investors, if any of the representations or warranties of the Company contained in this Subscription Agreement shall not be true and correct or if the Company has failed to perform any covenant or agreement set forth in this Subscription Agreement (including an obligation to consummate the Tranche A Closing) such that the condition to the Tranche A Closing set forth in either Section 5.1.2.2 or Section 5.1.2.3 could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within thirty (30) days after written notice thereof is delivered to the Investors by the Company; provided, however, that the Investors are not then in breach of this Subscription Agreement so as to prevent the condition to the Tranche A Closing set forth in Section 5.1.2.2 or Section 5.1.2.3 from being satisfied;

13.1.5.	by either the Company or the Majority Investors, if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, or a Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition, so as to prevent the condition to the Tranche A Closing set forth in Section 5.1.1.4 or Section 5.1.2.18 from being satisfied.

provided that nothing herein will relieve any party from liability for any gross negligence or willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach; and provided further that in the event of the termination of this Subscription Agreement pursuant to this Section 13.1, this Section 13.1, Article 14 and any corresponding definitions set forth in Article 1 (to the extent related to the foregoing), shall survive such termination and remain valid and binding obligations of the parties.

13.2.	At any time prior to the Tranche B Closing, all rights and obligations of the parties under this Subscription Agreement in respect of the purchase and sale of the Tranche B Notes may be terminated and become void and of no further force and effect, and all rights and obligations of the parties hereunder in respect of the purchase and sale of the Tranche B Notes may be terminated without any further liability on the part of any party in respect thereof, as follows:

13.2.1.	by the mutual written agreement of the Company and the Majority Investors;

13.2.2.	by the Company, if any of the representations or warranties of the Investors contained in this Subscription Agreement shall not be true and correct or if the Investors have failed to perform any covenant or agreement set forth in this Subscription Agreement (including an obligation to consummate the Tranche B Closing) such that the condition to the Tranche B Closing set forth in either Section 5.2.1.2 or Section 5.2.1.3 could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within thirty (30) days after written notice thereof is delivered to the Company by the Investors; provided, however, that the Company is not then in breach of this Subscription Agreement so as to prevent the condition to the Tranche B Closing set forth in Section 5.2.1.2 or Section 5.2.1.3 from being satisfied;

13.2.3.	by the Majority Investors, if any of the representations or warranties of the Company contained in this Subscription Agreement shall not be true and correct or if the Company has failed to perform any covenant or agreement set forth in this Subscription Agreement (including an obligation to consummate the Tranche B Closing) such that the condition to the Tranche B Closing set forth in either Section 5.2.2.2 or Section 5.2.2.3 could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within thirty (30) days after written notice thereof is delivered to the Investors by the Company; provided, however, that the Investors are not then in breach of this Subscription Agreement so as to prevent the condition to the Tranche B Closing set forth in Section 5.2.2.2 or Section 5.2.2.3 from being satisfied;

13.2.4.	by either the Company or the Majority Investors, if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, or a Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition, so as to prevent the condition to the Tranche B Closing set forth in Section 5.2.1.4 or Section 5.2.2.20 from being satisfied.

provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such gross negligence or willful breach.

13.3.	At any time prior to the Tranche B Closing, all rights and obligations of the parties under this Subscription Agreement in respect of the purchase and sale of the Tranche B Notes shall automatically be terminated and become void and of no further force and effect, and all rights and obligations of the parties hereunder in respect of the purchase and sale of the Tranche B Notes shall automatically be terminated without any further liability on the part of any party in respect thereof, (i) if the Transaction Agreement is terminated in accordance with its terms or (ii) on December 31, 2023, if the Tranche B Closing has not occurred on or before that date; provided that nothing herein will relieve any party from liability for any gross negligence or willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.

14.	Miscellaneous.

14.1.	Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Notes or the Warrants acquired hereunder, if any) may be transferred or assigned without the prior written Consent of each of the other parties hereto; provided that this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to (i) an Affiliate of the Investor, or any fund or account managed by the same investment manager as the Investors or by an Affiliate of such investment manager; (ii) in the case of each Desjardins Capital Investor, it may also be assigned to the other Desjardins Capital Investor, or to any limited partnership in which a Desjardins Capital Investor is a general or special partner, any limited partnership in which Desjardins Capital Management Inc. (“DCM” and, collectively with the Desjardins Capital Investors, the “Desjardins entities”) is a general partner, any Person resulting from the amalgamation or regrouping of any of the Desjardins entities and any Person controlled directly or indirectly by any of the Desjardins Entities; (iii) in the case of BDC Capital Inc., the Federal Government of Canada, Business Development Bank of Canada and any Person, agency, organization or other entity controlled, directly or indirectly, by BDC Capital Inc., the Business Development Bank of Canada or the Federal Government of Canada or any Affiliate of any of the foregoing, and (iv) in the case of IQ-FDE, the Government of Quebec, his Majesty in right of the Province of Quebec and any Person, agency, organization or other entity controlled, directly or indirectly, by IQ-FDE, the Government of Quebec or his Majesty in right of the Province of Quebec, in each case without the prior Consent of the Company; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause this Section 14 shall relieve any Investor of its, his or her obligations hereunder unless otherwise expressly agreed to in writing by the Company.

14.2.	Each Investor acknowledges that the Company and the SPAC may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a current or periodic report or a registration statement or proxy statement of the SPAC, the Company or Amalco.

14.3.	Each Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including the Schedules hereto. Prior to the applicable Closing, each Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 9 are no longer accurate in any material respect. Each Investor acknowledges and agrees that each purchase by such Investor of Notes from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by such Investor as of the time of such purchase. Prior to the applicable Closing, the Company agrees to promptly notify each Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 8 are no longer accurate in any material respect. The Company acknowledges that each Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement, including the Schedules hereto. Prior to the applicable Closing, the Company agrees to promptly notify the Investors if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 8 are no longer accurate in any material respect. The Company acknowledges and agrees that the consummation of the Tranche A Closing and the Tranche B Closing will each constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Company as of the time of such Closing.

14.4.	The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 14.4 shall not give the Company any rights other than those expressly set forth herein.

14.5.	Except as may otherwise be expressly agreed by the Company and any individual Investor, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

14.6.	All of the representations and warranties made by the Investors in this Subscription Agreement shall terminate at the Tranche B Closing. All of the representations and warranties made by the Company in this Subscription Agreement shall survive the Tranche A Closing and the Tranche B Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive each Closing for their applicable statute of limitations or such earlier date as provided for in this Subscription Agreement.

14.7.	Any term of this Subscription Agreement or the Note Security may be amended and the observance of any term of this Subscription Agreement or the Note Security may be waived with the written Consent of the Company and the Majority Investors, provided that (i) each of (A) the Tranche A Amount, the Tranche B Amount and the Number of Warrant Shares set forth on the signature page hereto, (B) the form of Tranche A Note set forth in Schedule A hereto, (C) the form of Warrant set forth in Schedule B hereto, (D) the Form of Tranche B Note set forth in Schedule C hereto, (E) Section 9, (F) Section 12, (G) this Section 14.7, may not be amended, waived or modified without the Consent of all the Note Investors, (ii) an amendment or waiver of provision specific to an Investor, including without limitation the extended list of permitted assignees of each Desjardins Capital Investor and BDC Capital Inc., will require such Investor’s consent, (iii) the Consent of the Investors to such amendment or waiver must be solicited (even if not obtained), and (iv) such amendment, waiver or modification, by its express facial terms, applies to all holders of Tranche A Notes, Tranche B Notes and Additional Notes in the same fashion. Any amendment or waiver effected in accordance with this Section 14.7 will be binding on the Investors, each future holder of the Note and any Conversion Shares, and the Company. The Company will give prompt written notice to the Investors of any amendment or waiver effected under this Section 14.7 without the Investors’ Consent. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

14.8.	This Subscription Agreement (including the Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 10, Section 14.4, this Section 14.8, Section 14.9 and Section 15 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

14.9.	Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Notwithstanding the foregoing, the parties hereto agree that the SPAC is an express third-party beneficiary of this Subscription Agreement (the “Beneficiary”). The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. Each of the parties hereto acknowledge and agree that each of the parties hereto and the Beneficiary shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement (this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise) to cause the Company to cause, or directly cause, the Investors to fund the purchase price of the Notes or the Warrants and cause the Closing to occur on the applicable Closing Date. Each party hereto further agrees that none of the parties hereto or the Beneficiary shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 14.9, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

14.10.	If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

14.11.	This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in PDF format) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

14.12.	If any change in the number, type or classes of authorized shares of the Company, other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Tranche A Closing or the Tranche B Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Notes and the Warrants issued to the Investors shall be appropriately adjusted to reflect such change.

14.13.	This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any Governmental Entity related hereto), including matters of validity, construction, effect, performance and remedies.

14.14.	Each party hereto, and any person asserting rights as a third party beneficiary (with the exception of the Beneficiary) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the Province of Québec, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 14.14 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.

14.15.	Any notice or communication required or permitted hereunder to be given to the Investors shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as the Investors may hereafter designate by notice to the Company.

14.16.	Unless otherwise indicated, references to “$” or “dollar” or “US$” shall be references to United States dollars.

15.	Non-Reliance and Exculpation. Each Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Notes and Warrants (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) except as provided in the Guarantee and Note Security, any Non-Party Affiliate, shall have any liability to the such Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Notes and Warrants, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes and Warrants or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, the SPAC or any Non-Party Affiliate concerning the Company, the SPAC, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, sponsor, direct or indirect equityholder or affiliate of the Company, the SPAC or any of the Company’s or the SPAC’s controlled affiliates or any family member of the foregoing.

16.	Disclosure. The Company shall, or shall cause SPAC to, on or before 9:00 a.m., New York City time, on the Business Day immediately following the date the execution of the Transaction Agreement issue one or more press releases and/or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Transaction Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not, without the prior written consent of the Investor, publicly disclose, directly or indirectly, the name of any Investor or any of its, his or her Affiliates, advisers or investment advisers, or include the name of any Investor or any of its, his or her Affiliates, advisers or investment advisers (i) in any press release or (ii) in any filing with the SEC or any regulatory agency or trading market, except with respect to clause (ii) (A) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (B) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading or (C) to the extent such legally required disclosure contains only information previously disclosed and approved in accordance with this Section 16. Notwithstanding anything to the contrary, IQ-FDE and each of the Desjardins Capital Investors may (i) announce and publicize its investment in the Company, without disclosing the name of any other Investor or any of its, his or her affiliates or advisers, without the consent of the other Investors, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld; and (ii) disclose the details of its investment in the Company to the Autorité des marchés financiers (Québec), to the extent that such information is required to be provided to the Autorité des marchés financiers (Québec) pursuant to its legislation, regulatory requirements or regulatory oversight. The Company acknowledges and accepts that IQ-FDE and each of the Desjardins Capital Investors is subject to laws, regulations, policies and directives that may require that IQ-FDE and each of the Desjardins Capital Investors or its respective officers, directors, employees and agents to provide confidential information to Governmental Entities or as may be necessary to comply with its legal and internal monitoring and reporting duties. Subject to this Section 16, the Company agrees that it shall not advertise or distribute any information or materials which contain a reference to the Investors or any of their Affiliates or investment advisers without the prior written consent of the applicable Investor, and the Company further agrees that it shall not in any manner disclose or use the name, trade name, or trademarks of any Investor or any of its Affiliates or investment advisers in any manner in any of its advertising or marketing literature, customer lists, web sites or any other document or communication (in electronic or paper form), without the prior written consent of the Investor.

17.	Trust Account Waiver. Each Investor hereby acknowledges that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public shareholders and certain other parties (including the underwriters of the IPO). Each Investor acknowledges that, in connection with the Transaction and as contemplated by the Transaction Agreement, it is contemplated that the agreement governing the Trust Account will be assigned from the SPAC to the Company with effect as of the consummation of the Transaction. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Investor hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 17 shall be deemed to limit such Investor’s right to distributions from the Trust Account in accordance with the applicable terms of the SPAC’s amended and restated memorandum and articles of association in respect of any of the SPAC’s Class A ordinary shares acquired by any means other than pursuant to this Subscription Agreement or such Investor’s right, title, interest or claim to the Trust Account by virtue of such Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC. Each Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its Affiliates to induce the Company to enter into this Subscription Agreement and each Investor further intends and understands such waiver to be valid, binding and enforceable against such Investor under applicable Law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Subscription Agreement as of the date first written above.

THE COMPANY:

LEDDARTECH INC.

By:	/s/ Charles Boulanger
Name:	Charles Boulanger
Title:	Chief Executive Officer

Address for Notices:

LeddarTech Inc.
4535, boulevard Wilfrid-Hamel, Suite 240
Quebec G1P 2J7, Canada
Attn:	David Torralbo
Email:	david.torralbo@leddartech.com and legal@leddartech.com

with a copy (not to constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Joel Rubinstein
Daniel Nussen
Email:	Joel.Rubinstein@whitecase.com
Daniel.Nussen@whitecase.com
and

Osler, Hoskin & Harcourt LLP
1000, rue De La Gauchetière Ouest, Bureau 2100
Montréal QC H3B 4W5
Attention:	Shahir Guindi
Email:	sguindi@osler.com

and

Vedder Price P.C.
1633 Broadway, 41st Floor
New York, NY 10019
Attention:	John Blatchford
Email:	jblatchford@vedderprice.com

and

Stikeman Elliott LLP
1155 René-Lévesque West Boulevard, 41st Floor
Montréal H3B 3V2, Canada
Attention:	Pierre-Yves Leduc
Julien Michaud
Email:	pyleduc@stikeman.com
jmichaud@stikeman.com

INVESTORS

PROSPECTOR SPONSOR LLC

By:	/s/ Derek Kenneth Aberle
Name:	Derek Kenneth Aberle
Title:	Managing Member

Address for Notices:
PO Box 309, Ugland House, Grand Cayman,
KY1-1104, Cayman Islands Attention: Nick Stone

Email for Notices:
nick@fsinvestors.com

Name in which securities are to be registered:
PROSPECTOR SPONSOR LLC

Tranche A Amount:	USD $3,912,500.00
Tranche B Amount:	USD $3,912,500.00
Number of Warrant Shares:	107,593
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

FS LT HOLDINGS LP, by its general partner FS INVESTMENT, L.P.,

by its general partner NICK STONE MANAGEMENT II, LLC

By:	/s/ Nick Stone
Name:	Nick Stone
Title:	Manager

Address for Notices:
FS LT HOLDINGS LP
1250 Prospect St, Suite 200 La Jolla, CA 92037 Attention of: Nick Stone

Email for Notices:
nick@fsinvestors.com

Name in which securities are to be registered:
FS LT HOLDINGS LP

Tranche A Amount:	USD$4,600,000.00
Tranche B Amount:	USD$4,600,000.00
Number of Warrant Shares:	126,500
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

INVESTISSEMENT QUÉBEC

By:	/s/ Sébastien Plante
Name:	Sébastien Plante
Title:	Directeur principal, Investissement spécialisé -Québec

By:	/s/ Nancy L'espérance
Name:	Nancy L'espérance
Title:	Directrice d'investissement spécialisé

Address for Notices:
Investissement Québec
1001, boulevard Robert-Bourassa, Suite 1000, Montréal, Québec H3B 0A7
Attention: Secrétaire
E-mail: affaires.juridiques@invest-quebec.com
Attention: Nicolas.Delisle, Trésorier
E-mail: nicolas.delisle@invest-quebec.com

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
365, rue Abraham-Martin, bureau 600
Québec, Québec G1K 8N1

Attention: Anne-Marie Naud
E-mail: anaud@fasken.com

Name in which securities are to be registered:

Tranche A Amount:	$7,500,000.00
Tranche B Amount:	$7,500,000.00
Number of Warrant Shares:	206,250
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

Fidelity True North Fund
by its manager fidelity Investments Canada ULC

By:	/s/ Amanda Thomas
Name:	Amanda Thomas
Title:	VP & Fund Treasurer

Address for Notices:
Fidelity True North Fund
483 Bay Street, North Tower, Suite 300
Toronto, ON M5G 2N7
Email for Notices: Elizabeth.Chow@fidelity.ca

Name in which securities are to be registered:
Roytor & Co., for the benefit of Fidelity True North Fund

Tranche A Amount:	$2,500,000.00

Tranche B Amount:	$2,500,000.00

Number of Warrant Shares:	68,750
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

BDC Capital Inc.

By:	/s/ Dominique Belanger
Name:	Dominique Belanger
Title:	Managing Partner, GVCF, BDC Capital

By:	/s/ Phil Anzarut
Name:	Phil Anzarut
Title:	Partner, GVCF, BDC Capital

Address for Notices:

5 Place Ville Marie
Suite 100
Montreal, Quebec H3B 2G2

Email for Notices:

Dominique.belanger@bdc.ca

Name in which securities are to be registered:

Tranche A Amount:	$1,247,500.00

Tranche B Amount:	$1,247,500.00

Number of Warrant Shares:	34,306
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

Capital Régional et Coopératif Desjardins

By:	/s/ Éric Bolduc
Name:	Éric Bolduc
Title:	Investment Manager

By:	/s/ Roland Léger
Name:	Roland Léger
Title:	Vice-président associé

Address for Notices:

Desjardins Capital Management Inc.
2, Complexe Desjardins, Tour est
Bureau 1717, C.P. 760, Succursale Desjardins
Montréal, Québec H5B 1B8
Attention of: Affaires juridiques de Desjardins Capital
Facsimile No.: 514-281-7808

Email for Notices:

avis-conventionsjuridiques@desjardins.com -and - eric.bolduc@desjardins.com

Tranche A Amount:	$897,500.00

Tranche B Amount:	$897,500.00

Number of Warrant Shares:	24,681
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

Desjardins-Innovatech, S.E.C.

By:	/s/ Éric Bolduc
Name:	Éric Bolduc
Title:	Investment Manager

By:	/s/ Roland Léger
Name:	Roland Léger
Title:	Vice-président associé

Address for Notices:

Desjardins Capital Management Inc.
2, Complexe Desjardins, Tour est
Bureau 1717, C.P. 760, Succursale Desjardins
Montréal, Québec H5B 1B8
Attention of: Affaires juridiques de Desjardins Capital
Facsimile No.: 514-281-7808

Email for Notices:

avis-conventionsjuridiques@desjardins.com -and - eric.bolduc@desjardins.com

Name in which securities are to be registered:

Tranche A Amount:	$897,500.00

Tranche B Amount:	$897,500.00

Number of Warrant Shares:	24,681
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

Derek Kenneth Aberle

By:	/s/ Derek Kenneth Aberle
Name:	Derek Kenneth Aberle

Address for Notices:
Derek Kenneth Aberle
12774 Toyon Mesa Ct San Diego, CA 92130

Email for Notices: daberle18@gmail.com

Name in which securities are to be registered:
DEREK KENNETH ABERLE

Tranche A Amount:	USD $105,000.00

Tranche B Amount:	USD $105,000.00

Number of Warrant Shares:	2,887
Allocation of Consideration to Tranche A Note:	50.00%
Allocation of Consideration to Tranche B Note:	50.00%

Schedule A

FORM OF TRANCHE A NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE PROVINCES, TERRITORIES OR STATES. UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS NOTE AND (II) THE DATE THE COMPANY (AS DEFINED BELOW) BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION OF THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, THE ACQUIRER AGREES FOR THE BENEFIT OF LEDDARTECH INC. (THE “COMPANY”) AND ANY SUCCESSOR THERETO THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT, SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS AND LIMITATIONS IN THE SHAREHOLDERS AGREEMENT REFERRED TO BELOW:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRANSFER AGENT (1) SHALL RECEIVE THE TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT SUBSTANTIALLY IN THE FORM ATTACHED AS SCHEDULE O TO THE SUBSCRIPTION AGREEMENT DATED JUNE 12, 2023 BETWEEN THE COMPANY AND THE INVESTORS (FOR THE PURPOSES OF THIS CLAUSE (1) ONLY, AS DEFINED THEREIN) (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME)AND (2) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE SECURITIES LAWS.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO (A) THE AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS AGREEMENT ENTERED INTO AS OF NOVEMBER 1, 2021 BETWEEN THE COMPANY AND ITS SHAREHOLDERS, AS AMENDED OR RESTATED FROM TIME TO TIME (THE “EXISTING SHAREHOLDERS AGREEMENT”), AND (B) ANY OTHER UNANIMOUS SHAREHOLDER AGREEMENT OF THE COMPANY IN EFFECT FROM TIME TO TIME (TOGETHER WITH THE EXISTING SHAREHOLDERS AGREEMENT, THE “SHAREHOLDERS AGREEMENTS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS NOTE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENTS. A COPY OF THE SHAREHOLDERS AGREEMENTS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY AND THE AMOUNT OF OID, PLEASE CONTACT THE COMPANY AT 4535 WILFRID-HAMEL BLVD #240, QUÉBEC, QUÉBEC, CANADA, G1P 2J74, ATTN: CHIEF FINANCIAL OFFICER.

Sch A-1

TRANCHE A SECURED CONVERTIBLE NOTE

$[●]	June [●], 2023 (the “Issue Date”)

For value received, LeddarTech Inc. (“Company”), promises to pay to the order of [Investor Name] (the “Investor”), the principal sum of $[●] (as such amount may be increased on each Interest Payment Date pursuant to Section 3(a) hereof, the “Principal Amount”). This Note is subject to the following terms and conditions:

1. Issuance of Note. This Tranche A secured convertible Note (“Note”) is issued pursuant to the Subscription Agreement.

2. Definitions. As used in this Note, the following terms have the following meanings. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Subscription Agreement:

(a) “Act” has the meaning set forth in the legend to this Note;

(b) “Additional Amount” has the meaning set forth in Section 12;

(c) “Adjustment Period” means on or after the date hereof, before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date;

(d) “Affiliate” means, with respect to the Investor, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with the Investor, including without limitation any general partner, managing member, officer or director of the Investor or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor;

(e) “Capital Reorganization” has the meaning set forth in Section 7;

(f) “Certificates” has the meaning set forth in Section 6;

(g) “Class D-1 Preferred Shares” means the Class D-1 preferred shares in the capital of the Company;

(h) “Collateral Agency Agreement” means that certain collateral agency agreement dated June 12, 2023 entered into among the Hypothecary Representative, the Company, Vayavision Sensing Ltd., LeddarTech Holdings Inc. and the investors that may be party thereto from time to time, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time;

(i) “Company” has the meaning set forth in the first paragraph of this Note;

(j) “Company Amalgamation” has the meaning given to it in the Transaction Agreement;

(k) “Conversion Notice” has the meaning set forth in Section 6;

Sch A-2

(l) “Conversion Price” means, in case of conversion into Class D-1 Preferred Shares, an amount equal to the Original Class D Preferred Issue Price of the Class D-1 Preferred Shares, and in case of conversion into common shares in the capital of the Combined Company, an amount equal to $10.00, in each case as adjusted from time to time in accordance with Section 7 of this Note;

(m) “Conversion Shares” means the Shares issuable upon conversion of the Outstanding Amount represented by this Note;

(n) “Conversion Time” has the meaning set forth in Section 7;

(o) “Core Reps” has the meaning set forth in Section 14(g);

(p) “DCM” has the meaning set forth in Section 16;

(q) “Desjardins Capital Investors” means collectively Capital Regional et Coopératif Desjardins and Desjardins-Innovatech S.E.C.;

(r) “Desjardins entities” has the meaning set forth in Section 16;

(s) “Desjardins Temporary Loan” means the bridge term loan in the aggregate principal amount of C$2,500,000 granted by Fédération des caisses Desjardins du Québec to the Company pursuant to that certain amended and restated financing offer letter, dated April 5, 2023, by and among Fédération des caisses Desjardins du Québec, the Company and Vayavision, as guarantor, as amended by a first amending agreement letter dated as of May 1, 2023;

(t) “Event of Default” has the meaning set forth in Section 14;

(u) “Hypothecary Representative” means TSX Trust Company;

(v) “Interest Payment Date” has the meaning set forth in Section 3;

(w) “Interest Period” has the meaning set forth in Section 3;

(x) “Investor” has the meaning set forth in the first paragraph of this Note;

(y) “IQ-FDE” means Investissement Québec, a legal person established under the Act Respecting Investissement Québec, acting as agent for the government of Québec as part of the Fonds de développement économique;

(z) “IQ Note Repurchase” has the meaning set forth in Section 14(j);

(aa) “IQ Notice” has the meaning set forth in Section 14(j);

(bb) “IQ Side Letter” means the letter agreement entered into on or about June 12, 2023 between IQ-FDE and the Company;

(cc) “IQ Repurchase Offer” has the meaning set forth in Section 14(j);

(dd) “IQ Temporary Loan” means the loan offer letter delivered to the Company by Investissement Québec on May 1, 2023 and accepted by the Company on May 2, 2023;

(ee) “Maturity Date” means the earlier of

(i) except as extended pursuant to Section 4, one (1) day after the five-year anniversary of the Issue Date, and

(ii) the time at which the Outstanding Amount is made due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (ii);

(ff) “Majority Investors” means the holders of at least 52% of the aggregate outstanding principal amount of the issued and outstanding Tranche A Notes, Tranche B Notes (if any) and Additional Notes (if any);

Sch A-3

(gg) “Material Adverse Change” means an event, development, circumstance, fact, act, change or omission (each, an “Event”) which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, the Business, or the Group Companies, taken as a whole; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates, (b) general changes or developments in the industries in which any of the Group Companies operate, (c) the negotiation, execution and delivery of this Note or the transactions contemplated by this Note or the public announcement or pendency of the transactions contemplated by this Note, including the impact thereof on the relationships, contractual or otherwise, of the Group Companies with employees, customers, suppliers, distributors, regulators or partners, or any litigation relating to this Note, (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof; provided, in respect of the Events described in subsections (a), (b), (d), (e) and (f), that effects related thereto do not affect the Group Companies in a disproportionate manner relative to other participants in the same industry as them;

(hh) “Minimum Optional Redemption Amount” has the meaning set forth in Section 6;

(ii) “Note” has the meaning set forth in Section 1;

(jj) “Note Documents” means, collectively, this Note, the Subscription Agreement, the Note Security, the Collateral Agency Agreement and all other agreements, documents, instruments or certificates executed or delivered to the Investors by the Company from time to time pursuant to or otherwise in connection with this Note, including, for the purpose of creating, granting or maintaining any security held by the Investor in respect of any Obligations, but excluding for the avoidance of doubt the IQ Side Letter;

(kk) “Obligations” means all monies now or at any time and from time to time hereafter owing or payable by the Company to the Investor pursuant to this Note or any other Note Documents and all obligations (whether now existing, presently arising or created in the future) of the Company in favour of the Investor under or in connection with this Note or any other Note Document, whether direct or indirect, absolute or contingent, matured or not, but excluding for the avoidance of doubt under or in connection with the IQ Side Letter;

(ll) “Optional Conversion Notice” has the meaning set forth in Section 6;

(mm) “Original Class D Preferred Issue Price” has the meaning set forth in the Articles and shall be adjusted, for the avoidance of doubt, to permit the Investor to benefit from any kind of adjustment made to the Original Class D Preferred Issue Price prior to the conversion of the Outstanding Amount represented by this Note into Class D-1 Preferred Shares in accordance with the terms hereof;

(nn) “Outstanding Amount” means the entire then-outstanding and unpaid Principal Amount, together with all accrued but unpaid interest under this Note;

(oo) “PIK Interest” has the meaning set forth in Section 3;

(pp) “Prime Rate” means the rate of interest per annum form time to time publicly quoted by the Bank of Canada as being the prime business rate of interest;

(qq) “Principal Amount” has the meaning set forth in the first paragraph of this Note;

(rr) “Share Reorganization” has the meaning set forth in Section 7;

(ss) “Shares” means, before the closing of the Company Amalgamation or in the event of a Tranche B Automatic Termination Event, Class D-1 Preferred Shares and, upon and after the closing of the Company Amalgamation, the common shares in the capital of the Combined Company, and in the event of any other change, subdivision, redivision, reclassification, reduction, combination or consolidation thereof or any other adjustment under Section 7, or successive changes, subdivisions, redivisions, reclassifications, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Note, “Shares” shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination, consolidation or other adjustment;

Sch A-4

(tt) “Special Distribution” has the meaning set forth in Section 7;

(uu) “Subscription Agreement” means the subscription agreement dated June 12, 2023 among, inter alios, the Company and the Investor or to which the Investor became party pursuant to a joinder agreement dated on or about the date hereof, as may be amended from time to time;

(vv) “Subscription Agreement Notes” means all the convertible notes issued to the Investor and other investors pursuant to the Subscription Agreement;

(ww) “Tranche B Automatic Termination Event” means the termination of the rights and obligations of the parties under the Subscription Agreement in respect of the purchase and sale of the Tranche B Notes pursuant to Section 13.3 of the Subscription Agreement; and

(xx) “Tax Deduction” has the meaning set forth in Section 12.

3. Interest.

(a) The Principal Amount shall bear interest, both before and after maturity, default and judgment, from and including the date of this Note at a rate equal to twelve percent (12%) per annum (the “PIK Interest”), and on each Interest Payment Date, an amount equal to the PIK Interest due on such Interest Payment Date shall be added to the Principal Amount and bear interest in accordance with this Section 3.

(b) Interest in respect of each Interest Period shall be calculated and payable or satisfied, as the case may be, in arrears on each Interest Payment Date as set out in this Section 3. All interest shall accrue daily, in arrears and compound on each Interest Payment Date. The total amount of such interest due on each Interest Payment Date shall be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. An “Interest Period” shall be (i) the period from and including the date hereof to and including the day that is twelve (12) months after the date hereof, (ii) thereafter, each twelve (12)-month period beginning on and including the first day following the end of the prior Interest Period and ending on and including the date that is twelve (12) months from such date and (iii) the period from and including the first day of the twelve (12)-month period preceding the date of repayment or conversion in full to but excluding the date of repayment or conversion in full. An “Interest Payment Date” shall be the last day of any applicable Interest Period.

4. Maturity Date. If this Note is not converted earlier in accordance with Section 6, the Company shall repay all outstanding Obligations under this Note on the Maturity Date. In the event the Tranche B Closing occurs, the Maturity Date referred to in Section 2(cc)(i) shall be extended to one (1) day after the five-year anniversary of the date of the Tranche B Closing.

5. Permitted Use of Proceeds. The Company covenants that it shall use the Principal Amount advanced under this Note for (i) firstly, the complete and full repayment of any outstanding amount due to the Investor under the Desjardins Temporary Loan and the IQ Temporary Loan, in capital and interest, (ii) secondly, to finance its working capital in order to enable the Company to complete the transactions contemplated by the Transaction Agreement, (iii) thirdly, for the development and the delivery of a ported TDA 4 front view product, a parking product, a commercially viable offroad product and demo cars of such products, and (iv) fourthly, for working capital and general corporate purposes.

6. Conversion.

(a) Optional Conversion after Tranche B Automatic Termination Event. At any time after a Tranche B Automatic Termination Event (if any), but before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date, the Investor may elect, in its sole discretion, by written notice delivered to the Company (the “Tranche B Optional Conversion Notice”) to convert the Outstanding Amount in full into such number of fully paid and non-assessable Shares equal to the quotient of (i) the Outstanding Amount, divided by (ii) the applicable Conversion Price.

(b) Optional Conversion after Company Amalgamation. At any time after the closing of the Company Amalgamation, but before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date, the Investor may elect, in its sole discretion, by written notice delivered to the Company (“Company Amalgamation Optional Conversion Notice” together with the Tranche B Optional Conversion Notice, the “Optional Conversion Notice” and any of the Company Amalgamation Optional Conversion Notice or the Tranche B Optional Conversion Notice, a “Conversion Notice”) to convert the Outstanding Amount, in full or a portion thereof. In the case of a partial conversion, should the portion of the Outstanding Amount to be converted be less than $1,000,000 (the “Minimum Optional Redemption Amount”), the Investor shall pay all expenses of the Company in connection with such partial conversion; provided that, in the case of a partial conversion by Desjardins Capital Investors, for purposes of calculating the Minimum Optional Redemption Amount, such amount shall include the amount to be converted by each of Desjardins-Innovatech, S.E.C. and Capital Régional et Coopératif Desjardins, collectively, on the same day; provided further that the remaining Outstanding Amount after any such partial conversion shall not be less than the Minimum Optional Redemption Amount), into such number of fully paid and non-assessable Shares equal to the quotient of (i) the Outstanding Amount being converted, divided by (ii) the applicable Conversion Price. Notwithstanding anything to the contrary in this Section 6(b), the Investor may elect to convert a portion of the Outstanding Amount less than the Minimum Optional Redemption Amount pursuant to this Section 6(b) if the remaining Outstanding Amount after any such partial conversion is not less than the Minimum Optional Redemption Amount and that such Investor pays for all costs and expenses incurred by the Company in connection with such partial conversion.

Sch A-5

(c) Mechanics and Effect of Conversion. To convert all or a portion of this Note pursuant to the terms hereof, the Investor must complete, manually sign and deliver to the Company the Conversion Notice attached hereto as Schedule B or a facsimile of such Conversion Notice. No fractional Shares in the capital of the Company will be issued upon conversion of the Outstanding Amount represented by this Note. In lieu of any fractional Share to which the Investor would otherwise be entitled, the Company will pay to the Investor in cash the unconverted Outstanding Amount that would otherwise be converted into a fractional Share. At its expense, the Company will, within five (5) Business Days after conversion of any Outstanding Amount represented by this Note, issue and deliver a certificate or certificates (or a notice of issuance of uncertificated Shares, if applicable) or ownership statement issued under the direct registration or other electronic book-entry system for the number of Shares to which the Investor is entitled upon conversion (the “Certificates”), together with any other securities and property to which the Investor is entitled upon conversion of such Outstanding Amount represented by this Note under the terms of this Note, including a cheque payable to the Investor for any cash amounts payable as described in this Note and the Company will make and deliver a new Note of like tenor for any remaining portion of the Outstanding Amount; provided that the new Note shall be in a minimum principal amount of not less than the Minimum Optional Redemption Amount, to (i) the Investor, at the Investor’s principal office, and/or (ii) in respect of the Certificates, the Investor’s custodian as directed by the Investor before conversion. The Investor will provide the registration and delivery instructions for the Certificates to the Company before any conversion. Concurrently with conversion of the Outstanding Amount represented by this Note and the delivery of the Certificates, the Investor will (i) surrender this Note to the Company at its principal office or at such location as directed by the Company and (ii) deliver the Conversion Notice to the Company. Upon completion of the conversion of all of the Outstanding Amount, the Company will be released from all of its obligations and liabilities under this Note.

7. Adjustment of Conversion Price.

(a) The Conversion Price in the case of Section 7(a)(i) and the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note in the case of Sections 7(a)(ii) and 7(a)(iii) shall be subject to adjustment from time to time in the events and in the manner provided as follows, and any such adjustment shall be applied consistently to all Subscription Agreement Notes:

(i) Share Reorganization. If at any time during the Adjustment Period the Company shall:

(A) subdivide, redivide or change its outstanding Shares into a greater number of Shares, or

(B) consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (A) and (B) being a “Share Reorganization”), then the Conversion Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date).

(ii) Special Distribution. If and whenever during the Adjustment Period the Company shall issue or distribute to all or to substantially all the holders of the Shares:

(A) securities of the Company including Shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, or property or assets and including evidences of its indebtedness, or

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(B) any property or other assets,

and if such issuance or distribution does not constitute (x) dividends paid in the ordinary course, (y) an issuance or distribution in lieu of dividends paid in the ordinary course, or (z) a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), the number of Shares to be issued by the Company upon conversion of the Outstanding Amount represented by this Note shall, at the time of conversion, be appropriately adjusted, and the Investor shall receive, in addition to the number of Shares to be issued by the Company upon conversion of the Outstanding Amount represented by this Note pursuant to Section 6(a), the aggregate number of Shares or other securities or property that the Investor would have been entitled to receive as a result of such event if, on the record date therefor, the Investor had been the registered holder of the number of Shares to which the Investor was theretofore entitled upon the conversion of the Outstanding Amount represented by this Note.

(iii) Capital Reorganization. If and whenever during the Adjustment Period there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other Company or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another Company or other entity (any of such events being herein called a “Capital Reorganization”), the Investor shall be entitled to receive, and shall accept upon the conversion of the Outstanding Amount represented by this Note (the “Conversion Time”), in lieu of the number of Shares to which the Investor is entitled upon such conversion pursuant to Section 6(a), the aggregate number of Shares, other securities or other property which such Investor would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Investor had been the registered holder of the number of Shares to which such Investor was theretofore entitled to upon conversion of the Outstanding Amount represented by this Note (assuming, for such purposes, an Outstanding Amount equal to the Outstanding Amount upon the Conversion Time). If determined appropriate by the board of directors of the Company, acting reasonably and in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 7 with respect to the rights and interests thereafter of the Investor to the end that the provisions set forth in this Section 7 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Shares, other securities or other property thereafter deliverable upon conversion of the Outstanding Amount represented by this Note. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Company, acting reasonably and in good faith.

(iv) If and whenever at any time during the Adjustment Period, the Company takes any action affecting its Shares to which the foregoing provisions of this Section 7, in the opinion of the board of directors of the Company, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Investor against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Investor hereunder, then the Company shall, subject to any requisite regulatory approval, execute and deliver to the Investor an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Company may determine to be equitable in the circumstances, acting reasonably and in good faith.

(v) For the avoidance of doubt, no events or transactions contemplated by the Transaction Agreement shall be considered a Share Reorganization, a Special Distribution or a Capital Reorganization that would give effect to an adjustments pursuant to this Section 7(a) to the Conversion Price and/or to the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note.

(b) The following rules and procedures shall be applicable to the adjustments made pursuant to Section 7(a):

(i) The adjustments provided for in Section 7(a) are cumulative, and shall, in the case of adjustments to the Conversion Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following paragraphs of this Section 7(b).

(ii) No adjustment in the Conversion Price or in the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note shall be made in respect of any event described in Section 7(a), other than the events referred to in Section 7(a)(i), if the Investor is entitled to participate in such event on the same terms, mutatis mutandis, as if it had converted the Outstanding Amount prior to or on the effective date or record date of such event. For greater certainty the right to participate in a financing through the exercise of a pre-emptive right or otherwise, shall not be considered the right to participate in such event as outlined in the preceding sentence.

(iii) For greater certainty, no adjustment in the Conversion Price shall be made pursuant to Section 7(a) in respect of the issue from time to time:

(A) of Shares issued upon conversion of the Outstanding Amount represented by this Note or other Subscription Agreement Notes;

(B) of dividends paid in the ordinary course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Company in accordance with applicable securities laws; or

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(C) of Shares pursuant to any option, share option plan, share purchase plan or other benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Company, as such option or plan is amended or superseded from time to time in accordance with applicable securities laws, and such other benefit plans as may be adopted by the Company in accordance with applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(iv) If the Company shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price or the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note shall be required by reason of the setting of such record date.

(v) As a condition precedent to the taking of any action which would require any adjustment in the conversion rights pursuant to this Note, including the Conversion Price, the Company shall take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Shares or other securities which the holder of such Note is entitled to receive on the full conversion thereof in accordance with the provisions hereof.

(vi) In the absence of a resolution of the board of directors of the Company fixing a record date for a Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which such distribution is effected.

(vii) Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Conversion Price or other adjustments pursuant to Section 7(a) shall be conclusively determined by the board of directors of the Company and shall be binding upon the Company and the Investor. In the event that any such determination is made, the Company shall notify the Investor in the manner contemplated in Section 17 describing such determination.

(c) On the happening of each and every such event set out in Section 7(a), the applicable provisions of this Note, including the Conversion Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

(d) In any case in which Section 7(a) shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(i) upon the delivery of an Optional Conversion Notice after such record date and before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event, and

(ii) delivering to such holder any distributions declared with respect to such additional Shares after such record date and before such event;

provided, however, that the Company shall deliver or cause to be delivered to such Investor, an appropriate instrument evidencing such Investor’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Conversion Price and to such distributions declared with respect to any additional Shares issuable on the conversion of the Outstanding Amount represented by this Note.

(e) At least five (5) Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in conversion rights pursuant to this Note, including the Conversion Price and the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note, the Company shall notify the Investor of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Company shall promptly after such adjustment is determinable notify the Investor of the adjustment and the computation of such adjustment.

(f) Any adjustment to the Conversion Price pursuant to Section 7(a)(i) and to the number of Shares issuable upon conversion in the cases of Sections 7(a)(ii) and 7(a)(iii) shall be applied consistently to all Subscription Agreement Notes and for all Note Investors.

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8. Payment; Prepayment.

(a) All payments made under this Note will be made in United States dollars at such place as the Investor may from time to time designate in writing to the Company.

(b) Prepayment of any portion of the Outstanding Amount may not be made by the Company except as set out in the Intercreditor Agreements and with the written consent of all the Note Investors.

9. Security. The Company’s obligations under this Note shall be secured by the Note Security.

10. Hypothecary Representative. The Hypothecary Representative shall be appointed pursuant to the terms of the Collateral Agency Agreement for the purposes of holding the Note Security for the benefit of the Note Investors in order to secure the Company’s obligation under the Note Documents.

11. No Priority. As between the Investor and the other Note Investors, each Tranche A Note, Tranche B Note, Additional Note, their respective subscription agreement, the Note Security and the respective rights and remedies thereunder will rank pari passu with the other in all respects.

12. Tax Withholding.

(a) Any and all payments under or pursuant to this Note shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes (as defined hereinbelow). If, however, applicable law requires the withholding or deduction of any Taxes, the Company shall be entitled to deduct and withhold in respect of Taxes from any amounts payable or otherwise deliverable pursuant to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law (a “Tax Deduction”). The Company shall notify the Investor prior to making a Tax Deduction and the Investor and Company shall use commercially reasonable efforts to mitigate, reduce, or eliminate the Tax Deduction. Notwithstanding any other provision of this Note and for greater certainty, if a Tax Deduction is required with respect to any amounts payable or otherwise deliverable under this Note, the Company shall increase such amounts payable or otherwise deliverable as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 12) the applicable Investor receives an amount equal to the sum it would have received had no such withholding or deduction been made (an “Additional Amount”).

(b) If any Tax that would have resulted in the payment of an Additional Amount, including for greater certainty, any interest and penalties applicable in respect thereof, is imposed or asserted on an Investor as a result of any failure to make a Tax Deduction on an amount payable to such Investor, the Company hereby agrees to indemnify and hold harmless such Investor in respect of such Taxes (including the reasonable fees, charges and disbursements of any counsel or other tax advisor for the Investor), and shall make payment in respect thereof within fourteen (14) days after demand therefor, regardless of whether such Tax was correctly or legally imposed or asserted by the relevant governmental authority. For greater certainty the provisions of Section 12(a) shall apply to any payments made by the Company under this Note.

(c) Each party’s obligations under this Section 12 shall survive any assignment of rights by an Investor, and the repayment, satisfaction or discharge of the Note.

(d) For greater certainty, this Section 12 shall also apply in respect of any conversion of the Outstanding Amount into Shares of the Company, whether pursuant to this Note or otherwise, such that, without limitation, (i) the number of Shares actually issued to an Investor, and (ii) any other amounts actually paid to an Investor, in each case as a result of or in connection with any such conversion, shall not be reduced on account of any Tax Deduction.

(e) The Company will not be required to pay an Additional Amount in respect of, or to indemnify the Investor for, any Canadian federal withholding Taxes imposed on the payment as a result

(i) of such payment having been made to an Investor that, at the time of making such payment, (A) is a Person with which the Company does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) or (B) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

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(ii) of the application of proposed subsection 214(18) of the Income Tax Act (Canada) (as set out in proposals to amend the Income Tax Act (Canada) on April 29, 2022 with respect to “hybrid mismatch arrangements”); or

(iii) the failure of the Investor to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, Tax Deduction, but only to the extent the Investor is legally entitled to comply with such requirements and only if such Investor received a written request from the Company delivered reasonably in advance of the date the compliance is required.

13. Covenants of the Company. The Company will observe the covenants in favour of the Investor set out in Schedule A to this Note while this Note remains outstanding.

14. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a) the Company fails to pay when due any principal amount payable under this Note or any Tranche A Note, Tranche B Note or Additional Note;

(b) the Company fails to make any payment in respect of interest, fees or crediting of PIK Interest when due under this Note or any Tranche A Note, Tranche B Note or Additional Note, and such breach continues for three (3) Business Days after the Company’s receipt of written notice to the Company of such breach;

(c) if the rights and obligations of the Investor under the Subscription Agreement in respect of the purchase and sale of the Tranche B Notes have been terminated and become void in accordance with the terms of the Subscription Agreement;

(d) if the transactions contemplated by the Transaction Agreement shall not have been consummated on or prior to December 31, 2023;

(e) a Material Adverse Change;

(f) the Company defaults in the observance or performance of any covenant contained in the Subscription Agreement, this Note, a Tranche A Note, a Tranche B Note, an Additional Note or any other Note Document (other than a payment covenant referred to in Sections 14(a) or 14(b)), provided that such default is capable of being remedied, the Company fails to remedy the default within fifteen (15) Business Days following the Company’s receipt of written notice of the default from any of the Note Investors;

(g) if any representation or warranty set out in Sections 8.1 (Enforceability), 8.2 (Incorporation and Status of the Company), 8.3 (Corporate Power of the Company), 8.4.5 to 8.4.8 (Due issuance of Conversion Shares, Warrant Shares and shares underlying such Conversion Shares and Warrant Shares) and 8.8 (No Contravention) of the Subscription Agreement (collectively, the “Core Reps”) is found to be false or incorrect in any material respect;

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(h) if any representation or warranty (other than the Core Reps) made or deemed to be made by the Company in the Subscription Agreement, this Note, a Tranche A Note, a Tranche B Note, an Additional Note or any other Note Document, as applicable, is found to be false or incorrect in any material respect when made or deemed to be made, provided that in the case of a representation or a warranty set out in Sections 8.10 to 8.30 of the Subscription Agreement, such inaccuracy results or would be expected to result in a Material Adverse Change;

(i) the Company defaults in the observance or performance of any covenant or obligation under any agreement constating indebtedness of the Company with a principal amount in excess of $2,500,000 (other than the Note), after giving effect to any applicable cure or grace periods;

(j) the Company is in default of the covenants set forth in Section 1 of the IQ Side Letter and the Company failed to remedy such default within thirty (30) Business Days following the Company’s receipt of written notice of such default from IQ-FDE (the “IQ Notice”), such default remains uncured and (i) IQ-FDE has not received an offer (the “IQ Repurchase Offer”), from one or more party (which may include any Note Investors) whose identity is acceptable to the Majority Investors (excluding IQ-FDE) offering to repurchase from IQ-FDE its Subscription Agreement Notes for a cash consideration representing at least the Outstanding Amount under such Subscription Agreement Notes as of the date IQ-FDE provided the IQ Notice, payable in one single installment on the repurchase date (the “IQ Note Repurchase”), or (ii) IQ-FDE has received an IQ Repurchase Offer and the IQ Note Repurchase is not completed within ninety (90) days of IQ-FDE receiving such IQ Repurchase Offer;

(k) the Company institutes any proceeding or takes any corporate action or signs any agreement or notice of intention to authorize its participation in or commencement of any proceeding (i) seeking to adjudicate it as bankrupt or insolvent, or (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies’ Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of existence);

(l) any proceeding is commenced against or affecting the Company that is not (A) contested actively and diligently in good faith by appropriate and timely proceedings; and (B) in any event stayed within thirty (30) days of commencement:

(i) seeking to adjudicate it as bankrupt or insolvent;

(ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

(iii) seeking appointment of a receiver, manager, receiver and manager, receiver-manager, trustee, agent, custodian or other similar official for it or for any part of its properties and assets;

(m) the holder of any security interest, hypothec, charge, encumbrance, lien or claim against any of the Company’s assets does anything to enforce or realize on such security interest, hypothec, charge, encumbrance, lien or claim, or takes possession of any part of the Company’s property; or

(n) any execution, distress or other process of any court becomes enforceable against any of the property of the Company, or a distress or like process is levied upon any of such property;

then, the Majority Investors may, by written notice to the Company, declare all amounts owing under this Note (including, without limitation, the Outstanding Amount) and under any outstanding Tranche A Notes, the Tranche B Notes and the Additional Notes, immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that all amounts owing under this Note (including, without limitation, the Outstanding Amount) and under any outstanding Tranche A Notes, the Tranche B Notes and the Additional Notes shall automatically become immediately due and payable on the occurrence of any of the events or circumstances specified in Sections 14(k) and 14(l); provided that, without the consent of the Majority Investors, (i) IQ-FDE may, by written notice to the Company, declare all amounts owing under its Subscription Agreement Notes (including, without limitation, the Outstanding Amount) immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, upon an Event of Default pursuant to Section 14(j), and (ii) the Investor may, by written notice to the Company, declare all amounts owing under this Note (including, without limitation, the Outstanding Amount) immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, upon an Event of Default pursuant to Section 14(a). An Event of Default pursuant to Sections 14(c) through (i) may be waived on behalf of the Investor by the Majority Investors.

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15. No Rights as Shareholder. This Note does not by itself entitle the Investor to any voting or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of, and no enumeration of the rights or privileges of the Investor in, this Note will cause the Investor to be a shareholder of the Company for any purpose.

16. Transfer; Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, the Investor may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for an assignment or transfer in whole (and not in part) to: (i) an Affiliate, (ii) in the case of each Desjardins Capital Investor, to the other Desjardins Capital Investor, or to any limited partnership in which a Desjardins Capital Investor is a general or special partner, any limited partnership in which Desjardins Capital Management Inc. (“DCM” and, collectively with the Desjardins Capital Investors, the “Desjardins entities”) is a general partner, any Person resulting from the amalgamation or regrouping of any of the Desjardins entities and any Person controlled directly or indirectly by any of the Desjardins Entities, (iii) in the case of BDC Capital Inc., to the Federal Government of Canada, Business Development Bank of Canada and any Person, agency, organization or other entity controlled, directly or indirectly, by BDC Capital Inc., the Business Development Bank of Canada or the Federal Government of Canada or any Affiliate of any of the foregoing or (iv) in the case of IQ-FDE, the Government of Quebec, his Majesty in right of the Province of Quebec and any Person, agency, organization or other entity or other entity controlled, directly or indirectly, by IQ-FDE, the Government of Quebec or his Majesty in right of the Province of Quebec; provided that in each case such transferee undertakes in writing to the Company to be bound by the transfer restrictions applicable to this Note. Subject to the preceding sentence, this Note may be assigned or transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly signed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, a replacement Note for the same principal amount will be issued to, and registered in the name of, the transferee, and the transferee will (as a condition to such assignment) acknowledge and agree to the transfer and to all of the terms and conditions of this Note and the Subscription Agreement, in each case in form and substance reasonably satisfactory to the Company. Principal, interest and other amounts owing under this Note are payable only to the registered holder of this Note.

17. Notices. All notices and other communications given or made under this Note will be in writing and will be deemed effectively given upon the earlier of (a) actual receipt for personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; or (c) three (3) Business Days after deposit with an internationally recognized overnight courier, freight prepaid, specifying next or second business day delivery, with written verification of receipt. All communications will be sent to the Investor at its address as set forth in the Subscription Agreement, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 17. If notice is given to the Company, it will be sent to the Company’s registered office.

18. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

19. Amendments and Waivers. Subject to Section 14, any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Majority Investors, provided that (i) each of (A) the Maturity Date (as extended pursuant to the terms of this Note), (B) the balance of the Principal Amount of this Note, (C) the rate of interest in Section 3, (D) Section 8(b), (E) Section 11, and (F) this Section 19, may not be amended, waived or modified without the consent of all the Note Investors, (ii) the consent of the Investor to such amendment or waiver must be solicited (even if not obtained), (iii) such amendment, waiver or modification, by its express facial terms, applies to all holders of Tranche A Notes, the Tranche B Notes and the Additional Notes in the same fashion and (iv) an amendment or waiver of provision specific to an Investor, including without limitation the extended list of permitted assignees of each Desjardins Capital Investor and BDC Capital Inc., will require such Investor’s consent. Any amendment or waiver effected in accordance with this Section 19 will be binding on the Investor, each future holder of the Note and any Conversion Shares, and the Company. The Company will give prompt written notice to the Investor of any amendment or waiver effected under this Section 19 without the Investor’s consent.

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20. Costs; Waiver. The Company will pay on demand all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which the Investor incurs in connection with enforcement of this Note or the protection or preservation of the Investor’s rights hereunder. The Company hereby waives demand, presentment, protest or notice of any kind.

21. Extensions. Any agreement with the Investor for the extension of the time of payment of the moneys hereby secured or any part thereof made at, before or after maturity, and before the execution of a discharge or release of this Note, need not be registered in any office of public record but will be effective and binding upon the Company when signed by the Company and delivered to the Investor.

22. Maximum Interest Rate. If any provision of, or any document entered into in connection with, this Note would oblige the Company to make any payment of interest or other amount payable to the Investor in an amount or calculated at a rate which would be prohibited by any applicable law or would result in the receipt by the Investor of interest at a criminal or prohibited rate (as these terms are construed under the Criminal Code (Canada) or any other applicable law), then notwithstanding such provision, the amount or rate will be deemed to have been adjusted with the same effect as if adjusted at the original date of this Note to the maximum amount or rate of interest, as the case may be, as to not be prohibited by any applicable law or result in the receipt by the Investor of interest at a criminal or prohibited rate, the adjustment to be effected to the extent necessary by reducing the amount or rate of interest under Section 3 with any remaining excess that has been paid being credited towards prepayment of the Principal Amount. If any overpayment remains after such crediting, it will be returned forthwith to the Company upon demand.

23. Conflict or Inconsistency. If there is a conflict or inconsistency between the terms of this Note and the Subscription Agreement, the relevant provision or provisions of the Subscription Agreement will be paramount and will prevail to the extent of any such conflict or inconsistency.

24. Severability. Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity, illegality or unenforceability of any provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of this Note.

25. Counterparts; Electronic Signature. This Note may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts signed or delivered via facsimile, electronically (including pdf or electronic signature) or other transmission method will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26. Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of the Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

27. Exchange Rate. Except as otherwise expressly specified herein, for purposes of currency conversion between U.S. and Canadian dollars hereunder at all times from and after the date hereof, the applicable exchange rate shall be the exchange rate announced by the Bank of Canada as the closing exchange rate on the date immediately prior to the date the currency conversion occurs.

28. Language. Each of the parties hereto hereby acknowledges that it has consented to and requested that this Note and all documents relating thereto be drawn up in the English language only. Les parties aux présentes ont exigé que le présent billet ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise.

[Signature Page Follows]

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The Company has signed this Secured Convertible Note as of the Issue Date set forth above.

LEDDARTECH INC.

By:
Name:	●
Title:	●

AGREED TO AND ACCEPTED:

HOLDER:

●
By:
Name: ●
Title: ●

Address:

Email:

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Schedule A - Covenants of the Company

1. Covenants. So long as this Note remains outstanding, the Company agrees as follows:

(a) Payment of Principal and Interest. The Company will duly and punctually pay or cause to be paid to the Investor the principal of (including PIK Interest accrued on and added to the principal of) and all other moneys which may from time to time be owing under this Note on the dates, at the place and in the manner specified in this Note.

(b) To Pay Costs. The Company will promptly pay all reasonable out-of-pocket costs, charges and expenses (including reasonable legal fees of a solicitor) of the Investor incidental to, or which in any way relate to, the enforcement of this Note. All such costs, charges and expenses will be payable five (5) Business Days following demand and will bear interest at the Prime Rate, calculated monthly in arrears from the date any such cost, charge or expense is due to the Investor by the Company.

(c) To Maintain Corporate Existence. Except as set forth in the Transaction Agreement, the Company will maintain its corporate existence, will carry on and conduct its business in a proper and efficient manner and in accordance with all applicable law, will not cease to conduct its business and will not change the nature of its business. The Company will keep proper books of account with correct entries of all material transactions in relation to its business.

(d) Notice of Default. The Company will promptly notify the Investor in writing if it becomes aware that it is in breach of any of its representations, warranties, covenants or obligations under this Note or the Subscription Agreement or there arises or exists any Events of Default (whether capable of cure or otherwise) or any facts or state of affairs which could, upon notice or the lapse of time, reasonably give rise to an Event of Default.

(e) Change of Control. Except as set forth in the Transaction Agreement, the Company will not be subject to a change of control.

(f) Sale of Assets. Except as set forth in the Transaction Agreement, the Company will not sell all or a substantial portion of its assets.

(g) Security. Unless the Majority Investors expressly agree otherwise, the Note Security shall provide, in favour of the Hypothecary Representative for the benefit of the Investor and each other Note Investor, a second-ranking security on all collateral charged under the Desjardins Security at all times until the Desjardins Loan is repaid in full and the Desjardins Security is released and discharged, and the Company shall, and shall cause each of the Guarantors (including, for greater certainty, VayaVision Sensing Ltd.) to sign, execute and deliver all security documents and ancillary documents reasonably required by the Hypothecary Representative or the Majority Investors to give effect to the foregoing. Except as permitted under the Subscription Agreement, the Company will not grant any hypothec, lien or other security interest to any person which would rank senior to this Note or the Note Security. For greater certainty, the Company shall not, and shall ensure that the Guarantors do not, grant any Charge in favour of Fédération des caisses Desjardins du Québec that (i) would rank senior to the Note Security and (ii) does not also secure the Obligations of the Company under the Tranche A Notes, Tranche B Notes and the Additional Notes.

(h) Performance of Obligations. The Company will perform in all material respects its obligations under all material agreements to which the Company is a party or any of its assets or property is subject. The Company will keep all of its loans and borrowings, including those evidenced by this Note, current and in good standing in all material respects and observe and keep in all material respects all covenants and perform all obligations contained therein.

(i) Pay Taxes. The Company will pay all taxes levied, assessed or imposed upon it or its property as and when the same become due and payable, save and except where it contests in good faith the validity thereof by proper legal proceedings and for which reasonable provision for payment has been made or where the failure to pay such taxes is not reasonably expected to result in a Material Adverse Change.

(j) Compliance with Laws. The Company will comply with the requirements of all applicable laws, rules, regulations of any governmental authority, the non-compliance with which could reasonably be expected to result in a Material Adverse Change.

(k) Further Assurances. The Company will, at its expense at the request of the Investor, sign and deliver to the Investor such further assurances and documents as the Investor may reasonably require to protect the Investor’s interests under this Note.

Sch A-15

Schedule B – Form of Conversion Notice

To:         LeddarTech Inc. :

4535, boulevard Wilfrid-Hamel, Suite 240

Quebec G1P 2J7, Canada

Attn:      Chief Financial Officer

CONVERSION NOTICE

(To Be Executed by the Registered Holder in Order to Convert the Note)

The undersigned registered holder of the Note (the “Undersigned”) hereby irrevocably exercises the option to convert $ of the Tranche A Secured Convertible Note (the “Note”) issued by LeddarTech Inc. (the “Company”) and held by the Undersigned into Conversion Shares according to the terms and conditions set forth in the Note, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto and provide a legal opinion in form and substance acceptable to the Company with respect to the legality of the issuance to a person other than the Undersigned.

The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to either an effective registration statement or an exemption from registration under the Act. The Undersigned further represents and warrants to the Company that, as of the date hereof, the representations and warranties contained in the Subscription Agreement applicable to a [US][Canadian] Investor are true and correct in all material respects as of the date hereof as though made on this date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Dated:

Signature(s)

Sch A-16

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

________________________________

(Name)

________________________________

(Street Address)

________________________________

(City, State and Zip Code) Please print name and address.

Principal Amount to be converted (if less than all):

$ ________ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

____________________________________

Social Security or Other Taxpayer

Identification Number

Sch A-17

Schedule B

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE PROVINCES, TERRITORIES OR STATES. UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS WARRANT AND (II) THE DATE THE COMPANY (AS DEFINED BELOW) BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT, THE ACQUIRER AGREES FOR THE BENEFIT OF LEDDARTECH INC. (THE “COMPANY”) AND ANY SUCCESSOR THERETO THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT, SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS AND LIMITATIONS IN THE SHAREHOLDERS AGREEMENT REFERRED TO BELOW:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRANSFER AGENT (1) SHALL RECEIVE THE TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT SUBSTANTIALLY IN THE FORM ATTACHED AS SCHEDULE O TO THE SUBSCRIPTION AGREEMENT DATED [●], 2023 BETWEEN THE COMPANY AND THE INVESTORS (FOR THE PURPOSES OF THIS CLAUSE (1) ONLY, AS DEFINED THEREIN) (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, THE “SUBSCRIPTION AGREEMENT”) AND (2) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS WARRANT AND ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS AGREEMENT ENTERED INTO AS OF NOVEMBER 1, 2021 BETWEEN THE COMPANY AND ITS SHAREHOLDERS, AS AMENDED OR RESTATED FROM TIME TO TIME (THE “SHAREHOLDERS AGREEMENT”), TO THE EXTENT IN EFFECT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT. A COPY OF THE SHAREHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Sch B-1

WARRANT CERTIFICATE

LeddarTech Inc.

(a corporation existing under the laws of Canada)

CLASS D-1 PREFERRED SHARE WARRANTS

NO. 2023-[●]	[●], 2023

THIS IS TO CERTIFY THAT for value received, [●] (the “Holder”) is entitled to purchase [●] Class D-1 Preferred Shares (each, a “Share”), as applicable, in the capital of LeddarTech Inc., having its principal office at 4535 Wilfrid-Hamel Blvd #240, Québec, Québec G1P 2J7 (the “Company”) (each, a “Warrant”) at any time prior to 5:00 p.m. (Montreal time) on the date that is fourteen (14) calendar days following the date hereof (or if such day is not a Business Day (as defined below), the next following Business Day) (the “Expiry Time”), at the Exercise Price (as defined below).

1.	Each Warrant shall be exercisable for Shares and at the price per Share (the “Exercise Price”) of US$0.01 per Share.

2.	In the event of a change, subdivision, redivision, reclassification, reduction, combination or consolidation thereof or any other adjustment under Section 6, or successive changes, subdivisions, redivisions, reclassifications, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, “Shares” shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination, consolidation or other adjustment.

3.	At any time, or from time to time, on or prior to the Expiry Time, the Holder may exercise all, but not less than all, the Warrants represented hereby, upon delivering to the Company at its principal office above (or such other address in Canada as may be notified in writing by the Company) a duly completed and executed exercise notice in the form attached hereto (the “Exercise Notice”) evidencing the election (which on delivery to the Company shall be irrevocable) of the Holder to exercise all of the Warrants represented by this Warrant Certificate, as adjusted from time to time in accordance with this Warrant Certificate, and a certified cheque or bank draft payable to the Company for the aggregate Exercise Price of all such Warrants or as otherwise directed by the Company in writing. Any such share certificate shall also bear any endorsement required pursuant to the Shareholders Agreements. Any certificate representing Shares issued upon exercise of the Warrants will bear the following legend:

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS SECURITY AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

4.	The Holder shall be deemed to have become the holder of record of Shares on the date on which the Company has received both a duly completed Exercise Notice and payment in full in respect of the Shares (including all applicable taxes) being subscribed for in connection with such Exercise Notice (the “Exercise Date”); provided, however, that if such date is not a business day in the City of Montreal, Quebec (a “Business Day”), then the Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Shares on the next following Business Day. Notwithstanding the foregoing, as a condition to receiving any Shares upon the exercise of the Warrants and if not already a party thereto, the Holder shall become a party to, and be bound by, each of the Shareholders Agreements by signing an adoption agreement to each of the Shareholders Agreements. The Company shall promptly issue and deliver (or cause to be delivered) to the Holder, by registered mail to its address specified in such Exercise Notice, one or more certificates for the appropriate number of issued and outstanding Shares.

Sch B-2

5.	The Company covenants and agrees that, until the Expiry Time, while the Warrants represented by this Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 6 and 7. All Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the Holder thereof shall not be liable to the Company or its creditors in respect thereof.

6.	The Exercise Price (and the number of Shares purchasable upon exercise in the case of Sections 6(a), 6(b) and 6(c)) shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Share Reorganization. If at any time on or after the date hereof and at or prior to the Expiry Time (the “Adjustment Period”) the Company shall:

(i)	subdivide, redivide or change its outstanding Shares into a greater number of Shares, or

(ii)	consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (i) and (ii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to this Section 6(a), the number of Shares purchasable pursuant to this Warrant Certificate not previously exercised shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)	Special Distribution. If and whenever during the Adjustment Period the Company shall issue or distribute to all or to substantially all the holders of the Shares:

(i)	securities of the Company including shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, or property or assets and including evidences of its indebtedness, or

(ii)	any property or other assets,

and if such issuance or distribution does not constitute (x) dividends paid in the ordinary course, (y) an issuance or distribution in lieu of dividends paid in the ordinary course, or (z) a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), the number of Shares to be issued by the Company under the Warrants shall, at the time of exercise, be appropriately adjusted, as determined by the board of directors of the Company, acting reasonably and in good faith, and the Holder shall receive, in addition to the number of Shares in respect of which the right is then being exercised, the aggregate number of Shares or other securities or property that the Holder would have been entitled to receive as a result of such event if, on the record date therefor, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled upon the exercise of the Warrants.

Sch B-3

(c)	Capital Reorganization. If and whenever during the Adjustment Period there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other company or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to subscribe for and purchase. If determined appropriate by the board of directors of the Company, with the approval of the Holder, both acting reasonably and in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Company, acting reasonably and in good faith.

(d)	If and whenever at any time after the date hereof and prior to the Expiry Time, the Company takes any action affecting its shares to which the foregoing provisions of this Section 6, in the opinion of the board of directors of the Company, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Company shall, subject to any requisite regulatory approval, execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Company may determine to be equitable in the circumstances, acting reasonably and in good faith.

(e)	For the avoidance of doubt, no events or transactions contemplated by the business combination agreement to be entered into by and among the Company, LeddarTech Holdings Inc. and Prospector Capital Corp. shall be considered a Share Reorganization, a Special Distribution or a Capital Reorganization that would give effect to an adjustments pursuant to this Section 6 to the Exercise Price and/or the number of Shares purchasable upon exercise.

Sch B-4

7.	The following rules and procedures shall be applicable to the adjustments made pursuant to Section 6:

(a)	The adjustments provided for in Section 6 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following paragraphs of this Section 7.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 2.5% in the prevailing Exercise Price and no adjustment shall be made in the number of Shares purchasable upon exercise of this Warrant unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments which, except for the provisions of this Section 7(b) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(c)	No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 6, other than the events referred to in Sections 6(a)(i), 6(a)(ii) and 6(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date of such event. For greater certainty the right to participate in a financing through the exercise of a pre-emptive right or otherwise, shall not be considered the right to participate in such event as outlined in the preceding sentence.

(d)	For greater certainty, no adjustment in the Exercise Price shall be made pursuant to Section 6 in respect of the issue from time to time:

(i)	of Shares purchasable on exercise of the Warrants represented by this Warrant Certificate;

(ii)	of dividends paid in the ordinary course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Company in accordance with applicable securities laws; or

(iii)	of Shares pursuant to any option, share option plan, share purchase plan or other benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Company, as such option or plan is amended or superseded from time to time in accordance with applicable securities laws, and such other benefit plans as may be adopted by the Company in accordance with applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(e)	If the Company shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

Sch B-5

(f)	As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the holder of such Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(g)	In the absence of a resolution of the board of directors of the Company fixing a record date for a Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which such distribution is effected.

(h)	Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 6 shall be conclusively determined by the board of directors of the Company and shall be binding upon the Company and the Holder. In the event that any such determination is made, the Company shall notify the Holder in the manner contemplated in Section 18 describing such determination.

8.	On the happening of each and every such event set out in Section 6, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

9.	In any case in which Section 6 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(a)	issuing to the Holder of the Warrants exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to such holder any distributions declared with respect to such additional Shares after such record date and before such event;

provided, however, that the Company shall deliver or cause to be delivered to such Holder, an appropriate instrument evidencing such Holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable on the exercise of the Warrants and to such distributions declared with respect to any additional Shares issuable on the exercise of the Warrants.

10.	At least five (5) Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, the Company shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Company shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

Sch B-6

11.	The Company shall maintain at its principal office a register of holders in which shall be entered the names and addresses of the holders of the Warrants. The Company shall notify the Holder forthwith of any change of address of the principal office of the Company.

12.	The Company shall not be required to issue fractional Shares in satisfaction of its obligations hereunder. If any fractional interest in a Share would be deliverable upon the exercise of a Warrant, the Company shall in lieu of delivering the fractional Shares therefor satisfy the right to receive such fractional interest by payment to the holder of such Warrant of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Fair Market Value at the Exercise Date. For the purposes of this Warrant Certificate, “Current Fair Market Value” of a Share is the price per Share determined by the board of directors of the Company in good faith.

13.	Except as herein expressly provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

14.	If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

15.	This Warrant Certificate and the Warrants represented hereby shall not be transferred by the Holder without the prior written consent of the Company, except to an Affiliate. The Shares issuable upon exercise of the Warrants or any interest therein or portion thereof shall be transferable by the registered holder hereof subject to any restriction under the articles of the Company, the terms and conditions of the Shareholders Agreements and any applicable law (including applicable hold periods). “Affiliate” means, with respect to the Holder, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with the Holder, including without limitation any general partner, managing member, officer or director of the Holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, the Holder.

16.	Nothing contained herein shall confer any right upon the Holder or any other person to subscribe for or purchase any shares in the capital of the Company or any securities of any other company at any time subsequent to the Expiry Time. After the Expiry Time, this Warrant Certificate and all rights hereunder shall be void and of no effect.

17.	Except as expressly set out herein, the holding of this Warrant Certificate or the Warrants represented hereby shall not constitute a holder hereof of Shares nor entitle it to any right of interest in respect thereof.

18.	Except as expressly set out herein, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery, registered mail or email to the attention of the Holder at its registered address or email address recorded in the registers maintained by the Company. Any notice so given shall be deemed to be validly given, if delivered personally or sent by email, on the day of delivery and if sent by post or other means, on the fifth (5th) Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded. All costs in connection with the giving of notices contemplated by this Warrant Certificate shall be borne by the Company.

19.	This Warrant Certificate is binding upon the Company and its successors.

20.	This Warrant Certificate and the Warrants represented hereby shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein.

21.	This Warrant Certificate may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts signed or delivered via facsimile, electronically (including pdf or electronic signature) or other transmission method will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

Sch B-7

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of the Company as of the first date written above.

LEDDARTECH INC.

Per:
	Name:	Charles Boulanger
	Title:	Chief Executive Officer

Signature Page to Warrant Certificate

Sch B-8

Acknowledged and agreed to by:

●

By:
Name:
Title:

Address: ●

Email Address: ●

Signature Page to Warrant Certificate

Sch B-9

EXERCISE NOTICE

TO:	LEDDARTECH INC.

The undersigned registered holder of the within Warrant Certificate, hereby:

(a)	subscribes for __________ whole Shares (as defined in the Warrant Certificate) (or such number of other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the Warrant Certificate) in the capital of LeddarTech Inc. at the price per share in United States dollars equal to the Exercise Price (and in payment of the Exercise Price provides a wire or encloses a bank draft or certified cheque in United States dollars payable to the order of LeddarTech Inc. or its successor Company) as set forth below: and

(b)	delivers herewith the above-mentioned Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Shares.

The undersigned hereby directs that the said Shares be registered as follows:

Name(s) in full	Address(es) (including Postal Code)	Number(s) of Shares

DATED this________day of_____________, 20_____.

(Authorized Signatory of Subscriber)

(Print Name of Subscriber)

(Address of Subscriber in full)

The certificates will be mailed by registered mail to the address appearing in this Exercise Notice.

Sch B-10

Schedule C

FORM OF TRANCHE B NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE PROVINCES, TERRITORIES OR STATES. UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS NOTE AND (II) THE DATE THE COMPANY (AS DEFINED BELOW) BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION OF THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, THE ACQUIRER AGREES FOR THE BENEFIT OF LEDDARTECH HOLDINGS INC. (THE “COMPANY”) AND ANY SUCCESSOR THERETO THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRANSFER AGENT (1) SHALL RECEIVE THE TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT SUBSTANTIALLY IN THE FORM ATTACHED AS SCHEDULE O TO THE SUBSCRIPTION AGREEMENT DATED JUNE 12, 2023 BETWEEN THE COMPANY AND THE INVESTORS (FOR THE PURPOSES OF THIS CLAUSE (1) ONLY, AS DEFINED THEREIN) (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME)AND (2) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE SECURITIES LAWS.

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TRANCHE B SECURED CONVERTIBLE NOTE

$[●]	[●], 2023 (the “Issue Date”)

For value received, LeddarTech Holdings Inc. (“Company”), promises to pay to the order of [Investor Name] (the “Investor”), the principal sum of $[●] (as such amount may be increased on each Interest Payment Date pursuant to Section 3(a) hereof, the “Principal Amount”). This Note is subject to the following terms and conditions:

1.	Issuance of Note. This Tranche B secured convertible Note (“Note”) is issued pursuant to the Subscription Agreement.

2.	Definitions. As used in this Note, the following terms have the following meanings. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Subscription Agreement:

(a)	“Act” has the meaning set forth in the legend to this Note;

(b)	“Additional Amount” has the meaning set forth in Section 12;

(c)	“Adjustment Period” means on or after the date hereof, before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date;

(d)	“Affiliate” means, with respect to the Investor, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with the Investor, including without limitation any general partner, managing member, officer or director of the Investor or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor;

(e)	“Capital Reorganization” has the meaning set forth in Section 7;

(f)	“Certificates” has the meaning set forth in Section 6;

(g)	“Collateral Agency Agreement” means that certain collateral agency agreement dated June 12, 2023 entered into among the Hypothecary Representative, the Company, Vayavision Sensing Ltd., LeddarTech Holdings Inc. and the investors that may be party thereto from time to time, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time;

(h)	“Company” has the meaning set forth in the first paragraph of this Note;

(i)	“Conversion Notice” has the meaning set forth in Section 6;

(j)	“Conversion Price” means an amount equal to $10.00, as adjusted from time to time in accordance with Section 7 of this Note;

(k)	“Conversion Shares” means the Shares issuable upon conversion of the Outstanding Amount represented by this Note;

(l)	“Conversion Time” has the meaning set forth in Section 7;

(m)	“Core Reps” has the meaning set forth in Section 14(e);

(n)	“DCM” has the meaning set forth in Section 16;

(o)	“Desjardins Capital Investors” means collectively Capital Regional et Coopératif Desjardins and Desjardins-Innovatech S.E.C.;

(p)	“Desjardins entities” has the meaning set forth in Section 16;

(q)	“Desjardins Temporary Loan” means the bridge term loan in the aggregate principal amount of C$2,500,000 granted by Fédération des caisses Desjardins du Québec to the Company pursuant to that certain amended and restated financing offer letter, dated April 5, 2023, by and among Fédération des caisses Desjardins du Québec, the Company and Vayavision, as guarantor, as amended by a first amending agreement letter dated as of May 1, 2023;

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(r)	“Event of Default” has the meaning set forth in Section 14;

(s)	“Hypothecary Representative” means TSX Trust Company;

(t)	“Interest Payment Date” has the meaning set forth in Section 3;

(u)	“Interest Period” has the meaning set forth in Section 3;

(v)	“Investor” has the meaning set forth in the first paragraph of this Note;

(w)	“IQ-FDE” means Investissement Québec, a legal person established under the Act Respecting Investissement Québec, acting as agent for the government of Québec as part of the Fonds de développement économique;

(x)	“IQ Note Repurchase” has the meaning set forth in Section 14(h);

(y)	“IQ Notice” has the meaning set forth in Section 14(h);

(z)	“IQ Side Letter” means the letter agreement entered into on or about June 12, 2023 between IQ-FDE and the Company;

(aa)	“IQ Repurchase Offer” has the meaning set forth in Section 14(h);

(bb)	“IQ Temporary Loan” means the loan offer letter delivered to the Company by Investissement Québec on May 1, 2023 and accepted by the Company on May 2, 2023;

(cc)	“Maturity Date” means the earlier of

(i)	one (1) day after the five-year anniversary of the Issue Date, and

(ii)	the time at which the Outstanding Amount is made due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (ii);

(dd)	“Majority Investors” means the holders of at least 52% of the aggregate outstanding principal amount of the issued and outstanding Tranche A Notes, Tranche B Notes (if any) and Additional Notes (if any);

(ee)	“Material Adverse Change” means an event, development, circumstance, fact, act, change or omission (each, an “Event”) which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, the Business, or the Group Companies, taken as a whole; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates, (b) general changes or developments in the industries in which any of the Group Companies operate, (c) the negotiation, execution and delivery of this Note or the transactions contemplated by this Note or the public announcement or pendency of the transactions contemplated by this Note, including the impact thereof on the relationships, contractual or otherwise, of the Group Companies with employees, customers, suppliers, distributors, regulators or partners, or any litigation relating to this Note, (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof; provided, in respect of the Events described in subsections (a), (b), (d), (e) and (f), that effects related thereto do not affect the Group Companies in a disproportionate manner relative to other participants in the same industry as them;

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(ff)	“Minimum Optional Redemption Amount” has the meaning set forth in Section 6;

(gg)	“Note” has the meaning set forth in Section 1;

(hh)	“Note Documents” means, collectively, this Note, the Subscription Agreement, the Note Security, the Collateral Agency Agreement and all other agreements, documents, instruments or certificates executed or delivered to the Investors by the Company from time to time pursuant to or otherwise in connection with this Note, including, for the purpose of creating, granting or maintaining any security held by the Investor in respect of any Obligations, but excluding for the avoidance of doubt the IQ Side Letter;

(ii)	“Obligations” means all monies now or at any time and from time to time hereafter owing or payable by the Company to the Investor pursuant to this Note or any other Note Documents and all obligations (whether now existing, presently arising or created in the future) of the Company in favour of the Investor under or in connection with this Note or any other Note Document, whether direct or indirect, absolute or contingent, matured or not, but excluding for the avoidance of doubt under or in connection with the IQ Side Letter;

(jj)	“Outstanding Amount” means the entire then-outstanding and unpaid Principal Amount, together with all accrued but unpaid interest under this Note;

(kk)	“PIK Interest” has the meaning set forth in Section 3;

(ll)	“Prime Rate” means the rate of interest per annum form time to time publicly quoted by the Bank of Canada as being the prime business rate of interest;

(mm)	“Principal Amount” has the meaning set forth in the first paragraph of this Note;

(nn)	“Share Reorganization” has the meaning set forth in Section 7;

(oo)	“Shares” means common shares in the capital of the Company, and in the event of any other change, subdivision, redivision, reclassification, reduction, combination or consolidation thereof or any other adjustment under Section 7, or successive changes, subdivisions, redivisions, reclassifications, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Note, “Shares” shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination, consolidation or other adjustment;

(pp)	“Special Distribution” has the meaning set forth in Section 7;

(qq)	“Subscription Agreement” means the subscription agreement dated June 12, 2023 among, inter alios, the Company and the Investor or to which the Investor became party pursuant to a joinder agreement dated on or about the date hereof, as may be amended from time to time;

(rr)	“Subscription Agreement Notes” means all the convertible notes issued to the Investor and other investors pursuant to the Subscription Agreement; and

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(ss)	“Tax Deduction” has the meaning set forth in Section 12;

3.	Interest.

(a)	The Principal Amount shall bear interest, both before and after maturity, default and judgment, from and including the date of this Note at a rate equal to twelve percent (12%) per annum (the “PIK Interest”), and on each Interest Payment Date, an amount equal to the PIK Interest due on such Interest Payment Date shall be added to the Principal Amount and bear interest in accordance with this Section 3.

(b)	Interest in respect of each Interest Period shall be calculated and payable or satisfied, as the case may be, in arrears on each Interest Payment Date as set out in this Section 3. All interest shall accrue daily, in arrears and compound on each Interest Payment Date. The total amount of such interest due on each Interest Payment Date shall be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. An “Interest Period” shall be (i) the period from and including the date hereof to and including the day that is twelve (12) months after the date hereof, (ii) thereafter, each twelve (12)-month period beginning on and including the first day following the end of the prior Interest Period and ending on and including the date that is twelve (12) months from such date and (iii) the period from and including the first day of the twelve (12)-month period preceding the date of repayment or conversion in full to but excluding the date of repayment or conversion in full. An “Interest Payment Date” shall be the last day of any applicable Interest Period.

4.	Maturity Date. If this Note is not converted earlier in accordance with Section 6, the Company shall repay all outstanding Obligations under this Note on the Maturity Date.

5.	Permitted Use of Proceeds. The Company covenants that it shall use the Principal Amount advanced under this Note for (i) firstly, the complete and full repayment of any outstanding amount due to the Investor under the Desjardins Temporary Loan and the IQ Temporary Loan, in capital and interest, (ii) secondly, to finance its working capital in order to enable the Company to complete the transactions contemplated by the Transaction Agreement, (iii) thirdly, for the development and the delivery of a ported TDA 4 front view product, a parking product, a commercially viable offroad product and demo cars of such products, and (iv) fourthly, for working capital and general corporate purposes.

6.	Conversion.

(a)	Optional Conversion. At any time before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date, the Investor may elect, in its sole discretion, by written notice delivered to the Company (the “Conversion Notice”) to convert the Outstanding Amount, in full or a portion thereof. In the case of a partial conversion, should the portion of the Outstanding Amount to be converted be less than $1,000,000 (the “Minimum Optional Redemption Amount”), the Investor shall pay all expenses of the Company in connection with such partial conversion; provided that, in the case of a partial conversion by Desjardins Capital Investors, for purposes of calculating the Minimum Optional Redemption Amount, such amount shall include the amount to be converted by each of Desjardins-Innovatech, S.E.C. and Capital Régional et Coopératif Desjardins, collectively, on the same day; provided further that the remaining Outstanding Amount after any such partial conversion shall not be less than the Minimum Optional Redemption Amount), into such number of fully paid and non-assessable Shares equal to the quotient of (i) the Outstanding Amount being converted, divided by (ii) the Conversion Price. Notwithstanding anything to the contrary in this Section 6(a), the Investor may elect to convert a portion of the Outstanding Amount less than the Minimum Optional Redemption Amount pursuant to this Section 6(a) if the remaining Outstanding Amount after any such partial conversion is not less than the Minimum Optional Redemption Amount and that such Investor pays for all costs and expenses incurred by the Company in connection with such partial conversion.

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(b)	Mechanics and Effect of Conversion. To convert all or a portion of this Note pursuant to the terms hereof, the Investor must complete, manually sign and deliver to the Company the Conversion Notice attached hereto as Schedule B or a facsimile of such Conversion Notice. No fractional Shares in the capital of the Company will be issued upon conversion of the Outstanding Amount represented by this Note. In lieu of any fractional Share to which the Investor would otherwise be entitled, the Company will pay to the Investor in cash the unconverted Outstanding Amount that would otherwise be converted into a fractional Share. At its expense, the Company will, within five (5) Business Days after conversion of any Outstanding Amount represented by this Note, issue and deliver a certificate or certificates (or a notice of issuance of uncertificated Shares, if applicable) or ownership statement issued under the direct registration or other electronic book-entry system for the number of Shares to which the Investor is entitled upon conversion (the “Certificates”), together with any other securities and property to which the Investor is entitled upon conversion of such Outstanding Amount represented by this Note under the terms of this Note, including a cheque payable to the Investor for any cash amounts payable as described in this Note and the Company will make and deliver a new Note of like tenor for any remaining portion of the Outstanding Amount; provided that the new Note shall be in a minimum principal amount of not less than the Minimum Optional Redemption Amount, to (i) the Investor, at the Investor’s principal office, and/or (ii) in respect of the Certificates, the Investor’s custodian as directed by the Investor before conversion. The Investor will provide the registration and delivery instructions for the Certificates to the Company before any conversion. Concurrently with conversion of the Outstanding Amount represented by this Note and the delivery of the Certificates, the Investor will (i) surrender this Note to the Company at its principal office or at such location as directed by the Company and (ii) deliver the Conversion Notice to the Company. Upon completion of the conversion of all of the Outstanding Amount, the Company will be released from all of its obligations and liabilities under this Note.

7.	Adjustment of Conversion Price.

(a)	The Conversion Price in the case of Section 7(a)(i) and the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note in the case of Sections 7(a)(ii) and 7(a)(iii) shall be subject to adjustment from time to time in the events and in the manner provided as follows, and any such adjustment shall be applied consistently to all Subscription Agreement Notes:

(i)	Share Reorganization. If at any time during the Adjustment Period the Company shall:

(A)	subdivide, redivide or change its outstanding Shares into a greater number of Shares, or

(B)	consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (A) and (B) being a “Share Reorganization”), then the Conversion Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date).

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(ii)	Special Distribution. If and whenever during the Adjustment Period the Company shall issue or distribute to all or to substantially all the holders of the Shares:

(A)	securities of the Company including Shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, or property or assets and including evidences of its indebtedness, or

(B)	any property or other assets,

and if such issuance or distribution does not constitute (x) dividends paid in the ordinary course, (y) an issuance or distribution in lieu of dividends paid in the ordinary course, or (z) a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), the number of Shares to be issued by the Company upon conversion of the Outstanding Amount represented by this Note shall, at the time of conversion, be appropriately adjusted, and the Investor shall receive, in addition to the number of Shares to be issued by the Company upon conversion of the Outstanding Amount represented by this Note pursuant to Section 6(a), the aggregate number of Shares or other securities or property that the Investor would have been entitled to receive as a result of such event if, on the record date therefor, the Investor had been the registered holder of the number of Shares to which the Investor was theretofore entitled upon the conversion of the Outstanding Amount represented by this Note.

(iii)	Capital Reorganization. If and whenever during the Adjustment Period there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other Company or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another Company or other entity (any of such events being herein called a “Capital Reorganization”), the Investor shall be entitled to receive, and shall accept upon the conversion of the Outstanding Amount represented by this Note (the “Conversion Time”), in lieu of the number of Shares to which the Investor is entitled upon such conversion pursuant to Section 6(a), the aggregate number of Shares, other securities or other property which such Investor would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Investor had been the registered holder of the number of Shares to which such Investor was theretofore entitled to upon conversion of the Outstanding Amount represented by this Note (assuming, for such purposes, an Outstanding Amount equal to the Outstanding Amount upon the Conversion Time). If determined appropriate by the board of directors of the Company, acting reasonably and in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 7 with respect to the rights and interests thereafter of the Investor to the end that the provisions set forth in this Section 7 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Shares, other securities or other property thereafter deliverable upon conversion of the Outstanding Amount represented by this Note. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Company, acting reasonably and in good faith.

(iv)	If and whenever at any time during the Adjustment Period, the Company takes any action affecting its Shares to which the foregoing provisions of this Section 7, in the opinion of the board of directors of the Company, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Investor against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Investor hereunder, then the Company shall, subject to any requisite regulatory approval, execute and deliver to the Investor an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Company may determine to be equitable in the circumstances, acting reasonably and in good faith.

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(v)	For the avoidance of doubt, no events or transactions contemplated by the Transaction Agreement shall be considered a Share Reorganization, a Special Distribution or a Capital Reorganization that would give effect to an adjustments pursuant to this Section 7(a) to the Conversion Price and/or to the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note.

(b)	The following rules and procedures shall be applicable to the adjustments made pursuant to Section 7(a):

(i)	The adjustments provided for in Section 7(a) are cumulative, and shall, in the case of adjustments to the Conversion Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following paragraphs of this Section 7(b).

(ii)	No adjustment in the Conversion Price or in the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note shall be made in respect of any event described in Section 7(a), other than the events referred to in Section 7(a)(i), if the Investor is entitled to participate in such event on the same terms, mutatis mutandis, as if it had converted the Outstanding Amount prior to or on the effective date or record date of such event. For greater certainty the right to participate in a financing through the exercise of a pre-emptive right or otherwise, shall not be considered the right to participate in such event as outlined in the preceding sentence.

(iii)	For greater certainty, no adjustment in the Conversion Price shall be made pursuant to Section 7(a) in respect of the issue from time to time:

(A)	of Shares issued upon conversion of the Outstanding Amount represented by this Note or other Subscription Agreement Notes;

(B)	of dividends paid in the ordinary course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Company in accordance with applicable securities laws; or

(C)	of Shares pursuant to any option, share option plan, share purchase plan or other benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Company, as such option or plan is amended or superseded from time to time in accordance with applicable securities laws, and such other benefit plans as may be adopted by the Company in accordance with applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

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(iv)	If the Company shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price or the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note shall be required by reason of the setting of such record date.

(v)	As a condition precedent to the taking of any action which would require any adjustment in the conversion rights pursuant to this Note, including the Conversion Price, the Company shall take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Shares or other securities which the holder of such Note is entitled to receive on the full conversion thereof in accordance with the provisions hereof.

(vi)	In the absence of a resolution of the board of directors of the Company fixing a record date for a Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which such distribution is effected.

(vii)	Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Conversion Price or other adjustments pursuant to Section 7(a) shall be conclusively determined by the board of directors of the Company and shall be binding upon the Company and the Investor. In the event that any such determination is made, the Company shall notify the Investor in the manner contemplated in Section 17 describing such determination.

(c)	On the happening of each and every such event set out in Section 7(a), the applicable provisions of this Note, including the Conversion Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

(d)	In any case in which Section 7(a) shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(i)	upon the delivery of a Conversion Notice after such record date and before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event, and

(ii)	delivering to such holder any distributions declared with respect to such additional Shares after such record date and before such event;

provided, however, that the Company shall deliver or cause to be delivered to such Investor, an appropriate instrument evidencing such Investor’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Conversion Price and to such distributions declared with respect to any additional Shares issuable on the conversion of the Outstanding Amount represented by this Note.

(e)	At least five (5) Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in conversion rights pursuant to this Note, including the Conversion Price and the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note, the Company shall notify the Investor of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Company shall promptly after such adjustment is determinable notify the Investor of the adjustment and the computation of such adjustment.

(f)	Any adjustment to the Conversion Price pursuant to Section 7(a)(i) and to the number of Shares issuable upon conversion in the cases of Sections 7(a)(ii) and 7(a)(iii) shall be applied consistently to all Subscription Agreement Notes and for all Note Investors.

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8.	Payment; Prepayment.

(a)	All payments made under this Note will be made in United States dollars at such place as the Investor may from time to time designate in writing to the Company.

(b)	Prepayment of any portion of the Outstanding Amount may not be made by the Company except as set out in the Intercreditor Agreements and with the written consent of all the Note Investors.

9.	Security. The Company’s obligations under this Note shall be secured by the Note Security.

10.	Hypothecary Representative. The Hypothecary Representative shall be appointed pursuant to the terms of the Collateral Agency Agreement for the purposes of holding the Note Security for the benefit of the Note Investors in order to secure the Company’s obligation under the Note Documents.

11.	No Priority. As between the Investor and the other Note Investors, each Tranche A Note, Tranche B Note, Additional Note, their respective subscription agreement, the Note Security and the respective rights and remedies thereunder will rank pari passu with the other in all respects.

12.	Tax Withholding.

(a)	Any and all payments under or pursuant to this Note shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes (as defined hereinbelow). If, however, applicable law requires the withholding or deduction of any Taxes, the Company shall be entitled to deduct and withhold in respect of Taxes from any amounts payable or otherwise deliverable pursuant to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law (a “Tax Deduction”). The Company shall notify the Investor prior to making a Tax Deduction and the Investor and Company shall use commercially reasonable efforts to mitigate, reduce, or eliminate the Tax Deduction. Notwithstanding any other provision of this Note and for greater certainty, if a Tax Deduction is required with respect to any amounts payable or otherwise deliverable under this Note, the Company shall increase such amounts payable or otherwise deliverable as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 12) the applicable Investor receives an amount equal to the sum it would have received had no such withholding or deduction been made (an “Additional Amount”).

(b)	If any Tax that would have resulted in the payment of an Additional Amount, including for greater certainty, any interest and penalties applicable in respect thereof, is imposed or asserted on an Investor as a result of any failure to make a Tax Deduction on an amount payable to such Investor, the Company hereby agrees to indemnify and hold harmless such Investor in respect of such Taxes (including the reasonable fees, charges and disbursements of any counsel or other tax advisor for the Investor), and shall make payment in respect thereof within fourteen (14) days after demand therefor, regardless of whether such Tax was correctly or legally imposed or asserted by the relevant governmental authority. For greater certainty the provisions of Section 12(a) shall apply to any payments made by the Company under this Note.

(c)	Each party’s obligations under this Section 12 shall survive any assignment of rights by an Investor, and the repayment, satisfaction or discharge of the Note.

(d)	For greater certainty, this Section 12 shall also apply in respect of any conversion of the Outstanding Amount into Shares of the Company, whether pursuant to this Note or otherwise, such that, without limitation, (i) the number of Shares actually issued to an Investor, and (ii) any other amounts actually paid to an Investor, in each case as a result of or in connection with any such conversion, shall not be reduced on account of any Tax Deduction.

Sch C-10

(e)	The Company will not be required to pay an Additional Amount in respect of, or to indemnify the Investor for, any Canadian federal withholding Taxes imposed on the payment as a result

(i)	of such payment having been made to an Investor that, at the time of making such payment, (A) is a Person with which the Company does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) or (B) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

(ii)	of the application of proposed subsection 214(18) of the Income Tax Act (Canada) (as set out in proposals to amend the Income Tax Act (Canada) on April 29, 2022 with respect to “hybrid mismatch arrangements”); or

(iii)	the failure of the Investor to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, Tax Deduction, but only to the extent the Investor is legally entitled to comply with such requirements and only if such Investor received a written request from the Company delivered reasonably in advance of the date the compliance is required.

13.	Covenants of the Company. The Company will observe the covenants in favour of the Investor set out in Schedule A to this Note while this Note remains outstanding.

14.	Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)	the Company fails to pay when due any principal amount payable under this Note or any Tranche A Note, Tranche B Note or Additional Note;

(b)	the Company fails to make any payment in respect of interest, fees or crediting of PIK Interest when due under this Note or any Tranche A Note, Tranche B Note or Additional Note, and such breach continues for three (3) Business Days after the Company’s receipt of written notice to the Company of such breach;

(c)	a Material Adverse Change;

(d)	the Company defaults in the observance or performance of any covenant contained in the Subscription Agreement, this Note, a Tranche A Note, a Tranche B Note, an Additional Note or any other Note Document (other than a payment covenant referred to in Sections 14(a) or 14(b)), provided that such default is capable of being remedied, the Company fails to remedy the default within fifteen (15) Business Days following the Company’s receipt of written notice of the default from any of the Note Investors;

(e)	if any representation or warranty set out in Sections 8.1 (Enforceability), 8.2 (Incorporation and Status of the Company), 8.3 (Corporate Power of the Company), 8.4.5 to 8.4.8 (Due issuance of Conversion Shares, Warrant Shares and shares underlying such Conversion Shares and Warrant Shares) and 8.8 (No Contravention) of the Subscription Agreement (collectively, the “Core Reps”) is found to be false or incorrect in any material respect;

(f)	if any representation or warranty (other than the Core Reps) made or deemed to be made by the Company in the Subscription Agreement, this Note, a Tranche A Note, a Tranche B Note, an Additional Note or any other Note Document, as applicable, is found to be false or incorrect in any material respect when made or deemed to be made, provided that in the case of a representation or a warranty set out in Sections 8.10 to 8.30 of the Subscription Agreement, such inaccuracy results or would be expected to result in a Material Adverse Change;

Sch C-11

(g)	the Company defaults in the observance or performance of any covenant or obligation under any agreement constating indebtedness of the Company with a principal amount in excess of $2,500,000 (other than the Note), after giving effect to any applicable cure or grace periods;

(h)	the Company is in default of the covenants set forth in Section 1 of the IQ Side Letter and the Company failed to remedy such default within thirty (30) Business Days following the Company’s receipt of written notice of such default from IQ-FDE (the “IQ Notice”), such default remains uncured and (i) IQ-FDE has not received an offer (the “IQ Repurchase Offer”), from one or more party (which may include any Note Investors) whose identity is acceptable to the Majority Investors (excluding IQ-FDE) offering to repurchase from IQ-FDE its Subscription Agreement Notes for a cash consideration representing at least the Outstanding Amount under such Subscription Agreement Notes as of the date IQ-FDE provided the IQ Notice, payable in one single installment on the repurchase date (the “IQ Note Repurchase”), or (ii) IQ-FDE has received an IQ Repurchase Offer and the IQ Note Repurchase is not completed within ninety (90) days of IQ-FDE receiving such IQ Repurchase Offer;

(i)	the Company institutes any proceeding or takes any corporate action or signs any agreement or notice of intention to authorize its participation in or commencement of any proceeding (i) seeking to adjudicate it as bankrupt or insolvent, or (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies’ Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of existence);

(j)	any proceeding is commenced against or affecting the Company that is not (A) contested actively and diligently in good faith by appropriate and timely proceedings; and (B) in any event stayed within thirty (30) days of commencement:

(i)	seeking to adjudicate it as bankrupt or insolvent;

(ii)	seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

(iii)	seeking appointment of a receiver, manager, receiver and manager, receiver-manager, trustee, agent, custodian or other similar official for it or for any part of its properties and assets;

(k)	the holder of any security interest, hypothec, charge, encumbrance, lien or claim against any of the Company’s assets does anything to enforce or realize on such security interest, hypothec, charge, encumbrance, lien or claim, or takes possession of any part of the Company’s property; or

Sch C-12

(l)	any execution, distress or other process of any court becomes enforceable against any of the property of the Company, or a distress or like process is levied upon any of such property;

then, the Majority Investors may, by written notice to the Company, declare all amounts owing under this Note (including, without limitation, the Outstanding Amount) and under any outstanding Tranche A Notes, the Tranche B Notes and the Additional Notes, immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that all amounts owing under this Note (including, without limitation, the Outstanding Amount) and under any outstanding Tranche A Notes, the Tranche B Notes and the Additional Notes shall automatically become immediately due and payable on the occurrence of any of the events or circumstances specified in Sections 14(i) and 14(j); provided that, without the consent of the Majority Investors, (i) IQ-FDE may, by written notice to the Company, declare all amounts owing under its Subscription Agreement Notes (including, without limitation, the Outstanding Amount) immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, upon an Event of Default pursuant to Section 14(h), and (ii) the Investor may, by written notice to the Company, declare all amounts owing under this Note (including, without limitation, the Outstanding Amount) immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, upon an Event of Default pursuant to Section 14(a). An Event of Default pursuant to Sections 14(c) through (g) may be waived on behalf of the Investor by the Majority Investors.

15.	No Rights as Shareholder. This Note does not by itself entitle the Investor to any voting or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of, and no enumeration of the rights or privileges of the Investor in, this Note will cause the Investor to be a shareholder of the Company for any purpose.

16.	Transfer; Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, the Investor may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for an assignment or transfer in whole (and not in part) to: (i) an Affiliate, (ii) in the case of each Desjardins Capital Investor, to the other Desjardins Capital Investor, or to any limited partnership in which a Desjardins Capital Investor is a general or special partner, any limited partnership in which Desjardins Capital Management Inc. (“DCM” and, collectively with the Desjardins Capital Investors, the “Desjardins entities”) is a general partner, any Person resulting from the amalgamation or regrouping of any of the Desjardins entities and any Person controlled directly or indirectly by any of the Desjardins Entities, (iii) in the case of BDC Capital Inc., to the Federal Government of Canada, Business Development Bank of Canada and any Person, agency, organization or other entity controlled, directly or indirectly, by BDC Capital Inc., the Business Development Bank of Canada or the Federal Government of Canada or any Affiliate of any of the foregoing or (iv) in the case of IQ-FDE, the Government of Quebec, his Majesty in right of the Province of Quebec and any Person, agency, organization or other entity or other entity controlled, directly or indirectly, by IQ-FDE, the Government of Quebec or his Majesty in right of the Province of Quebec; provided that in each case such transferee undertakes in writing to the Company to be bound by the transfer restrictions applicable to this Note. Subject to the preceding sentence, this Note may be assigned or transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly signed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, a replacement Note for the same principal amount will be issued to, and registered in the name of, the transferee, and the transferee will (as a condition to such assignment) acknowledge and agree to the transfer and to all of the terms and conditions of this Note and the Subscription Agreement, in each case in form and substance reasonably satisfactory to the Company. Principal, interest and other amounts owing under this Note are payable only to the registered holder of this Note.

17.	Notices. All notices and other communications given or made under this Note will be in writing and will be deemed effectively given upon the earlier of (a) actual receipt for personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; or (c) three (3) Business Days after deposit with an internationally recognized overnight courier, freight prepaid, specifying next or second business day delivery, with written verification of receipt. All communications will be sent to the Investor at its address as set forth in the Subscription Agreement, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 17. If notice is given to the Company, it will be sent to the Company’s registered office.

18.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

Sch C-13

19.	Amendments and Waivers. Subject to Section 14, any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Majority Investors, provided that (i) each of (A) the Maturity Date (as extended pursuant to the terms of this Note), (B) the balance of the Principal Amount of this Note, (C) the rate of interest in Section 3, (D) Section 8(b), (E) Section 11 and (F) this Section 19, may not be amended, waived or modified without the consent of all the Note Investors, (ii) the consent of the Investor to such amendment or waiver must be solicited (even if not obtained), (iii) such amendment, waiver or modification, by its express facial terms, applies to all holders of Tranche A Notes, the Tranche B Notes and the Additional Notes in the same fashion and (iv) an amendment or waiver of provision specific to an Investor, including without limitation the extended list of permitted assignees of each Desjardins Capital Investor and BDC Capital Inc., will require such Investor’s consent. Any amendment or waiver effected in accordance with this Section 19 will be binding on the Investor, each future holder of the Note and any Conversion Shares, and the Company. The Company will give prompt written notice to the Investor of any amendment or waiver effected under this Section 19 without the Investor’s consent.

20.	Costs; Waiver. The Company will pay on demand all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which the Investor incurs in connection with enforcement of this Note or the protection or preservation of the Investor’s rights hereunder. The Company hereby waives demand, presentment, protest or notice of any kind.

21.	Extensions. Any agreement with the Investor for the extension of the time of payment of the moneys hereby secured or any part thereof made at, before or after maturity, and before the execution of a discharge or release of this Note, need not be registered in any office of public record but will be effective and binding upon the Company when signed by the Company and delivered to the Investor.

22.	Maximum Interest Rate. If any provision of, or any document entered into in connection with, this Note would oblige the Company to make any payment of interest or other amount payable to the Investor in an amount or calculated at a rate which would be prohibited by any applicable law or would result in the receipt by the Investor of interest at a criminal or prohibited rate (as these terms are construed under the Criminal Code (Canada) or any other applicable law), then notwithstanding such provision, the amount or rate will be deemed to have been adjusted with the same effect as if adjusted at the original date of this Note to the maximum amount or rate of interest, as the case may be, as to not be prohibited by any applicable law or result in the receipt by the Investor of interest at a criminal or prohibited rate, the adjustment to be effected to the extent necessary by reducing the amount or rate of interest under Section 3 with any remaining excess that has been paid being credited towards prepayment of the Principal Amount. If any overpayment remains after such crediting, it will be returned forthwith to the Company upon demand.

23.	Conflict or Inconsistency. If there is a conflict or inconsistency between the terms of this Note and the Subscription Agreement, the relevant provision or provisions of the Subscription Agreement will be paramount and will prevail to the extent of any such conflict or inconsistency.

24.	Severability. Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity, illegality or unenforceability of any provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of this Note.

25.	Counterparts; Electronic Signature. This Note may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts signed or delivered via facsimile, electronically (including pdf or electronic signature) or other transmission method will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26.	Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of the Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

27.	Exchange Rate. Except as otherwise expressly specified herein, for purposes of currency conversion between U.S. and Canadian dollars hereunder at all times from and after the date hereof, the applicable exchange rate shall be the exchange rate announced by the Bank of Canada as the closing exchange rate on the date immediately prior to the date the currency conversion occurs.

28.	Language. Each of the parties hereto hereby acknowledges that it has consented to and requested that this Note and all documents relating thereto be drawn up in the English language only. Les parties aux présentes ont exigé que le présent billet ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise.

[Signature Page Follows]

Sch C-14

The Company has signed this Secured Convertible Note as of the Issue Date set forth above.

LEDDARTECH INC.

By:
Name:	●
Title:	●

AGREED TO AND ACCEPTED:

HOLDER:

●
By:
Name:	●
Title:	●

Address:____________________________________

____________________________________________

_______________________________________

Email: _________________________________

LeddarTech Inc. – Signature Page to Secured Convertible Note

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Schedule A - Covenants of the Company

1.	Covenants. So long as this Note remains outstanding, the Company agrees as follows:

(a)	Payment of Principal and Interest. The Company will duly and punctually pay or cause to be paid to the Investor the principal of (including PIK Interest accrued on and added to the principal of) and all other moneys which may from time to time be owing under this Note on the dates, at the place and in the manner specified in this Note.

(b)	To Pay Costs. The Company will promptly pay all reasonable out-of-pocket costs, charges and expenses (including reasonable legal fees of a solicitor) of the Investor incidental to, or which in any way relate to, the enforcement of this Note. All such costs, charges and expenses will be payable five (5) Business Days following demand and will bear interest at the Prime Rate, calculated monthly in arrears from the date any such cost, charge or expense is due to the Investor by the Company.

(c)	To Maintain Corporate Existence. Except as set forth in the Transaction Agreement, the Company will maintain its corporate existence, will carry on and conduct its business in a proper and efficient manner and in accordance with all applicable law, will not cease to conduct its business and will not change the nature of its business. The Company will keep proper books of account with correct entries of all material transactions in relation to its business.

(d)	Notice of Default. The Company will promptly notify the Investor in writing if it becomes aware that it is in breach of any of its representations, warranties, covenants or obligations under this Note or the Subscription Agreement or there arises or exists any Events of Default (whether capable of cure or otherwise) or any facts or state of affairs which could, upon notice or the lapse of time, reasonably give rise to an Event of Default.

(e)	Change of Control. Except as set forth in the Transaction Agreement, the Company will not be subject to a change of control.

(f)	Sale of Assets. Except as set forth in the Transaction Agreement, the Company will not sell all or a substantial portion of its assets.

(g)	Security. Unless the Majority Investors expressly agree otherwise, the Note Security shall provide, in favour of the Hypothecary Representative for the benefit of the Investor and each other Note Investor, a second-ranking security on all collateral charged under the Desjardins Security at all times until the Desjardins Loan is repaid in full and the Desjardins Security is released and discharged, and the Company shall, and shall cause each of the Guarantors (including, for greater certainty, VayaVision Sensing Ltd.) to sign, execute and deliver all security documents and ancillary documents reasonably required by the Hypothecary Representative or the Majority Investors to give effect to the foregoing. Except as permitted under the Subscription Agreement, the Company will not grant any hypothec, lien or other security interest to any person which would rank senior to this Note or the Note Security. For greater certainty, the Company shall not, and shall ensure that the Guarantors do not, grant any Charge in favour of Fédération des caisses Desjardins du Québec that (i) would rank senior to the Note Security and (ii) does not also secure the Obligations of the Company under the Tranche A Notes, Tranche B Notes and the Additional Notes.

(h)	Performance of Obligations. The Company will perform in all material respects its obligations under all material agreements to which the Company is a party or any of its assets or property is subject. The Company will keep all of its loans and borrowings, including those evidenced by this Note, current and in good standing in all material respects and observe and keep in all material respects all covenants and perform all obligations contained therein.

(i)	Pay Taxes. The Company will pay all taxes levied, assessed or imposed upon it or its property as and when the same become due and payable, save and except where it contests in good faith the validity thereof by proper legal proceedings and for which reasonable provision for payment has been made or where the failure to pay such taxes is not reasonably expected to result in a Material Adverse Change.

(j)	Compliance with Laws. The Company will comply with the requirements of all applicable laws, rules, regulations of any governmental authority, the non-compliance with which could reasonably be expected to result in a Material Adverse Change.

(k)	Further Assurances. The Company will, at its expense at the request of the Investor, sign and deliver to the Investor such further assurances and documents as the Investor may reasonably require to protect the Investor’s interests under this Note.

Sch C-16

Schedule B – Form of Conversion Notice

To:	LeddarTech Inc.
4535, boulevard Wilfrid-Hamel, Suite 240
Quebec G1P 2J7, Canada
Attn:	Chief Financial Officer

CONVERSION NOTICE

(To Be Executed by the Registered Holder in Order to Convert the Note)

The undersigned registered holder of the Note (the “Undersigned”) hereby irrevocably exercises the option to convert $ of the Tranche B Secured Convertible Note (the “Note”) issued by LeddarTech Inc. (the “Company”) and held by the Undersigned into Conversion Shares according to the terms and conditions set forth in the Note, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto and provide a legal opinion in form and substance acceptable to the Company with respect to the legality of the issuance to a person other than the Undersigned.

The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to either an effective registration statement or an exemption from registration under the Act. The Undersigned further represents and warrants to the Company that, as of the date hereof, the representations and warranties contained in the Subscription Agreement applicable to a [US][Canadian] Investor are true and correct in all material respects as of the date hereof as though made on this date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Dated:

Signature(s)

Sch C-17

_____________________________

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

________________________________

(Name)

________________________________

(Street Address)

________________________________

(City, State and Zip Code) Please print name and address.

Principal Amount to be converted (if less than all):

$ ______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

____________________________________

Social Security or Other Taxpayer

Identification Number

Sch C-18

Schedule D.1

COMPANY DEED OF HYPOTHEC

DEED OF HYPOTHEC

ON THIS NINTH (9th) DAY OF JUNE, TWO THOUSAND AND TWENTY-THREE (2023).

BEFORE Mtre. Angelo Febbraio, Notary, practising in the City of Montréal, Province of Québec.

APPEARED:	TSX TRUST COMPANY/COMPAGNIE TRUST TSX, a trust company existing under the Trust and Loan Companies Act (Canada), having its head office at 300-100 Adelaide Street W, Toronto, Ontario, M5H 1S3, Canada, herein acting as hypothecary representative under Article 2692 of the Civil Code of Québec for the Secured Parties (as hereinafter defined), and represented by Haris Plastourgos and Nelia Andrade, duly authorized signatories pursuant to an instrument in writing dated September 2, 2022, a certified copy, or extract copy of which remains annexed to the original hereof, after having been acknowledged as true and signed for identification by the said representative with and in the presence of the undersigned Notary;

PARTY OF THE FIRST PART

AND:	LEDDARTECH INC. a corporation existing under the laws of Canada, having its registered office at 240-4535 Boul. Wilfrid-Hamel, Québec, Québec, G1P2J7, Canada, herein acting and represented by Charles Boulanger, duly authorized for the purposes hereof in virtue of a resolution of its board of directors dated June 7, 2023, a certified copy, an extract or a duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned Notary;

PARTY OF THE SECOND PART

WHEREAS the Grantor (as defined below) has, under its governing law and constating documents, the power to mortgage, hypothecate, pledge or otherwise create security in all or any of its property, now owned or subsequently acquired, to secure the Secured Obligations (as defined below) as provided for in this Deed (as defined below);

Sch D-1-1

WHEREAS all necessary proceedings and resolutions have been duly taken and passed by the Grantor and other actions have been taken to authorize the execution of this Deed and the grant of the hypothec and the security interest hereunder; and

WHEREAS as continuing collateral security for the fulfilment of the Secured Obligations, the Grantor has agreed to hypothecate all of its right, title and interest both present and future, in and to the property, assets and rights more fully described herein.

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

Article 1
INTERPRETATION

Section 1.1 Definitions

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Secured Convertible Notes or in the applicable Subscription Agreement (in each case, as defined below), as the case may be. As used herein, the following terms have the following meanings:

“Account Instructions” has the meaning given thereto in Section 3.9(a).

“Charge” means any hypothec, mortgage, charge, pledge, prior claim, security interest, assignment, lien (statutory or otherwise), Bank Act security, servitude, easement, title defect, restriction on transfer (such as a right of first refusal), conditional sale, resolutory condition, title retention agreement or other encumbrance, arrangement or condition of any nature which, in substance, secures payment or performance of an obligation.

“Charged Property” means the universality of all of the movable rights and assets of the Grantor, present and future, corporeal and incorporeal, tangible and intangible, of whatsoever nature and wheresoever situated, including, without limitation, the Intellectual Property, or the French language version:

« Biens hypothéqués » désigne l’universalité des biens meubles du Constituant, présents ou à venir, corporels ou incorporels, tangibles ou intangibles, de quelque nature qu’ils soient et où qu’ils soient situés, incluant, sans s’y limiter, la Propriété intellectuelle.

Sch D-1-2

“Claims” means the universality consisting of all the right, title and interest of the Grantor from time to time in and to all present and future claims directly or indirectly held or owned by the Grantor, including, without limitation:

(a)	all receivables, accounts receivable, Monetary Claims, bank accounts, book accounts, book debts, rights of action, loan receivables including principal, interest and accessories, debts, claims, customer accounts, all sums of money, claims arising from or related to deposits made into any savings or other accounts maintained with any bank or other financial institution together with all interest paid or payable thereon, rentals, revenues, income, receivables, sale proceeds, judgments, bills of exchange, bonds, shares, stocks, warrants, debentures, securities, notes, negotiable instruments, certificates of deposit, letters of credit or guarantee, promissory notes, rebates, refunds, amounts owing by or claimable from the Crown or any departments, agents or agencies thereof and any other amounts or demands of every nature and kind howsoever arising (including, without limitation, those arising under Contracts), whether or not secured, which are now or become hereafter due or owing to the Grantor;

(b)	all movable and immovable security present or future including all legal or conventional hypothecs and other security held from time to time by the Grantor under or in connection with the foregoing; and

(c)	all indemnities and insurance proceeds and expropriation proceeds received, which may be received or to which the Grantor is or may become entitled.

“Collateral Agency Agreement” means that certain collateral agency agreement to be dated on or about June 12, 2023 entered into among, inter alios, the Hypothecary Representative, the Grantor and the Secured Parties that may be party thereto from time to time, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Collateral Agent” means TSX Trust Company / Compagnie Trust TSX, acting in its capacity as collateral agent for the Secured Parties, and includes its successors and assigns in such capacity.

“Desjardins” means Fédération des caisses Desjardins du Québec, and includes any of its affiliates, successors and permitted assigns under the Desjardins Offer, including as a result of the enforcement of the Charges granted by the Grantor and any Guarantor in favour of Desjardins in connection with the Desjardins Offer.

Sch D-1-3

“Desjardins Offer” means the amended and restated loan offer made between the Grantor and Desjardins as of April 5, 2023, as amended by a first amendment dated as of May 1, 2023 and a second amendment dated as of May 31, 2023 and as same may be further amended, restated, supplemented, replaced or otherwise modified from time to time.

“Deposit Account Control Agreement” has the meaning given thereto in Section 3.9.

“Depository Institution” means, in respect of any Monetary Claim of the Grantor that is under the control of the Hypothecary Representative pursuant to a Deposit Account Control Agreement, the debtor of such Monetary Claim.

“Event of Default” has the meaning given to the term “Event of Default” in the Secured Convertible Notes.

“Grantor” means Leddartech Inc. and includes its successors and assigns, or the French language version:

« Constituant » désigne Leddartech Inc. et comprend ses successeurs et ayants droit.

“Guarantee” means that certain guarantee agreement to be dated on or about June 12, 2023, executed by the Guarantors in favour of the Hypothecary Representative, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Guarantors” means, collectively, LeddarTech Holdings Inc. and VayaVision Sensing Ltd., and includes any other person who becomes a guarantor under the Guarantee from time to time.

“Hypothecary Representative” means TSX Trust Company / Compagnie Trust TSX, acting in its capacity as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for the Secured Parties, and includes its successors and assigns in such capacity.

“Initial Subscription Agreement” means that certain subscription agreement to be entered into on or about June 12, 2023 among, inter alios, the Grantor, as the Company, certain investors investing in the Grantor as at this date and other investors that may become a party thereto from time to time by executing a joinder agreement, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Intellectual Property” means the universality consisting of all the right, title and interest of the Grantor from time to time in and to all present and future intellectual property rights, whether registered or not or the subject of a pending application for registration, owned by or licensed to the Grantor, or the French language version:

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« Propriété intellectuelle » désigne l’universalité constituée de tous les droits, titres et intérêts du Constituant à un moment donné dans et sur tous les droits de propriété intellectuelle présents et futurs, qu’ils soient enregistrés ou non ou qu’ils fassent l’objet d’une demande d’enregistrement en cours, détenus par ou sous licence au Constituant.

“Monetary Claims” means all monetary claims (as such term is defined in Article 2713.1 of the Civil Code of Québec) of the Grantor.

“Note Documents” means, collectively, all Secured Convertible Notes, all Subscription Agreements, the Collateral Agency Agreement, the Note Security (as defined in the Initial Subscription Agreement) and all other agreements, documents, instruments or certificates executed or delivered to the Secured Parties by the Grantor or any Guarantor from time to time pursuant to or otherwise in connection with the aforementioned documents, including, for the purpose of creating, granting or maintaining any security held by the Hypothecary Representative or any Secured Party in respect of the Secured Obligations.

“Permitted Charge” has the meaning given to such term in the Initial Subscription Agreement.

“Secured Convertible Note” means each secured convertible note issued or to be issued by the Grantor from time to time in accordance with the terms of any Subscription Agreement up to an aggregate principal amount for all Secured Convertible Notes of US$75,000,000, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time, and “Secured Convertible Notes” means all of them collectively.

“Secured Obligations” means all monies now or at any time and from time to time hereafter owing or payable by the Grantor and any Guarantor to the Secured Parties pursuant to the Secured Convertible Notes and any Note Document and all obligations (whether now existing, presently arising or created in the future) of the Grantor and any Guarantor (as defined in the Initial Subscription Agreement) in favour of the Secured Parties under or in connection with this Deed or any other Note Document, whether direct or indirect, absolute or contingent, matured or not.

“Secured Parties” means, collectively, all present and future holders of the Secured Convertible Notes, and, in such capacity, the Hypothecary Representative, as well as their respective permitted successors and assigns under the terms of the Note Documents.

“Special Assets” has the meaning given thereto in Section 2.4 hereof.

“Subscription Agreements” means, collectively, the Initial Subscription Agreement together with the Other Subscription Agreements (as defined in the Initial Subscription Agreement), each as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“this Deed”, “these presents” and similar expressions refer to this deed including all schedules, amendments, supplements, extensions, renewals, replacements or restatements from time to time.

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Section 1.2 French Definitions

The parties hereto acknowledge and agree that the French language descriptions of certain definitions in Section 1.1 and of a portion of Section 2.2(a) to be used for the purposes of the registration pursuant to Article 2984 of the Civil Code of Québec correspond to the corresponding English language translations thereto. Notwithstanding the foregoing, in case of discrepancy or conflict between the French version and English version of any descriptions set out in Section 1.1 or in Section 2.2(a), the French version thereof shall prevail.

Section 1.3 Severability

If any one or more of the provisions contained in this Deed shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Hypothecary Representative, be severable from and shall not affect any other provision of this Deed, but this Deed shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Deed.

Section 1.4 Interpretation and Headings

The Grantor acknowledges that this Deed is the result of negotiations between the parties and shall not be construed in favour of or against any party by reason of the extent to which any party or its legal counsel participated in its preparation or negotiation. The words “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to the whole of this Deed, including, without limitation, these additional provisions, and not to any particular Section or other portion thereof or hereof and extend to and include any and every document supplemental or ancillary hereto or in implementation hereof. Words in the singular include the plural and words in the plural include the singular. Words importing the masculine gender include the feminine and neuter genders where the context so requires. Words importing the neuter gender include the masculine and feminine genders where the context so requires. The headings do not form part of this Deed and have been inserted for convenience of reference only. Any reference to “including” shall mean “including without limitation” whether or not expressly provided. If more than one Person is named as, or otherwise becomes liable for or assumes the obligations and liabilities of the Grantor, then all such Persons shall be solidarily liable for all such obligations and liabilities pursuant to this Deed. Any reference herein to the “Hypothecary Representative” shall be deemed to refer to TSX Trust Company / Compagnie Trust TSX (i) in its capacity as Hypothecary Representative for all matters relating to the hypothec created hereunder, and (ii) in its capacity as Collateral Agent for all matters relating to the security interest created hereunder, as the case may be.

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Section 1.5 Enurement

This Deed shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors (including any successor by reason of amalgamation) and permitted assigns of the parties hereto.

Section 1.6 Effective Date

The hypothec and security interest created hereunder shall take effect upon execution of this Deed by the parties hereto notwithstanding that there may not be any Secured Obligations incurred or owing by the Grantor on the date hereof.

Section 1.7 Currency

All dollar references in this Deed are expressed in Canadian dollars.

Article 2
CHARGE

Section 2.1 Hypothec

To secure the full and timely payment and performance of the Secured Obligations, the Grantor hereby hypothecates and grants a security interest in the Charged Property in favour of the Hypothecary Representative, for the benefit of the Secured Parties, for the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($ 150,000,000), together with interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum, calculated semi-annually and not in advance.

Section 2.2 Applications for registration exclusively in French

For the purposes of compliance with Article 2984 of the Civil Code of Québec:

(a)	The French version of the aforesaid hypothec amount and rate of interest is as follows:

“une somme de CENT CINQUANTE MILLIONS DE DOLLARS (150 000 000 $) avec intérêt au taux de 25% par an à partir de la date des présentes, calculés semestriellement et non à l’avance.”

(b)	The French version of the Charged Property charged hereunder is “Biens hypothéqués”. For the avoidance of doubt, all property set out in the description of “Biens hypothéqués” is charged under the hypothec created hereunder.

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Section 2.3 Continuing Security

The hypothec and security interest created herein are continuing security and will subsist notwithstanding any fluctuation or repayment of the Secured Obligations hereby secured. With respect to the hypothec, the Grantor shall be deemed to obligate itself again, as provided in Article 2797 of the Civil Code of Québec, with respect to any future obligation hereby secured.

Section 2.4 Special Assets

If any contract, license or permit (the “Special Assets”) may not be hypothecated by its provisions, by virtue of applicable law or without the consent of a third party, the hypothec and security interest created hereby shall be under the suspensive condition of such consent being obtained or such prohibition being waived or removed. Upon such consent being obtained, waived or removed or such legal prohibition ceasing to exist, the hypothec and security interest created hereunder shall automatically apply to such Special Asset without regard to this Section and without the necessity of any further assurance to effect such hypothecation. Unless and until the consent to such hypothecation is obtained as provided above or such legal prohibition ceases to be applicable, the Grantor shall, to the extent it may do so at law or pursuant to the provisions of the Special Assets in question hold all benefit to be derived from such Special Assets for the benefit of the Hypothecary Representative (including, without limitation, the Grantor’s interest in any Special Asset which may be held for the benefit of the Grantor by a third party), as additional security for payment of the Secured Obligations and shall deliver up all such benefit to the Hypothecary Representative, promptly upon demand by the Hypothecary Representative.

Section 2.5 Monetary Claims

Without limiting the foregoing, but subject to the rights of Desjardins, the Grantor shall accomplish all things and deliver to the Hypothecary Representative all documents, agreements and other materials as may be required from time to time, in the opinion of the Hypothecary Representative, to provide the Hypothecary Representative with control over the Monetary Claims forming part of the Charged Property (other than control over Monetary Claims deposited in bank accounts or other financial accounts maintained with Desjardins for so long as obligations of the Grantor are outstanding under the Desjardins Offer) in the manner provided under Article 2713.1 and following of the Civil Code of Québec.

Unless the Hypothecary Representative has given its prior written consent, the Grantor shall not cause or permit any person other than Desjardins and the Hypothecary Representative to have control (in accordance with Article 2713.1 and following of the Civil Code of Québec) of any Monetary Claims forming part of the Charged Property.

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Article 3
ADDITIONAL PROVISIONS WITH RESPECT TO THE HYPOTHEC ON CLAIMS

Section 3.1 Debt Collection

The Hypothecary Representative hereby authorizes the Grantor to collect all Claims as and when they become due, save and except as otherwise provided for under the Secured Convertible Notes or the terms hereof.

Section 3.2 Withdrawal of Authorization to Collect

Upon the occurrence and during the continuance of an Event of Default, the Hypothecary Representative may, at its discretion, withdraw the authorization granted above, by giving notice as prescribed by law, whereupon the Hypothecary Representative shall immediately be entitled to collect all Claims referred to in such notice. The debtors under such Claims shall comply with the notice received from the Hypothecary Representative and thereafter shall pay all Claims to the Hypothecary Representative without inquiry into the state of accounts between the Hypothecary Representative and the Grantor.

Section 3.3 Accounts and Records

Should the Hypothecary Representative serve a notice withdrawing the authorization granted to the Grantor to collect the Claims as provided for above, the Grantor hereby agrees that all accounts and records maintained by the Hypothecary Representative with respect to any such Claims received and their application by the Hypothecary Representative shall be prima facie conclusive and binding unless proven to be wrong or incorrect.

Section 3.4 Powers in Connection with Collection of Claims

Without limiting or otherwise restricting the Hypothecary Representative’s rights as set forth herein or at law, upon the occurrence and during the continuance of an Event of Default, the Hypothecary Representative is irrevocably authorized in connection with the collection of Claims, as the Grantor’s agent and mandatary, to:

(a)	grant delays, take or abandon securities;

(b)	grant releases and discharges, whole and partial, with or without consideration;

(c)	endorse all cheques, drafts, notes and other negotiable instruments issued to the order of the Grantor in payment of Claims;

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(d)	take conservatory measures and appropriate proceedings to obtain payment of Claims;

(e)	negotiate and settle out of court with the debtors of Claims, their trustee if there is a bankruptcy or insolvency, or any other legal representative, the whole as it deems appropriate; and

(f)	deal with any other matter relating to the Claims, in its discretion, without the intervention or the consent of the Grantor.

The Hypothecary Representative shall not, however, be liable for any damages or prejudice which may result from its fault, other than resulting from its gross or intentional fault.

Section 3.5 Collection of Claims by the Grantor

If, despite the withdrawal of authorization by the Hypothecary Representative in accordance with the terms hereof, any Claims are paid to the Grantor, the Grantor shall be deemed to have received such amounts as agent and mandatary for the account and on behalf of the Hypothecary Representative and shall pay all such amounts to the Hypothecary Representative forthwith upon receipt.

Section 3.6 Further Assurances

As and when reasonably requested by the Hypothecary Representative, the Grantor shall remit to the Hypothecary Representative all documents which are useful or necessary for the purposes set forth in this Article 3, shall sign any useful or necessary documents without delay, and, as the case may be, shall collaborate in the collection by the Hypothecary Representative of the Claims.

Section 3.7 Obligation of the Grantor to Provide Information relating to the Claims

Upon demand of the Hypothecary Representative, the Grantor undertakes to provide the Hypothecary Representative with a list of all its debtors and all its books, accounts, letters, invoices, papers, contracts, negotiable instruments, title documents, liens and other documents attesting to the existence of the whole or any part of the Claims or relating thereto. The Grantor is also bound to assist the Hypothecary Representative and provide it with all information which the Hypothecary Representative may find useful in the collection of the Claims. The obligations contemplated in the last sentence of this Section 3.7 only arise following the occurrence of an Event of Default which is continuing.

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Section 3.8 Control of Monetary Claims

Subject to Section 2.5, the Grantor agrees to perform any act and execute any documentation, and to cause any Depository Institution to execute such other documents and to perform such other acts as may be necessary or appropriate in order to confer to the Hypothecary Representative the “control” of any Monetary Claim of the Grantor within the meaning of Articles 2713.1 to 2713.8 of the Civil Code of Québec.

Section 3.9 Control Agreement in respect of Monetary Claims

In the event that the Hypothecary Representative obtains control of a Monetary Claim of the Grantor pursuant to a “control agreement” (within the meaning of Article 2713.4 of the Civil Code of Québec) entered into among the Grantor, the Hypothecary Representative and a Depository Institution (a “Deposit Account Control Agreement”), provided that no such Deposit Account Control Agreement will be required to be entered into for so long as obligations are outstanding under the Desjardins Offer, the parties hereto acknowledge and agree that the following shall apply:

(a)	the Grantor is expressly authorized by the Hypothecary Representative to provide instructions to such Depository Institution directing it to dispose, transfer, redeem or withdraw any funds from the applicable deposit account(s) (hereinafter referred to as “Account Instructions”) for so long as no Default shall have occurred and be continuing;

(b)	notwithstanding the provisions of any Deposit Account Control Agreement, the Hypothecary Representative agrees not to provide Account Instructions to such Depository Institution for as long as no Default shall have occurred and be continuing; and

(c)	upon the occurrence of a Default that is continuing, the Hypothecary Representative may:

(i)	notify the Grantor that the authorization contemplated in Section 3.1 has been withdrawn; and

(ii)	issue a notice to such Depository Institution instructing it that it shall no longer comply with Account Instructions originated by the Grantor or any one thereof.

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Section 3.10 Secured Claims

The Grantor undertakes to notify the Hypothecary Representative forthwith of any Claim which now is or may at any time hereafter become vested in the Grantor and which is or becomes secured by a hypothec granted by a third Person in favour of the Grantor and to provide the Hypothecary Representative with copies of the agreements or other documents evidencing such hypothec.

Section 3.11 Waiver

The Grantor hereby waives any obligation the Hypothecary Representative may have to inform the Grantor of any irregularity in the payment of any Claims.

Section 3.12 Financial Administration Act

Where any of the Claims are subject to the provisions of the Financial Administration Act (Canada), the Grantor hereby sells, assigns and transfers the same absolutely to the Hypothecary Representative so that, upon a withdrawal of authorization as referred to in Section 3.2 hereof, the Hypothecary Representative shall be free to complete the formalities required to make such assignment fully enforceable.

Article 4
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Hypothecary Representative in respect of the matters set out below:

Section 4.1 Authority and Validity

The Grantor represents and warrants that it has all necessary corporate power and lawful authority to execute and deliver this Deed and to hypothecate the Charged Property and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained.

Section 4.2 Immovable Property

The Grantor has no interest in, or title to, any immovable or real property.

Section 4.3 Intellectual Property

The Grantor has no Intellectual Property registered or pending with the Canadian Intellectual Property Office or in the applicable public offices of record for registration of intellectual property rights in the United States of America, except as described in Schedule “A”.

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Article 5
COVENANTS

The Grantor hereby covenants:

Section 5.1 Information

To give notice in writing to the Hypothecary Representative:

(a)	of any change whatsoever in any representations and warranties hereinabove mentioned in Article 4;

(b)	of any material claim or Charge made or asserted against any of the Charged Property other than a lien permitted by the Hypothecary Representative or a Permitted Charge;

(c)	of all loss or damage to or loss of possession of all or any material part of the Charged Property other than by disposition in accordance with the terms of the Note Documents;

(d)	of the acquisition of any immovable or real property by the Grantor; and

(e)	of the creation of any Monetary Claim after the date hereof.

Section 5.2 Delivery of Documents

To deliver to the Hypothecary Representative as soon as practicable upon request:

(a)	Subject to the rights Desjardins, any documents of title, and upon such delivery, where applicable, duly endorse the same for transfer in blank or as the Hypothecary Representative may reasonably direct;

(b)	such information concerning the Charged Property as the Hypothecary Representative may reasonably request;

(c)	all policies and certificates of insurance relating to the Charged Property; and

(d)	such information concerning the Charged Property, the Grantor and the Grantor’s business and affairs as the Hypothecary Representative may request acting reasonably.

Section 5.3 Location of Charged Property

The Grantor shall not change the location of the corporeal or tangible Charged Property to a location outside of the Province of Québec where no valid security attaches in favour of the Hypothecary Representative (for its own benefit and for and on behalf of the other Secured Parties) in respect of such corporeal or tangible Charged Property, other than inventory sold in the ordinary course of business without (a) providing the Hypothecary Representative with 20 days prior notice thereof, and (b) registering and executing such further or other documents and taking such further and other actions as may be necessary to ensure the continued validity and publication of the hypothec and security interest created hereunder under any applicable law, in each case, as agreed to by counsel to the Hypothecary Representative or the Collateral Agent, as the case may be.

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Section 5.4 Monetary Claims

The Grantor shall not grant in favour of any third person, other than Desjardins and the Hypothecary Representative, a movable hypothec with delivery on a Monetary Claim pursuant to Articles 2713.1 and following of the Civil Code of Québec.

Section 5.5 Additional Documents

To execute all deeds and documents and do all things which in the opinion of the Hypothecary Representative are necessary or advisable for giving the Hypothecary Representative a valid hypothec and security interest in the Charged Property in order that such security serves the purpose for which it has been granted and for conferring upon the Hypothecary Representative, with respect to the Charged Property, all powers and rights provided for by this Deed and by any applicable law.

Section 5.6 Immovable or Real Property

Upon the Grantor becoming the owner of any immovable or real property the Grantor shall grant a hypothec, a mortgage or a security interest in favour of the Hypothecary Representative on such immovable or real property as well as all other present and future immovable or real property (collectively, the “Immovable Security”) to secure the Secured Obligations. Such Immovable Security shall only be subject to the security granted in favour of Desjardins in connection with the Desjardins Offer. The Grantor shall provide, in form and substance satisfactory to the Hypothecary Representative, all documents required in connection with the acquisition of immovable or real property, including legal opinions (such as title opinions and/or title insurance), certificates of officers, resolutions, and lien searches, as may reasonably be requested by the Hypothecary Representative. The Grantor will cause the Immovable Security to be continuously registered, recorded or otherwise perfected or published wherever and however necessary to enforce and set up the rights created thereunder against third persons.

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Article 6
REMEDIES

Section 6.1 Enforcement

Upon the occurrence and continuance of an Event of Default, the security created under this Deed shall become enforceable and the Hypothecary Representative shall, in addition to any other rights, recourses and remedies it has under this Deed and otherwise at law, forthwith be entitled to exercise any and all hypothecary rights prescribed by the Civil Code of Québec.

Section 6.2 Agents

Upon the occurrence and continuance of an Event of Default, the Hypothecary Representative may appoint any one or more agents who shall be entitled to perform the powers vested in the Hypothecary Representative pursuant to this Deed and at law. Upon the appointment of an agent or agents from time to time, the following provisions shall apply:

(a)	every such agent shall be the irrevocable agent and mandatary of the Grantor for the exercise of the rights, recourses and remedies available to the Hypothecary Representative and which are performed by such agent;

(b)	every such agent, in carrying out the duties delegated to it by the Hypothecary Representative shall be entitled to exercise all of the same rights, powers and discretions available to the Hypothecary Representative hereunder or at law in respect of such matters;

(c)	the agent shall be entitled to deduct reasonable remuneration out of the receipts from any part of the Charged Property;

(d)	every such agent shall, so far as concerns responsibility for his acts or omissions, be deemed the agent and mandatary of, or employed or engaged by the Grantor and in no event the agent, mandatary or employee of the Hypothecary Representative; and

(e)	the appointment of every such agent by the Hypothecary Representative shall not incur or create any liability on the part of the Hypothecary Representative to the agent in any respect and such appointment or anything which may be done by any such agent or the removal of any agent or termination of any such appointment or engagement shall not have the effect of creating any liability of any nature whatsoever of any such agent towards the Grantor, except in case of gross or intentional fault of the Grantor.

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Section 6.3 Hypothecary Representative’s Right to Perform Obligations

If the Grantor shall fail, refuse or neglect to make any payment or perform any act required hereunder, then while any Event of Default exists and is continuing, and without notice to or demand upon the Grantor and without waiving or releasing any other right, remedy or recourse the Hypothecary Representative may have because of such Event of Default, the Hypothecary Representative may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of the Grantor, and shall have the right to take all such action and undertake such expenditures as it may deem necessary or appropriate. If the Hypothecary Representative shall elect to pay any sum due with reference to the Charged Property, the Hypothecary Representative may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created hereunder, the Hypothecary Representative shall not be bound to inquire into the validity of any apparent or threatened adverse Charge, title, hypothec, encumbrance, claim or lien before making an advance for the purpose of preventing or removing the same.

Section 6.4 Mise en demeure

Except as otherwise expressly herein provided, or in any Note Document, or required by law, no notice or mise en demeure of any kind shall be required to be given to the Grantor by the Hypothecary Representative for the purpose of putting the Grantor in default, the Grantor being in default by the mere lapse of time allowed for the performance of an obligation or by the mere occurrence of an event constituting an Event of Default hereunder.

Section 6.5 Exercise of Recourses

In exercising any of the rights, recourses or remedies available hereunder, the Hypothecary Representative may at its discretion, in respect of all or any part of the Charged Property or any other security held by the Hypothecary Representative, exercise such rights, recourses and remedies as are available hereunder or at law, as it elects to exercise, without prejudicing the other rights, recourses and remedies available to the Hypothecary Representative in respect of all or part of the Charged Property or any other security held by the Hypothecary Representative. The Hypothecary Representative may exercise any of such rights, recourses and remedies in respect of all or any part of the Charged Property (or any other security held by the Hypothecary Representative), simultaneously or successively. It is further understood that the Hypothecary Representative shall be entitled to exercise and enforce all of the rights and remedies available to it, free from any control of the Grantor provided, however, that the Hypothecary Representative shall not be bound to realize any specific security nor exercise any right or remedy as aforesaid and shall not be liable for any loss which may be occasioned by any failure to do so.

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Section 6.6 Application of Proceeds

All Proceeds collected by the Hypothecary Representative or any other Secured Party upon any sale or other disposition of the Charged Property, together with all other moneys received by the Secured Parties hereunder, may be applied to the capital, interest or other amounts due the Secured Obligations in accordance with Section 12 of the Initial Subscription Agreement.

Section 6.7 Surrender

If a prior notice of the Hypothecary Representative’s intention to exercise a hypothecary right is given to the Grantor, the Grantor shall, and shall cause any other Person in possession of the Charged Property subject to such prior notice and then belonging to the Grantor, to immediately surrender same to the Hypothecary Representative and shall execute, and cause to be executed, all deeds and documents required to evidence such surrender to the Hypothecary Representative.

Section 6.8 Extension of Time and Waiver

Neither any extension of time given by the Hypothecary Representative to the Grantor or any Person claiming through the Grantor, nor any amendment to this Deed or other dealing by the Hypothecary Representative with a subsequent owner of the Charged Property will in any way affect or prejudice the rights of the Hypothecary Representative against the Grantor or any other Person or Persons liable for payment of the Secured Obligations. The Hypothecary Representative may waive any Event of Default in its sole discretion. No waiver will extend to a subsequent Event of Default, whether or not such subsequent Event of Default is the same as or similar to the Event of Default waived, and no act or omission by the Hypothecary Representative will extend to, or affect, any subsequent Event of Default or the rights of the Hypothecary Representative arising from such Event of Default. Any such waiver must be in writing and signed by the Hypothecary Representative. No failure on the part of the Hypothecary Representative or the Grantor to exercise, and no delay by the Hypothecary Representative or the Grantor in exercising, any right pursuant to this Deed will operate as a waiver of such right. No single or partial exercise of any such right will preclude any other or further exercise of such right.

Section 6.9 Cancellation of Hypothec and Security Interest and Release

The security created under this Deed shall remain in full force and effect until the payment in full of all Secured Obligations. The Hypothecary Representative agrees (upon receipt of the required deliverables under the Secured Convertible Notes) to execute or otherwise authorize the execution and registration of an application for cancellation (RV Form) for registration at the Register of Personal and Movable Real Rights, after full payment of the Secured Obligations. All legal and other expenses for the preparation, execution, delivery and registration of the application for cancellation (RV Form) shall be paid by and be at the sole expense of the Grantor. The Hypothecary Representative may grant renewals, extensions, indulgences, releases and discharges, may take security from and give the same up, may abstain from taking security from, may accept compositions and proposals, and may otherwise deal with the Grantor and all other Persons and security as the Hypothecary Representative may see fit without prejudicing the rights of the Hypothecary Representative hereunder.

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Article 7
ADDITIONAL RIGHTS OF THE Hypothecary Representative

The Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the following provisions shall apply to supplement the provisions of any applicable law and without limiting any other provisions of this Deed or any other Note Documents dealing with the same subject matter:

(a)	The Hypothecary Representative shall be the irrevocable mandatary and agent of the Grantor, with power of substitution, in respect of all matters relating to the enforcement of all rights, recourses and remedies of the Hypothecary Representative. The Hypothecary Representative shall, as regards all of the powers, authorities and discretions vested in it hereunder, have the absolute and unfettered discretion as to the exercise thereof whether in relation to the manner or as to the mode or time for their exercise.

(b)	Without limiting the generality of paragraph (a) hereinabove, but subject to the Note Documents and applicable law, the Grantor agrees that the Hypothecary Representative may, but is not obliged to, at the expense of the Grantor, for the purposes of protecting or realizing upon the value of the Charged Property or its rights:

(i)	cease or proceed with, in any way the Hypothecary Representative sees fit, any enterprise of the Grantor, and the administration of the Charged Property, including, without limitation, the generality of the foregoing:

(A)	sign any loan agreement, security document, lease, service contract, construction contract, management contract, development contract, maintenance contract or any other agreement, contract, deed or other document in the name of and on behalf of the Grantor in connection with the Charged Property or any enterprise operated by or on behalf of the Grantor and renew, cancel or amend from time to time any such agreement, contract, deed or other document;

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(B)	maintain, repair, renovate, operate, alter, complete, preserve or extend any part of the Charged Property in the name of the Grantor including undertaking or completing any construction work at the Grantor’s expense;

(C)	consent to or terminate in the name of the Grantor any servitude or other real right affecting the Charged Property;

(D)	reimburse for and on behalf of the Grantor any third Person having a claim against any part of the Charged Property;

(E)	borrow money or lend its own funds for the purposes of preserving, maintaining, renovating, repairing or replacing the Charged Property or any part thereof; and

(F)	receive the revenues, rents, fruits, products and profits from the Charged Property and endorse any cheque, securities or other instrument;

(ii)	dispose of any part of the Charged Property likely to rapidly depreciate or decrease in value;

(iii)	subject to confidentiality undertakings, use the information it has concerning the Grantor or any information obtained during the exercise of its rights;

(iv)	fulfil any of the undertakings of the Grantor or of any other Person;

(v)	use, administer and exercise any other right pertaining to the Charged Property; and

(vi)	do all such other things and sign all documents in the name of the Grantor as the Hypothecary Representative may deem necessary or useful for the purposes of exercising its rights, recourses and remedies hereunder, under the Note Documents or under applicable law.

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(c)	In the event of the exercise by the Hypothecary Representative of any right, recourse or remedy following the occurrence and during the continuance of an Event of Default:

(i)	the Hypothecary Representative shall only be accountable to the Grantor to the extent of its commercial practice and within the delays normally observed by the Hypothecary Representative and the Hypothecary Representative shall not be obliged to, with respect to the Charged Property or any enterprise operated by or on behalf of the Grantor:

(A)	make inventory, take out insurance or furnish any security;

(B)	advance any sums of money in order to pay any expenses, not even those expenses that may be necessary or useful; or

(C)	maintain the use for which the enterprise of the Grantor is normally intended, make it productive or continue its use;

and shall not be held liable for any loss whatsoever other than as a result of its gross or intentional fault;

(ii)	subject to the provisions of Section 6.6 hereof, any and all sums of money remitted to or held by the Hypothecary Representative may be invested at its discretion, without the Hypothecary Representative being bound by any legislative provisions relating to the investment or administration of the property of others; the Hypothecary Representative is not obliged to invest or pay interest on amounts collected even where such amounts exceed the amounts due by the Grantor;

(iii)	the Hypothecary Representative may itself, directly or indirectly, become the owner of the whole or any part of the Charged Property to the extent not prohibited by law;

(iv)	the Hypothecary Representative may, at the time it exercises its rights, renounce to a right belonging to the Grantor, make settlements and grant discharges and mainlevées, even without consideration;

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(v)	in the event the Hypothecary Representative exercises its hypothecary right of taking in payment and the Grantor requires the Hypothecary Representative to sell the whole or any part of the Charged Property, the Grantor acknowledges that the Hypothecary Representative shall not be required to renounce to its hypothecary right of taking in payment unless, prior to the expiration of the time limit to surrender, the Hypothecary Representative (i) shall have received security, which the Hypothecary Representative deems satisfactory, to the effect that the sale will be made at a price sufficient to enable the Hypothecary Representative to be paid its claim in full, (ii) shall have been reimbursed the costs it shall have incurred, and (iii) shall have been advanced all amounts necessary for the sale of the Charged Property;

(vi)	in the event that the Hypothecary Representative sells the whole or any part of the Charged Property, it will not be required to obtain any prior appraisal from a third party; and

(vii)	the sale of the Charged Property may be made with legal warranty on the part of the Grantor or, at the option of the Hypothecary Representative, with total or partial exclusion of warranty.

(d)	The Hypothecary Representative shall only be bound to exercise reasonable prudence and diligence in the execution of its rights and performance of its obligations under the terms of this Deed or at law and the Hypothecary Representative shall not be responsible for prejudice that may result from its fault or that of its agents or representatives, except if resulting from its gross or intentional fault.

(e)	The Hypothecary Representative shall not be responsible in respect of any obligations undertaken in the exercise of its powers under the terms of this Deed or at law, or by reason of any delay, omission or any other act made in good faith by the Hypothecary Representative or its representatives with the exception of obligations undertaken or acts made further to gross or intentional fault.

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Article 8
the Hypothecary Representative

Section 8.1 Acting as Hypothecary Representative

TSX Trust Company / Compagnie Trust TSX is hereby appointed by the Grantor to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) and as agent for all present and future Secured Parties, and shall be so appointed pursuant to the Collateral Agency Agreement. The Hypothecary Representative shall hold the hypothec and security interest granted pursuant to this Deed for the benefit of all present and future Secured Parties and shall act as their hypothecary representative in the exercise of the rights conferred on the Hypothecary Representative hereunder and under the Collateral Agency Agreement.

Section 8.2 Protection of Persons Dealing with Hypothecary Representative

No Person dealing with the Hypothecary Representative or its agents need inquire whether the hypothec or the security interest hereby constituted has become enforceable or whether the powers which the Hypothecary Representative is purporting to exercise have become exercisable.

Section 8.3 Delegation of Powers

The Hypothecary Representative may delegate the exercise of its rights or the performance of its obligations hereunder to another Person, including a Secured Party. In that event, the Hypothecary Representative may furnish that Person with any necessary information it may have concerning the Grantor or the Charged Property. The Hypothecary Representative shall not be responsible for damages resulting from such delegation or from any fault committed by such delegate.

Section 8.4 Successor Hypothecary Representative and Collateral Agent

The rights of the Hypothecary Representative hereunder shall benefit any successor Hypothecary Representative in accordance with the Collateral Agency Agreement or any other Note Document, including any person resulting from the amalgamation of the Hypothecary Representative with any other person. The successor Hypothecary Representative without further act (other than the filing of a notice of replacement in the applicable register in accordance with Article 2692 of the Civil Code of Québec for the purposes of exercising the rights relating to the hypothecs created hereunder) shall then be vested and have all rights, powers and authorities granted to the Hypothecary Representative hereunder and be subject in all respects to the terms, conditions and provisions hereof to the same extent as if originally acting as Hypothecary Representative hereunder. If the Collateral Agent is replaced, the successor Collateral Agent shall automatically become the successor Hypothecary Representative for the purposes of this Deed.

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Section 8.5 Liability of Hypothecary Representative

The Hypothecary Representative shall only be accountable for reasonable diligence in the performance of its duties and the exercise of its rights hereunder, and shall only be liable for its own gross and intentional fault.

Section 8.6 Unfettered Discretion to Exercise Powers

The Hypothecary Representative, except as herein otherwise provided, shall, with respect to all rights, powers and authorities vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, it shall be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof.

In addition to and without limiting the rights, powers, immunities, indemnities and exclusions from liability contained herein, the Hypothecary Representative shall also have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in its favour in the Collateral Agency Agreement as if the provisions setting forth those rights, protections, immunities and indemnities are set forth herein.

Section 8.7 Hypothecary Representative not Required to Act and Limitation of Hypothecary Representative’s Liability in Acting

The Hypothecary Representative shall have the right, pursuant to the terms under the Collateral Agency Agreement, to proceed in its name as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) and as agent hereunder to the enforcement of the security hereby constituted by any remedy provided by law, whether by legal proceedings or otherwise but it shall not be bound to do or to take any act or action in virtue of the powers conferred on it by these presents unless and until it shall have been required to do so in accordance with the terms of the Collateral Agency Agreement; the Hypothecary Representative shall not be responsible or liable, otherwise than as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) and agent, for any debts contracted by it in accordance with this Deed, any other Note Document, or applicable law, for damages to Persons or property or for salaries or non-fulfilment of contracts during any period for which the Hypothecary Representative shall take possession of the Charged Property pursuant to law, nor shall the Hypothecary Representative be liable to account for anything except actual revenues or be liable for any loss on realization or for any default or omission for which a hypothecary creditor might be liable.

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Article 9
MISCELLANEOUS

Section 9.1 Separate Security

This Deed and the hypothec and security interest created herein, are and shall be in addition to and not in substitution for, any other security held by the Hypothecary Representative, the Collateral Agent or any of the other Secured Parties or any one thereof in connection with any Note Documents.

Section 9.2 Further Assurances

The Grantor shall at all times do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Deed, and shall provide such further documents or instruments required by the Hypothecary Representative as may be reasonably necessary or desirable to effect the purpose of this Deed and carry out its provisions, and for the better hypothecating the Charged Property or the rendering of the hypothec and security interest created hereunder opposable to third parties.

Section 9.3 Notice

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such addresses or email addresses set forth below, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as the parties may hereafter designate by notice to the other party. Notwithstanding the foregoing, if the Civil Code of Québec requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

To the Hypothecary Representative:

TSX Trust Company
1190 Avenue des Canadiens-de-Montréal
17th Floor
Montréal (Québec) H3B 0G7
Canada

Attention: Regional Director, Corporate Trust Quebec and Eastern Canada
Email address: tsxtcorproratetrust@tmx.com

Contact: Haris Plastourgos
Email address: haris.plastourgos@tmx.com

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To the Grantor:

LeddarTech Inc.
4535 Boul. Wilfrid-Hamel
Suite 240
Québec, (Québec) G1P 2J7
Canada

Attention: Charles Boulanger
Email address: Charles.Boulanger@leddartech.com

With a copy to each counsel indicated on the signature page of LeddarTech Inc. to the Initial Subscription Agreement.

Section 9.4 Limitation of Liability

The Hypothecary Representative shall not be liable or accountable:

(a)	by reason of any entry into or taking possession of all or any of the Charged Property, to account for anything except actual receipts, or for any loss on realization or any act or omission for which a creditor might be liable; or

(b)	for any failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Charged Property and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Hypothecary Representative, the Grantor or any other Person in respect of same.

The Grantor releases and discharges the Hypothecary Representative and any agent appointed under Section 6.2 from every claim of every nature, whether resulting in damages or not, which may arise or be caused to the Grantor or any Person claiming through or under the Grantor by reason or as a result of anything done by the Hypothecary Representative or any successor or assign claiming through or under the Hypothecary Representative or any such agent under the provisions of this Deed unless such claim be the result of the gross or intentional fault of the Hypothecary Representative or any such successor or assign or agent.

Section 9.5 Expenses

The Grantor shall pay, all reasonable costs and expenses (including the reasonable fees and disbursements of legal counsel and other advisors) incurred by the Hypothecary Representative in connection with the negotiation, preparation and execution of this Deed and the protection of and enforcement under this Deed, advice with respect to this Deed, and those arising in connection with the realization, disposition, retention, protection or collection of any Charged Property and the protection or enforcement of the rights, remedies and powers of the Hypothecary Representative or any agent and those incurred for registration of the hypothecs created herein at the Register of Personal and Movable Real Rights. All amounts for which the Grantor is required under this Deed to reimburse the Hypothecary Representative or any agent shall, from the date of disbursement until the date the Hypothecary Representative or the receiver receives reimbursement, be deemed advanced to the Grantor by the Hypothecary Representative, shall be deemed to be Secured Obligations secured hereby and shall bear interest at the highest rate per annum charged under any of the Secured Obligations.

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In particular, the Grantor agrees to indemnify and save the Hypothecary Representative harmless from all reasonable legal fees and disbursements incurred by the Hypothecary Representative in connection with any enforcement of rights and remedies under this Deed. This indemnity is independent of and in addition to any right which the Hypothecary Representative may have to seek recovery of costs in any litigation which results in respect of this Deed and is intended to ensure that the Hypothecary Representative is fully reimbursed for one-hundred percent (100%) of the reasonable fees and disbursements which may be incurred by it and its legal counsel.

Section 9.6 Amendments and Waivers

No amendment, supplement, modification or waiver or termination of this Deed and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the party to be bound.

Section 9.7 Waivers

No course of dealing on the part of the Hypothecary Representative, its officers, employees, consultants or agents, nor any failure or delay by the Hypothecary Representative with respect to exercising any right, power or privilege of the Hypothecary Representative under this Deed, shall operate as a waiver thereof.

Section 9.8 Payment to Third Parties

If the Hypothecary Representative is at any time or from time to time required to make a payment in connection with the security constituted by this Deed, such payment and all reasonable costs of the Hypothecary Representative (including legal fees and other expenses) shall be immediately payable by the Grantor to the Hypothecary Representative and shall bear interest at the highest rate provided in the Secured Convertible Notes.

Section 9.9 Indivisibility

Every divisible obligation in favour of the Hypothecary Representative arising out of this Deed must be performed in its entirety by each heir or legal representative of any Person who is liable to the same extent as if it were indivisible.

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Section 9.10 Time

Time is and shall be of the essence in the performance of the parties’ respective obligations.

Section 9.11 Paramountcy

If there is a conflict, inconsistency, ambiguity or difference between any provision of this Deed, the Collateral Agency Agreement, or any other Note Document, the provisions of the Collateral Agency Agreement shall prevail with respect to the rights and obligations of the Hypothecary Representative, further provided that if there is a conflict, inconsistency or ambiguity between the provision of the applicable Subscription Agreement and the applicable Secured Convertible Note, the provisions of the applicable Subscription Agreement shall prevail, and such provision of this Deed shall be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference, save and except in respect of the provisions of this Deed which relate to the creation and enforcement of the hypothec and security interest hereby constituted, which provisions shall govern and prevail over the provisions of the applicable Subscription Agreement or the applicable Secured Convertible Note. Any right or remedy in this Deed which may be in addition to the rights and remedies contained in Note Documents shall not constitute a conflict, inconsistency, ambiguity or difference.

Section 9.12 Governing Law

This Deed shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein and the Grantor and the Hypothecary Representative hereby expressly and irrevocably submit to the non-exclusive jurisdiction of the Superior Court, District of Montréal.

Section 9.13 Language

The parties hereto confirm that they have requested that this Deed (except for certain definitions that are in French) and all related documents be drafted in English. Les parties aux présentes ont exigé que le présent acte (à l’exception de certaines définitions rédigées en français) et tous les documents connexes soient rédigés en anglais.

[Signature pages follow]

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WHEREOF ACTE:

DONE AND PASSED in the City of Montréal, Province of Québec, on the date hereinabove set forth, and of record in the office of the undersigned Notary under his minute number SEVEN THOUSAND EIGHTY (7080).

AND AFTER all parties have declared to the undersigned Notary that they had taken cognizance of the present Deed, that they had exempted the said Notary from reading same or causing same to be read and that they accept the use of technologies to execute these presents as authorized by Order 2022-4841 of the Minister of Justice dated the twenty-fourth day of August Two thousand twenty-two (24 August 2022), they identified and acknowledged as true and recognized all the information inscribed on the annexes thereof and signed remotely in the presence of the undersigned Notary.

LEDDARTECH INC.

By:	/s/ Charles Boulanger
	Name:	Charles BOULANGER
	Title:	CEO

TSX TRUST COMPANY/COMPAGNIE TRUST TSX, acting in its capacity as Hypothecary Representative for the Secured Parties

By:	/s/ Haris Plastourgos
	Name:	Haris PLASTOURGOS
	Title:	Authorized Signatory

By:	/s/ Nelia Andrade
	Name:	Nelia ANDRADE
	Title:	Authorized Signatory

/s/ Angelo Febbraio
Angelo FEBBRAIO, Notary

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Schedule D.2

NEWCO DEED OF HYPOTHEC

DEED OF HYPOTHEC

ON THIS NINTH (9th) DAY OF JUNE, TWO THOUSAND AND TWENTY-THREE (2023).

BEFORE Mtre. Angelo Febbraio, Notary, practising in the City of Montréal, Province of Québec.

APPEARED:	TSX TRUST COMPANY/COMPAGNIE TRUST TSX, a trust company existing under the Trust and Loan Companies Act (Canada), having its head office at 300-100 Adelaide Street W, Toronto, Ontario, M5H 1S3, Canada, herein acting as hypothecary representative under Article 2692 of the Civil Code of Québec for the Secured Parties (as hereinafter defined), and represented by Haris Plastourgos and Nelia Andrade, duly authorized signatories pursuant to an instrument in writing dated September 2, 2022, a certified copy, or extract copy of which remains annexed to the original hereof, after having been acknowledged as true and signed for identification by the said representative with and in the presence of the undersigned Notary;

PARTY OF THE FIRST PART

AND:	LEDDARTECH HOLDINGS INC. a corporation existing under the laws of Canada, having its registered office at 240-4535 Boul. Wilfrid-Hamel, Québec, Québec, G1P2J7, Canada, herein acting and represented by Charles Boulanger, duly authorized for the purposes hereof in virtue of a resolution of its board of directors dated June 9, 2023, a certified copy, an extract or a duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned Notary;

PARTY OF THE SECOND PART

WHEREAS the Grantor (as defined below) has, under its governing law and constating documents, the power to mortgage, hypothecate, pledge or otherwise create security in all or any of its property, now owned or subsequently acquired, to secure the Secured Obligations (as defined below) as provided for in this Deed (as defined below);

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WHEREAS all necessary proceedings and resolutions have been duly taken and passed by the Grantor and other actions have been taken to authorize the execution of this Deed and the grant of the hypothec and the security interest hereunder; and

WHEREAS as continuing collateral security for the fulfilment of the Secured Obligations, the Grantor has agreed to hypothecate all of its right, title and interest both present and future, in and to the property, assets and rights more fully described herein.

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

Article 1
INTERPRETATION

Section 1.1 Definitions

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Secured Convertible Notes or in the applicable Subscription Agreement (in each case, as defined below), as the case may be. As used herein, the following terms have the following meanings:

“Account Instructions” has the meaning given thereto in Section 3.9(a).

“Charge” means any hypothec, mortgage, charge, pledge, prior claim, security interest, assignment, lien (statutory or otherwise), Bank Act security, servitude, easement, title defect, restriction on transfer (such as a right of first refusal), conditional sale, resolutory condition, title retention agreement or other encumbrance, arrangement or condition of any nature which, in substance, secures payment or performance of an obligation.

“Charged Property” means the universality of all of the movable rights and assets of the Grantor, present and future, corporeal and incorporeal, tangible and intangible, of whatsoever nature and wheresoever situated, including, without limitation, the Intellectual Property, or the French language version:

« Biens hypothéqués » désigne l’universalité des biens meubles du Constituant, présents ou à venir, corporels ou incorporels, tangibles ou intangibles, de quelque nature qu'ils soient et où qu'ils soient situés, incluant, sans s’y limiter, la Propriété intellectuelle.

“Claims” means the universality consisting of all the right, title and interest of the Grantor from time to time in and to all present and future claims directly or indirectly held or owned by the Grantor, including, without limitation:

(a)	all receivables, accounts receivable, Monetary Claims, bank accounts, book accounts, book debts, rights of action, loan receivables including principal, interest and accessories, debts, claims, customer accounts, all sums of money, claims arising from or related to deposits made into any savings or other accounts maintained with any bank or other financial institution together with all interest paid or payable thereon, rentals, revenues, income, receivables, sale proceeds, judgments, bills of exchange, bonds, shares, stocks, warrants, debentures, securities, notes, negotiable instruments, certificates of deposit, letters of credit or guarantee, promissory notes, rebates, refunds, amounts owing by or claimable from the Crown or any departments, agents or agencies thereof and any other amounts or demands of every nature and kind howsoever arising (including, without limitation, those arising under Contracts), whether or not secured, which are now or become hereafter due or owing to the Grantor;

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(b)	all movable and immovable security present or future including all legal or conventional hypothecs and other security held from time to time by the Grantor under or in connection with the foregoing; and

(c)	all indemnities and insurance proceeds and expropriation proceeds received, which may be received or to which the Grantor is or may become entitled.

“Company” means LeddarTech Inc. and includes its successors and assigns.

“Collateral Agency Agreement” means that certain collateral agency agreement to be dated on or about June 12, 2023 entered into among, inter alios, the Hypothecary Representative, the Grantor and the Secured Parties that may be party thereto from time to time, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Collateral Agent” means TSX Trust Company / Compagnie Trust TSX, acting in its capacity as collateral agent for the Secured Parties, and includes its successors and assigns in such capacity.

“Desjardins” means Fédération des caisses Desjardins du Québec, and includes any of its affiliates, successors and permitted assigns under the Desjardins Offer, including as a result of the enforcement of the Charges granted by the Company and the Grantor in favour of Desjardins in connection with the Desjardins Offer.

“Desjardins Offer” means the amended and restated loan offer made between the Company and Desjardins as of April 5, 2023, as amended by a first amendment dated as of May 1, 2023 and a second amendment dated as of May 31, 2023 and as same may be further amended, restated, supplemented, replaced or otherwise modified from time to time.

“Deposit Account Control Agreement” has the meaning given thereto in Section 3.9.

“Depository Institution” means, in respect of any Monetary Claim of the Grantor that is under the control of the Hypothecary Representative pursuant to a Deposit Account Control Agreement, the debtor of such Monetary Claim.

“Event of Default” has the meaning given to the term “Event of Default” in the Secured Convertible Notes.

“Grantor” means Leddartech Holdings Inc. and includes its successors and assigns, or the French language version:

« Constituant » désigne Leddartech Holdings Inc. et comprend ses successeurs et ayants droit.

“Guarantee” means that certain guarantee agreement to be dated on or about June 12, 2023, executed by the Guarantors in favour of the Hypothecary Representative, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Guarantors” means, collectively, the Grantor and VayaVision Sensing Ltd., and includes any other person who becomes a guarantor under the Guarantee from time to time.

“Hypothecary Representative” means TSX Trust Company / Compagnie Trust TSX, acting in its capacity as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for the Secured Parties, and includes its successors and assigns in such capacity.

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“Initial Subscription Agreement" means that certain subscription agreement to be entered into on or about June 12, 2023 among, inter alios, the Company, as the Company, certain investors investing in the Company as at this date and other investors that may become a party thereto from time to time by executing a joinder agreement, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Intellectual Property” means the universality consisting of all the right, title and interest of the Grantor from time to time in and to all present and future intellectual property rights, whether registered or not or the subject of a pending application for registration, owned by or licensed to the Grantor, or the French language version:

« Propriété intellectuelle » désigne l’universalité constituée de tous les droits, titres et intérêts du Constituant à un moment donné dans et sur tous les droits de propriété intellectuelle présents et futurs, qu’ils soient enregistrés ou non ou qu’ils fassent l’objet d'une demande d’enregistrement en cours, détenus par ou sous licence au Constituant.

“Monetary Claims” means all monetary claims (as such term is defined in Article 2713.1 of the Civil Code of Québec) of the Grantor.

“Note Documents” means, collectively, all Secured Convertible Notes, all Subscription Agreements, the Collateral Agency Agreement, the Note Security (as defined in the Initial Subscription Agreement) and all other agreements, documents, instruments or certificates executed or delivered to the Secured Parties by the Company, the Grantor or any Guarantor from time to time pursuant to or otherwise in connection with the aforementioned documents, including, for the purpose of creating, granting or maintaining any security held by the Hypothecary Representative or any Secured Party in respect of the Secured Obligations.

“Obligations” has the meaning ascribed to such term in the Guarantee.

“Permitted Charge” has the meaning given to such term in the Initial Subscription Agreement.

“Secured Convertible Note” means each secured convertible note issued or to be issued by the Company from time to time in accordance with the terms of any Subscription Agreement up to an aggregate principal amount for all Secured Convertible Notes of US$75,000,000, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time, and “Secured Convertible Notes” means all of them collectively.

“Secured Obligations” means all obligations of the Grantor under the Guarantee, pursuant to which it guarantees all of the Obligations.

“Secured Parties” means, collectively, all present and future holders of the Secured Convertible Notes, and, in such capacity, the Hypothecary Representative, as well as their respective permitted successors and assigns under the terms of the Note Documents.

“Special Assets” has the meaning given thereto in Section 2.4 hereof.

“Subscription Agreements” means, collectively, the Initial Subscription Agreement together with the Other Subscription Agreements (as defined in the Initial Subscription Agreement), each as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

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“this Deed”, “these presents” and similar expressions refer to this deed including all schedules, amendments, supplements, extensions, renewals, replacements or restatements from time to time.

Section 1.2 French Definitions

The parties hereto acknowledge and agree that the French language descriptions of certain definitions in Section 1.1 and of a portion of Section 2.2(a) to be used for the purposes of the registration pursuant to Article 2984 of the Civil Code of Québec correspond to the corresponding English language translations thereto. Notwithstanding the foregoing, in case of discrepancy or conflict between the French version and English version of any descriptions set out in Section 1.1 or in Section 2.2(a), the French version thereof shall prevail.

Section 1.3 Severability

If any one or more of the provisions contained in this Deed shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Hypothecary Representative, be severable from and shall not affect any other provision of this Deed, but this Deed shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Deed.

Section 1.4 Interpretation and Headings

The Grantor acknowledges that this Deed is the result of negotiations between the parties and shall not be construed in favour of or against any party by reason of the extent to which any party or its legal counsel participated in its preparation or negotiation. The words “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to the whole of this Deed, including, without limitation, these additional provisions, and not to any particular Section or other portion thereof or hereof and extend to and include any and every document supplemental or ancillary hereto or in implementation hereof. Words in the singular include the plural and words in the plural include the singular. Words importing the masculine gender include the feminine and neuter genders where the context so requires. Words importing the neuter gender include the masculine and feminine genders where the context so requires. The headings do not form part of this Deed and have been inserted for convenience of reference only. Any reference to “including” shall mean “including without limitation” whether or not expressly provided. If more than one Person is named as, or otherwise becomes liable for or assumes the obligations and liabilities of the Grantor, then all such Persons shall be solidarily liable for all such obligations and liabilities pursuant to this Deed. Any reference herein to the “Hypothecary Representative” shall be deemed to refer to TSX Trust Company / Compagnie Trust TSX (i) in its capacity as Hypothecary Representative for all matters relating to the hypothec created hereunder, and (ii) in its capacity as Collateral Agent for all matters relating to the security interest created hereunder, as the case may be.

Section 1.5 Enurement

This Deed shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors (including any successor by reason of amalgamation) and permitted assigns of the parties hereto.

Section 1.6 Effective Date

The hypothec and security interest created hereunder shall take effect upon execution of this Deed by the parties hereto notwithstanding that there may not be any Secured Obligations incurred or owing by the Grantor on the date hereof.

Section 1.7 Currency

All dollar references in this Deed are expressed in Canadian dollars.

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Article 2
CHARGE

Section 2.1 Hypothec

To secure the full and timely payment and performance of the Secured Obligations, the Grantor hereby hypothecates and grants a security interest in the Charged Property in favour of the Hypothecary Representative, for the benefit of the Secured Parties, for the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($ 150,000,000), together with interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum, calculated semi-annually and not in advance.

Section 2.2 Applications for registration exclusively in French

For the purposes of compliance with Article 2984 of the Civil Code of Québec:

(a)	The French version of the aforesaid hypothec amount and rate of interest is as follows:

“une somme de CENT CINQUANTE MILLIONS DE DOLLARS (150 000 000 $) avec intérêt au taux de 25% par an à partir de la date des présentes, calculés semestriellement et non à l'avance.”

(b)	The French version of the Charged Property charged hereunder is “Biens hypothéqués”. For the avoidance of doubt, all property set out in the description of “Biens hypothéqués” is charged under the hypothec created hereunder.

Section 2.3 Continuing Security

The hypothec and security interest created herein are continuing security and will subsist notwithstanding any fluctuation or repayment of the Secured Obligations hereby secured. With respect to the hypothec, the Grantor shall be deemed to obligate itself again, as provided in Article 2797 of the Civil Code of Québec, with respect to any future obligation hereby secured.

Section 2.4 Special Assets

If any contract, license or permit (the “Special Assets”) may not be hypothecated by its provisions, by virtue of applicable law or without the consent of a third party, the hypothec and security interest created hereby shall be under the suspensive condition of such consent being obtained or such prohibition being waived or removed. Upon such consent being obtained, waived or removed or such legal prohibition ceasing to exist, the hypothec and security interest created hereunder shall automatically apply to such Special Asset without regard to this Section and without the necessity of any further assurance to effect such hypothecation. Unless and until the consent to such hypothecation is obtained as provided above or such legal prohibition ceases to be applicable, the Grantor shall, to the extent it may do so at law or pursuant to the provisions of the Special Assets in question hold all benefit to be derived from such Special Assets for the benefit of the Hypothecary Representative (including, without limitation, the Grantor’s interest in any Special Asset which may be held for the benefit of the Grantor by a third party), as additional security for payment of the Secured Obligations and shall deliver up all such benefit to the Hypothecary Representative, promptly upon demand by the Hypothecary Representative.

Section 2.5 Monetary Claims

Without limiting the foregoing, but subject to the rights of Desjardins, the Grantor shall accomplish all things and deliver to the Hypothecary Representative all documents, agreements and other materials as may be required from time to time, in the opinion of the Hypothecary Representative, to provide the Hypothecary Representative with control over the Monetary Claims forming part of the Charged Property (other than control over Monetary Claims deposited in bank accounts or other financial accounts maintained with Desjardins for so long as obligations of the Company are outstanding under the Desjardins Offer) in the manner provided under Article 2713.1 and following of the Civil Code of Québec.

Unless the Hypothecary Representative has given its prior written consent, the Grantor shall not cause or permit any person other than Desjardins and the Hypothecary Representative to have control (in accordance with Article 2713.1 and following of the Civil Code of Québec) of any Monetary Claims forming part of the Charged Property.

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Article 3
ADDITIONAL PROVISIONS WITH RESPECT TO THE HYPOTHEC ON CLAIMS

Section 3.1 Debt Collection

The Hypothecary Representative hereby authorizes the Grantor to collect all Claims as and when they become due, save and except as otherwise provided for under the Secured Convertible Notes or the terms hereof.

Section 3.2 Withdrawal of Authorization to Collect

Upon the occurrence and during the continuance of an Event of Default, the Hypothecary Representative may, at its discretion, withdraw the authorization granted above, by giving notice as prescribed by law, whereupon the Hypothecary Representative shall immediately be entitled to collect all Claims referred to in such notice. The debtors under such Claims shall comply with the notice received from the Hypothecary Representative and thereafter shall pay all Claims to the Hypothecary Representative without inquiry into the state of accounts between the Hypothecary Representative and the Grantor.

Section 3.3 Accounts and Records

Should the Hypothecary Representative serve a notice withdrawing the authorization granted to the Grantor to collect the Claims as provided for above, the Grantor hereby agrees that all accounts and records maintained by the Hypothecary Representative with respect to any such Claims received and their application by the Hypothecary Representative shall be prima facie conclusive and binding unless proven to be wrong or incorrect.

Section 3.4 Powers in Connection with Collection of Claims

Without limiting or otherwise restricting the Hypothecary Representative’s rights as set forth herein or at law, upon the occurrence and during the continuance of an Event of Default, the Hypothecary Representative is irrevocably authorized in connection with the collection of Claims, as the Grantor’s agent and mandatary, to:

(a)	grant delays, take or abandon securities;

(b)	grant releases and discharges, whole and partial, with or without consideration;

(c)	endorse all cheques, drafts, notes and other negotiable instruments issued to the order of the Grantor in payment of Claims;

(d)	take conservatory measures and appropriate proceedings to obtain payment of Claims;

(e)	negotiate and settle out of court with the debtors of Claims, their trustee if there is a bankruptcy or insolvency, or any other legal representative, the whole as it deems appropriate; and

(f)	deal with any other matter relating to the Claims, in its discretion, without the intervention or the consent of the Grantor.

The Hypothecary Representative shall not, however, be liable for any damages or prejudice which may result from its fault, other than resulting from its gross or intentional fault.

Section 3.5 Collection of Claims by the Grantor

If, despite the withdrawal of authorization by the Hypothecary Representative in accordance with the terms hereof, any Claims are paid to the Grantor, the Grantor shall be deemed to have received such amounts as agent and mandatary for the account and on behalf of the Hypothecary Representative and shall pay all such amounts to the Hypothecary Representative forthwith upon receipt.

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Section 3.6 Further Assurances

As and when reasonably requested by the Hypothecary Representative, the Grantor shall remit to the Hypothecary Representative all documents which are useful or necessary for the purposes set forth in this Article 3, shall sign any useful or necessary documents without delay, and, as the case may be, shall collaborate in the collection by the Hypothecary Representative of the Claims.

Section 3.7 Obligation of the Grantor to Provide Information relating to the Claims

Upon demand of the Hypothecary Representative, the Grantor undertakes to provide the Hypothecary Representative with a list of all its debtors and all its books, accounts, letters, invoices, papers, contracts, negotiable instruments, title documents, liens and other documents attesting to the existence of the whole or any part of the Claims or relating thereto. The Grantor is also bound to assist the Hypothecary Representative and provide it with all information which the Hypothecary Representative may find useful in the collection of the Claims. The obligations contemplated in the last sentence of this Section 3.7 only arise following the occurrence of an Event of Default which is continuing.

Section 3.8 Control of Monetary Claims

Subject to Section 2.5, the Grantor agrees to perform any act and execute any documentation, and to cause any Depository Institution to execute such other documents and to perform such other acts as may be necessary or appropriate in order to confer to the Hypothecary Representative the “control” of any Monetary Claim of the Grantor within the meaning of Articles 2713.1 to 2713.8 of the Civil Code of Québec.

Section 3.9 Control Agreement in respect of Monetary Claims

In the event that the Hypothecary Representative obtains control of a Monetary Claim of the Grantor pursuant to a “control agreement” (within the meaning of Article 2713.4 of the Civil Code of Québec) entered into among the Grantor, the Hypothecary Representative and a Depository Institution (a “Deposit Account Control Agreement”), provided that no such Deposit Account Control Agreement will be required to be entered into for so long as obligations are outstanding under the Desjardins Offer, the parties hereto acknowledge and agree that the following shall apply:

(a)	the Grantor is expressly authorized by the Hypothecary Representative to provide instructions to such Depository Institution directing it to dispose, transfer, redeem or withdraw any funds from the applicable deposit account(s) (hereinafter referred to as “Account Instructions”) for so long as no Default shall have occurred and be continuing;

(b)	notwithstanding the provisions of any Deposit Account Control Agreement, the Hypothecary Representative agrees not to provide Account Instructions to such Depository Institution for as long as no Default shall have occurred and be continuing; and

(c)	upon the occurrence of a Default that is continuing, the Hypothecary Representative may:

(i)	notify the Grantor that the authorization contemplated in Section 3.1 has been withdrawn; and

(ii)	issue a notice to such Depository Institution instructing it that it shall no longer comply with Account Instructions originated by the Grantor or any one thereof.

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Section 3.10 Secured Claims

The Grantor undertakes to notify the Hypothecary Representative forthwith of any Claim which now is or may at any time hereafter become vested in the Grantor and which is or becomes secured by a hypothec granted by a third Person in favour of the Grantor and to provide the Hypothecary Representative with copies of the agreements or other documents evidencing such hypothec.

Section 3.11 Waiver

The Grantor hereby waives any obligation the Hypothecary Representative may have to inform the Grantor of any irregularity in the payment of any Claims.

Section 3.12 Financial Administration Act

Where any of the Claims are subject to the provisions of the Financial Administration Act (Canada), the Grantor hereby sells, assigns and transfers the same absolutely to the Hypothecary Representative so that, upon a withdrawal of authorization as referred to in Section 3.2 hereof, the Hypothecary Representative shall be free to complete the formalities required to make such assignment fully enforceable.

Article 4
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Hypothecary Representative in respect of the matters set out below:

Section 4.1 Authority and Validity

The Grantor represents and warrants that it has all necessary corporate power and lawful authority to execute and deliver this Deed and to hypothecate the Charged Property and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained.

Section 4.2 Immovable Property

The Grantor has no interest in, or title to, any immovable or real property.

Section 4.3 Intellectual Property

The Grantor has no Intellectual Property registered or pending with the Canadian Intellectual Property Office or in the applicable public offices of record for registration of intellectual property rights in the United States of America, except as described in Schedule “A”.

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Article 5
COVENANTS

The Grantor hereby covenants:

Section 5.1 Information

To give notice in writing to the Hypothecary Representative:

(a)	of any change whatsoever in any representations and warranties hereinabove mentioned in Article 4;

(b)	of any material claim or Charge made or asserted against any of the Charged Property other than a lien permitted by the Hypothecary Representative or a Permitted Charge;

(c)	of all loss or damage to or loss of possession of all or any material part of the Charged Property other than by disposition in accordance with the terms of the Note Documents;

(d)	of the acquisition of any immovable or real property by the Grantor; and

(e)	of the creation of any Monetary Claim after the date hereof.

Section 5.2 Delivery of Documents

To deliver to the Hypothecary Representative as soon as practicable upon request:

(a)	Subject to the rights Desjardins, any documents of title, and upon such delivery, where applicable, duly endorse the same for transfer in blank or as the Hypothecary Representative may reasonably direct;

(b)	such information concerning the Charged Property as the Hypothecary Representative may reasonably request;

(c)	all policies and certificates of insurance relating to the Charged Property; and

(d)	such information concerning the Charged Property, the Grantor and the Grantor’s business and affairs as the Hypothecary Representative may request acting reasonably.

Section 5.3 Location of Charged Property

The Grantor shall not change the location of the corporeal or tangible Charged Property to a location outside of the Province of Québec where no valid security attaches in favour of the Hypothecary Representative (for its own benefit and for and on behalf of the other Secured Parties) in respect of such corporeal or tangible Charged Property, other than inventory sold in the ordinary course of business without (a) providing the Hypothecary Representative with 20 days prior notice thereof, and (b) registering and executing such further or other documents and taking such further and other actions as may be necessary to ensure the continued validity and publication of the hypothec and security interest created hereunder under any applicable law, in each case, as agreed to by counsel to the Hypothecary Representative or the Collateral Agent, as the case may be.

Section 5.4 Monetary Claims

The Grantor shall not grant in favour of any third person, other than Desjardins and the Hypothecary Representative, a movable hypothec with delivery on a Monetary Claim pursuant to Articles 2713.1 and following of the Civil Code of Québec.

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Section 5.5 Additional Documents

To execute all deeds and documents and do all things which in the opinion of the Hypothecary Representative are necessary or advisable for giving the Hypothecary Representative a valid hypothec and security interest in the Charged Property in order that such security serves the purpose for which it has been granted and for conferring upon the Hypothecary Representative, with respect to the Charged Property, all powers and rights provided for by this Deed and by any applicable law.

Section 5.6 Immovable or Real Property

Upon the Grantor becoming the owner of any immovable or real property the Grantor shall grant a hypothec, a mortgage or a security interest in favour of the Hypothecary Representative on such immovable or real property as well as all other present and future immovable or real property (collectively, the “Immovable Security”) to secure the Secured Obligations. Such Immovable Security shall only be subject to the security granted in favour of Desjardins in connection with the Desjardins Offer. The Grantor shall provide, in form and substance satisfactory to the Hypothecary Representative, all documents required in connection with the acquisition of immovable or real property, including legal opinions (such as title opinions and/or title insurance), certificates of officers, resolutions, and lien searches, as may reasonably be requested by the Hypothecary Representative. The Grantor will cause the Immovable Security to be continuously registered, recorded or otherwise perfected or published wherever and however necessary to enforce and set up the rights created thereunder against third persons.

Article 6
REMEDIES

Section 6.1 Enforcement

Upon the occurrence and continuance of an Event of Default, the security created under this Deed shall become enforceable and the Hypothecary Representative shall, in addition to any other rights, recourses and remedies it has under this Deed and otherwise at law, forthwith be entitled to exercise any and all hypothecary rights prescribed by the Civil Code of Québec.

Section 6.2 Agents

Upon the occurrence and continuance of an Event of Default, the Hypothecary Representative may appoint any one or more agents who shall be entitled to perform the powers vested in the Hypothecary Representative pursuant to this Deed and at law. Upon the appointment of an agent or agents from time to time, the following provisions shall apply:

(a)	every such agent shall be the irrevocable agent and mandatary of the Grantor for the exercise of the rights, recourses and remedies available to the Hypothecary Representative and which are performed by such agent;

(b)	every such agent, in carrying out the duties delegated to it by the Hypothecary Representative shall be entitled to exercise all of the same rights, powers and discretions available to the Hypothecary Representative hereunder or at law in respect of such matters;

(c)	the agent shall be entitled to deduct reasonable remuneration out of the receipts from any part of the Charged Property;

(d)	every such agent shall, so far as concerns responsibility for his acts or omissions, be deemed the agent and mandatary of, or employed or engaged by the Grantor and in no event the agent, mandatary or employee of the Hypothecary Representative; and

(e)	the appointment of every such agent by the Hypothecary Representative shall not incur or create any liability on the part of the Hypothecary Representative to the agent in any respect and such appointment or anything which may be done by any such agent or the removal of any agent or termination of any such appointment or engagement shall not have the effect of creating any liability of any nature whatsoever of any such agent towards the Grantor, except in case of gross or intentional fault of the Grantor.

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Section 6.3 Hypothecary Representative’s Right to Perform Obligations

If the Grantor shall fail, refuse or neglect to make any payment or perform any act required hereunder, then while any Event of Default exists and is continuing, and without notice to or demand upon the Grantor and without waiving or releasing any other right, remedy or recourse the Hypothecary Representative may have because of such Event of Default, the Hypothecary Representative may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of the Grantor, and shall have the right to take all such action and undertake such expenditures as it may deem necessary or appropriate. If the Hypothecary Representative shall elect to pay any sum due with reference to the Charged Property, the Hypothecary Representative may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created hereunder, the Hypothecary Representative shall not be bound to inquire into the validity of any apparent or threatened adverse Charge, title, hypothec, encumbrance, claim or lien before making an advance for the purpose of preventing or removing the same.

Section 6.4 Mise en demeure

Except as otherwise expressly herein provided, or in any Note Document, or required by law, no notice or mise en demeure of any kind shall be required to be given to the Grantor by the Hypothecary Representative for the purpose of putting the Grantor in default, the Grantor being in default by the mere lapse of time allowed for the performance of an obligation or by the mere occurrence of an event constituting an Event of Default hereunder.

Section 6.5 Exercise of Recourses

In exercising any of the rights, recourses or remedies available hereunder, the Hypothecary Representative may at its discretion, in respect of all or any part of the Charged Property or any other security held by the Hypothecary Representative, exercise such rights, recourses and remedies as are available hereunder or at law, as it elects to exercise, without prejudicing the other rights, recourses and remedies available to the Hypothecary Representative in respect of all or part of the Charged Property or any other security held by the Hypothecary Representative. The Hypothecary Representative may exercise any of such rights, recourses and remedies in respect of all or any part of the Charged Property (or any other security held by the Hypothecary Representative), simultaneously or successively. It is further understood that the Hypothecary Representative shall be entitled to exercise and enforce all of the rights and remedies available to it, free from any control of the Grantor provided, however, that the Hypothecary Representative shall not be bound to realize any specific security nor exercise any right or remedy as aforesaid and shall not be liable for any loss which may be occasioned by any failure to do so.

Section 6.6 Application of Proceeds

All Proceeds collected by the Hypothecary Representative or any other Secured Party upon any sale or other disposition of the Charged Property, together with all other moneys received by the Secured Parties hereunder, may be applied to the capital, interest or other amounts due the Secured Obligations in accordance with Section 12 of the Initial Subscription Agreement.

Section 6.7 Surrender

If a prior notice of the Hypothecary Representative’s intention to exercise a hypothecary right is given to the Grantor, the Grantor shall, and shall cause any other Person in possession of the Charged Property subject to such prior notice and then belonging to the Grantor, to immediately surrender same to the Hypothecary Representative and shall execute, and cause to be executed, all deeds and documents required to evidence such surrender to the Hypothecary Representative.

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Section 6.8 Extension of Time and Waiver

Neither any extension of time given by the Hypothecary Representative to the Grantor or any Person claiming through the Grantor, nor any amendment to this Deed or other dealing by the Hypothecary Representative with a subsequent owner of the Charged Property will in any way affect or prejudice the rights of the Hypothecary Representative against the Grantor or any other Person or Persons liable for payment of the Secured Obligations. The Hypothecary Representative may waive any Event of Default in its sole discretion. No waiver will extend to a subsequent Event of Default, whether or not such subsequent Event of Default is the same as or similar to the Event of Default waived, and no act or omission by the Hypothecary Representative will extend to, or affect, any subsequent Event of Default or the rights of the Hypothecary Representative arising from such Event of Default. Any such waiver must be in writing and signed by the Hypothecary Representative. No failure on the part of the Hypothecary Representative or the Grantor to exercise, and no delay by the Hypothecary Representative or the Grantor in exercising, any right pursuant to this Deed will operate as a waiver of such right. No single or partial exercise of any such right will preclude any other or further exercise of such right.

Section 6.9 Cancellation of Hypothec and Security Interest and Release

The security created under this Deed shall remain in full force and effect until the payment in full of all Secured Obligations. The Hypothecary Representative agrees (upon receipt of the required deliverables under the Secured Convertible Notes) to execute or otherwise authorize the execution and registration of an application for cancellation (RV Form) for registration at the Register of Personal and Movable Real Rights, after full payment of the Secured Obligations. All legal and other expenses for the preparation, execution, delivery and registration of the application for cancellation (RV Form) shall be paid by and be at the sole expense of the Grantor. The Hypothecary Representative may grant renewals, extensions, indulgences, releases and discharges, may take security from and give the same up, may abstain from taking security from, may accept compositions and proposals, and may otherwise deal with the Grantor and all other Persons and security as the Hypothecary Representative may see fit without prejudicing the rights of the Hypothecary Representative hereunder.

Article 7
ADDITIONAL RIGHTS OF THE Hypothecary Representative

The Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the following provisions shall apply to supplement the provisions of any applicable law and without limiting any other provisions of this Deed or any other Note Documents dealing with the same subject matter:

(a)	The Hypothecary Representative shall be the irrevocable mandatary and agent of the Grantor, with power of substitution, in respect of all matters relating to the enforcement of all rights, recourses and remedies of the Hypothecary Representative. The Hypothecary Representative shall, as regards all of the powers, authorities and discretions vested in it hereunder, have the absolute and unfettered discretion as to the exercise thereof whether in relation to the manner or as to the mode or time for their exercise.

(b)	Without limiting the generality of paragraph (a) hereinabove, but subject to the Note Documents and applicable law, the Grantor agrees that the Hypothecary Representative may, but is not obliged to, at the expense of the Grantor, for the purposes of protecting or realizing upon the value of the Charged Property or its rights:

(i)	cease or proceed with, in any way the Hypothecary Representative sees fit, any enterprise of the Grantor, and the administration of the Charged Property, including, without limitation, the generality of the foregoing:

(A)	sign any loan agreement, security document, lease, service contract, construction contract, management contract, development contract, maintenance contract or any other agreement, contract, deed or other document in the name of and on behalf of the Grantor in connection with the Charged Property or any enterprise operated by or on behalf of the Grantor and renew, cancel or amend from time to time any such agreement, contract, deed or other document;

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(B)	maintain, repair, renovate, operate, alter, complete, preserve or extend any part of the Charged Property in the name of the Grantor including undertaking or completing any construction work at the Grantor’s expense;

(C)	consent to or terminate in the name of the Grantor any servitude or other real right affecting the Charged Property;

(D)	reimburse for and on behalf of the Grantor any third Person having a claim against any part of the Charged Property;

(E)	borrow money or lend its own funds for the purposes of preserving, maintaining, renovating, repairing or replacing the Charged Property or any part thereof; and

(F)	receive the revenues, rents, fruits, products and profits from the Charged Property and endorse any cheque, securities or other instrument;

(ii)	dispose of any part of the Charged Property likely to rapidly depreciate or decrease in value;

(iii)	subject to confidentiality undertakings, use the information it has concerning the Grantor or any information obtained during the exercise of its rights;

(iv)	fulfil any of the undertakings of the Grantor or of any other Person;

(v)	use, administer and exercise any other right pertaining to the Charged Property; and

(vi)	do all such other things and sign all documents in the name of the Grantor as the Hypothecary Representative may deem necessary or useful for the purposes of exercising its rights, recourses and remedies hereunder, under the Note Documents or under applicable law.

(c)	In the event of the exercise by the Hypothecary Representative of any right, recourse or remedy following the occurrence and during the continuance of an Event of Default:

(i)	the Hypothecary Representative shall only be accountable to the Grantor to the extent of its commercial practice and within the delays normally observed by the Hypothecary Representative and the Hypothecary Representative shall not be obliged to, with respect to the Charged Property or any enterprise operated by or on behalf of the Grantor:

(A)	make inventory, take out insurance or furnish any security;

(B)	advance any sums of money in order to pay any expenses, not even those expenses that may be necessary or useful; or

(C)	maintain the use for which the enterprise of the Grantor is normally intended, make it productive or continue its use;

and shall not be held liable for any loss whatsoever other than as a result of its gross or intentional fault;

(ii)	subject to the provisions of Section 6.6 hereof, any and all sums of money remitted to or held by the Hypothecary Representative may be invested at its discretion, without the Hypothecary Representative being bound by any legislative provisions relating to the investment or administration of the property of others; the Hypothecary Representative is not obliged to invest or pay interest on amounts collected even where such amounts exceed the amounts due by the Grantor;

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(iii)	the Hypothecary Representative may itself, directly or indirectly, become the owner of the whole or any part of the Charged Property to the extent not prohibited by law;

(iv)	the Hypothecary Representative may, at the time it exercises its rights, renounce to a right belonging to the Grantor, make settlements and grant discharges and mainlevées, even without consideration;

(v)	in the event the Hypothecary Representative exercises its hypothecary right of taking in payment and the Grantor requires the Hypothecary Representative to sell the whole or any part of the Charged Property, the Grantor acknowledges that the Hypothecary Representative shall not be required to renounce to its hypothecary right of taking in payment unless, prior to the expiration of the time limit to surrender, the Hypothecary Representative (i) shall have received security, which the Hypothecary Representative deems satisfactory, to the effect that the sale will be made at a price sufficient to enable the Hypothecary Representative to be paid its claim in full, (ii) shall have been reimbursed the costs it shall have incurred, and (iii) shall have been advanced all amounts necessary for the sale of the Charged Property;

(vi)	in the event that the Hypothecary Representative sells the whole or any part of the Charged Property, it will not be required to obtain any prior appraisal from a third party; and

(vii)	the sale of the Charged Property may be made with legal warranty on the part of the Grantor or, at the option of the Hypothecary Representative, with total or partial exclusion of warranty.

(d)	The Hypothecary Representative shall only be bound to exercise reasonable prudence and diligence in the execution of its rights and performance of its obligations under the terms of this Deed or at law and the Hypothecary Representative shall not be responsible for prejudice that may result from its fault or that of its agents or representatives, except if resulting from its gross or intentional fault.

(e)	The Hypothecary Representative shall not be responsible in respect of any obligations undertaken in the exercise of its powers under the terms of this Deed or at law, or by reason of any delay, omission or any other act made in good faith by the Hypothecary Representative or its representatives with the exception of obligations undertaken or acts made further to gross or intentional fault.

Article 8
the Hypothecary Representative

Section 8.1 Acting as Hypothecary Representative

TSX Trust Company / Compagnie Trust TSX is hereby appointed by the Grantor to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) and as agent for all present and future Secured Parties, and shall be so appointed pursuant to the Collateral Agency Agreement. The Hypothecary Representative shall hold the hypothec and security interest granted pursuant to this Deed for the benefit of all present and future Secured Parties and shall act as their hypothecary representative in the exercise of the rights conferred on the Hypothecary Representative hereunder and under the Collateral Agency Agreement.

Section 8.2 Protection of Persons Dealing with Hypothecary Representative

No Person dealing with the Hypothecary Representative or its agents need inquire whether the hypothec or the security interest hereby constituted has become enforceable or whether the powers which the Hypothecary Representative is purporting to exercise have become exercisable.

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Section 8.3 Delegation of Powers

The Hypothecary Representative may delegate the exercise of its rights or the performance of its obligations hereunder to another Person, including a Secured Party. In that event, the Hypothecary Representative may furnish that Person with any necessary information it may have concerning the Grantor or the Charged Property. The Hypothecary Representative shall not be responsible for damages resulting from such delegation or from any fault committed by such delegate.

Section 8.4 Successor Hypothecary Representative and Collateral Agent

The rights of the Hypothecary Representative hereunder shall benefit any successor Hypothecary Representative in accordance with the Collateral Agency Agreement or any other Note Document, including any person resulting from the amalgamation of the Hypothecary Representative with any other person. The successor Hypothecary Representative without further act (other than the filing of a notice of replacement in the applicable register in accordance with Article 2692 of the Civil Code of Québec for the purposes of exercising the rights relating to the hypothecs created hereunder) shall then be vested and have all rights, powers and authorities granted to the Hypothecary Representative hereunder and be subject in all respects to the terms, conditions and provisions hereof to the same extent as if originally acting as Hypothecary Representative hereunder. If the Collateral Agent is replaced, the successor Collateral Agent shall automatically become the successor Hypothecary Representative for the purposes of this Deed.

Section 8.5 Liability of Hypothecary Representative

The Hypothecary Representative shall only be accountable for reasonable diligence in the performance of its duties and the exercise of its rights hereunder, and shall only be liable for its own gross and intentional fault.

Section 8.6 Unfettered Discretion to Exercise Powers

The Hypothecary Representative, except as herein otherwise provided, shall, with respect to all rights, powers and authorities vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, it shall be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof.

In addition to and without limiting the rights, powers, immunities, indemnities and exclusions from liability contained herein, the Hypothecary Representative shall also have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in its favour in the Collateral Agency Agreement as if the provisions setting forth those rights, protections, immunities and indemnities are set forth herein.

Section 8.7 Hypothecary Representative not Required to Act and Limitation of Hypothecary Representative’s Liability in Acting

The Hypothecary Representative shall have the right, pursuant to the terms under the Collateral Agency Agreement, to proceed in its name as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) and as agent hereunder to the enforcement of the security hereby constituted by any remedy provided by law, whether by legal proceedings or otherwise but it shall not be bound to do or to take any act or action in virtue of the powers conferred on it by these presents unless and until it shall have been required to do so in accordance with the terms of the Collateral Agency Agreement; the Hypothecary Representative shall not be responsible or liable, otherwise than as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) and agent, for any debts contracted by it in accordance with this Deed, any other Note Document, or applicable law, for damages to Persons or property or for salaries or non-fulfilment of contracts during any period for which the Hypothecary Representative shall take possession of the Charged Property pursuant to law, nor shall the Hypothecary Representative be liable to account for anything except actual revenues or be liable for any loss on realization or for any default or omission for which a hypothecary creditor might be liable.

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Article 9
MISCELLANEOUS

Section 9.1 Separate Security

This Deed and the hypothec and security interest created herein, are and shall be in addition to and not in substitution for, any other security held by the Hypothecary Representative, the Collateral Agent or any of the other Secured Parties or any one thereof in connection with any Note Documents.

Section 9.2 Further Assurances

The Grantor shall at all times do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Deed, and shall provide such further documents or instruments required by the Hypothecary Representative as may be reasonably necessary or desirable to effect the purpose of this Deed and carry out its provisions, and for the better hypothecating the Charged Property or the rendering of the hypothec and security interest created hereunder opposable to third parties.

Section 9.3 Notice

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such addresses or email addresses set forth below, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as the parties may hereafter designate by notice to the other party. Notwithstanding the foregoing, if the Civil Code of Québec requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

To the Hypothecary Representative:

TSX Trust Company
1190 Avenue des Canadiens-de-Montréal
17th Floor
Montréal (Québec) H3B 0G7
Canada

Attention: Regional Director, Corporate Trust Quebec and Eastern Canada
Email address: tsxtcorproratetrust@tmx.com

Contact: Haris Plastourgos
Email address: haris.plastourgos@tmx.com

To the Grantor:

LeddarTech Holdings Inc.
4535 Boul. Wilfrid-Hamel
Suite 240
Québec, (Québec) G1P 2J7
Canada

Attention: Charles Boulanger
Email address: Charles.Boulanger@leddartech.com

With a copy to each counsel indicated on the signature page of LeddarTech Holdings Inc. to the Initial Subscription Agreement.

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Section 9.4 Limitation of Liability

The Hypothecary Representative shall not be liable or accountable:

(a)	by reason of any entry into or taking possession of all or any of the Charged Property, to account for anything except actual receipts, or for any loss on realization or any act or omission for which a creditor might be liable; or

(b)	for any failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Charged Property and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Hypothecary Representative, the Grantor or any other Person in respect of same.

The Grantor releases and discharges the Hypothecary Representative and any agent appointed under Section 6.2. from every claim of every nature, whether resulting in damages or not, which may arise or be caused to the Grantor or any Person claiming through or under the Grantor by reason or as a result of anything done by the Hypothecary Representative or any successor or assign claiming through or under the Hypothecary Representative or any such agent under the provisions of this Deed unless such claim be the result of the gross or intentional fault of the Hypothecary Representative or any such successor or assign or agent.

Section 9.5 Expenses

The Grantor shall pay, all reasonable costs and expenses (including the reasonable fees and disbursements of legal counsel and other advisors) incurred by the Hypothecary Representative in connection with the negotiation, preparation and execution of this Deed and the protection of and enforcement under this Deed, advice with respect to this Deed, and those arising in connection with the realization, disposition, retention, protection or collection of any Charged Property and the protection or enforcement of the rights, remedies and powers of the Hypothecary Representative or any agent and those incurred for registration of the hypothecs created herein at the Register of Personal and Movable Real Rights. All amounts for which the Grantor is required under this Deed to reimburse the Hypothecary Representative or any agent shall, from the date of disbursement until the date the Hypothecary Representative or the receiver receives reimbursement, be deemed advanced to the Grantor by the Hypothecary Representative, shall be deemed to be Secured Obligations secured hereby and shall bear interest at the highest rate per annum charged under any of the Secured Obligations.

In particular, the Grantor agrees to indemnify and save the Hypothecary Representative harmless from all reasonable legal fees and disbursements incurred by the Hypothecary Representative in connection with any enforcement of rights and remedies under this Deed. This indemnity is independent of and in addition to any right which the Hypothecary Representative may have to seek recovery of costs in any litigation which results in respect of this Deed and is intended to ensure that the Hypothecary Representative is fully reimbursed for one-hundred percent (100%) of the reasonable fees and disbursements which may be incurred by it and its legal counsel.

Section 9.6 Amendments and Waivers

No amendment, supplement, modification or waiver or termination of this Deed and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the party to be bound.

Section 9.7 Waivers

No course of dealing on the part of the Hypothecary Representative, its officers, employees, consultants or agents, nor any failure or delay by the Hypothecary Representative with respect to exercising any right, power or privilege of the Hypothecary Representative under this Deed, shall operate as a waiver thereof.

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Section 9.8 Payment to Third Parties

If the Hypothecary Representative is at any time or from time to time required to make a payment in connection with the security constituted by this Deed, such payment and all reasonable costs of the Hypothecary Representative (including legal fees and other expenses) shall be immediately payable by the Grantor to the Hypothecary Representative and shall bear interest at the highest rate provided in the Secured Convertible Notes.

Section 9.9 Indivisibility

Every divisible obligation in favour of the Hypothecary Representative arising out of this Deed must be performed in its entirety by each heir or legal representative of any Person who is liable to the same extent as if it were indivisible.

Section 9.10 Time

Time is and shall be of the essence in the performance of the parties’ respective obligations.

Section 9.11 Paramountcy

If there is a conflict, inconsistency, ambiguity or difference between any provision of this Deed, the Collateral Agency Agreement, or any other Note Document, the provisions of the Collateral Agency Agreement shall prevail with respect to the rights and obligations of the Hypothecary Representative, further provided that if there is a conflict, inconsistency or ambiguity between the provision of the applicable Subscription Agreement and the applicable Secured Convertible Note, the provisions of the applicable Subscription Agreement shall prevail, and such provision of this Deed shall be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference, save and except in respect of the provisions of this Deed which relate to the creation and enforcement of the hypothec and security interest hereby constituted, which provisions shall govern and prevail over the provisions of the applicable Subscription Agreement or the applicable Secured Convertible Note. Any right or remedy in this Deed which may be in addition to the rights and remedies contained in Note Documents shall not constitute a conflict, inconsistency, ambiguity or difference.

Section 9.12 Governing Law

This Deed shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein and the Grantor and the Hypothecary Representative hereby expressly and irrevocably submit to the non-exclusive jurisdiction of the Superior Court, District of Montréal.

Section 9.13 Language

The parties hereto confirm that they have requested that this Deed (except for certain definitions that are in French) and all related documents be drafted in English. Les parties aux présentes ont exigé que le présent acte (à l’exception de certaines définitions rédigées en français) et tous les documents connexes soient rédigés en anglais.

[Signature pages follow]

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WHEREOF ACTE:

DONE AND PASSED in the City of Montréal, Province of Québec, on the date hereinabove set forth, and of record in the office of the undersigned Notary under his minute number SEVEN THOUSAND EIGHTY-ONE (7081).

AND AFTER all parties have declared to the undersigned Notary that they had taken cognizance of the present Deed, that they had exempted the said Notary from reading same or causing same to be read and that they accept the use of technologies to execute these presents as authorized by Order 2022-4841 of the Minister of Justice dated the twenty-fourth day of August Two thousand twenty-two (24 August 2022), they identified and acknowledged as true and recognized all the information inscribed on the annexes thereof and signed remotely in the presence of the undersigned Notary.

LEDDARTECH HOLDINGS INC.

By:	/s/ Charles Boulanger
	Name:	Charles BOULANGER
	Title:	CEO

TSX TRUST COMPANY/COMPAGNIE TRUST TSX, acting in its capacity as Hypothecary Representative for the Secured Parties

By:	/s/ Haris Plastourgos
	Name:	Haris PLASTOURGOS
	Title:	Authorized Signatory

By:	/s/ Nelia Andrade
	Name:	Nelia ANDRADE
	Title:	Authorized Signatory

/s/ Angelo Febbraio
Angelo FEBBRAIO, Notary

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Schedule E

ISRAELI FLOATING CHARGE PLEDGE

Pledge Agreement

THIS PLEDGE AGREEMENT (this “Pledge”) is made on the 12th day of June 2023 between the following parties (each a “Party” and together the “Parties”):

(1)	Vayavision Sensing, Ltd., a private company incorporated under the laws of Israel (company number 515397339), whose registered office is at 6 Yehonatan Netanyahu St., Or Yehuda 6037604, Israel (the “Pledgor”)

and

(2)	TSX Trust Company, a company constituted and existing under the laws of Canada, with registration number 1169283232, whose registered office is at 300-100 Adelaide Street W, Toronto ON M5H1S3, Canada, in its capacity as hypothecary representative, trustee, and agent for benefit of the Holders (as defined below) pursuant to the Collateral Agency Agreement (as defined below) (the “Secured Party”)

WHEREAS:

(A)	Leddartech Inc., a corporation incorporated and existing under the laws of Canada with registration number 1173077034 and whose registered address is at 4535 boulevard Wilfrid-Hamel, Suite 240 G1P 27J, Quebec City, Quebec, Canada, including its successors and assigns (“LeddarTech”) has entered into, or will enter into the Subscription Agreements (as defined below) with certain investors (the “Investors”), pursuant to which LeddarTech has agreed to issue Secured Convertible Notes (as defined below) to the Investors;

(B)	One of the conditions for the making of the investment under the Subscription Agreements is that the Pledgor shall grant, in favor of the Secured Party for the benefit of all present and future holders of Secured Convertible Notes from time to time (collectively, the “Holders”), a second-ranking pledge with respect to its assets, as security for the Secured Obligations, which is junior in preference and priority to the First Ranking Pledges (as defined below);

(C)	The Pledgor is willing, as security for the Secured Obligations, to create, in favor of the Secured Party, a second-ranking floating charge over all of the Pledged Assets in accordance with, and subject to, the terms of this Pledge below.

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NOW, THEREFORE, IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	INTERPRETATION

1.1.	- In this Pledge, the following terms have the meanings given to them in this clause 1.1:

1.1.1.	“Business Day”	- means a day (other than a Friday, Saturday or Sunday) on which banks are open for general business in Montreal and Tel Aviv;

	“Collateral Agency Agreement”	- means the Collateral Agency Agreement between LeddarTech, the Pledgor, LeddarTech Holdings Inc., the Secured Party, and the Investors signatory thereto, dated [___], 2023.

1.1.2.	“Discharge Date”	- means the earlier of (i) the date on which LeddarTech fulfilled its obligations under all Secured Convertible Notes; or (ii) the date on which all Secured Convertible Notes have been terminated in accordance with the provisions of the applicable Subscription Agreement or the provisions of such Secured Convertible Notes;

1.1.3.	“Enforcement Event”	- means the occurrence of an Event of Default (as such term is defined in the Secured Convertible Notes);

1.1.4.	“First Ranking Pledges”	- means those certain first ranking pledges created by the Pledgor in favor of the Lender, over the Pledged Assets, securing the obligations of the Pledgor to the Lender, pursuant to a floating charge agreement dated January 30th, 2022 and a floating charge agreement dated April 20th, 2023;

1.1.5.	“Grant Funded IP”	- means intellectual property (including “knowledge”, as such term is used in the Innovation Law) that has been created or discovered, or has arisen or resulted, from any research or development that had, directly or indirectly, in whole or in part, been funded or financed by grants received from the IIA or is otherwise subject to the Innovation Law or the applicable regulations, rules and procedures promulgated thereunder;

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1.1.6.	“Guarantee”	- means the Guarantee Agreement entered into between the Pledgor and any other Guarantor party thereto from time to time, the Secured Party, as hypothecary representative, trustee and agent for the Holders, dated May [__], 2023;

1.1.7.	“Holders”	- has the meaning set forth in the recitals hereof;

1.1.8.	“IIA”	- means Israeli Innovation Authority (formerly known as the Office of the Chief Scientist of the Israeli Ministry of Economy and Industry of the State of Israel);

1.1.9.	“Innovation Law”	- means the Law for the Encouragement of Research, Development and Technological Innovation in Industry, 5744-1984;

1.1.10.	“Initial Subscription Agreement”	- means that certain subscription agreement to be entered into on or about May [●], 2023 among, inter alios, LeddarTech, certain Investors investing in LeddarTech as at this date and other Investors that may become a party thereto from time to time by executing a joinder agreement, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

1.1.11.	“Investors”	- has the meaning set forth in the recitals hereof;

1.1.12.	“Lender”	- means Fédération des Caisses Desjardins du Québec;

1.1.13.	“Note Documents”	- means, collectively, all Secured Convertible Notes, all Subscription Agreements, the Collateral Agency Agreement, the Note Security and all other agreements, documents, instruments or certificates executed or delivered to the Secured Party and the Holders by LeddarTech or any Obligor from time to time pursuant to or otherwise in connection with the Secured Convertible Notes, including, for the purpose of creating, granting or maintaining any security held by the Secured Party or any Holder in respect of the Secured Obligations;

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1.1.14.	“Note Security”	- has the meaning given to such term in the Initial Subscription Agreement.
1.1.15.	“Obligor”	- each of LeddarTech, the Pledgor, and any other party named as Guarantor under the Guarantee or in the Subscription Agreements;

1.1.16.	“Pledged Assets”	- means all assets, rights and property, the subject of any security created or purported to be created hereby or pursuant hereto, as referred to in clause 2 below;

1.1.17.	“Pledges Law”	- means the Pledges Law, 1967;

1.1.18.	“Receiver”	- means a receiver or manager or administrative receiver (or similar such officer) of the whole or any part of the Pledged Assets;

1.1.19.	“Secured Convertible Note”	- means each secured convertible note issued or to be issued by LeddarTech from time to time in accordance with the terms of any Subscription Agreement up to an aggregate principal amount for all Secured Convertible Notes of US$75,000,000, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time, and “Secured Convertible Notes” means all of them collectively.;

1.1.20.	“Secured Obligations”	- means, all present and future indebtedness, liabilities and obligations, direct or indirect, absolute or contingent, matured or not, of LeddarTech and any other Obligor under or arising from the Secured Convertible Notes, the Subscription Agreement, any other Note Documents and any agreement or instrument relating to the foregoing, including, for greater certainty, any obligations of the Pledgor under the Guarantee;

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1.1.21.	“Security Period”	- means the period beginning on the date hereof and ending on the Discharge Date; and

1.1.22.	“Subscription Agreements”	- means, collectively, the Initial Subscription Agreement together with the Other Subscription Agreements (as defined in the Initial Subscription Agreement), each as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

1.2.	Terms, words and expressions defined in the Initial Subscription Agreement not otherwise defined herein shall bear the same meaning as in the Initial Subscription Agreement and all provisions of the Initial Subscription Agreement concerning matters of construction or interpretation shall apply to this Pledge.

1.3.	Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge.

1.4.	In this Pledge, unless the context otherwise requires:

1.4.1.	references to clauses are to be construed as references to the clauses of this Pledge;

1.4.2.	references to (or to any specified provision of) this Pledge, the Subscription Agreements (including references to any term, definition or provision of the Subscription Agreement), the Secured Convertible Notes (including references to any term, definition or provision of the Secured Convertible Notes) or to any other document shall be construed as references to this Pledge, the Subscription Agreements, the Secured Convertible Note, that provision or that document as in force for the time being and as amended, supplemented, restated or otherwise modified in accordance with the terms thereof (for the avoidance of doubt, none of the foregoing shall be construed as permitting any such amendment, supplement, restatement or modification (collectively, “Amendment”) where such Amendment requires the consent of the Secured Party pursuant to the terms of any Note Document and such consent has not been duly given);

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1.4.3.	words and defined terms designating the singular number shall include the plural and vice versa;

1.4.4.	a “law” includes any Israeli or foreign statute, law or Regulation.

1.4.5.	the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding-up, reorganization, dissolution, administration, arrangement, freeze order, suspension of payments generally, rehabilitation proceedings, the appointment of a Receiver or a person holding a similar office, adjustment, protection from creditors or relief of debtors;

1.4.6.	subject to the terms of this Pledge, any reference in this Pledge to the Secured Party shall include its successors and permitted assignees;

1.4.7.	the recitals hereto form an integral part hereof;

1.4.8.	the rights and remedies provided or conferred by this Pledge on any Party are cumulative and are not exclusive of any rights or remedies provided by law and/or contract;

1.4.9.	each of the obligations, warranties, representations, undertakings, agreements and covenants of the Pledgor under this Pledge are separate and independent and shall be in addition to, and shall not be prejudiced or restricted by, nor shall they prejudice or restrict, any other obligations, warranties, representations, undertakings, agreements or covenants contained in this Pledge or in any other Note Document. Notwithstanding the foregoing, to the extent any provision of any Note Document (other than this Pledge) conflicts with the terms hereof, the provisions of this Pledge shall prevail;

1.4.10.	all payments to be made by the Pledgor hereunder shall be made free and clear of, and without any deductions for or on account of, any set-off or counterclaim; and

1.4.11.	any consent, agreement or approval required from the Secured Party under this Pledge must be in writing and shall be of no effect if it is not in writing.

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2.	PLEDGE

2.1.	The Pledgor hereby grants to and settles upon the Secured Party, for its own benefit and for the benefit of the Holders, the security interests and rights, including the pledges, assignments by way of charge, other charges or other security interests or rights created or to be created pursuant to, and in accordance with, the provisions of this Pledge.

2.2.	The Pledgor, as a continuing security for the full and punctual payment, discharge and performance of all the Secured Obligations in accordance with the Note Documents, hereby pledges and charges, by way of a second-ranking floating charge, junior in preference and priority to the rights of the Lender under the First Ranking Pledges, in favor of the Secured Party, for its own benefit and for the benefit of the Holders, all of the Pledgor’s undertaking, rights (including goodwill), assets (tangible and intangible) and property of whatsoever nature and wheresoever located, both present and future.

2.3.	For the avoidance of any doubt and notwithstanding anything contained herein to the contrary: (i) nothing in this Pledge shall derogate from the rights of the Secured Party or any other party under any other Note Documents to which the Pledgor is a party from time to time; (ii) no Security is created under this Pledge over any intellectual property which cannot be secured under the terms of a licensing agreement relating to any such intellectual property; and (iii) the creation of security under this Pledge over the Grant Funded IP and the realization thereof shall, in each case, be subject to the terms and conditions of the IIA provisions set forth in the Subscription Agreement and the Innovation Law.

2.4.	In order to secure the rights of the Secured Party in respect of the Pledged Assets, the Pledgor hereby undertakes as follows:

2.4.1.	to sign and deliver to the Secured Party, on the date of signature hereof, the applicable filing form (form 10), duly executed by the Pledgor as necessary for the purposes of registering the pledge hereby created with the Israeli Registrar of Companies; and

2.4.2.	promptly following the first request of the Secured Party, to take all reasonable steps as the Secured Party may reasonably require so that the pledge or pledges created hereunder or pursuant hereto shall be valid and binding against other creditors of the Pledgor (except the Lender in respect of the First Ranking Pledges) and to execute and/or deliver to the Secured Party any additional and/or new pledge or amendment of, or supplement to, this Pledge and any other documents as the Secured Party shall reasonably require for this purpose.

2.5.	The Secured Party shall be entitled, from time to time, and without any further authority being reasonably required from the Pledgor, to execute (after giving prior advanced notice to the Pledgor) all documents and to do all such acts as are reasonably necessary in order to ensure that the pledge or pledges created hereunder or pursuant hereto shall be valid at all times and, after an Enforcement Event (without any notice), in order to realize all of the Pledged Assets, or any part thereof, in accordance with and subject to the terms of this Pledge.

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2.6.	The Pledgor shall not be entitled, and hereby waives any right pursuant to Section 13(b) of the Pledges Law. Neither the Pledgor nor any person having a right liable to be affected by the pledges and charges created or to be created under, or by the realization of, this Pledge, shall have any rights under Section 13(b) of the Pledges Law.

2.7.	Notwithstanding anything to the contrary contained in this Pledge, nothing contained in in this Pledge:

(A)	secures any Secured Obligation or creates any liability or obligation to the extent such securing of any such obligation or creation of such liability or obligation would result in this Pledge (including the entering into and performance thereof) constituting a prohibited distribution within the meaning of Section 301(b) of the Israeli Companies Law, 1999 (as further detailed in sub-section (B) below) or a breach of the fiduciary duties or duty of caution of any director or officer of the Pledgor; or

(B)	shall be deemed to secure any Secured Obligation or create any liability or any obligation on the part of the Pledgor or confer any rights onto any Secured Party, if and to the extent that any such securing of any such obligations or creation of any liability, obligation or rights (including the entering into, exercise, performance or realization of this Pledge) constitutes the making by the Pledgor of a “distribution” under Section 302 of the Israeli Companies Law, in which event: such securing, liability, obligations and rights will be: (a) subject to Chapter 2 of Part 7 of Israeli Companies Law; and (b) limited to an amount that is equal to the Pledgor’s distributable profits (as defined an calculated under Section 302(a) of the Israeli Companies Law) and further reduced to such amount so as to ensure that the incurrence, payment or satisfaction thereof by the Pledgor does not raise any reasonable concern that the Pledgor may not be able to pay its debts as they become due (the “Distribution Test”). For the avoidance of doubt, to the extent that any Secured Obligation is not secured or paid in full by the Pledgor under this Pledge as a result of the limitation of its liability under this paragraph, then, the Secured Obligation shall continue to be a contingent liability of the Pledgor which shall become secured hereunder by the Pledgor as at the date any such security and/or the payment thereof can, subject to the satisfaction of the Distribution Test, be made from Pledgor’s distributable profits.

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3.	REPRESENTATIONS AND WARRANTIES

3.1.	The Pledgor makes the representations and warranties set out below and acknowledges that the Secured Party has entered into the Note Documents in reliance on those representations and warranties (in addition to any other warranties and representations as set out in the Note Documents):

3.1.1.	The Pledgor is a private company duly organized and validly existing under the laws of the State of Israel. The Pledgor has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Pledgor has all requisite power and authority to execute and deliver this Pledge and all other documents to be executed by the Pledgor pursuant to this Pledge and to consummate the transactions and perform its obligations contemplated hereby and thereby.

3.1.2.	Save: (i) the rights of the Lender under the First Ranking Pledges, (ii) to the extent any such restrictions or limitations are set forth in any license agreements relating to the Pledged Assets that the Pledgor is party; (iii) for any restrictions or limitations under the Innovation Law (including the applicable regulations, rules and procedures promulgated thereunder) and the terms and conditions of any IIA benefit plan or program applying to Grant-Funded IP; (iv) the rights of the Secured Party under the Pledge, there is no restriction or limit on: (A) the sale or pledging or, subject to applicable law, transferring of the Pledged Assets pursuant to this Pledge; or (B), subject to the applicable laws noted in clause 3.1.4(b), the realization of the pledges and charges hereunder.

For the avoidance of doubt and notwithstanding anything contained herein to the contrary, no warranty or representation is given in this Pledge in respect of any Pledged Asset (including any rights to enforce, realize or perfect, outside the State of Israel, any Security) consisting of any asset that is registered (including any application for registration) or the lex situs of which is, in a country, state, jurisdiction or recorded in any registry outside of the State of Israel.

3.1.3.	Except for the rights of the Lender under the First Ranking Pledges, there is no restriction or limit on the pledging or, subject to applicable law, the sale or transferring of the Pledged Assets pursuant to this Pledge or, subject to applicable law, upon realization of the pledges and charges hereunder.

3.2.	The representations and warranties set forth in this clause 3 are made by the Pledgor on the date hereof.

4.	CONTINUING SECURITY

4.1.	The security over the Pledged Assets constituted by, and the obligations of the Pledgor contained in, this Pledge shall constitute and be continuing security and obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment of all or any of the Secured Obligations and shall continue in full force and effect until the end of the Security Period.

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4.2.	Where any discharge (whether in respect of the Secured Obligations or any security for the Secured Obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided, reduced or is restored (or is ordered to be restored) on insolvency, winding-up or otherwise, the liability of the Pledgor under this Pledge shall continue as if the discharge or arrangement had not occurred.

4.3.	No concession or compromise of any claim that any payment, security or other disposition is liable to avoidance or restoration shall in any way affect the security granted hereunder or the Pledgor’s obligations hereunder.

4.4.	Neither the liability of the Pledgor under this Pledge nor the rights, powers and remedies conferred upon the Secured Party in respect of the Pledgor under this Pledge will be affected, prejudiced or waived by any act, event, omission, circumstance, matter or thing which, whether or not known to the Pledgor or the Secured Party, but for this provision, would release or prejudice any of such liability, rights, powers and remedies or prejudice or diminish such liability, rights, powers and remedies in whole or in part, including:

4.4.1.	any time, waiver, release, consent, or other indulgence granted to, agreed to be granted to, or composition, compromise or arrangement with, any of the Obligors and/or any other person;

4.4.2.	any failure to exercise any right or remedy under any Note Document;

4.4.3.	the single or partial exercise of any right under any Note Documents or of any other right or remedy;

4.4.4.	the taking, variation, compromise, exchange, substitution, renewal, discharge or release of, refusal or neglect to perfect, take up or enforce, any rights against, or security over, assets of any Obligor and/or any other person or any non-presentment or non-observance of any formality or any failure to realize or fully to realize the value of any security in respect of the Secured Obligations;

4.4.5.	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, any Obligor or any other person;

4.4.6.	any amendment or variation (however fundamental), restatement or replacement of the Subscription Agreements, the Secured Convertible Notes, or any other Note Document or any other document or security or any variation, waiver or release of any Secured Obligation (including: (a) any variations which increase or reduce the obligations of LeddarTech under the Subscription Agreements, the Secured Convertible Notes or of any of the Obligors under any other Note Document and/or lengthen or shorten their duration; (b) any rescheduling, refinancing or reorganization of any of LeddarTech’s liabilities or any other Obligor’s liabilities under any Obligor’s liabilities under any other Note Document; or (c) any other variation, amendment, restatement or replacement of the Subscription Agreements, the Secured Convertible Notes, or any other Note Document). For the avoidance of doubt, nothing in this clause shall derogate from the provisions of clause 1.4.2 above relating to the incorporation into this Agreement of any amendment to any definition or other provision of the Subscription Agreements which is incorporated by reference into this Pledge;

4.4.7.	any unenforceability, illegality or invalidity of any obligation of LeddarTech under the Subscription Agreements or the Secured Convertible Notes or of any Obligor or any other person under any other Note Document or any other document or security, to the intent that the Pledgor’s obligations under this Pledge shall remain in full force, and this Pledge shall be construed accordingly, as if there were no unenforceability, illegality or invalidity;

4.4.8.	the winding-up, dissolution, administration or reorganization of any Obligor and/or of any other person, or any change in the status, function, control or ownership of any Obligor and/or of any other person or any composition of debts by any of the foregoing, including any scheme or arrangement approved by any court or other compromise or arrangement made by any Obligor or any other person;

4.4.9.	the failure to realize or fully to realize the value of, or any release, discharge, exchange or substitution of, any security as referred to in clause 4.4.4 above or taken in respect of the Secured Obligations;

4.4.10.	any dealing with, exchange, release or invalidity of any security in respect of the Secured Obligations;

4.4.11.	the failure of any person to perform its obligations under the Note Documents;

4.4.12.	the illegality or invalidity of any other Note Document; or

4.4.13.	any other act, circumstance, event or omission which (but for this clause 4) would or might otherwise discharge, release, affect or prejudice any of the obligations of the Pledgor herein contained or any of the rights, powers or remedies conferred upon the Secured Party by this Pledge or by law.

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4.5.	The Secured Party shall not be obliged, before claiming from the Pledgor under this Pledge and/or enforcing the security constituted by this Pledge and/or before exercising any of the rights, powers or remedies conferred upon the Secured Party by the Pledgor by this Pledge or by law, and the Pledgor hereby irrevocably and unconditionally waives any right it may have of first requiring any Party before enforcing the security constituted by this Pledge and/or claiming from the Pledgor under this Pledge, and/or before exercising any such rights, powers or remedies:

4.5.1.	to make any demand of any Obligor or any other person;

4.5.2.	to take any action or obtain judgment in any court against any Obligor or any other person;

4.5.3.	to make or file any claim or proof in a winding-up, bankruptcy, dissolution, moratorium, freeze order proceeding or other insolvency proceeding of any Obligor or any other person; or

4.5.4.	to proceed against or to enforce or seek to enforce any other rights or security taken in respect of any of the obligations of LeddarTech under Subscription Agreements, the Secured Convertible Notes or of any Obligor under any other Note Document.

4.6.	Until the Discharge Date, the Pledgor shall not, and hereby waives any right to, by virtue of any payment made, security realized or moneys received under this Pledge for or on account of the liability of any other person (including any Obligor):

4.6.1.	be subrogated to or otherwise take the benefit of (whether in whole or in part) any rights, security or moneys held, received or receivable by the Secured Party from time to time or be entitled to any right of contribution or indemnity;

4.6.2.	claim, rank, prove or vote as a creditor of any such other person or its estate in competition with the Secured Party; or

4.6.3.	receive, claim or have the benefit of any payment, distribution or security from or on account of any other person or exercise any right of set-off as against any other person.

4.7.	The Pledgor will hold in trust for the Secured Party and forthwith pay or transfer to the Secured Party, any payment or distribution or benefit of security received by it contrary to the above. If the Pledgor exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount of any such set-off to the Secured Party.

4.8.	This Pledge is in addition to, independent of, and is not in any way prejudiced by, any other guarantee or security now or hereafter held by the Secured Party in respect of any of the Secured Obligations, including any other Note Document.

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5.	UNDERTAKINGS BY THE PLEDGOR

The Pledgor hereby undertakes to the Secured Party:

5.1.	not to sell, assign or otherwise transfer all or any of the Pledged Assets except as permitted by and in accordance with the Note Documents or in the ordinary course of business at arm’s length transactions. For the avoidance of doubt, the foregoing shall not restrict the Pledgor from dealing with any Pledged Asset in any manner which is permitted under the Note Documents;

5.2.	not to create or permit to subsist in any manner, any security in favor of any third party in relation to any of the Pledged Assets (save for any security created under the Note Documents, under the First-Ranking Pledges or as otherwise permitted under the Subscription Agreements or the Note Documents);

5.3.	to notify the Secured Party immediately of the imposition of any attachment, or the issue of any execution proceedings or of any application for the appointment of a Receiver, liquidator or similar officer over or with respect to the Pledgor or the Pledged Assets or any part thereof, or any act, proceedings or application similar to any of the foregoing, and to notify immediately the authorities which levied an attachment or issued an execution proceedings or received an application for the appointment of a Receiver, liquidator or similar officer and any third party who initiated or applied for such action, of this Pledge in favor of the Secured Party and to take, at the expense of the Pledgor, all steps and measures as are reasonably necessary for the discharge or cancellation of such attachment, execution proceedings or appointment of Receiver, liquidator or similar officer or any act, proceedings or appointment similar to the foregoing, as the case may be.

Sch E-12

6.	DEFAULT AND REALIZATION

6.1.	Without derogating from the generality of the provisions of this Pledge, upon the occurrence of an Enforcement Event, the Secured Party shall, by notice to the Pledgor and subject to rights of the Lender under the First Ranking Pledges, be entitled to realize its rights under this Pledge, including the crystallization of the floating charges hereby created and/or the realization and/or sale of the Pledged Assets, in whole or in part, whether by the appointment of a Receiver and/or by way of realization of rights in accordance with Section 17 and/or Section 20 of the Pledges Law (as applicable) and/or by any other method permitted under the Pledges Law or under applicable law, including through the appointment of an agent, as the Secured Party shall see fit and to apply the proceeds thereof on account of the Secured Obligations, all without the Secured Party first being required to realize any other guarantee or other securities, if such be held by the Secured Party. In addition, in realizing its rights, the Secured Party shall observe all the requirements of applicable law related to such realization. Should the Secured Party decide to realize upon or at any time after, the occurrence of an Enforcement Event, securities and/or bills (including any promissory notes, letters of credit, bills of exchange, checks, drawings, payments orders, undertakings, bills of lading, deposit notes and any and every other negotiable instruments of whatsoever kind deposited with the Secured Party or any other Secured Party as security for any Secured Obligation), then, to the extent that Section 19(b) of the Pledges Law is or will be applicable, 3 (three) Business Days’ advance notice regarding the steps that are intended to be taken for such realization shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law.

6.2.	Exercise by the Secured Party of any rights pursuant to this clause 6 in relation to any of the Pledged Assets shall not be construed as a waiver or abandonment of the rights of the Secured Party under this clause 6 in respect of any other assets or class of assets, or of any other of the rights of the Secured Party hereunder or under any Note Document.

6.3.	The Secured Party acknowledges and agrees the use, transfer and sale of any Grant Funded IP is subject to the Innovation Law and it undertakes to comply with the Innovation Law such that in the event of any realization of this Pledge, or the exercise of any of the Secured Parties’ rights hereunder, with respect to any Grant Funded IP, it shall comply with the requirements of the Innovation Law, in particular those requirements relating to the prohibition on the transfer of know-how and/or production rights relating any product the subject of such grant.

6.4.	The Secured Party and any other person acting on its behalf shall be exempt from taking any action whatsoever in connection with any Pledged Assets. The Secured Party shall not be liable for, and the Pledgor hereby waives, any claim it may have against the Secured Party and/or any other person acting on its behalf, which arises from any loss or damage (other than for any loss or damage arising from gross negligence or willful misconduct the Secured Party) which may be caused as a result of the exercise or purported exercise of the powers, authorities, rights or discretions vested in the Secured Party or any other person acting on behalf of any of the foregoing, or otherwise caused in connection herewith.

7.	BOOKS OF ACCOUNTS

In any litigation or arbitration proceedings arising out of or in connection with this Pledge, the entries made in the accounts maintained by the Secured Party shall be prima facie evidence of the matters to which they relate.

Sch E-13

8.	FURTHER ASSURANCES

The Pledgor shall at its own expense promptly do all such acts or execute all such documents as the Secured Party may from time to time reasonably specify (and in such form as the Secured Party may reasonably require in order to register the security intended to be created hereby with the Registrar of Companies and to exercise best efforts to do all such reasonable acts and things as the Secured Party may from time to time reasonably require in order to: (a) perfect or protect the security intended to be created hereby over the Pledged Assets or any part thereof; (b) after an Enforcement Event which is continuing, to facilitate the realization of the Pledged Assets or any part thereof where such realization is in accordance with this Pledge; or (c) facilitate, preserve and protect any of the rights of each Secured Party under this Pledge, including the exercise of all or any powers, authorities and discretions vested in the Secured Party or any Receiver of the Pledged Assets or any part thereof. To that intent, the Pledgor shall, in particular: (i) give all notices (including notices of all assignments made by the Pledgor hereunder), orders and directions in such form as may be reasonably requested by the Secured Party; (ii) make all filings and registrations as may be reasonably requested by the Secured Party; and (iii) take all such steps as may be reasonably requested by the Secured Party in order to the create, perfect, protect or maintain the security which the Pledgor may, or may be required to, create under the Subscription Agreements or any Note Documents, which the Secured Party may, from time to time, reasonably request.

9.	POWER OF ATTORNEY

9.1.	For the purposes of securing the due performance of the Pledgor’s obligations under or pursuant to this Pledge, but subject to the rights of the Lender under the First Ranking Pledges, the Pledgor hereby irrevocably appoints the Secured Party and every delegate, as referred to in clause 8 above, to be its attorney acting severally, and on its behalf and in its name or otherwise to execute and do all such acts and things, which the Pledgor expressly ought to do under or in connection with this Pledge (including, to the extent required to perfect the security intended to be created under this Pledge, to execute, deliver and register any pledges, charges, assignments or other security and otherwise to perfect any security granted hereunder or thereunder, but subject to the rights of the Lender under the First Ranking Pledges) and, generally, in its name and on its behalf to exercise all or any of the powers, authorities and discretions expressly conferred by or pursuant to this Pledge or by law on the Secured Party or any such delegate and (without prejudice to the generality of the foregoing) to perfect any security granted hereunder or pursuant hereto subject to the rights of the Lender under the First Ranking Pledges. For the avoidance of doubt, nothing in the foregoing shall release the Pledgor from any of its obligations under or pursuant to this Pledge, or, oblige the Secured Party or any delegate or sub-delegate to exercise in any manner this power of attorney.

9.2.	The Pledgor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in clause 9.1 above shall do in the exercise, in accordance with the provisions of such clause 9.1, of all or any of the powers, authorities and discretions referred to in such clause.

9.3.	The Secured Party shall only exercise such power of attorney following the occurrence of an Enforcement Event, but subject to the rights of the Lender under the First Ranking Pledges, or if the Pledgor fails to perform all or any of the acts or obligations which are expressly required to be performed by it under this Pledge in order to perfect the pledges created hereunder or provide further assurances, within 10 (ten) Business Days of being notified of such failure and being requested to comply.

Sch E-14

10.	ASSIGNMENT

The Pledgor hereby irrevocably and unconditionally consents to the Secured Party being able, at any time, to assign this Pledge and its rights and/or obligations arising hereunder in whole or in part to any new or additional Secured Party, to act for the benefit of the Secured Party and any such assignee may also reassign the said rights as aforesaid to any other Secured Party provided that any such assignment or reassignment is made in accordance with the Collateral Agency Agreement. Such assignment may be effected by endorsement on this Pledge or in any other way the Secured Party or any subsequent assignor deems fit.

11.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Secured Party of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right of remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

12.	PARTIAL INVALIDITY

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect or any of the security intended to be created by or pursuant to this Pledge is ineffective, neither the legality, validity or enforceability of the remaining provisions hereof or the effectiveness of any of the remaining such security, shall in any way be affected or impaired thereby. Without derogating from the foregoing, if any part of the security granted hereunder is determined to be, in any respect, invalid, illegal or unenforceable, either with respect to a particular item of the Pledged Assets or with respect to any of the Secured Obligations, then the validity, legality and enforceability of such security as against any other part of the Pledged Assets, or in respect of any other Secured Obligation, shall not in any way be affected or impaired thereby.

13.	COUNTERPARTS

This Pledge may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14.	NOTICES

Any demand, notice or other communication to be given in connection with this Pledge to the Secured Party must be given in accordance with the Collateral Agency Agreement to which the Secured Party is a holder. The address and other contact information of Pledgor are set out on the signature page to this Pledge. The Pledgor may change its address, as indicated in the preamble of this Pledge, for notice or other contact information by notice duly given to the Secured Party.

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15.	GOVERNING LAW

This Pledge shall be governed by, and construed in accordance with, the laws of the State of Israel.

16.	JURISDICTION

The Pledgor hereby irrevocably agrees that the courts of Tel-Aviv-Jaffa shall have the exclusive jurisdiction to hear and determine any legal actions or proceedings and to settle any disputes, which may arise out of or in connection with this Pledge and, for such purposes, irrevocably submits to the jurisdiction of such courts; provided that the Secured Party shall be entitled to commence legal proceedings against the Pledgor in any jurisdiction in which it has an office or holds assets.

17.	TERMINATION

For the avoidance of doubt, this Pledge shall terminate upon the expiry of the Security Period. Once the Discharge Date has occurred the Secured Party shall, at the request and the reasonable cost of the Pledgor, promptly execute such documents and/or notices as the Pledgor may reasonably request in order to give effect to the release of the Pledged Assets from the security purported to be created hereby.

18.	NO AMENDMENT

This Pledge shall not be amended, modified or altered unless the written consent of the Pledgor and the Secured Party to such amendment, modification or alteration has been obtained.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF the parties have signed this Pledge on the date written at the beginning of this document.

the PLEDGOR

for: VAYAVISION SENSING LTD.

By:

Title:

[Signature page – Pledge Agreement (Floating Charge)]

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IN WITNESS WHEREOF the parties have signed this Pledge on the date written at the beginning of this document.

the SECURED PARTY

for: TSX Trust Company

By:

Title:

By:

Title:

[Signature page – Pledge Agreement (Floating Charge)]

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Schedule F

ISRAELI SHARE PLEDGE

Pledge Agreement

THIS PLEDGE AGREEMENT (this “Pledge”) is made on the 12th day of June 2023 between the following parties (each a “Party” and together the “Parties”):

(1)	Leddartech Inc., a corporation incorporated and existing under the laws of Canada with registration number 1173077034 and whose registered address is at 4535 boulevard Wilfrid-Hamel, Suite 240 G1P 27J, Quebec City, Quebec, Canada, including its successors and assigns (the “Pledgor”)

and

(2)	TSX Trust Company, a company constituted and existing under the laws of Canada, with registration number 1169283232, whose registered office is at 300-100 Adelaide Street W, Toronto ON M5H1S3, Canada, in its capacity as hypothecary representative, trustee, and agent for benefit of the Holders (as defined below) pursuant to the Collateral Agency Agreement (as defined below) (the “Secured Party”)

WHEREAS:

(A)	The Pledgor has entered into, or will enter into Subscription Agreements (as defined below) with certain investors (the “Investors”), pursuant to which the Pledgor agrees to issue Secured Convertible Notes (as defined below) to the Investors;

(B)	One of the conditions for the making of the investment under the Subscription Agreements is that the Pledgor shall grant, in favor of the Secured Party for the benefit of all present and future holders of Secured Convertible Notes from time to time (collectively, the “Holders”), a second-ranking pledge with respect to certain of its assets, as security for the Secured Obligations, which is junior in preference and priority to the First Ranking Pledges (as defined below);

(C)	The Pledgor is willing, as security for the Secured Obligations, to create, in favor of the Secured Party, a second-ranking fixed charge over all of the Pledged Assets in accordance with, and subject to, the terms of this Pledge below.

NOW, THEREFORE, IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	INTERPRETATION

1.1.	In this Pledge, including the Annexures hereto, the following terms have the meanings given to them in this clause 1.1:

1.1.1.	“Business Day” - means a day (other than a Friday, Saturday or Sunday) on which banks are open for general business in Montreal and Tel Aviv;

Schedule F-1

1.1.2.	“Collateral Agency Agreement”- means the Collateral Agency Agreement between the Pledgor, Company, LeddarTech Holdings Inc., the Secured Party, and the Investors signatory thereto, dated June 12, 2023.

1.1.3.	“Companies Law” - means the Israeli Companies Law, 5759-1999;

1.1.4.	“Company” - means Vayavision Sensing, Ltd., a private company incorporated under the laws of Israel (company number 515397339), whose registered office is at 6 Yehonatan Netanyahu St., Or Yehuda 6037604, Israel;

1.1.5.	“Discharge Date” - means the earlier of: (i) the date on which the Pledgor fulfilled its obligations under all Secured Convertible Notes; or (ii) the date on which all Secured Convertible Notes have been terminated in accordance with the provisions of the applicable Subscription Agreement or the provisions of such Secured Convertible Notes;

1.1.6.	“Enforcement Event” - -means the occurrence of an Event of Default (as such term is defined in the Secured Convertible Notes);

1.1.7.	“First Ranking Pledges” - means those certain first ranking pledges created by the Pledgor in favor of the Lender, over the Pledged Assets, securing the obligations of the Pledgor to the Lender, pursuant to a share pledge agreement dated January 30th, 2022 and a share pledge agreement dated April 5th, 2023;

1.1.8.	“Guarantee” means the Guarantee Agreement entered into between the Company and any other Guarantor party thereto from time to time, the Secured Party, as hypothecary representative, trustee and agent for the Holders, dated June 12, 2023;

1.1.9.	“Holders” – has the meaning set forth in the recitals hereof;

1.1.10.	“Initial Subscription Agreement” - means that certain subscription agreement to be entered into on or about June 12, 2023 among, inter alios, the Pledgor, certain Investors investing in the Pledgor as at this date and other Investors that may become a party thereto from time to time by executing a joinder agreement, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

1.1.11.

1.1.12.	“Investors” – has the meaning set forth in the recitals hereof;

1.1.13.	“Lender” - means Fédération des Caisses Desjardins du Québec;

1.1.14.	“Note Documents” - means, collectively, all Secured Convertible Notes, all Subscription Agreements, the Collateral Agency Agreement, the Note Security and all other agreements, documents, instruments or certificates executed or delivered to the Secured Party and the Holders by the Pledgor or any Obligor from time to time pursuant to or otherwise in connection with the Secured Convertible Notes, including, for the purpose of creating, granting or maintaining any security held by the Secured Party or any Holder in respect of the Secured Obligations;

Schedule F-2

1.1.15.	“Note Security” - has the meaning given to such term in the Initial Subscription Agreement;

1.1.16.

1.1.17.	“Obligor” - each of the Pledgor, the Company, and any other party named as Guarantor under the Guarantee or in the Subscription Agreements;

1.1.18.	“Pledged Assets” - means the Pledged Shares and all assets, rights and property, the subject of any security created or purported to be created hereby or pursuant hereto, as referred to in clause 2 below;

1.1.19.	“Pledged Shares” - means the Shares and all other shares or securities convertible into shares, all in the capital of the Company held or to be held by the Pledgor at any time during the Security Period;

1.1.20.	“Pledges Law” - means the Pledges Law, 1967;

1.1.21.	“Receiver” - means a receiver and manager or administrative receiver (or similar such officer) of the whole or any part of the Pledged Assets;

1.1.22.	“Related Rights” - means in relation to all or any of the Pledged Shares, all distributions (as such term is defined in the Companies Law) and bonus shares distributed or issued in relation thereto, all dividends or other moneys paid or payable in relation thereto and all shares, warrants, securities, or other rights, moneys or property accruing or offered at any time in relation to any or all of the Pledged Shares by way of redemption, substitution, exchange, bonus, pursuant to option rights or otherwise;

1.1.23.	“Secured Convertible Note” – means each secured convertible note issued or to be issued by the Pledgor from time to time in accordance with the terms of any Subscription Agreement up to an aggregate principal amount for all Secured Convertible Notes of US$75,000,000, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time, and “Secured Convertible Notes” means all of them collectively;

1.1.24.	“Secured Obligations” - means, all present and future indebtedness, liabilities and obligations, direct or indirect, absolute or contingent, matured or not, of the Pledgor and any other Obligor under or arising from the Secured Convertible Note, the Subscription Agreement, any other Note Documents and any agreement or instrument relating to the foregoing;

Schedule F-3

1.1.25.	“Security Period” - means the period beginning on the date hereof and ending on the Discharge Date;

1.1.26.	“Shares” - means all of the Company’s issued shares held by the Pledgor, presently or in the future, including: (i) 636,364 Series Seed Preferred Shares, par value ILS 0.01 each; and (ii) 891,664 Series Seed-2 Preferred Shares, par value ILS 0.01 each; and

1.1.27.	“Subscription Agreements” – means, collectively, the Initial Subscription Agreement together with the Other Subscription Agreements (as defined in the Initial Subscription Agreement), each as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

1.2.	Terms, words and expressions defined in the Initial Subscription Agreement not otherwise defined herein shall bear the same meaning as in the Initial Subscription Agreement and all provisions of the Initial Subscription Agreement concerning matters of construction or interpretation shall apply to this Pledge.

1.3.	Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge.

1.4.	In this Pledge, unless the context otherwise requires:

1.4.1.	references to clauses are to be construed as references to the clauses of this Pledge;

1.4.2.	references to (or to any specified provision of) this Pledge, the Subscription Agreements (including references to any term, definition or provision of the Subscription Agreement), the Secured Convertible Notes (including references to any term, definition or provision of the Secured Convertible Notes) or to any other document shall be construed as references to this Pledge, the Subscription Agreements, the Secured Convertible Note, that provision or that document as in force for the time being and as amended, supplemented, restated or otherwise modified in accordance with the terms thereof (for the avoidance of doubt, none of the foregoing shall be construed as permitting any such amendment, supplement, restatement or modification (collectively, “Amendment”) where such Amendment requires the consent of the Secured Party pursuant to the terms of any Note Document and such consent has not been duly given);

1.4.3.	words and defined terms designating the singular number shall include the plural and vice versa;

1.4.4.	a “law” includes any Israeli or foreign statute, law or Regulation.

1.4.5.	the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding-up, reorganization, dissolution, administration, arrangement, freeze order, suspension of payments generally, rehabilitation proceedings, the appointment of a Receiver or a person holding a similar office, adjustment, protection from creditors or relief of debtors;

Schedule F-4

1.4.6.	subject to the terms of this Pledge, any reference in this Pledge to the Secured Party shall include its successors and permitted assignees;

1.4.7.	the recitals hereto form an integral part hereof;

1.4.8.	the rights and remedies provided or conferred by this Pledge on any Party are cumulative and are not exclusive of any rights or remedies provided by law and/or contract;

1.4.9.	each of the obligations, warranties, representations, undertakings, agreements and covenants of the Pledgor under this Pledge are separate and independent and shall be in addition to, and shall not be prejudiced or restricted by, nor shall they prejudice or restrict, any other obligations, warranties, representations, undertakings, agreements or covenants contained in this Pledge or in any other Note Document. Notwithstanding the foregoing, to the extent any provision of any Note Document (other than this Pledge) conflicts with the terms hereof, the provisions of this Pledge shall prevail;

1.4.10.	all payments to be made by the Pledgor hereunder shall be made free and clear of, and without any deductions for or on account of, any set-off or counterclaim; and

1.4.11.	any consent, agreement or approval required from the Secured Party under this Pledge must be in writing and shall be of no effect if it is not in writing.

2.	PLEDGE

2.1.	The Pledgor hereby grants to and settles upon the Secured Party, for its own benefit and for the benefit of the Holders, the security interests and rights, including the pledges, assignments by way of charge, other charges or other security interests or rights created or to be created pursuant to, and in accordance with, the provisions of this Pledge.

2.2.	The Pledgor, as a continuing security for the full and punctual payment, discharge and performance of all the Secured Obligations in accordance with the Note Documents, hereby pledges, by way of second-ranking fixed pledge and charge, junior in preference and priority to the rights of the Lender under the First Ranking Pledges, the Shares and all right, title and interest of the Pledgor in connection therewith and pledges and assigns, by way of charge, as a second-ranking fixed pledge and charge (junior in preference and priority to the rights of the Lender under the First Ranking Pledges), all Related Rights in connection with the Shares and all right, title and interest of the Pledgor in connection therewith, in each case, in favor of the Secured Party (as security trustee and agent for the Holders). For the avoidance of doubt, the Pledged Assets include also all rights of the Pledgor (as a shareholder in the Company), whether under law and/or under the amended and restated articles of association of the Company and/or under any shareholders’ agreement, which derive from the Shares or any Related Rights in respect thereof.

Schedule F-5

2.3.	For the avoidance of any doubt and notwithstanding anything contained herein to the contrary, nothing in this Pledge shall derogate from the rights of the Secured Party or any other party under any other Note Documents to which the Pledgor is a party from time to time.

2.4.	In order to secure the rights of the Secured Party in respect of the Pledged Assets, the Pledgor hereby undertakes as follows:

2.4.1.	to sign and deliver to the Secured Party, on the date of signature hereof, the applicable filing form (form 1), duly executed by the Pledgor as necessary for the purposes of registering the pledge hereby created with the Israeli Registrar of Pledges; and

2.4.2.	promptly following the first request of the Secured Party, to take all reasonable steps as the Secured Party may reasonably require so that the pledge or pledges created hereunder or pursuant hereto shall be valid and binding against other creditors of the Pledgor (except the Lender in respect of the First Ranking Pledges) and to execute and/or deliver to the Secured Party any additional and/or new pledge or amendment of, or supplement to, this Pledge and any other documents as the Secured Party shall reasonably require for this purpose.

2.5.	The Secured Party shall be entitled, from time to time, and without any further authority being reasonably required from the Pledgor, to execute (after giving prior advanced notice to the Pledgor) all documents and to do all such acts as are reasonably necessary in order to ensure that the pledge or pledges created hereunder or pursuant hereto shall be valid at all times and, after an Enforcement Event (without any notice), in order to realize all of the Pledged Assets, or any part thereof, in accordance with and subject to the terms of this Pledge.

2.6.	Until an Enforcement Event: (i) the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to the Shares and the Related Rights or any part thereof in a manner which does not affect the validity or enforceability of the security created hereunder in a materially adverse manner or cause an event of default to occur; (ii) the Company shall be permitted to pay dividends; and (iii) the Pledgor may retain and apply for its own use all dividends, interest and other monies paid or payable in respect of the Shares.

2.7.	The Pledgor shall not be entitled, and hereby waives any right pursuant to Section 13(b) of the Pledges Law. Neither the Pledgor nor any person having a right liable to be affected by the pledges and charges created or to be created under, or by the realization of, this Pledge, shall have any rights under Section 13(b) of the Pledges Law.

Schedule F-6

3.	REPRESENTATIONS AND WARRANTIES

3.1.	The Pledgor makes the representations and warranties set out below and acknowledges that the Secured Party has entered into the Note Documents in reliance on those representations and warranties (in addition to any other warranties and representations as set out in the Note Documents):

3.1.1.	The Pledgor is a corporation duly organized and validly existing under the laws of Canada. The Pledgor has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Pledgor has all requisite power and authority to execute and deliver this Pledge and all other documents to be executed by the Pledgor pursuant to this Pledge and to consummate the transactions and perform its obligations contemplated hereby and thereby.

3.1.2.	The Shares are validly issued and constitute a majority of the Company’s issued and outstanding share capital, on a fully diluted basis.

3.1.3.	Except for the rights of the Lender under the First Ranking Pledges, no person has any right or option to purchase the Pledged Assets over which any fixed security is to be created under this Pledge or any of them.

3.1.4.	Except for the rights of the Lender under the First Ranking Pledges, there is no restriction or limit on the pledging or, subject to applicable law, the sale or transferring of the Pledged Assets pursuant to this Pledge or, subject to applicable law, upon realization of the pledges and charges hereunder.

3.2.	The representations and warranties set forth in this clause 3 are made by the Pledgor on the date hereof.

4.	CONTINUING SECURITY

4.1.	The security over the Pledged Assets constituted by, and the obligations of the Pledgor contained in, this Pledge shall constitute and be continuing security and obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment of all or any of the Secured Obligations and shall continue in full force and effect until the end of the Security Period.

4.2.	Where any discharge (whether in respect of the Secured Obligations or any security for the Secured Obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided, reduced or is restored (or is ordered to be restored) on insolvency, winding-up or otherwise, the liability of the Pledgor under this Pledge shall continue as if the discharge or arrangement had not occurred.

Schedule F-7

4.3.	No concession or compromise of any claim that any payment, security or other disposition is liable to avoidance or restoration shall in any way affect the security granted hereunder or the Pledgor’s obligations hereunder.

4.4.	Neither the liability of the Pledgor under this Pledge nor the rights, powers and remedies conferred upon the Secured Party in respect of the Pledgor under this Pledge will be affected, prejudiced or waived by any act, event, omission, circumstance, matter or thing which, whether or not known to the Pledgor or the Secured Party, but for this provision, would release or prejudice any of such liability, rights, powers and remedies or prejudice or diminish such liability, rights, powers and remedies in whole or in part, including:

4.4.1.	any time, waiver, release, consent, or other indulgence granted to, agreed to be granted to, or composition, compromise or arrangement with, any of the Obligors and/or any other person;

4.4.2.	any failure to exercise any right or remedy under any Note Document;

4.4.3.	the single or partial exercise of any right under any Note Document, or of any other right or remedy;

4.4.4.	the taking, variation, compromise, exchange, substitution, renewal, discharge or release of, refusal or neglect to perfect, take up or enforce, any rights against, or security over, assets of any Obligor and/or any other person or any non-presentment or non-observance of any formality or any failure to realize or fully to realize the value of any security in respect of the Secured Obligations;

4.4.5.	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, any Obligor or any other person;

4.4.6.	any amendment or variation (however fundamental), restatement or replacement of the Subscription Agreements, the Secured Convertible Notes, or any other Note Document or any other document or security or any variation, waiver or release of any Secured Obligation (including: (a) any variations which increase or reduce the obligations of the Pledgor under the Subscription Agreements, the Secured Convertible Notes or of any of the Obligors under any other Note Document and/or lengthen or shorten their duration; (b) any rescheduling, refinancing or reorganization of any of the Pledgor’s liabilities or any other Obligor’s liabilities under any Obligor’s liabilities under any other Note Document; or (c) any other variation, amendment, restatement or replacement of the Subscription Agreements, the Secured Convertible Notes, or any other Note Document). For the avoidance of doubt, nothing in this clause shall derogate from the provisions of clause 1.4.2 above relating to the incorporation into this Agreement of any amendment to any definition or other provision of the Subscription Agreements which is incorporated by reference into this Pledge;

4.4.7.	any unenforceability, illegality or invalidity of any obligation of the Pledgor under the Subscription Agreements or the Secured Convertible Notes or of any Obligor or any other person under any other Note Document or any other document or security, to the intent that the Pledgor’s obligations under this Pledge shall remain in full force and this Pledge shall be construed accordingly, as if there were no unenforceability, illegality or invalidity;

Schedule F-8

4.4.8.	the winding-up, dissolution, administration or reorganization of any Obligor and/or of any other person, or any change in the status, function, control or ownership of any Obligor and/or of any other person or any composition of debts by any of the foregoing, including any scheme or arrangement approved by any court or other compromise or arrangement made by any Obligor or any other person;

4.4.9.	the failure to realize or fully to realize the value of, or any release, discharge, exchange or substitution of, any security as referred to in clause 4.4.4 above or taken in respect of the Secured Obligations;

4.4.10.	any dealing with, exchange, release or invalidity of any security in respect of the Secured Obligations;

4.4.11.	the failure of any person to perform its obligations under the Note Documents;

4.4.12.	the illegality or invalidity of any other Note Document; or

4.4.13.	any other act, circumstance, event or omission which (but for this clause 4) would or might otherwise discharge, release, affect or prejudice any of the obligations of the Pledgor herein contained or any of the rights, powers or remedies conferred upon the Secured Party by this Pledge or by law.

4.5.	The Secured Party shall not be obliged, before claiming from the Pledgor under this Pledge and/or enforcing the security constituted by this Pledge and/or before exercising any of the rights, powers or remedies conferred upon the Secured Party by the Pledgor by this Pledge or by law, and the Pledgor hereby irrevocably and unconditionally waives any right it may have of first requiring any Party before enforcing the security constituted by this Pledge and/or claiming from the Pledgor under this Pledge, and/or before exercising any such rights, powers or remedies:

4.5.1.	to make any demand of any Obligor or any other person;

4.5.2.	to take any action or obtain judgment in any court against any Obligor or any other person;

4.5.3.	to make or file any claim or proof in a winding-up, bankruptcy, dissolution, moratorium, freeze order proceeding or other insolvency proceeding of any Obligor or any other person; or

4.5.4.	to proceed against or to enforce or seek to enforce any other rights or security taken in respect of any of the obligations of the Pledgor under Subscription Agreements, the Secured Convertible Notes or of any Obligor under any other Note Document.

Schedule F-9

4.6.	Until the Discharge Date, the Pledgor shall not, and hereby waives any right to, by virtue of any payment made, security realized or moneys received under this Pledge for or on account of the liability of any other person (including any Obligor):

4.6.1.	be subrogated to or otherwise take the benefit of (whether in whole or in part) any rights, security or moneys held, received or receivable by the Secured Party from time to time or be entitled to any right of contribution or indemnity;

4.6.2.	claim, rank, prove or vote as a creditor of any such other person or its estate in competition with the Secured Party; or

4.6.3.	receive, claim or have the benefit of any payment, distribution or security from or on account of any other person or exercise any right of set-off as against any other person.

4.7.	The Pledgor will hold in trust for the Secured Party and forthwith pay or transfer to the Secured Party, any payment or distribution or benefit of security received by it contrary to the above. If the Pledgor exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount of any such set-off to the Secured Party.

4.8.	This Pledge is in addition to, independent of, and is not in any way prejudiced by, any other guarantee or security now or hereafter held by the Secured Party in respect of any of the Secured Obligations, including any other Note Document.

5.	UNDERTAKINGS BY THE PLEDGOR

The Pledgor hereby undertakes to the Secured Party:

5.1.	not to sell, assign or otherwise transfer all or any of the Pledged Assets except as permitted by and in accordance with the Note Documents, the foregoing without derogating from clause 2.6 above;

5.2.	not to create or permit to subsist in any manner, any security in favor of any third party in relation to any of the Pledged Assets (save for any security created under the Note Documents, under the First Ranking Pledges or as otherwise permitted under the Subscription Agreement or the Note Documents);

5.3.	to notify the Secured Party immediately of the imposition of any attachment, or the issue of any execution proceedings or of any application for the appointment of a Receiver, liquidator or similar officer over or with respect to the Pledgor or the Pledged Assets or any part thereof, or any act, proceedings or application similar to any of the foregoing, and to notify immediately the authorities which levied an attachment or issued an execution proceedings or received an application for the appointment of a Receiver, liquidator or similar officer and any third party who initiated or applied for such action, of this Pledge in favor of the Secured Party and to take, at the expense of the Pledgor, all steps and measures as are reasonably necessary for the discharge or cancellation of such attachment, execution proceedings or appointment of Receiver, liquidator or similar officer or any act, proceedings or appointment similar to the foregoing, as the case may be.

Schedule F-10

6.	DEFAULT AND REALIZATION

6.1.	Without derogating from the generality of the provisions of this Pledge, upon the occurrence of an Enforcement Event, the Secured Party shall, by notice to the Pledgor and subject to rights of the Lender under the First Ranking Pledges, be entitled to realize its rights under this Pledge, including the crystallization of the floating charges hereby created and/or the realization and/or sale of the Pledged Assets, in whole or in part, whether by the appointment of a Receiver and/or by way of realization of rights in accordance with Section 17 and/or Section 20 of the Pledges Law (as applicable) and/or by any other method permitted under the Pledges Law or under applicable law, including through the appointment of an agent, as the Secured Party shall see fit and to apply the proceeds thereof on account of the Secured Obligations, all without the Secured Party first being required to realize any other guarantee or other securities, if such be held by the Secured Party. In addition, in realizing its rights, the Secured Party shall observe all the requirements of applicable law related to such realization. Should the Secured Party decide to realize upon or at any time after, the occurrence of an Enforcement Event, securities and/or bills (including any promissory notes, letters of credit, bills of exchange, checks, drawings, payments orders, undertakings, bills of lading, deposit notes and any and every other negotiable instruments of whatsoever kind deposited with the Secured Party or any other Secured Party as security for any Secured Obligation), then, to the extent that Section 19(b) of the Pledges Law is or will be applicable, 3 (three) Business Days’ advance notice regarding the steps that are intended to be taken for such realization shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law.

6.2.	Exercise by the Secured Party of any rights pursuant to this clause 6 in relation to any of the Pledged Assets shall not be construed as a waiver or abandonment of the rights of the Secured Party under this clause 6 in respect of any other assets or class of assets, or of any other of the rights of the Secured Party hereunder or under any Note Document.

6.3.	The Secured Party and any other person acting on its behalf shall be exempt from taking any action whatsoever in connection with any Pledged Assets. The Secured Party shall not be liable for, and the Pledgor hereby waives, any claim it may have against the Secured Party and/or any other person acting on its behalf, which arises from any loss or damage (other than for any loss or damage arising from gross negligence or willful misconduct the Secured Party) which may be caused as a result of the exercise or purported exercise of the powers, authorities, rights or discretions vested in the Secured Party or any other person acting on behalf of any of the foregoing, or otherwise caused in connection herewith.

7.	BOOKS OF ACCOUNTS

In any litigation or arbitration proceedings arising out of or in connection with this Pledge, the entries made in the accounts maintained by the Secured Party shall be prima facie evidence of the matters to which they relate.

Schedule F-11

8.	FURTHER ASSURANCES

The Pledgor shall at its own expense promptly do all such acts or execute all such documents as the Secured Party may from time to time reasonably specify (and in such form as the Secured Party may reasonably require in order to register the security intended to be created hereby with the Registrar of Pledges and to exercise best efforts to do all such reasonable acts and things as the Secured Party may from time to time reasonably require in order to: (a) perfect or protect the security intended to be created hereby over the Pledged Assets or any part thereof; (b) after an Enforcement Event which is continuing, to facilitate the realization of the Pledged Assets or any part thereof where such realization is in accordance with this Pledge; or (c) facilitate, preserve and protect any of the rights of each Secured Party under this Pledge, including the exercise of all or any powers, authorities and discretions vested in the Secured Party or any Receiver of the Pledged Assets or any part thereof. To that intent, the Pledgor shall, in particular: (i) give all notices (including notices of all assignments made by the Pledgor hereunder), orders and directions in such form as may be reasonably requested by the Secured Party; (ii) make all filings and registrations as may be reasonably requested by the Secured Party; and (iii) take all such steps as may be reasonably requested by the Secured Party in order to the create, perfect, protect or maintain the security which the Pledgor may, or may be required to, create under the Subscription Agreements or any Note Document, which the Secured Party may, from time to time, reasonably request.

9.	POWER OF ATTORNEY

9.1.	For the purposes of securing the due performance of the Pledgor’s obligations under or pursuant to this Pledge, but subject to the rights of the Lender under the First Ranking Pledges, the Pledgor hereby irrevocably appoints the Secured Party and every delegate, as referred to in clause 8 above, to be its attorney acting severally, and on its behalf and in its name or otherwise to execute and do all such acts and things, which the Pledgor expressly ought to do under or in connection with this Pledge (including, to the extent required to perfect the security intended to be created under this Pledge, to execute, deliver and register any pledges, charges, assignments or other security and otherwise to perfect any security granted hereunder or thereunder, but subject to the rights of the Lender under the First Ranking Pledges) and, generally, in its name and on its behalf to exercise all or any of the powers, authorities and discretions expressly conferred by or pursuant to this Pledge or by law on the Secured Party or any such delegate and (without prejudice to the generality of the foregoing) to perfect any security granted hereunder or pursuant hereto subject to the rights of the Lender under the First Ranking Pledges. For the avoidance of doubt, nothing in the foregoing shall release the Pledgor from any of its obligations under or pursuant to this Pledge, or, oblige the Secured Party or any delegate or sub-delegate to exercise in any manner this power of attorney.

9.2.	The Pledgor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in clause 9.1 above shall do in the exercise, in accordance with the provisions of such clause 9.1, of all or any of the powers, authorities and discretions referred to in such clause.

Schedule F-12

9.3.	The Secured Party shall only exercise such power of attorney following the occurrence of an Enforcement Event, but subject to the rights of the Lender under the First Ranking Pledges, or if the Pledgor fails to perform all or any of the acts or obligations which are expressly required to be performed by it under this Pledge in order to perfect the pledges created hereunder or provide further assurances, within 10 (ten) Business Days of being notified of such failure and being requested to comply.

10.	ASSIGNMENT

The Pledgor hereby irrevocably and unconditionally consents to the Secured Party being able, at any time, to assign this Pledge and its rights and/or obligations arising hereunder in whole or in part to any new or additional Secured Party, to act for the benefit of the Secured Parties and any such assignee may also reassign the said rights as aforesaid to any other Secured Party provided that any such assignment or reassignment is made in accordance with the Collateral Agency Agreement. Such assignment may be effected by endorsement on this Pledge or in any other way the Secured Party or any subsequent assignor deems fit.

11.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Secured Party of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right of remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

12.	PARTIAL INVALIDITY

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect or any of the security intended to be created by or pursuant to this Pledge is ineffective, neither the legality, validity or enforceability of the remaining provisions hereof or the effectiveness of any of the remaining such security, shall in any way be affected or impaired thereby. Without derogating from the foregoing, if any part of the security granted hereunder is determined to be, in any respect, invalid, illegal or unenforceable, either with respect to a particular item of the Pledged Assets or with respect to any of the Secured Obligations, then the validity, legality and enforceability of such security as against any other part of the Pledged Assets, or in respect of any other Secured Obligation, shall not in any way be affected or impaired thereby.

13.	COUNTERPARTS

This Pledge may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14.	NOTICES

Any demand, notice or other communication to be given in connection with this Pledge to the Secured Party must be given in accordance with the Collateral Agency Agreement. The address and other contact information of Pledgor are set out on the signature page to this Pledge. The Pledgor may change its address, as indicated in the preamble of this Pledge, for notice or other contact information by notice duly given to the Secured Party.

Schedule F-13

15.	GOVERNING LAW

This Pledge shall be governed by, and construed in accordance with, the laws of the State of Israel.

16.	JURISDICTION

The Pledgor hereby irrevocably agrees that the courts of Tel-Aviv-Jaffa shall have the exclusive jurisdiction to hear and determine any legal actions or proceedings and to settle any disputes, which may arise out of or in connection with this Pledge and, for such purposes, irrevocably submits to the jurisdiction of such courts; provided that the Secured Party shall be entitled to commence legal proceedings against the Pledgor in any jurisdiction in which it has an office or holds assets.

17.	TERMINATION

For the avoidance of doubt, this Pledge shall terminate upon the expiry of the Security Period. Once the Discharge Date has occurred the Secured Party shall, at the request and the reasonable cost of the Pledgor, promptly execute such documents and/or notices as the Pledgor may reasonably request in order to give effect to the release of the Pledged Assets from the security purported to be created hereby.

18.	NO AMENDMENT

This Pledge shall not be amended, modified or altered unless the written consent of the Pledgor and the Secured Party to such amendment, modification or alteration has been obtained.

Schedule F-14

IN WITNESS WHEREOF the parties have signed this Pledge on the date written at the beginning of this document.

the PLEDGOR

for: LEDDARTECH INC.

By:	/s/ Charles Boulanger
Title:	Chief Executive Officer

[Remainder of page intentionally left blank; Secured Party’s signature on following page]

Schedule F-15

the SECURED PARTY

for: TSX TRUST COMPANY

By:	/s/ Haris Plastourgos
Title:	Authorized Signatory

By:	/s/ Nelia Andrade
Title:	Authorized Signatory

[Signature page for Pledge Agreement (Share Pledge)]

Schedule F-16

Schedule G

GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT (the “Guarantee”) dated as of June 12, 2023

BETWEEN:	THE PERSONS PARTY HERETO AS GUARANTORS

AND:	TSX TRUST COMPANY

as hypothecary representative and collateral agent for the benefit of the Holders (the “Hypothecary Representative”)

WHEREAS Subscription Agreements (as defined below) have been entered into, or will be entered into, among, inter alios, LeddarTech and certain investors (the “Investors”), pursuant to which LeddarTech has agreed to issue Secured Convertible Notes (as defined below) to the Investors;

WHEREAS the Hypothecary Representative has been appointed as hypothecary representative and collateral agent pursuant to the Collateral Agency Agreement, for all present and future holders of Secured Convertible Notes issued from time to time (collectively, the “Holders”);

WHEREAS each Guarantor is or will become a direct or indirect Subsidiary of LeddarTech and benefits from the issuance of the Secured Convertible Notes; and

WHEREAS the execution and delivery of this Guarantee by each Guarantor is a condition of the issuance of the Secured Convertible Notes and it is in the best interests of the Guarantors to provide this guarantee.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions

In this Guarantee, unless the context requires otherwise, the following terms have the meanings set out below (and all such terms that are defined in the singular have the corresponding meaning in the plural and vice versa):

1.1	“Collateral Agency Agreement” means the collateral agency agreement dated as of June 12, 2023 between LeddarTech, LeddarTech Holdings Inc., TSX Trust Company, and the Holders, among others.

1.2	“Guarantor” means any person who has executed this Guarantee as of the date hereof and any other person who becomes a guarantor hereunder;

1.3	“Initial Subscription Agreement” means that certain subscription agreement to be entered into on or about the date hereof among, inter alios, LeddarTech, as the company, certain Investors investing in LeddarTech as at this date and other Investors that may become a party thereto from time to time by executing a joinder agreement, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

1.4	“LeddarTech” means LeddarTech Inc. and includes its successors and assigns.

1.5	“Note Documents” means, collectively, all Secured Convertible Notes, all Subscription Agreements, the Note Security, the Collateral Agency Agreement and all other agreements, documents, instruments or certificates executed or delivered to the Hypothecary Representative and the Holders by LeddarTech or any Guarantor from time to time pursuant to or otherwise in connection with the Secured Convertible Notes, including, for the purpose of creating, granting or maintaining any security held by the Hypothecary Representative or any Holder in respect of the Obligations.

1.6	“Note Security” has the meaning given to such term in the Initial Subscription Agreement.

Sch G-1

1.7	“Obligations” means all present and future indebtedness, liabilities and obligations, direct or indirect, absolute or contingent, matured or not, of LeddarTech and any Guarantor to the Hypothecary Representative and the Holders under or arising from the Secured Convertible Notes, (ii) the Note Security, (iii) any other Note Document and (iv) any agreement or instrument relating to the foregoing, in each case as amended, restated or supplemented from time to time.

1.8	“Secured Convertible Note” means each secured convertible note issued or to be issued by LeddarTech from time to time in accordance with the terms of any Subscription Agreement up to an aggregate principal amount for all Secured Convertible Notes of US$75,000,000, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time, and “Secured Convertible Notes” means all of them collectively.

1.9	“Subscription Agreements” means, collectively, the Initial Subscription Agreement together with the Other Subscription Agreements (as defined in the Initial Subscription Agreement), each as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

2.	Guarantee

2.1	Each Guarantor solidarily (i.e. jointly and severally), irrevocably and unconditionally, guarantees to the Hypothecary Representative, for the benefit of itself and the Holders, the payment and the performance in full of all Obligations when and as due, whether at maturity, by reason of acceleration or otherwise (including amounts that would become due but for the operation of a stay under any law relating to bankruptcy, insolvency or restructuring or affecting creditors’ rights); provided however that, with respect to Obligations that are not applied towards the financing of the business and operations of Guarantor Vayavision Sensing Ltd. (“Vayavision”), the foregoing guarantee shall be enforceable against Vayavision only to the extent, and up to the maximum amount, permitted under applicable law and that any payment obligation (in cash or in kind) under this Guarantee shall only arise to the extent it does not constitute a prohibited distribution under the provisions of Chapter 2 of Part Seven of Israel’s Companies Law, 5759-1999 (the “Guarantee Limitation”). It is hereby clarified that the Guarantee Limitation shall not be deemed at any time to place any burden on the Hypothecary Representative to assess, examine or confirm that any payment obligation (in cash or in kind) under this Guarantee or a demand for any payment pursuant to Section 3 below does or does not constitute a prohibited distribution under the provisions of Chapter 2 of Part Seven of Israel’s Companies Law, 5759-1999. To the extent that any payment under this Guarantee owing by Vayavision has not been paid in full as a result of the Guarantee Limitation, such unpaid amount shall be due and payable by Vayavision at such time and to the extent that the Guarantee Limitation is not applicable.

3.	Payment

3.1	Each Guarantor will be liable for the payment of any amount owing and due on account of the Obligations, as of and from any written demand for payment presented by the Hypothecary Representative who may only present such written demand to the Guarantors following the occurrence of an Event of Default (as such term is defined in the Secured Convertible Notes) which is continuing, and without any requirement that such Guarantor be notified or advised of the time of the creation or the terms and conditions of any of the Obligations.

3.2	All payments due under this Guarantee must be made to the Hypothecary Representative in such manner and at such place as the Hypothecary Representative may specify by notice to the Guarantor concerned.

3.3	Any amount payable by a Guarantor hereunder must be paid in the currency of the Obligation to which such amount relates.

3.4	After the occurrence and during the continuance of an Event of Default (as such term is defined in the Secured Convertible Notes), the Hypothecary Representative may set-off and apply against the Obligations all sums owing by it or any Holder to LeddarTech or any Guarantor.

3.5	The records of the Hypothecary Representative will be, absent manifest error, conclusive evidence of the Obligations owing to the Hypothecary Representative and the Holders and of all payments and performances in respect thereof.

Sch G-2

4.	Liability of Guarantors Absolute

4.1	Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and will not be affected by any circumstance which constitutes a legal or equitable discharge or defense of a guarantor or surety other than payment in full of the Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor under this Guarantee will not be released, reduced or affected:

(a)	by reason of any change in the corporate or organizational status, the constitution, the business, the objects or the shareholders, members or partners of LeddarTech or any Guarantor, or by reason of any termination of or change in the relationships that exist among any Guarantor and LeddarTech;

(b)	by reason of any amendment, waiver, release, or extension granted in respect of the Obligations, any Subscription Agreement, any Secured Convertible Note, the Note Security or any other Note Document by the Hypothecary Representative without the consent of or notification to such Guarantor;

(c)	by reason of any failure to take, preserve or perfect any lien or of any release or subordination of any security or guarantee or any release of any other person liable for the Obligations;

(d)	by reason of any release of or any stay of proceedings against LeddarTech or other person liable for the Obligations pursuant to any law relating to bankruptcy, insolvency, restructuring or affecting creditors’ rights; or

(e)	by reason of any incapacity or lack of power, authority or legal personality of LeddarTech or any Guarantor.

4.2	The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor and of LeddarTech. A separate action may be brought and prosecuted against any Guarantor whether or not any action is brought against any other Guarantor or LeddarTech and whether or not any other Guarantor or LeddarTech is party to any such action or actions.

4.3	Any Guarantor will be entitled to exercise any right or recourse that such Guarantor may have against any other Guarantor or LeddarTech or their assets (including any right of subrogation, indemnification or contribution) as a result of any payment made under this Guarantee, but only after the Hypothecary Representative and the Holders have been paid in full of all moneys owed to them under the Obligations and all related commitments have been terminated.

4.4	Each Guarantor waives:

(a)	any benefit of division or discussion and any other right it may have of first requiring the Hypothecary Representative to proceed against LeddarTech or any other person or enforce or exhaust any right, remedy or security before claiming against such Guarantor;

(b)	any defense based upon the Hypothecary Representative errors or omissions in the administration of any of the Subscription Agreements, the Secured Convertible Notes, any Note Security or any other Note Document; or

(c)	any right to assert against the Hypothecary Representative as a defense, any counterclaim, set-off or cross claim, or any other claim which such Guarantor may now or at any time hereafter have against LeddarTech, any Guarantor or the Hypothecary Representative.

5.	Reinstatement of Obligations

If any payment by LeddarTech or any Guarantor in respect of the Obligations is avoided or annulled or must be repaid as a result of insolvency or any similar event, the liability of each Guarantor will continue as if such payment had not occurred (and to the extent necessary, the guarantee of such Guarantor will automatically be reinstated).

Sch G-3

6.	Indemnification

This Guarantee is a primary obligation of each Guarantor and not merely a contract of surety. Each Guarantor will indemnify the Hypothecary Representative for any loss suffered by the Hypothecary Representative or the Holders if any of the Obligations is or becomes unenforceable, for any reason whatsoever. The amount of the loss will be equal to the amount which the Hypothecary Representative or the Holders would otherwise have been entitled to recover. In addition to and without limiting the rights, powers, immunities, indemnities and exclusions from liability contained herein, the Hypothecary Representative shall also have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in its favour in the Collateral Agency Agreement and the Subscription Agreements, as applicable, as if the provisions setting forth those rights, protections, immunities and indemnities are set forth herein.

7.	Judgment Currency

If a judgment is rendered against a Guarantor for an amount owed hereunder and if the judgment is rendered in a currency (“Other Currency”) other than that in which such amount is payable under this Guarantee (“Currency of the Agreement”), such Guarantor will pay, if applicable, at the date of payment of the judgment, an additional amount equal to the excess(i) of the said amount owed under this Guarantee, expressed into the Other Currency as at the date of payment of the judgment, over (ii) the amount of the judgment. For the purposes of obtaining the judgment and making the calculation referred to in (i), the exchange rate will be the spot rate at which the Hypothecary Representative, on the relevant date, may in Montréal, sell the Currency of the Agreement to obtain the Other Currency. Any additional amount owed under this Section will constitute a cause of action distinct from the cause of action which gave rise to the judgment, and such judgment will not constitute res judicata in that respect.

8.	Taxes

Any and all payments by or on account of any obligation of each Guarantor hereunder will be made free and clear of and without any deduction or withholding for any taxes. However, if a Guarantor is compelled by law to deduct any taxes from such payments or compelled by law to pay any taxes, then the sum payable will be increased as necessary so that after making all required deductions and withholdings and paying all taxes (including deductions, withholdings and taxes applicable to additional sums payable under this Article 8), the Hypothecary Representative and the Holders receive an amount equal to the sum that would have been received in the absence of such deductions, withholdings or taxes.

9.	Representations and Reliance

9.1	Each Guarantor represents and warrants to the Hypothecary Representative that:

(a)	such Guarantor has the capacity and power to execute this Guarantee and all necessary actions or consents to authorize the execution and performance of same have been taken or obtained;

(b)	this Guarantee constitutes a valid and binding obligation of each such Guarantor;

(c)	such Guarantor has had adequate means to obtain sufficient information concerning LeddarTech or any other Guarantor and their financial condition and affairs; and

(d)	such Guarantor has not depended or relied on the Hypothecary Representative, its agents or representatives, for any information whatsoever concerning LeddarTech or any other Guarantor or their financial condition and affairs or other matters material to such Guarantor’s decision to provide this Guarantee or for any advice or guidance with respect to such decision.

9.2	Each Guarantor acknowledges that the Hypothecary Representative has no duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information or advice concerning any Guarantor or the financial conditions or affairs of any Guarantor.

10.	Further Assurances

Each Guarantor covenants that, upon reasonable request from the Hypothecary Representative, it will perform all acts and execute all documents necessary to give full effect to the provisions hereof and to ensure that this Guarantee will be at all times enforceable against such Guarantor in respect of all of the Obligations, including without limitation the execution of any written acknowledgement in favour of the Hypothecary Representative in respect of the Obligations.

Sch G-4

11.	Additional Guarantors

Any person who executes and delivers to the Hypothecary Representative an accession letter in the form of Schedule “A” hereof will become a Guarantor and will be bound by the provisions of this Guarantee. Any such person will provide the following documents to the Investors in form and substance satisfactory to the Investors:

(a)	a copy of its constitutive documents;

(b)	a copy of a resolution of its governing body authorizing the execution of this Guarantee and the performance of its obligations hereunder;

(c)	an incumbency certificate; and

(d)	a legal opinion addressed to the Hypothecary Representative from counsel to such Guarantor relating to such matters as the Hypothecary Representative may reasonably require.

12.	Costs and expenses

Each Guarantor must pay on demand the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by the Hypothecary Representative in connection with the preparation, negotiation, execution and administration of this Guarantee, as well as the reasonable costs and expenses incurred by the Hypothecary Representative in connection with the enforcement of, or the preservation of any rights under this Guarantee.

13.	Other Guarantees

This Guarantee is in addition to and not in substitution of or in replacement for any other lien, Guarantee or other right held by or benefiting to the Hypothecary Representative.

14.	Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect. To the extent permitted by applicable law the parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

15.	Notices

The address and other contact information of each Guarantor and the Hypothecary Representative for such purposes are set out on the signature page(s) to this Guarantee. A Guarantor may change its address for notice or other contact information by notice duly given to the Hypothecary Representative. The Hypothecary Representative may change its address for notice or other contact information by notice duly given to each Guarantor.

16.	Governing law and Jurisdiction of the Courts

This Guarantee will be governed by, and construed and enforced in accordance with, the laws in effect in the Province of Québec. Each Guarantor hereby submits to the nonexclusive jurisdiction of the courts sitting in the judicial district of Montréal for the purposes of all legal proceedings arising out of or relating to the Subscription Agreements, the Secured Convertible Notes, the Hypothecary Representative, the Holders, the Note Security, any other Note Document or the transactions contemplated thereby. Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

17.	Counterparts

This Guarantee may be executed (including by electronic signature) by any party hereto in any number of different counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which taken together will constitute one single agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail will be as effective as physical delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

Sch G-5

IN WITNESS WHEREOF, the parties have duly executed this Guarantee as of the day and year first written above.

LEDDARTECH HOLDINGS INC.

Per:	/s/ Charles Boulanger
	Name:	Charles Boulanger
	Title:	Chief Executive Officer

VAYAVISION SENSING LTD.

Per:	/s/ Frantz Saintellemy
	Name:	Frantz Saintellemy
	Title:	President and COO

TSX TRUST COMPANY

Per:	/s/ Haris Plastourgos
	Name:	Haris Plastourgos
	Title:	Authorized Signatory

Per:	/s/ Nelia Andrade
	Name:	Nelia Andrade
	Title:	Authorized Signatory

Sch G-6

ADDRESS OF EACH GUARANTOR FOR NOTICE PURPOSES:

LeddarTech Holdings Inc.

240-4535 boulevard Wilfrid-Hamel

Québec, Québec G1P 2J7

Attention:	Charles Boulanger, Chief Executive Officer
Email:	Charles.Boulanger@leddartech.com

Vayavision Sensing Ltd.

240-4535 boulevard Wilfrid-Hamel Québec,

Québec G1P 2J7

Attention:	Frantz Saintellemy, President and COO
E-mail:	frantz.saintellemy@leddartech.com

ADDRESS OF THE HYPOTHECARY REPRESENTATIVE FOR NOTICE PURPOSES:

TSX Trust Company

1190 Avenue des Canadiens-de-Montréal, 17th Floor

Montréal, Québec H3B 0G7

Attention:	Haris Plastourgos, Corporate Trust Officer
E-mail:	haris.plastourgos@tmx.com

Nelia Andrade, Regional Director, Corporate Trust Quebec and Eastern Canada
tsxtcorporatetrust@tmx.com

Sch G-7

Schedule “A”

Accession Letter

To:	TSX TRUST COMPANY

From: [Name of additional Guarantor]

Dated:	[date]

Dear Sirs/Mesdames:

Reference is made to the guarantee agreement dated June 12, 2023 entered into among VayaVision Sensing Ltd., LeddarTech Holdings Inc., TSX Trust Company (the “Hypothecary Representative”), as collateral agent and hypothecary representative of the Holders, and certain guarantors party thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), a copy of which is attached hereto.

[Name of the additional Guarantor] hereby agrees to become a Guarantor (as defined in the Guarantee Agreement) and to be bound by all of the provisions of the Guarantee Agreement, to the same extent and with the same effect as if it were an original party thereto.

Yours very truly,

[Name of additional Guarantor]

Per:

Address of the Guarantor for notice purposes:

[Same as in the Guarantee Agreement]

Sch G-8

Schedule H.1

DESJARDINS INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated June 12, 2023.

BETWEEN	FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC (“Desjardins”)
AND:	COMPAGNIE TRUST TSX / TSX TRUST COMPANY
(as hypothecary representative and collateral agent for the Debtholders (as defined below), the “Hypothecary Representative”)
AND TO WHICH INTERVENE:	LEDDARTECH INC. (“LeddarTech”) LEDDARTECH HOLDINGS INC. (“Holdings”) VAYAVISION SENSING LTD. (“Vayavision”, and collectively with LeddarTech and Holdings, the “Debtors”)

WHEREAS an amended and restated financing offer from Desjardins dated April 5, 2023, pursuant to which Desjardins makes certain credit facilities of up to $32,500,000 (the “Desjardins Loan”) available to LeddarTech was accepted by LeddarTech on April 5, 2023 (as amended by a first amending agreement dated as of May 1, 2023 and a second amending agreement dated as of May 31, 2023 and as it may be further amended, consolidated or replaced from time to time, the “Desjardins Loan Agreement”);

WHEREAS LeddarTech has agreed to, or will agree to, issue Secured Convertible Notes (as defined below) in favour of certain debtholders in two tranches up to the aggregate amount of US$75,000,000 pursuant to the Subscription Agreements (as defined below);

WHEREAS the Hypothecary Representative acts as hypothecary representative and collateral agent for the Secured Parties pursuant to the Collateral Agency Agreement;

WHEREAS the Debtors have granted, and may grant from time to time, Security (as defined below) in favour of Desjardins, and the Debtors have granted, and may grant from time to time, Security in favour of the Hypothecary Representative for the benefit of the Secured Parties;

AND WHEREAS the rights of the Secured Parties will be subordinated to those of Desjardins in the manner provided in this Agreement.

THE PARTIES AGREE:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, and unless the context otherwise requires,

1.1.1	“Collateral Agency Agreement” means that certain collateral agency agreement dated June 12, 2023 entered into among the Hypothecary Representative, each Debtor and the Debtholders that may be party thereto from time to time, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time;

Sch H-1-1

1.1.2	“Creditors” means collectively Desjardins and the Secured Parties;

1.1.3	“Debtholders” means any investor that has purchased a Secured Convertible Note issued pursuant to a Subscription Agreement and includes any investor that may purchase a Secured Convertible Note issued pursuant to a Subscription Agreement from time to time;

1.1.4	“Desjardins Credit Documents” means the Desjardins Loan Agreement, the Desjardins Security and any other present or future document relating to the Desjardins Loan or the Senior Debt, as such documents may be amended or replaced from time to time;

1.1.5	“Desjardins Event of Default” means an event of default under a Desjardins Credit Document;

1.1.6	“Desjardins Loan Agreement” has the meaning ascribed thereto in the preamble;

1.1.7	“Desjardins Loan” has the meaning ascribed thereto in the preamble;

1.1.8	“Desjardins Security” has the meaning ascribed thereto in section 2.1 hereof;

1.1.9	“Initial Subscription Agreement” means that certain subscription agreement to be entered into on or about the date hereof among, inter alios, LeddarTech, as the company, certain Debtholders purchasing Secured Convertible Notes issued by LeddarTech as at this date and other Debtholders that may become a party thereto from time to time by executing a joinder agreement, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time;

1.1.10	“Secured Convertible Note” means each secured convertible note issued or to be issued by LeddarTech from time to time in accordance with the terms of any Subscription Agreement up to an aggregate principal amount for all Secured Convertible Notes of US$75,000,000, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time, and “Secured Convertible Notes” means all of them collectively;

1.1.11	“Secured Parties” means, collectively, all present and future holders of the Secured Convertible Notes, and the Hypothecary Representative, as well as their respective permitted successors and assigns under the terms of the SPAC Credit Documents;

1.1.12	“Security” means any security of any kind whatsoever (including a guarantee, mortgage, hypothec, security interest or transfer of ownership as security) granted by the Debtors and certain of their subsidiaries to or for the benefit of any of the Creditors, being understood that a designation as a beneficiary of an insurance indemnity and a software escrow agreement is considered to be a security;

1.1.13	“Senior Debt” means all present and future obligations of the Debtors or their subsidiaries to Desjardins arising out of the Desjardins Loan Agreement or the Desjardins Credit Documents, including for greater certainty under credit cards, hedging contracts or other banking services agreements;

1.1.14	“SPAC Credit Documents” means, collectively, all Secured Convertible Notes, all Subscription Agreements, the Collateral Agency Agreement, the Note Security (as defined in the Initial Subscription Agreement) and all other agreements, documents, instruments or certificates executed or delivered to the Secured Parties by the Debtors from time to time pursuant to or otherwise in connection with the aforementioned documents, including, for the purpose of creating, granting or maintaining any Security held by the Hypothecary Representative for the Secured Parties;

Sch H-1-2

1.1.15	“SPAC Debt” means all present and future obligations of the Debtors or their subsidiaries to the Secured Parties arising out of the Secured Convertible Notes or the SPAC Credit Documents;

1.1.16	“SPAC Event of Default” means a default under a SPAC Credit Document;

1.1.17	“SPAC Security” has the meaning ascribed thereto in the section 2.2 hereof; and

1.1.18	“Subscription Agreements” means, collectively, the Initial Subscription Agreement together with the Other Subscription Agreements (as such term defined in the Initial Subscription Agreement), each as same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

1.2	Realization of Security

For the purposes of this Agreement, the realization of the Security includes any act or proceeding relating to the taking of possession, the administration or the sale by any of the Creditors of any asset encumbered by the Security, including the collection of the receivables of the Debtors or their subsidiaries encumbered by such Security and the collection of insurance indemnities in respect of the assets encumbered by such Security.

1.3	Amendments to this Agreement

The provisions of this Agreement may be amended only by a written instrument signed by all parties.

1.4	Governing Law

This Agreement is governed by and is to be construed and interpreted in accordance with the laws in force in the Province of Québec.

2.	Granting of SECURITY

2.1	Obligations to Desjardins

To secure the Senior Debt, the Debtors and certain of their subsidiaries have granted and may grant, from time to time, Security to Desjardins over the universality of their present and future property, movable and immovable, corporeal and incorporeal (collectively, the “Desjardins Security”).

Sch H-1-3

2.2	Obligations to the Secured Parties

To secure the SPAC Debt, the Debtors and certain of their subsidiaries have granted and may grant, from time to time, Security to the Hypothecary Representative for its benefit and the benefit of the Secured Parties on the universality of their present and future property, movable and immovable, corporeal and incorporeal (collectively, the “SPAC Security”).

2.3	Scope of the SPAC Security

The Secured Parties will not obtain Security from the Debtors or any of their subsidiaries to secure the SPAC Debt which does not also secure the Senior Debt.

3.	RankING of SECURITY

3.1	Ranking of Security

Notwithstanding any legal rules to the contrary (among other things, notwithstanding any priority resulting from the date of creation or publication of a Security), the Hypothecary Representative acknowledges and agrees that any Security granted to Desjardins pursuant to the Desjardins Security has priority and ranks ahead of the Security granted to the Hypothecary Representative pursuant to the SPAC Security, and the Hypothecary Representative covenants not to challenge the validity and enforceability of the Desjardins Security.

3.2	Cession of rank

The parties agree to perform all acts and execute all documents necessary to give effect to Section 3.1.

3.3	Attribution

Any sum which may be received by any of the Creditors from the realization or the liquidation of assets encumbered by the Security shall be attributed or distributed in the order of priority provided for under Section 3.1 and in order to give effect to the provisions of this Agreement.

3.4	Fees

The costs reasonably incurred by the Creditors to collect their claims and to realize the Security securing them shall form part of such claims.

4.	SUBORDINATION

4.1	Payments

4.1.1	The Debtors will not make any payment of principal or of interest (other than any non-cash payment of interest in-kind or through capitalization or conversion of principal to equity) and the Secured Parties will not accept any payment of principal or of interest (other than any non-cash payment of interest in-kind or through capitalization or conversion of principal to equity) on the SPAC Debt, unless all Senior Debt has been fully paid in cash and the obligations of Desjardins to make certain credit facilities available to LeddarTech under the Senior Debt have terminated.

4.1.2	The maturity date of the SPAC Debt must fall at all times at least six (6) months after the maturity date of the Senior Debt, and such maturity date of the SPAC Debt may not be shortened to fall under six (6) months after the maturity date of the Senior Debt unless all Senior Debt has been fully paid in cash and the obligations of Desjardins to make certain credit facilities available to LeddarTech under the Senior Debt have terminated.

Sch H-1-4

4.2	Insolvency or bankruptcy

4.2.1	In the event of the insolvency, bankruptcy or reorganization of the Debtors or of any other guarantor under the Desjardins Loan Agreement, the filing of a proposal or arrangement or a notice of intention to make such a proposal, or the winding-up or receivership of their assets or the realization or forced disposition of their assets or any similar event under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other similar act:

(i)	the SPAC Debt may not be paid, under any form, to the Secured Parties until all Senior Debt has been fully paid in cash and the obligations of Desjardins to make certain credit facilities available to LeddarTech under the Senior Debt have terminated;

(ii)	any payment to which the Secured Parties may be entitled save for Section 4.2.1(i) must be made by the person making the payment (any Debtor, a trustee, a monitor, a receiver, a liquidator or any other person) directly to Desjardins. Each Secured Party covenants to give any instruction necessary to the person making the payment; and

(iii)	each Secured Party agrees that it will not propose or support any sale, arrangement, disposition or other transaction pursuant to which any consideration would be offered on account of the SPAC Debt, under any form, unless Desjardins consents to said transaction or that all Senior Debt has been fully paid in cash or will be on closing of said transaction.

4.3	Reimbursement

4.3.1	For greater certainty, the Secured Parties will not receive any payment on account of the SPAC Debt, under any circumstances, that would be contrary to the provisions of sections 4.1 or 4.2.

4.3.2	Any payment that any Secured Party may have received in violation of section 4.1 or 4.2 shall be remitted to Desjardins and such Secured Party shall be liable for the remittance of such payment. Any payment so remitted to Desjardins will be applied against the amounts due to Desjardins under the Senior Debt.

4.4	Scope of Subordination

The provisions of this Agreement are for the benefit of Desjardins and not for the benefit of the Debtors, and the fact that the Debtors may be prevented hereby from making payments to the Secured Parties does not diminish, modify or affect the provisions of the SPAC Credit Documents which provide that the failure to pay any amount due constitutes a default of the Debtors under the SPAC Credit Documents.

Sch H-1-5

5.	STANDSTILL PERIOD

5.1	Notice of Suspension and Suspension of Remedies

5.1.1	If a SPAC Event of Default occurs, the Hypothecary Representative will notify Desjardins in writing and the Secured Parties will refrain from exercising, directly or indirectly, all rights and remedies to obtain payment of the SPAC Debt granted to them by the law, the SPAC Credit Documents or otherwise in respect of the property of the Debtors until the earlier of: (a) ninety (90) days from the date on which the Hypothecary Representative notifies the Debtors and Desjardins in writing of the occurrence of a SPAC Event of Default, (b) the date on which Desjardins gives its prior written consent to the exercise by the Secured Parties of their rights and remedies, (c) the exercise by Desjardins of hypothecary recourses under the Desjardins Security or (d) the date on which the Senior Debt has been fully paid and the obligations of Desjardins to make certain credit facilities available to LeddarTech under the Senior Debt have terminated.

5.1.2	Nothing herein shall preclude the Secured Parties from taking strictly protective measures to prevent any right of which any Secured Party benefits from being extinguished. For clarity, the following actions should be expressly allowed during the standstill period:

(i)	issue additional notice to the Debtors of the occurrence of an event of default pursuant to the Secured Convertible Notes;

(ii)	accelerate the obligations under the SPAC Debt, if Desjardins has accelerated the Senior Debt, and take action for non-payment of the SPAC Debt for the purposes of obtaining a monetary judgment in respect thereof provided that no measure is taken to enforce any judgment granted in such action;

(iii)	if Desjardins has not already accelerated the Senior Debt, accelerate the SPAC Debt for the sole purpose of proving their claims in any insolvency proceeding relating to a Debtor;

(iv)	take action that is required to preserve the validity, efficacy or priority of the SPAC Debt and the SPAC Credit Documents; and

(v)	file a proof of claim or attend and vote at a meeting of creditors in connection with any action, suit or proceeding whether under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or otherwise, being understood that any such action shall be in conformity with this Agreement.

6.	Relationship between THE creditors

6.1	Amendments to the Agreements

This Agreement should not be construed as precluding the Secured Parties from agreeing with the Debtors on amendments to the SPAC Credit Documents without the consent of Desjardins. Notwithstanding the foregoing, the consent of Desjardins will be required for any amendment to the SPAC Credit Documents which has the effect of (i) increasing the interest rate applicable to the SPAC Debt, (ii) shortening the maturity date of the SPAC Debt, (iii) changing the amount of the required payments under the SPAC Debt or changing the timing of such payments or (iv) changing the defaults or events of default under the SPAC Credit Documents other than changes of an immaterial nature. The consent of the Hypothecary Representative will be required for any amendment to the Desjardins Credit Documents which has the effect of (i) increasing the amount of the Desjardins Loan by an amount exceeding $5,000,000 in the aggregate, (ii) increasing the interest rate applicable to the Senior Debt by more than 200 basis points, (iii) shortening or postponing the maturity date of the Senior Debt, (iv) increasing the amount of the required payments under the Senior Debt or changing the timing of such payments or (v) changing the defaults or events of default under the Desjardins Loan Documents other than changes of an immaterial nature.

Sch H-1-6

6.2	Information

The Creditors may exchange information on the debts and loans subject to this Agreement and on the financial condition, property and operations of the Debtors. Desjardins shall provide a notice to the Hypothecary Representative promptly upon repayment in full of the Senior Debt.

6.3	Decisions

Each of Desjardins and the Hypothecary Representative may act individually and without the need for the agreement or intervention of the other to exercise its rights under the Security granted in its favour.

6.4	Collaboration

The Creditors may exchange information with each other concerning the Debtors and the Security for the purpose of facilitating the exercise of their rights under their Security or giving effect to the provisions of this Agreement.

7.	GENERAL

7.1	Successors and assigns

This Agreement is binding upon the parties and their successors and assigns. Desjardins and the Hypothecary Representative covenant that any transferee of their rights under the Desjardins Credit Documents and the SPAC Credit Documents will be bound by the provisions of this Agreement.

7.2	Implementation of the Agreement

Each party hereto shall perform all acts and execute all documents necessary to give effect to the provisions of this Agreement.

7.3	Payment

Any reference to a payment (or a corresponding term) refers not only to a payment in money or in kind, but to any form of distribution or payment, including in the context of a bankruptcy, liquidation or reorganization.

7.4	Hypothecary Representative

7.4.1	The Hypothecary Representative represents that it has been appointed as hypothecary representative of the Debtholders under the Collateral Agency Agreement, that it has the capacity and is authorized to enter into and deliver this Agreement on behalf of the Secured Parties and that this Agreement is binding on the Secured Parties.

7.4.2	The Hypothecary Representative undertakes to deliver a copy of this Agreement to each additional Secured Party concurrently with such person becoming an additional Secured Party under the SPAC Credit Documents.

7.5	Notice

Any notice to be given by one party to another shall be given in writing, either by delivering it, by sending it by registered mail or by e-mail, to the addressee’s address indicated under its signature to this Agreement or to any other address which may be notified by a party to the other party in accordance with this section 7.5. A notice shall be deemed to have been given on the business day following the day on which it was actually received.

7.6	Intervention

The Debtors hereby intervene for the purpose of recognizing and agreeing to abide by this Agreement. However, nothing in this Agreement shall be construed as creating any right or benefit in favour of the Debtors by reason only of their intervention herein.

[the signatures of the parties appear on the following page]

Sch H-1-7

AND THE PARTIES HAVE SIGNED ON THE DATE SET OUT ON THE FIRST PAGE OF THIS AGREEMENT.

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC

/s/ Alexandre Chapdelaine
By:	Alexandre Chapdelaine
Title:	Vice President, National Accounts

/s/ Jocelyn Larouche
By:	Jocelyn Larouche
Title:	Senior Manager, National Accounts

Address for notice:

1170 Peel Street, Suite 600,
Montréal, Québec H3B 0A9

Attn. Alexandre Chapdelaine, Director, Corporate Finance
E-mail:	alexandre.chapdelaine@desjardins.com

[Signature Page - Subordination Agreement Desjardins and Debtholders - LeddarTech]

Sch H-1-8

COMPAGNIE TRUST TSX / TSX TRUST COMPANY, as Hypothecary Representative

/s/ Haris Plastourgos
By:	Haris Plastourgos
Title:	Authorized Signatory

/s/ Nelia Andrade
By:	Nelia Andrade
Title:	Authorized Signatory

Address for notice:

1190 Avenue des Canadiens-de-Montréal
17th Floor
Montréal (Québec) H3B 0G7
Canada

Attention: Regional Director, Corporate Trust Quebec and Eastern Canada
Email address: tsxtcorproratetrust@tmx.com

Contact: Haris Plastourgos
Email address: haris.plastourgos@tmx.com

[Signature Page - Subordination Agreement Desjardins and Debtholders - LeddarTech]

Sch H-1-9

LEDDARTECH INC.

/s/ Charles Boulanger
By:	Charles Boulanger
Title:	Chief Executive Officer

Address for notice:

4535 Boul. Wilfrid-Hamel
Suite 240
Québec, (Québec) G1P 2J7
Canada

Attention: Charles Boulanger
Email address: charles.Boulanger@leddartech.com

With a copy to each counsel indicated on the signature page of LeddarTech Inc. to the Initial Subscription Agreement.

[Signature Page - Subordination Agreement Desjardins and Debtholders - LeddarTech]

Sch H-1-10

LEDDARTECH HOLDINGS INC.

/s/ Charles Boulanger
By:	Charles Boulanger
Title:	Chief Executive Officer

Address for notice:

4535, Wilfrid-Hamel Boulevard
Suite 240
Québec, Québec, G1P 2J7
Canada
Attention : Charles Boulanger
Email address: charles.boulanger@leddartech.com

With a copy to each counsel indicated on the signature page of LeddarTech Holdings Inc. to the Initial Subscription Agreement.

[Signature Page - Subordination Agreement Desjardins and Debtholders - LeddarTech]

Sch H-1-11

VAYAVISION SENSING LTD.

/s/ Charles Boulanger
By:	Charles Boulanger
Title:	Chief Executive Officer

Address for notice:

240-4535, Wilfrid-Hamel Boulevard,
Québec, Québec, G1P 2J7
Canada
Attention: Frantz Saintellemy, President and COO
Email address: frantz.saintellemy@leddartech.com

[Signature Page - Subordination Agreement Desjardins and Debtholders - LeddarTech]

Sch H-1-12

Schedule H.2

IQ INTERCREDITOR AGREEMENT

CONVENTION ENTRE CRÉANCIERS intervenue le 12 juin 2023.

ENTRE :	INVESTISSEMENT QUÉBEC (« IQ »)

ET :	COMPAGNIE TRUST TSX

(en sa qualité de fondé de pouvoir et d’agent de sûretés pour les Détenteurs de Billets SPAC (tels que ces termes sont définis ci-dessous), le « Fondé de pouvoir »)

ET À LAQUELLE INTERVIENNENT :	LEDDARTECH INC. (l’« Emprunteur ») LEDDARTECH HOLDINGS INC. (« Holdings », et collectivement avec l’Emprunteur, les « Débitrices »)

ATTENDU QUE IQ a consenti à l’Emprunteur un prêt ne portant pas intérêt au montant en capital maximal de 19 800 000 $ (subséquemment diminué au montant de 19 262 439 $) (le « Prêt IQ ») aux termes d’une offre de prêt datée et acceptée en date du 23 janvier 2020, et que cette offre de prêt a été modifiée par un premier amendement en date du 30 mars 2021 et un second amendement intervenu le ou vers la date des présentes (telle que celle-ci peut être à nouveau amendée, modifiée, modifiée et mise à jour ou remplacée de temps à autre, la « Convention de prêt IQ »);

ATTENDU QU‘une offre de financement modifiée et mise à jour datée du 5 avril 2023 entre Fédération des caisses Desjardins du Québec (« Desjardins ») et l’Emprunteur aux termes de laquelle Desjardins met certaines facilités de crédit au montant maximal de 32 500 000 $ à la disposition de l’Emprunteur (telle qu’amendée par une première convention d’amendement datée du 1er mai 2023 et par une seconde convention d’amendement datée du 31 mai 2023 et telle que celle-ci peut être à nouveau amendée, modifiée, modifiée et mise à jour ou remplacée de temps à autre, la « Convention de prêt Desjardins » );

ATTENDU QUE l’Emprunteur a convenu et peut convenir d’émettre des Billets SPAC (tel que ce terme est défini ci-dessous) en faveur de certains Détenteurs (tel que ce terme est défini ci-dessous) en deux tranche d’un montant en capital total pouvant atteindre jusqu’à 75 000 000 $ US, le tout conformément aux Conventions de souscription (tel que ce terme est défini ci-dessous);

ATTENDU QUE le Fondé de pouvoir agit à titre de fondé de pouvoir et d’agent de sûretés pour les Créanciers garantis SPAC conformément à la Convention d’agence;

ATTENDU QUE (i) les Débitrices et VayaVision Sensing Ltd. (« Vayavision ») ont consenti, et peuvent, avec certaines de leurs filiales, consentir de temps à autres, des Sûretés en faveur de Desjardins pour garantir les obligations de l’Emprunteur aux termes de la Convention de prêt Desjardins, (ii) les Débitrices ont consenti ou peuvent consentir de temps à autre des Sûretés en faveur de IQ et (iii) les Débitrices et VayaVision ont consenti, et peuvent, avec certaines de leurs filiales, consentir de temps à autres, des Sûretés en faveur du Fondé de pouvoir pour le bénéfice des Créanciers garantis SPAC;

Sch H-2-1

ATTENDU QUE IQ a convenu de subordonner ses droits à ceux de Desjardins en vertu d’une convention entre créanciers intervenue entre IQ et Desjardins en date du 5 février 2021 telle que cette convention entre créanciers a été modifiée le ou vers la date des présentes par une convention de modification (la « Subordination IQ-Desjardins ») ;

ATTENDU QUE Desjardins et le Fondé de pouvoir ont conclu une entente de subordination le ou vers la date des présentes en vertu de laquelle les Créanciers garantis SPAC subordonnent leurs droits en faveur de Desjardins (la « Subordination Investisseurs-Desjardins »); et

ATTENDU QUE IQ a accepté de subordonner ses droits en lien avec le Prêt IQ et les Sûretés IQ (tel que ce terme est défini ci-dessous) en faveur des Créanciers garantis SPAC pour les Billets SPAC et pour les Sûretés SPAC en vertu de la présente convention et d’être en troisième rang à la suite de Desjardins et des Créanciers garantis SPAC;

LES PARTIES CONVIENNENT :

1.	INTERPRÉTATION

1.1	Définitions

Dans la présente convention, et sauf si le contexte s’y oppose :

1.1.1	« Billet SPAC » désigne chaque billet garanti convertible émis ou à être émis par l’Emprunteur de temps à autre en vertu des Conventions de souscription jusqu’à un montant en capital total de 75 000 000 $ US, tel qu’il peut être amendé, mis à jour, complété, remplacé ou autrement modifié de temps à autre, et « Billets SPAC » désigne collectivement l’ensemble de ces billets;

1.1.2	« Cas de défaut SPAC » signifie un cas de défaut aux termes d’un Document de crédit SPAC;

1.1.3	« Cas de défaut IQ » signifie un cas de défaut (default) aux termes d’un Document de crédit IQ;

1.1.4	« Convention d’agence » désigne le Collateral Agency Agreement daté le ou vers la date des présentes intervenu entre le Fondé de pouvoir, les Débitrices, Vayavision et les Détenteurs pouvant y être parties de temps à autre, telle qu’elle peut être amendée, mise à jour, complétée, remplacée ou autrement modifiée de temps à autre;

1.1.5	« Convention de prêt Desjardins » a le sens qui est attribué à ce terme dans le préambule;

1.1.6	« Convention de prêt IQ » a le sens qui est attribué à ce terme dans le préambule;

Sch H-2-2

1.1.7	« Conventions de souscription » désigne, collectivement, la Convention de souscription initiale ainsi que les Autres accords de souscription (au sens attribué au terme « Other Subscription Agreements » dans la Convention de souscription initiale), le cas échéant, telles qu’elles peuvent être amendées, mises à jour, complétées, remplacées ou autrement modifiées de temps à autre;

1.1.8	« Convention de souscription initiale » désigne la convention de souscription conclue ou à être conclue le ou vers la date des présentes entre, inter alios, l’Emprunteur, à titre de société émettant les billets, certains Détenteurs achetant des Billets SPAC à être émis par l’Emprunteur à cette date et certains Détenteurs pouvant subséquemment devenir parties à cette convention par la signature et la livraison d’une convention à cet effet tel que prévue à la Convention de souscription initiale, telle qu’elle peut être amendée, mise à jour, complétée, remplacée ou autrement modifiée de temps à autre;

1.1.9	« Créanciers » signifie collectivement les Créanciers garantis SPAC et IQ;

1.1.10	« Créanciers garantis SPAC » désigne, collectivement, tous les Détenteurs actuels et futurs des Billets SPAC et inclut le Fondé de pouvoir, ainsi que leurs successeurs et ayants droit respectifs autorisés selon les termes des Documents de crédit de la SPAC;

1.1.11	« Détenteurs » désigne tout investisseur qui a acheté un Billet SPAC émis dans le cadre de l’une des Conventions de souscription et comprend tout investisseur qui peut acheter une obligation convertible garantie émise dans le cadre d’un accord de souscription de temps à autre;

1.1.12	« Dette IQ » signifie l’ensemble des obligations présentes et futures de l’Emprunteur envers IQ découlant de la Convention de prêt IQ;

1.1.13	« Dette prioritaire » signifie l’ensemble des obligations présentes et futures des Débitrices ou de leurs filiales envers les Créanciers garantis SPAC découlant des Billets SPAC et de tout autre Document de crédit SPAC;

1.1.14	« Documents de crédit SPAC » signifie les Billets SPAC, les Conventions de souscription la Convention d’agence, les Sûretés SPAC et tous les autres conventions, documents, instruments ou certificats signés ou livrés aux Créanciers garantis SPAC par les Débitrices de temps à autre conformément ou autrement en relation avec les documents susmentionnés, y compris dans le but de créer, d’accorder ou de maintenir toute Sûreté détenue par le Fondé de pouvoir pour les Créanciers garantis SPAC;

1.1.15	« Documents de crédit IQ » signifie la Convention de prêt IQ et tout autre document présent ou futur relatif au Prêt IQ, tel que ces documents peuvent être amendés ou remplacés de temps à autre;

1.1.16	« Prêt IQ » a le sens qui est attribué à ce terme dans le préambule;

Sch H-2-3

1.1.17	« Subordination IQ-Desjardins » a le sens qui est attribué à ce terme dans le préambule ;

1.1.18	« Subordination Investisseurs-Desjardins » a le sens qui est attribué à ce terme dans le préambule ;

1.1.19	« Sûreté » signifie toute sûreté de quelque nature que ce soit (dont notamment une hypothèque, un security interest ou un transfert de propriété à titre de garantie) consentie par l’Emprunteur à l’un ou l’autre des Créanciers ou pour leur bénéfice, étant entendu qu’une désignation de bénéficiaire d’une indemnité d’assurance est considérée comme une sûreté;

1.1.20	« Sûretés SPAC » a le sens qui est attribué à ce terme à l’article 2.1 des présentes; et

1.1.21	« Sûretés IQ » a le sens qui est attribué à ce terme à l’article 2.2 des présentes.

1.2	Réalisation des Sûretés

Aux fins de la présente convention, la réalisation des Sûretés comprend tout acte et toute procédure visant la prise de possession, l’administration ou la vente par l’un ou l’autre des Créanciers d’éléments d’actif grevés par les Sûretés, y compris la perception des créances des Débitrices et de leurs filiales grevées par ces Sûretés et la perception des indemnités d’assurance se rapportant aux éléments d’actif grevés par ces Sûretés.

1.3	Amendements à la présente convention

Les dispositions de la présente convention ne peuvent être amendées qu’au moyen d’un écrit signé par toutes les parties.

1.4	Droit applicable

La présente convention est régie et interprétée par le droit en vigueur dans la province de Québec.

2.	OCTROI DE SÛRETÉS

2.1	Obligations envers les Créanciers garantis SPAC

Pour garantir la Dette prioritaire, les Débitrices, Vayavision et certaines de leurs filiales ont consenti et pourront consentir, de temps à autre, au Fondé de pouvoir, pour son bénéfice et pour le bénéfice des Créanciers garantis SPAC, des Sûretés sur l’universalité de leurs biens présents et futurs, meubles et immeubles, corporels et incorporels (collectivement, les « Sûretés SPAC »).

Sch H-2-4

2.2	Obligations envers IQ

Pour garantir la Dette IQ, l’Emprunteur pourra consentir, de temps à autres, à IQ des Sûretés sur l’universalité de ses biens présents et futurs, meubles et immeubles, corporels et incorporels (collectivement, les « Sûretés IQ »).

3.	RANG DES SÛRETÉS

3.1	Rang des Sûretés

Malgré toute règle de droit à l’effet contraire (y compris malgré toute priorité de rang résultant de la date de création ou de publicité d’une Sûreté), IQ reconnaît et accepte que toute Sûreté consentie en faveur des Créanciers garantis SPAC en vertu des Sûretés SPAC ait priorité de rang et préférence quant aux Sûretés consenties en faveur de IQ en vertu des Sûretés IQ et IQ s’engage à ne pas contester la validité et la force exécutoire des Sûretés SPAC.

3.2	Cession de rang

Les parties conviennent d’accomplir tous les actes et de signer tous les documents nécessaires pour donner effet à l’article 3.1.

3.3	Imputation

Toute somme pouvant être reçue par l’un ou l’autre des Créanciers et provenant de la réalisation ou de la liquidation d’actifs affectés par les Sûretés devra être imputée ou distribuée selon l’ordre de collocation prévu à l’article 3.1 et de façon à donner effet aux dispositions de la présente convention.

3.4	Frais

Les frais raisonnablement encourus par les Créanciers pour recouvrer leurs créances et pour réaliser les Sûretés les garantissant feront partie de ces créances.

4.	SUBORDINATION

4.1	Paiements

4.1.1	L’Emprunteur n’effectuera aucun paiement de capital et d’intérêt au titre de la Dette IQ et IQ convient de n’accepter aucun paiement de capital et intérêt au titre de la Dette IQ, sauf si toute la Dette prioritaire a été entièrement payée.

4.1.2	Malgré ce qui précède, l’Emprunteur pourra payer à IQ, et IQ pourra accepter, à compter du 30 septembre 2026, les paiements mensuels en capital au titre de la Dette IQ et tout paiement d’intérêt au titre de la Dette IQ, mais seulement dans la mesure où aucun Cas de défaut SPAC n’est survenu ou pourrait survenir en raison de tel paiement.

4.1.3	Pour plus de certitude, l’Emprunteur n’effectuera aucun paiement et IQ ne recevra aucun paiement qui serait contraire aux dispositions de l’article 4.1.

Sch H-2-5

4.2	Insolvabilité ou faillite

4.2.1	Au cas d’insolvabilité, faillite ou restructuration des Débitrices, de Vayavision ou de toute autre caution aux termes des Documents de crédit SPAC, au cas de dépôt d’une proposition concordataire ou d’arrangement ou d’un avis d’intention de faire une telle proposition, ou au cas de liquidation ou de mise sous séquestre de leurs actifs ou de réalisation ou de disposition forcée de leurs actifs ou encore au cas de tout événement semblable, la Dette IQ ne pourra être payée à IQ tant et aussi longtemps que toute la Dette prioritaire n’aura pas été entièrement payée et satisfaite.

4.2.2	Tout paiement auquel IQ pourrait avoir droit en l’absence de l’article 4.1 devra être effectué par la personne faisant le paiement (l’une des Débitrices, un syndic, un liquidateur ou toute autre personne) directement au Fondé de pouvoir pour le bénéfice des Créanciers garantis SPAC. IQ s’engage à donner toute instruction nécessaire à la personne effectuant le paiement.

4.2.3	IQ s’engage à ne pas proposer ou soutenir une vente, un arrangement, une disposition ou une autre transaction en vertu de laquelle une contrepartie serait offerte au titre de la Dette IQ, sous quelque forme que ce soit, à moins que le Fondé de pouvoir ne consente à cette transaction (sous réserve des droits prioritaires de Desjardins prévus à la Subordination Investisseurs-Desjardins) ou que l’entièreté de la Dette prioritaire n’ait été entièrement payée ou le sera à la clôture de cette transaction.

4.2.4	Aucune des dispositions de la présente convention ne doit être interprétée comme limitant le droit de IQ de présenter une réclamation comme créancier en vertu de la Loi sur la faillite et l’insolvabilité (Canada) ou la Loi sur les arrangements avec les créanciers des compagnies (Canada) ou toute autre loi semblable de même que de voter librement à toute assemblée de créanciers tenue en vertu d’une telle loi.

4.3	Remboursement

Sous réserve de la Subordination IQ-Desjardins, IQ remettra au Fondé de pouvoir, pour le bénéfice des Créanciers garantis SPAC, tout paiement que IQ peut avoir reçu en contravention des articles 4.1 et 4.2. Tout paiement ainsi remis au Fondé de pouvoir sera imputé en réduction des créances dues aux Créanciers garantis SPAC au titre de la Dette prioritaire.

4.4	Portée de la subordination

Les dispositions de la présente convention sont au bénéfice des Créanciers garantis SPAC et non de l’Emprunteur, et le fait que l’Emprunteur puisse être empêché par les présentes de faire des paiements à IQ n’a pas pour effet de diminuer, modifier ou affecter les dispositions de la Convention de prêt IQ prévoyant que le non-paiement de toute somme due constitue un défaut de l’Emprunteur en vertu de la Convention de prêt IQ.

Sch H-2-6

5.	SUSPENSION DES RECOURS

5.1	Avis de suspension et suspension des recours

5.1.1	S’il survient un Cas de défaut IQ, IQ convient d’en notifier le Fondé de pouvoir par écrit et de s’abstenir d’exercer, directement ou indirectement, tous les droits et recours en vue d’obtenir le paiement de la Dette IQ qui lui sont conférés par la loi, les Documents de crédit IQ ou autrement sur les biens de l’Emprunteur jusqu’à la plus rapprochée des dates suivantes : (a) quatre-vingt-dix (90) jours à compter de la date à laquelle IQ notifie l’Emprunteur et le Fondé de pouvoir par écrit de la survenance d’un Cas de défaut IQ, (b) la date à laquelle le Fondé de pouvoir donne son consentement écrit préalable à l’exercice par IQ de ses droits et recours, (c) l’exercice par le Fondé de pouvoir de recours hypothécaires en vertu des Sûretés SPAC ou (d) l’exercice par Desjardins de recours hypothécaires en vertu des Sûretés Desjardins.

5.1.2	Rien aux présentes n’a pour effet d’empêcher IQ de prendre des mesures strictement conservatoires afin d’éviter qu’un droit dont IQ bénéficie ne s’éteigne.

6.	RELATIONS ENTRE LES CRÉANCIERS

6.1	Modifications aux ententes

La présente convention ne doit pas être interprétée comme empêchant IQ de convenir avec l’Emprunteur de modifications aux Documents de crédit IQ sans le consentement du Fondé de pouvoir. Nonobstant ce qui précède, l’accord du Fondé de pouvoir sera requis pour toute modification des Documents de crédit IQ ayant pour effet (a) d’augmenter le montant du Prêt IQ, (b) de rapprocher la date d’échéance du Prêt IQ ou (c) de modifier le montant des versements obligatoires en capital ou intérêt en vertu du Prêt IQ ou modifier l’échéancier de ces versements (si applicable).

6.2	Renseignements

Les Créanciers peuvent échanger des renseignements sur les crédits et prêts faisant l’objet de la présente convention ainsi que sur la situation financière, les biens et les activités des Débitrices.

6.3	Décisions

Sous réserve de ce qui est prévu à la présente convention, chacun du Fondé de pouvoir et IQ peut agir individuellement et sans la nécessité de l’accord ou de l’intervention de l’autre Créancier pour exercer ses droits lui résultant des Sûretés garantissant les sommes lui étant dues.

Sch H-2-7

6.4	Collaboration

Les Créanciers peuvent s’échanger des renseignements concernant les Débitrices et les Sûretés dans le but de faciliter l’exercice des droits leur résultant de leurs Sûretés ou de donner effet aux dispositions de la présente convention.

7.	GÉNÉRALITÉS

7.1	Successeurs et ayants droit

La présente convention lie les parties et leurs successeurs et ayants droit. Les Créanciers s’engagent à ce que tout cessionnaire de leurs droits en vertu du Prêt IQ et des Documents de crédit SPAC soit lié par les dispositions de la présente convention.

7.2	Mise en oeuvre de la convention

Chaque partie aux présentes doit accomplir tout acte et signer tout document nécessaire pour donner effet aux dispositions de la présente convention.

7.3	Paiement

Toute mention d’un paiement (ou d’un terme correspondant) réfère non seulement à un paiement en argent ou en nature, mais à toute forme de distribution ou de versement, notamment dans le cadre d’une faillite, liquidation ou restructuration.

7.4	Avis

Tout avis qu’une partie doit donner à une autre est donné par écrit, soit en le livrant, soit en l’expédiant par courrier recommandé ou soit en le transmettant par télécopieur ou courriel, à l’adresse de son destinataire indiquée sous sa signature à la présente convention ou à toute autre adresse qui pourrait être notifiée par une partie à l’autre conformément au présent article 7.4. Un avis est considéré comme ayant été donné le jour ouvrable suivant le jour où il a été réellement reçu.

7.5	Intervention

Les Débitrices interviennent aux présentes aux fins de reconnaître la présente convention et d’accepter de s’y conformer. Cependant, la présente convention n’a pas pour effet de créer quelque droit ou avantage en faveur des Débitrices du simple fait de leur intervention aux présentes.

[les signatures des parties apparaissent aux pages suivantes]

Sch H-2-8

ET LES PARTIES ONT SIGNÉ À LA DATE INDIQUÉE À LA PREMIÈRE PAGE DE LA PRÉSENTE CONVENTION.

INVESTISSEMENT QUÉBEC

/s/ Nancy L’espérance
Nom :	Nancy L’espérance
Titre :	Directrice, Investissement spécialisé

/s/ Sébastien Plante
Nom :	Sébastien Plante
Titre :	Directeur, Investissement spécialisé-Québec

Adresse aux fins d’avis :

1001, boulevard Robert-Bourassa, Suite 1000
Montréal, Québec H3B 0A7

À l’attention du : Secrétaire
Courriel :affaires.juridiques@invest-quebec.com

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
365, rue Abraham-Martin, bureau 600
Québec, Québec G1K 8N1

Attention: Anne-Marie Naud
E-mail: anaud@fasken.com

Page signature – Convention de subordination SPAC
IQ et détenteurs de Billets SPAC

Sch H-2-9

COMPAGNIE TRUST TSX, agissant à titre de Fondé de pouvoir pour les Créanciers garantis SPAC

/s/ Haris Plastourgos
By:	Haris Plastourgos
Title:	Authorized Signatory

/s/ Nelia Andrade
By:	Nelia Andrade
Title:	Authorized Signatory

Adresse aux fins d’avis :
1190 Avenue des Canadiens-de-Montréal
17e étage
Montréal (Québec) H3B 0G7
Canada

Attention: Regional Director, Corporate Trust Quebec and Eastern Canada
Adresse courriel: tsxtcorproratetrust@tmx.com

Contact: Haris Plastourgos
Adresse courriel: haris.plastourgos@tmx.com

Page signature – Convention de subordination SPAC
IQ et détenteurs de Billets SPAC

Sch H-2-10

LEDDARTECH INC.

/s/ Charles Boulanger
Nom :	Charles Boulanger
Titre :	Chief Executive Officer

Adresse aux fins d’avis :

4535 Boul. Wilfrid-Hamel
Bureau 240
Québec, (Québec) G1P 2J7
Canada

Attention: Charles Boulanger
Adresse courriel: charles.Boulanger@leddartech.com

Avec une copie à :

À l’attention de : David Torralbo
Courriel : legal@leddartech.com

Page signature – Convention de subordination SPAC
IQ et détenteurs de Billets SPAC

Sch H-2-11

LEDDARTECH HOLDINGS INC.

/s/ Charles Boulanger
Nom :	Charles Boulanger
Titre :	Chef de la direction

Adresse aux fins d’avis :

4535 Boul. Wilfrid-Hamel
Bureau 240
Québec, (Québec) G1P 2J7
Canada

Attention: Charles Boulanger
Adresse courriel: charles.Boulanger@leddartech.com

Avec une copie à chacun des conseillers juridiques indiqués sur la page signature de LeddarTech Holdings Inc. dans la Convention de souscription initiale.

Page signature – Convention de subordination SPAC
IQ et détenteurs de Billets SPAC

Sch H-2-12

Schedule I

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked the appropriate box in the following paragraph indicating the provision under which we qualify as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

FOR INDIVIDUALS:

☐	(a)	A natural person with individual net worth (or joint net worth[1] with spouse2) in excess of $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value, including cash, stock, securities, personal property and real estate (other than your primary residence), over total liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

☐	(b)	A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

☐	(c)	A natural person who currently holds in good standing:

[1]	Assets need not be purchased or held jointly to be included in the calculation of “joint net worth with such person’s spouse,” which includes the aggregate net worth of the Investor and the Investor’s spouse.

[2]	For purposes hereof, “spouse” refers to the Investor’s spouse or “spousal equivalent,” i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse.

☐ a General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82) or Investment Adviser Representative license (Series 65); or

☐ the following other professional certification(s), designation(s) or credential(s) from an accredited educational institution that the U.S. Securities and Exchange Commission has designated by order as qualifying natural persons as accredited investors:

Schedule I-1

☐	(d)	A natural person “family client” of a “family office” (each such term as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder), where: (A) the family office has total assets under management in excess of $5,000,000; (B) the family office is not formed for the specific purpose of acquiring securities of the Company; and (C) the natural person family client’s purchase of the securities offered is directed by the family office, which has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in such securities.

FOR INDIVIDUALS AND ENTITIES:

☐	(e)	A director, executive officer (as defined in Regulation D under the Securities Act), or manager of (or a manager of a manager of) the issuer or a director, executive officer or manager of a manager of the issuer of the securities being offered or sold.

FOR ENTITIES:

☐	(f)	A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	(g)	An investment adviser either (A) registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Advisers Act”) or pursuant to the laws of any U.S. state or (B) relying on an exemption from registration under either Section 203(l) or (m) of the Investment Advisers Act.

☐	(h)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	(i)	A broker-dealer registered pursuant to Section 15 of the Exchange Act.

☐	(j)	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

☐	(k)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	(l)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	(m)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended.

☐	(n)	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	(o)	One of the following entities which was not formed for the specific purpose of acquiring the securities being offered or sold and which has total assets in excess of $5,000,000: (i) a corporation, limited liability company or partnership, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) a Massachusetts or similar business trust.

Schedule I-2

☐	(p)	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities being offered or sold, whose purchase is directed by a sophisticated person with such knowledge and experience in financial and business matters as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act as to be capable of evaluating the merits and risks of an investment in the securities being offered or sold.

☐	(q)	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, with total assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring securities of the Company, whose purchase of the securities offered is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment, or any “family client” (as defined in Rule 202(a)(11)(G)-1) thereof, the investments of which are directed by the family office.

☐	(r)	An employee benefit plan within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the decision to invest in the securities being offered or sold is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(s)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

☐	(t)	An entity in which all of the equity owners are accredited investors as determined under any of the paragraphs (a) through (s) above; provided that the Investor makes the additional representations, warranties and covenants listed in footnote 3[3]; (Please note that this response is not applicable for irrevocable trusts).

☐	(u)	An entity not otherwise described in items (f) through (t) above, not formed for the specific purpose of acquiring securities of the Company, owning Investments in excess of $5,000,000.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

[3]	If the Investor is an accredited investor for the reason described in this clause (t), the Investor hereby represents, warrants and covenants with respect to each stockholder, partner, member or other beneficial owner of the Investor (each, a “Beneficial Owner”) that: (i) the Investor is sufficiently familiar with each such Beneficial Owner’s regulatory status and/or asset ownership to make representations on each such Beneficial Owner’s behalf; (ii) each such Beneficial Owner qualifies as an “accredited investor” under one or more of the provisions of this Schedule A; (iii) the Company may rely on the Investor’s representations on behalf of each such Beneficial Owner hereunder to the same extent as if each such Beneficial Owner had completed this Schedule A; and (iv) the Investor shall permit no direct or indirect transfer of beneficial interests in the Investor that at any time would result in any of the representations contained in clauses (i) through (iii) ceasing to be true.

Schedule I-3

Schedule J

ELIGIBILITY REPRESENTATIONS OF CANADIAN INVESTOR
ACCREDITED INVESTOR CERTIFICATE

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. All defined terms not specifically defined in this Certificate of Accredited Investor are defined in Canadian Securities Laws.

(Check one or more, as applicable):

(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or (ii) in Ontario, a financial institution described in paragraph 73.1(1) of the Securities Act (Ontario) (as detailed below),

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)	a person registered under the securities legislation of a province or territory of Canada as an adviser or dealer, and in Ontario except as otherwise prescribed by applicable regulations,

(e)	an individual registered under the securities legislation of a province or territory of Canada as a representative of a person referred to in paragraph (d),

(e.1)	an individual formerly registered under the securities legislation of a province or territory of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(f)	the Government of Canada or the government of a province or territory of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or the government of a province or territory of Canada,

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

(j)	[Intentionally deleted.]

Schedule J-1

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000,

(k)	[Intentionally deleted.]

(l)	[Intentionally deleted.]

(m)	a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000, as shown on its most recently prepared financial statements, and that was not formed for the sole purpose of making a representation to this effect in order to qualify as an accredited investor, (Note: your “net income” before taxes is found on your personal income tax return.)

(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106 or equivalent exemptions under applicable securities legislation as specified in Section 8.2 of NI 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106,

(o)	an investment fund that distributes or has distributed securities under a prospectus in a province of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a province or territory of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a province or territory of Canada or a foreign jurisdiction,

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the province or territory of the registered charity to give advice on the securities being traded,

Schedule J-2

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors. If you checked (t), please indicate the name and category of accredited investor (by reference to the applicable letter in this Appendix “A”) of each of:

	Name:	Category of Accredited Investor
Owner:
Owner:
Owner:
[attach sheet if more than 3 owners]

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or

(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse. If you checked (w), please indicate the name and category of accredited investor (by reference to the applicable letter in this Appendix “A” of each of:

	Name:	Category of Accredited Investor
Individual who established trust:
Trustee:
Trustee:
Trustee:
[attach sheet if more than 3 trustees]

Schedule J-3

Schedule K

ELIGIBILITY REPRESENTATIONS OF CANADIAN INVESTOR
PERMITTED CLIENT CERTIFICATE

This Schedule must be completed by each Investor and forms a part of the Subscription Agreement to which it is attached. All defined terms not specifically defined in this Certificate of Permitted Client are defined in Canadian Securities Law.

(Check one or more, as applicable):

☐	(a)	a Canadian financial institution or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

☐	(e)	a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;

☐	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);

☐	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(j)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

☐	(k)	a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

Schedule K-1

☐	(l)	an investment fund if one or both of the following apply:

		(i)	the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

		(ii)	the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐	(m)	in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(n)	in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(o)	an individual who beneficially owns financial assets, as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5 million;

☐	(p)	a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

☐	(q)	a person or company, other than an individual or an investment fund, that has net assets of at least C$25 million as shown on its most recently prepared financial statements;

☐	(r)	a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (q) above.

Schedule K-2

Schedule L

Contact Information – Canadian Provincial AND TERRITORIAL Securities Regulatory Authorities

The contact information of the public official in the local jurisdiction who can answer questions about the security regulatory authority’s or regulator’s indirect collection of information is as follows:

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal &

Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Government of Nunavut

Department of Justice

Legal Registries Division

P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5879

Facsimile: (306) 787-5899

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers);

Email: fonds_dinvestissement@lautorite.qc.ca

(For investment fund issuers)

Office of the Superintendent of Securities

Government of Yukon

Department of Community Services

307 Black Street, 1st floor

Box 2703, C-6

Whitehorse, Yukon Y1A 2C6

Telephone: (867) 667-5466

Facsimile: (867) 393-6251

Email: Securities@gov.yk.ca

Schedule L-1

Schedule N

JOINDER AGREEMENT

THIS JOINDER (this “Joinder”), is made and entered into as of this ___ day of [____], 2023, by [Investor], a [____] (the “Joining Party”). Terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Subscription Agreement.

WHEREAS, LeddarTech Inc., a corporation organized under the Act (the “Company”), the investors party thereto and any other investors signing a joinder agreement, entered into that certain Subscription Agreement, dated as of June [____], 2023, as may be amended, restated or modified from time to time (the “Subscription Agreement”);

WHEREAS, in connection with the Transaction, the Joining Party wishes to commit to an investment in the Company in the aggregate principal amount set forth opposite its respective name on the applicable signature page of this Joinder Agreement, subject to the terms and conditions set forth in the Subscription Agreement in exchange for receipt of a [Tranche A Note[and a Warrant]][Tranche B Note][Additional Note]; and

WHEREAS, the Joining Party desires to become a party to the Subscription Agreement and be bound by the terms and provisions contained therein.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1. Joinder to Agreement. By this Joinder, the Joining Party hereby becomes an “Investor” under the Subscription Agreement. The Joining Party hereby agrees that it is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, obligations, duties and waivers applicable to an Investor under Subscription Agreement.

2. Representations and Warranties of the Joining Party. The Joining Party represents and warrants to the Company that, as of the Effective Date (as defined below), the representations and warranties contained in the Subscription Agreement applicable to an Investor are true and correct in all material respects as of the Effective Date as though made on that date.

3. Representations and Warranties of the Company. The Company represents and warrants to the Joining Party that, as of the Effective Date (as defined below), except as disclosed in writing by the Company to the Joining Party on or prior to the date hereof and approved by the Joining Party in writing (which disclosures shall be deemed to amend the disclosures delivered as contemplated in the Subscription Agreement), the representations and warranties contained in the Subscription Agreement applicable to the Company are true and correct in all material respects as of the Effective Date as though made on that date.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any Governmental Entity related hereto), including matters of validity, construction, effect, performance and remedies.

5. Execution; Counterparts. This Joinder may be executed in one or more counterparts (including by facsimile or electronic mail or in PDF format) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

6. Effectuation. This Joinder shall be deemed effective immediately upon the full execution of this Joinder (the “Effective Date”) and without any further action required by the parties hereto.

Schedule N-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written above.

[investor name]

By:
Name:
Title:

Address for Notices:

Email for Notices:

Name in which securities are to be registered:

Tranche A Amount:

Tranche B Amount:

Number of Warrant Shares:

Allocation of Consideration to Tranche A Note:

Allocation of Consideration to Tranche B Note:

Schedule N-2

THE COMPANY:

LEDDARTECH INC.

By:
Name:
Title:

Address for Notices:

LeddarTech Inc. 4535, boulevard Wilfrid-Hamel, Suite 240 Quebec G1P 2J7, Canada Attn: [ ] Email: [ ]

with a copy (not to constitute notice) to:

White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Attention: Joel Rubinstein Daniel Nussen
Email: Joel.Rubinstein@whitecase.com
Daniel.Nussen@whitecase.com

and

Osler, Hoskin & Harcourt LLP 1000, rue De La Gauchetière Ouest, Bureau 2100 Montréal QC H3B 4W5 Attention: Shahir Guindi Email: sguindi@osler.com

and

Vedder Price P.C. 1633 Broadway, 41st Floor New York, NY 10019 Attention: John Blatchford Email: jblatchford@vedderprice.com

and

Stikeman Elliott LLP 1155 René-Lévesque West Boulevard, 41st Floor Montréal H3B 3V2, Canada Attention: Pierre-Yves Leduc Julien Michaud Email: pyleduc@stikeman.com jmichaud@stikeman.com

Schedule N-3

Schedule O

TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT

TRANSFEROR ACKNOWLEDGMENT

If the within [Note][Warrant] bears a restrictive legend, the undersigned further certifies that (check one):

1. ☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2. ☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. ☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within [Note][Warrant] is being transferred to a Person that the undersigned reasonably believes is purchasing the within [Note][Warrant] for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.

If item 3 is checked and such transfer is being made pursuant to a privately negotiated transaction exempt from the registration requirement under the Securities Act of 1933 to a Person that the undersigned reasonably believes is purchasing the within [Note][Warrant] for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act, the transferee must complete and execute the acknowledgment on the next page.

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
Authorized Signatory

Schedule O-1

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within [Note][Warrant] for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” as defined in rule 501(a)(1) of the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within [Note][Warrant] pursuant to a privately negotiated transaction exempt from the registration requirement under the Securities Act of 1933, as amended.

Dated:

(Name of Transferee)

By:
Name:
Title:

Schedule O-2

Schedule Q